SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A
                               (RULE 14A-101)



                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement              |_|  Confidential, For Use of the
                                                  Commission Only (as permitted
|_| Definitive Proxy Statement                    by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Under Rule 14a-12

                              NTL INCORPORATED
              (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

------------------------------------------------------------------------------





                         [logo of NTL Incorporated]
                            110 East 59th Street
                          New York, New York 10022

                                                      [         ] [ ], 2001

Dear Stockholders:

   On behalf of your board of directors and your management, I cordially invite you to attend our special meeting of stockholders. The special meeting will take place at 10:00 a.m., local time, on [ ] [ ], 2001 at the Essex House Hotel, 160 Central Park South, New York, New York 10019.

   At the special meeting you will be asked to consider and approve four proposals to create a new tracking stock as described in the enclosed proxy statement:

   o     an increase in the authorized number of shares of common stock.

   o the designation of two series of common stock as NTL stock and NTL Tower stock and to reclassify your existing common stock as NTL stock.

   o a charter amendment that will permit the board of directors to designate additional series of common stock without further stockholder vote.

   o     a new incentive plan for the NTL Tower group.

   Our NTL Tower stock is intended to track the performance of our broadcast operations, including the national broadcast transmission and tower network infrastructure primarily in the U.K. and Australia that we refer to as the NTL Tower group. Your existing shares of NTL common stock will be reclassified into the other new series of common stock, our NTL stock, that is intended to track our other businesses, including our residential telecommunications services and national telecommunications services that we refer to as the NTL group. Both the NTL Tower stock and the NTL stock will merely be different series of NTL common stock.

   We have included for your convenience a summary of certain questions you may have about the special meeting and the tracking stock proposals and our answers to these questions beginning on page 1 of the enclosed proxy statement.

   PLEASE ALSO SEE PAGE [ ] FOR A DISCUSSION OF THE MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE VOTING ON THE TRACKING STOCK PROPOSALS AND RELATED MATTERS.

   The vote of each and every stockholder is most important to us. We are grateful that so many of you have in the past exercised your right to vote your shares.

   Approval of each part of the tracking stock proposals requires the affirmative vote of the holders of a majority of the outstanding shares of NTL common stock. Only stockholders of record at the close of business on
[    ] [ ], 2001 may vote at the special meeting.

   ON [   ], 2001 AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF NTL
APPROVED THE TRACKING STOCK PROPOSALS AND AUTHORIZED SOLICITATION OF YOUR
VOTE.

   If you have any questions prior to the special meeting or need further assistance, please call our proxy solicitor, D.F. King & Co., Inc. at (800) 207-3155.

   Thank you for your cooperation and continued support and interest in NTL.


                                                   Very truly yours,


                                                   George S.  Blumenthal
                                                   Chairman of the Board


                       YOUR VOTE IS IMPORTANT. PLEASE
                COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                            THIS PROXY STATEMENT IS DATED [ ] [ ], 2001,
         AND IS FIRST BEING MAILED TO NTL STOCKHOLDERS ON OR ABOUT [ ] [ ],
         2001.


                              NTL Incorporated
                            110 East 59th Street
                          New York, New York 10022

                          ------------------------

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON [     ],[     ], 2001
                          ------------------------


To the Stockholders of NTL Incorporated,

   We will hold a special meeting of stockholders of NTL Incorporated, a Delaware corporation, at the Essex House Hotel, 160 Central Park South, New York, New York 10019 on [ ],[ ], 2001, beginning at 10:00 a.m. local time.

   The special meeting will be held to consider and vote upon the following proposals that would authorize NTL to:

   (1) amend article fourth of NTL's current restated certificate of incorporation to increase the total authorized shares of common stock of NTL from 800,000,000 to [ ];

   (2) amend article fourth of NTL's current restated certificate of incorporation to designate two series of common stock of NTL, of which shares initially would be designated as "NTL Incorporated--NTL Stock," and "NTL Incorporated--NTL Tower Stock" and to reclassify each outstanding share of the existing common stock of NTL as one share of NTL stock;

   (3) amend article fourth of NTL's current restated certificate of incorporation to authorize the board of directors to create additional series of common stock of NTL other than NTL stock and NTL Tower stock without further stockholder vote; and

   (4) establish the NTL Tower Incentive Plan to allow us to issue NTL Tower stock to the senior management and employees of the NTL Tower group.

   A copy of our proposed amendment of article fourth of our restated certificate of incorporation in accordance with the tracking stock proposals is attached as Annex I to this proxy statement, and is referred to in this proxy statement as our charter amendment. A copy of the NTL Tower Incentive Plan as proposed to be adopted is attached as Annex II.

   We describe the proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

   Only stockholders of record at the close of business on [ ] [ ], 2001, are entitled to notice of and to vote at the special meeting. For at least ten days prior to the special meeting, a list of stock holders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the special meeting, during ordinary business hours at NTL's corporate office.

   Stockholders of record are cordially invited to attend the special meeting. Please complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage-paid envelope. If you attend the special meeting, you may vote in person if you wish, whether or not you have already signed and returned your proxy card. You may revoke your proxy at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the matters proposed for your consideration.

   The proxy statement and proxy card are enclosed with this notice.

                                    By order of the Board of Directors,

                                    Richard J. Lubasch
                                    Secretary

New York, New York    [        ], 2001.



                                          TABLE OF CONTENTS

                                                                                                 PAGE


QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING.....................................................1

SUMMARY OF OUR TRACKING STOCK PROPOSAL..............................................................5
   NTL, NTL Group And The NTL Tower Group...........................................................9

NTL--SUMMARY CONSOLIDATED FINANCIAL DATA............................................................10

NTL TOWER GROUP--SUMMARY FINANCIAL DATA.............................................................10

SUMMARY COMPARISON OF EXISTING COMMON STOCK WITH TERMS OF
   NTL STOCK AND NTL TOWER STOCK...................................................................11
   U.S. Federal Income Tax Considerations..........................................................15
   Establishment of NTL Tower Incentive Plan.......................................................15
   Net Proceeds....................................................................................15

RISK FACTORS.......................................................................................16

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..........................................31

DESCRIPTION OF BUSINESS............................................................................32

NTL................................................................................................32

NTL GROUP..........................................................................................32
   National Corporate Branding.....................................................................34
   Residential Services - U.K......................................................................34
   NTL and the Internet - U.K......................................................................39
   Operating Results - U.K. and the Republic of Ireland............................................41
   Business Services - U.K.........................................................................43
   Switzerland, France and Republic of Ireland.....................................................48
   Strategic Initiatives...........................................................................48
   Recent Acquisitions.............................................................................49

NTL TOWER GROUP....................................................................................50

INFORMATION ABOUT NTL COMMON STOCK OWNERSHIP.......................................................72
   NTL Common Stock Owned by NTL Directors and Executive Officers..................................72
   Compensation Committee Interlocks and Insider Participation.....................................75
   Executive Compensation..........................................................................75
   Option Grants Table.............................................................................76
   Option Exercises and Year-end Value Table.......................................................76

MARKET PRICE DATA AND DIVIDEND POLICY..............................................................77

THE TRACKING STOCK PROPOSAL........................................................................78
   Background and Reasons for the Tracking Stock Proposals.........................................78
   Initial Issuance of NTL Tower Stock.............................................................82
   Options, Awards and Rights to Purchase relating to NTL Tower Stock..............................83
   Subsequent Issuances of NTL Tower Stock.........................................................83
   Certain Management and Allocation Policies......................................................83
   Other Provisions Of Our Charter, Bylaws And Delaware Law.......................................100
   Description of NTL Capital Stock...............................................................100
   NTL Common Stock...............................................................................101
   NTL Preferred Stock............................................................................101
   Anti-takeover provisions of Delaware law, our charter, bylaws and rights agreement.............105
   Section 203 of the Delaware General Corporation Law............................................107
   Rights Agreement...............................................................................107
   Anti-takeover Considerations...................................................................109
   Recommendation of the Board of Directors.......................................................110

PROPOSAL NUMBER 4
   ADOPTION OF THE NTL TOWER INCENTIVE PLAN.......................................................111
   Recommendation of the Board of Directors.......................................................111
   Stockholder Proposals and Nominations..........................................................111

NO DISSENTERS' RIGHTS.............................................................................112

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS...................................................112

INDEPENDENT AUDITORS..............................................................................118

LEGAL MATTERS.....................................................................................119

ADDITIONAL INFORMATION AND STOCKHOLDER COMMUNICATION..............................................119

Annex I    --    Amendment to Article Fourth of the Restated Certificate of Incorporation
                 of NTL Incorporated

Annex II   --    NTL Tower Incentive Plan



              QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING


Why did I receive this proxy statement?

   We sent you this proxy statement and the enclosed proxy card because NTL's board of directors is soliciting your proxy to vote at the special
meeting of stockholders. The special meeting will be held on [      ], [ ],
2001, beginning at 10:00 a.m., local time, at the Essex House Hotel, 160 Central Park South, New York, New York 10019.

   At this special meeting, we will ask you to consider and approve the tracking stock proposals described in this proxy statement.

   This proxy statement summarizes the information you need to know to vote on an informed basis at the special meeting; however, you do not need to attend the special meeting to vote your shares (see "How do I vote by proxy?"). We began sending this proxy statement, the attached notice of special meeting and the enclosed proxy card on [ ], 2001, to all stockholders entitled to vote.

What happens to my existing common stock when you implement the tracking stock proposals? Do I need to send in my certificates?

   If we file our charter amendment implementing the tracking stock proposals, that filing will automatically reclassify each of your shares as one share of NTL stock and your existing stock certificate will automatically represent the same number of shares of NTL stock. Since the reclassifi cation is automatic, you do not need to send in your stock certificates or make any notation reflecting the change.

How and when will you first issue NTL Tower stock?

   If you approve the tracking stock proposals and it is implemented by the board of directors, we currently plan to offer to the public, for cash, subject to market and other conditions at the time, shares of NTL Tower stock intended to represent approximately [ ]% of the equity value of NTL initially attributed to the NTL Tower group. We expect that this public offering would occur some time this year. The number of shares which we will offer and the offering price are not yet known and will be determined by market conditions. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on circumstances at the time.

   Instead of a public offering for cash, we may first issue NTL Tower stock through a dividend to the holders of our existing common stock, a private placement for cash, by an offer of exchange with the holders of NTL stock, or by issuing the stock to acquire stock or assets of another company.

Will NTL stock be listed on the NYSE? What about NTL Tower stock?

   When we reclassify our existing common stock as NTL stock, it will continue to trade on the NYSE under the symbol "NLI". We currently intend to apply to the NYSE for quotation of NTL Tower stock on the NYSE prior to the proposed public offering. We will not conduct the proposed public offering or otherwise distribute the NTL Tower stock until the listing is effective.

Will the tracking stock proposals result in a change of control of NTL?

   No.

Will the tracking stock proposals result in a spin-off?

   No. This proposal will not result in a distribution or spin-off of any of our assets or liabilities and will not affect ownership of our assets or responsibility for our liabilities at this time. Holders of NTL stock and NTL Tower stock will all be stockholders of the same company and subject to all risks associated with an investment in NTL and all of our businesses, assets and liabilities. This series of common stock does not represent ownership interests in the assets of any business group and does not entitle their holders to any special rights to receive specific assets of any business group. Under the terms of the tracking stock, we could determine at a later time to distribute the assets constituting the NTL Tower group to the holders of the NTL Tower stock.

If I hold my shares through a broker, how do I vote on the tracking stock proposals?

   You should contact your broker directly to determine the procedures through which you can vote on the tracking stock proposals.

Why is NTL seeking stockholder approval?

   NTL is a company incorporated in Delaware. Under Delaware law, the amendments to NTL's restated certificate of incorporation to authorize the issuance of multiple classes of common stock, including the NTL Tower stock, and to increase the authorized common stock of NTL must be approved by the affirmative vote of the holders of a majority of the outstanding shares of NTL common stock.

Am I entitled to appraisal rights?

   No. You will have no right under Delaware law to seek appraisal of the value of your NTL shares in connection with the matters being voted upon.

What are the consequences of my not voting on the tracking stock proposals?

   Your failure to vote on the tracking stock proposals will have the same effect as a vote against the proposal.

How does the board of directors recommend I vote on the tracking stock proposals?

   The board of directors recommends a vote FOR each of the four proposals to create our tracking stock.

Who can vote?

   You are entitled to vote if you owned our existing common stock at the close of business on [ ], 2001. This is called the record date.

How many shares of voting stock are outstanding?

   The existing common stock is our only class of voting stock as of the record date. The existing common stock held by NTL in treasury is not eligible to vote. On February, 2001, there were 272,681,701 shares of our existing common stock outstanding.

How many votes do I have?

   Each share of existing common stock that you own entitles you to one vote. The proxy card indicates the number of shares of existing common stock that you owned on the record date and are eligible to vote at the special meeting.

How do I vote in person?

   If you owned existing common stock on the record date, you can attend the special meeting. If you plan to attend the special meeting you may vote in person. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on the record date.

How do I vote by proxy?

   To vote by proxy, you should complete, sign and date the enclosed proxy
card and return it promptly, to be received by NTL no later than [     ], 2001
at 3:00 p.m. (E.S.T.) in the prepaid envelope provided.

May I revoke my proxy?

   The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of NTL at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the special meeting you may, if you wish, revoke your proxy by voting in person.

If I plan to attend the special meeting, should I still vote by proxy?

   Whether you plan to attend the special meeting or not, we urge you to vote by proxy. Returning the proxy card will not affect your right to attend the special meeting and vote.

How will my proxy get voted?

   If you properly fill in your proxy card and send it to us in time to vote no later than [ ], 2001 at 3:00 p.m. (E.S.T.), your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares "FOR" each of the tracking stock proposals.

   If you mark "abstain" on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum. If necessary and unless you have indicated on your proxy card that you wish to vote against the tracking stock proposals, the individuals named on your proxy card may vote in favor of a proposal to adjourn the special meeting to a later date in order to solicit and obtain sufficient votes for the tracking stock proposals.

What does it mean if I get more than one proxy card?

   If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular card. Sign and return all proxy cards to ensure that all your shares are voted.

What is a quorum and why is it necessary?

   In order to carry on the business of the special meeting, we must have a quorum. This means a majority of the votes eligible to be cast by holders of our voting stock must be represented in person or by proxy at the special meeting. Abstentions and broker non-votes will count for quorum purposes. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

What is a broker non-vote?

   A broker non-vote occurs with respect to any proposal when a broker holds your shares in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will have the same effect as a vote against the proposal.

What vote is required to approve the tracking stock proposals?

   The approval of each proposal will require the favorable vote of the holders of a majority of the common stock of NTL outstanding. For purposes of this vote, abstentions will have the same effect as votes against the proposal.

   Our directors and executive officers beneficially owned approximately 5.76% of the outstanding shares of our existing common stock as of February 7, 2001. They have advised us that they will vote, or cause to be voted, all shares of existing common stock that they own of record or beneficially in favor of each of the tracking stock proposals.

What are the costs of soliciting these proxies and who pays them?

   All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by NTL. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of NTL, but NTL will not pay any compensation for such solicitations. In addition, NTL has agreed to pay D.F. King & Co., Inc. a fee of $[ ], plus reasonable expenses, for proxy solicitation services. NTL will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.


                  SUMMARY OF OUR TRACKING STOCK PROPOSALS

   This summary, together with the section "Questions and Answers About the Special Meeting" on pages 1 through [ ] highlights important selected information from this document. To understand the tracking stock proposals fully and for a more complete description of the legal terms of the tracking stock proposal, you should read carefully this entire proxy statement and the documents to which you have been referred or which are incorporated by reference in this proxy statement.

   On [ ] , 2001, your board of directors approved the creation of a new series of our common stock, called NTL Tower stock and authorized solicitation of your vote. This new NTL Tower stock is intended to reflect the performance of our NTL Tower operations. This type of stock is what other people sometimes call "alphabet stock," "letter stock" or "targeted stock." Tracking stock represents a separate series of common stock of a company that is intended to track the economic performance of a specific business instead of the overall economic performance of NTL. Because it is intended to track a specific business, tracking stock has many economic similarities to stock of a subsidiary of the parent corporation. There are, however, a number of important differences between tracking stock and subsidiary stock. In particular, holders of tracking stock have no direct claim to the business's stock or assets and are not represented by a separate board of directors. Holders of NTL stock and NTL Tower stock will continue to be common stockholders of NTL, and, as such, will be subject to all risks associated with an investment in NTL as a whole and all of our businesses, assets and liabilities. Accordingly, tracking stock should not be considered equivalent to stock of a subsidiary that conducts the tracked business.

   Tracking stocks, such as the proposed NTL Tower stock, are more complex than traditional common stock and are not directly comparable to common stock of companies that have been spun off by their parent companies. Tracking stocks contain complicated terms, some of which are not intended to link the market value of the tracking stock with the performance of the tracked assets. Because of:

   o the ability of our board of directors to reallocate assets and modify policies without stockholder approval;

   o the complex nature of the terms of tracking stocks; and

   o some terms, including liquidation rights, that are not intended to link the market value of the tracking stock with the performance of the related group's assets;

we cannot assure you that the market value of NTL stock and NTL Tower stock will reflect the performance of the NTL group and the NTL Tower group as we intend.

   We propose creating two new series of common stock, to be designated as NTL stock and NTL Tower stock, in the form of tracking stock. Neither the NTL group nor the NTL Tower group is a separately incorporated entity, rather they both are part of NTL.

   o We intend NTL Tower stock to reflect the performance of the NTL Tower group.

   o We intend NTL stock to reflect the performance of our other businesses and our retained interest in the equity value of NTL attributed to the NTL Tower group. We refer to these businesses and our retained interest in the equity value of NTL attributed to the NTL Tower group as NTL group.

   o Based on these intentions, we have allocated, for financial reporting purposes, all of NTL's consolidated assets, liabilities, revenue, expenses and cash flow between the NTL group and the NTL Tower group.

   NTL stock and NTL Tower stock will have dividend and liquidation rights and redemption and exchange terms, modeled after other publicly traded tracking stocks, that attempt to provide economic rights in the businesses they track that are similar to the rights that common stock would have if the "tracked business" were a separate corporation. Our goal in creating these separate securities is to enable the market to treat each security as if it represented an ownership interest in a separate corporation and to react to the business performance and transactions of each group as if it were stock in a separate corporation.

   Like other publicly issued tracking stocks:

   o an investor in either NTL stock or NTL Tower stock has a financial interest only in the residual net assets of NTL, allocated among the stockholders in accordance with the amendment to our certificates of incorporation.

   o assets and income attributed to the NTL group and the NTL Tower group are available to all of the creditors of NTL, and even NTL's preferred stockholders, in the event of a liquidation.

   o there is no requirement or assurance that any potential dividend will correlate with the perfor mance of the NTL group or the NTL Tower group. In fact, the board of directors will be able to declare dividends on either the NTL stock or the NTL Tower stock without regard to that group's performance.

   o in the event of our liquidation, remaining assets will be allocated among holders of NTL stock and NTL Tower stock based upon the stock's average market value as of the date 300 days after the NTL Tower stock is first issued. There is no mechanism to adjust this even if the relative market values differ at the time of liquidation.

   o the voting rights of the holders of NTL Tower stock will be fixed at [ ] votes per share and the voting rights of the holders of NTL stock will be fixed at 1 vote per share. It is expected that, absent a significant change in the number of shares of either group, the NTL group will be in a position to control the outcome of any vote in which holders of NTL stock and NTL Tower stock vote together as a single class. This will be the case even if the NTL Tower group represents a larger portion of NTL's business, whether calculated on the basis of relative market value, revenues or otherwise.

   o in the event that we decide to convert the NTL Tower stock into NTL stock, the conversion price we will use is fixed in the amendment to our certificate of incorporation. There is no mechanism to adjust this even if the NTL Tower group represents a larger portion of NTL's business, whether calculated on the basis of relative market value, revenues or otherwise.

   o the board of directors has broad discretion in measuring the performance of NTL group and NTL Tower group and can change its policies at any time, without the consent of stockholders.

   These provisions are substantially the same as those used by other public companies that have issued tracking stock in recent years. We believe that the experience of these companies is that the tracking stock so structured does tend to track the performance of the unit in question, but this belief may be mistaken or not applicable in this case.

   Although we intend the NTL Tower stock to track the performance of the NTL Tower group and the NTL stock to track the performance of NTL group, we can offer no assurance that the market price of the respective classes of stock will in fact reflect the performance of the group of assets comprising the NTL Tower group and the NTL group. Our board of directors may change its policies pertaining to inter-group relationships and allocations, although in so doing, the board must act in a manner consistent with its fiduciary duties to all stockholders. Since the board may, consistent with its fiduciary duties, reallocate assets, liabilities, revenues or expenses among the NTL group and the NTL Tower group, there is a risk that market valuations of the NTL stock or the NTL Tower stock may not reflect the performance of the respective group as then constituted. However, as no term of the NTL stock or the NTL Tower stock requires or assures that potential dividends or distributions will correlate with the performance of the NTL group or the NTL Tower group, respectively, we do not intend to imply a linkage between dividends or distributions and market value of the stock.

   In addition, the market prices of NTL stock and NTL Tower stock could be affected by factors that do not affect the market price of the NTL stock you now own. We discuss these risks more fully beginning on page [ ].

   While recognizing that there are negative consequences to issuing tracking stock, the board of directors believes that designating NTL stock and NTL Tower stock as tracking stocks is in the best interests of NTL and its stockholders since it should:

   o enable investors to review separate financial information about the NTL group and the NTL Tower group and separately value NTL stock and NTL Tower stock. This should encourage investors and analysts to focus more attention on the NTL Tower group, its contribution to the value of NTL and result in greater market recognition of the value of the NTL Tower group;

   o enable us to issue NTL Tower stock in one or more private or public financings, thus raising capital for NTL;

   o provide us with greater flexibility in responding to strategic opportunities, such as acquisitions, by allowing us to issue either NTL stock or NTL Tower stock, as appropriate under the circumstances;

   o preserve our ability to undertake future asset segmentation and capital restructurings, such as spin-offs and split-offs, and the creation and issuance of other tracking stocks reflecting other unique business groups, if we decide that action is appropriate. The proposal also preserves our ability to modify our capital structure by unwinding the tracking stock structure;

   o assist us in attracting and retaining top managerial talent whose compensation can be linked to the performance of their group. The designation of the tracking stocks, together with the creation of the NTL Tower Incentive Plan, will also enable us to issue stock-based compensation tied to NTL Tower stock, thereby providing more focused incentives to management and employees of the NTL Tower group;

   o allow us to monetize some of the value of the NTL Tower group while preserving the financial, tax, strategic and operational benefits of being a single enterprise. As part of a single organiza tion, we expect to continue to take advantage of the strategic and operational benefits of common branding, shared managerial expertise, synergies relating to technology and purchasing arrange ments and cost savings in corporate overhead expenses; and

   o allow investors to invest in either or both series of common stock, depending on their particular investment objectives.

   One of our tracking stock proposals would provide us with the flexibility to designate additional series of common stock with respect to our other businesses, if similar considerations would warrant this action. No further stockholder role would be required.

   Finally, the increase in our authorized common stock which is part of the tracking stock proposals will ensure that NTL continues to have sufficient common stock to meet its obligations under its rights plan and compensation plans, while maintaining the ability to sell additional stock in private or public financings, or issue common stock as consideration in an acquisition or effect stock splits in the future.

   Our board of directors also considered that the implementation of the tracking stock proposals are not expected to be taxable for U.S. federal income tax purposes to NTL or to you. In addition, our board of directors considered the terms and performance of similar equity securities issued or proposed by other companies, such as AT&T, BellSouth, Global Crossing and Sprint Corporation.

   Our board of directors also considered the following potential negative consequences of the tracking stock proposals:

   o Uncertainty of market valuation. Not every company that has issued tracking stock has seen an increase in its market capitalization. In fact, many tracking stocks have traded flat or down from their original issue price. Academic research and other industry commentary do not provide conclusive evidence of the benefits of tracking stock. In fact, a recent study indicates that tracking stock such as the NTL Tower stock may earn negative returns relative to their benchmarks. We believe that in many cases these studies' results reflect pre-existing fundamental weaknesses in those companies which issued tracking stocks or whose performance is being tracked by the tracking stock. While we believe our tracking stock proposals are distinguishable from those circumstances, we cannot predict:

     -- the degree to which the market price of NTL stock and NTL Tower stock will reflect the separate performances of the NTL group and the NTL Tower group, particularly given the fact that the holders of each of theses classes of stock are stockholders of a single company and thus subject to all of the risks of an investment in NTL and all of its businesses, assets and liabilities and the other risks discussed under "Risk Factors;"

     -- the impact of the tracking stock proposals on the market price of our existing common stock prior to their adoption;

     -- the impact of the issuance of NTL Tower stock on the market price of NTL stock upon the completion of the proposed public offering of NTL Tower stock; or

     -- whether the issuance of NTL stock and NTL Tower stock will increase the total market capitalization of NTL.

   o Potential conflicts. The tracking stock proposals introduce additional corporate governance issues, such as the fiduciary obligation of our board of directors to holders of NTL stock and NTL Tower stock. Neither the NTL group nor the NTL Tower group will have a separate board of directors to represent solely the interests of the holders of NTL stock or NTL Tower stock. Consequently, there will be no board of directors that owes any separate duties to the holders of either series of stock. Although our board of directors does not have a separate fiduciary duty to the holders of NTL stock or the holders of NTL Tower stock, the interests of the two groups could diverge or conflict, or appear to diverge or conflict, and issues could arise in resolving some conflicts with the result that our board of directors may benefit one group over the other group with respect to any particular issue.

   o Complex capital structure. The tracking stock proposals will make the capital structure of NTL more complex and could confuse investors, thereby adversely affecting the valuation of the two groups. In addition, a more complex capital structure will lead to increased costs, including administrative costs related to preparing combined financial statements for each group in addition to the consolidated financial statements of NTL.

   o Uncertainty of market reaction to decisions relating to tracking stock. The market prices of NTL stock and NTL Tower stock could be affected by the market reaction to decisions by our board of directors and management that investors perceive as affecting differently one class of common stock compared to the other. These decisions could include decisions regarding business transactions between the groups and the allocations of assets, revenues, liabilities, expenses and corporate opportunities and financing resources between them.

   o Limiting unsolicited acquisition offers. The existence of a tracking stock structure, as opposed to traditional common stock, may limit potential unsolicited acquisitions. A person interested in acquiring only one group without negotiation with our management would still be required to seek control of the voting power represented by all of the outstanding capital stock of NTL entitled to vote on that acquisition, including the classes of common stock related to the other groups.

   o Potential adverse effects in connection with acquisitions. The issuance of a tracking stock in connection with future acquisitions by us could have various adverse effects, such as the possible inability or increased difficulty of obtaining a ruling from the Internal Revenue Service for an acquisition designed to be tax-free.

   o Potential risks associated with an investment in a single company. The holders of NTL stock and the holders of NTL Tower stock will continue to bear the risks associated with an investment in a single company, NTL, and all of NTL's businesses, assets and liabilities.

   o Potential adverse tax consequences. The Internal Revenue Service could successfully assert that the redesignation of our outstanding common stock as NTL stock could be taxable to you and/or us. In addition, the Clinton Administration's Fiscal Year 2001 Budget Proposal included a provision that would treat the receipt of stock similar to NTL stock and NTL Tower stock for other stock in the corporation or in a distribution by the issuing corporation as taxable to the stockholders. If this provision is enacted following the implementation of the tracking stock structure, we might be required to change our plan to dispose of NTL Tower stock or change our capital structure by unwinding the tracking stock structure to avoid adverse tax consequences.

   Our board of directors also considered that, under the terms of the NTL stock and the NTL Tower stock, we may, in certain circumstances, elect to convert one class of our stock into another at a premium to market value. These provisions, including the amount and calculation of the applicable premium, are described in detail under "Conversion of NTL Tower Stock at Option of NTL." The premiums are intended for the protection of the holders of the class of stock being converted since a decision by us to convert that stock may be made without the consent of the holders. Provisions similar to these, with comparable premiums, are included in the terms of tracking stocks of other public companies that have issued tracking stock. Accordingly, we believe these premiums are necessary in order for us to be able to successfully market the NTL Tower stock in the offering, which we believe to be in the best interests of NTL and its stockholders. Thus, notwithstanding the potential dilutive effect to the holders of NTL stock in the event our board of directors elects to convert the NTL Tower stock for NTL stock under these provisions, we believe these provisions to be in the best interests of NTL and all of its stockholders.

   Given the liquidation and other rights of holders of NTL Tower stock, the board of directors does not believe that the value in a tracking stock established by the market will focus on the lack of legal rights to claim specific assets in a liquidation scenario. Rather, in the board's view, the value of NTL Tower stock will, to a large extent, be dependent on general market and industry conditions and trends and on what investors generally believe about a variety of market and financial factors, including those related to:

   o NTL as a whole,

   o the NTL Tower group as a collection of assets, liabilities, revenues, expenses and cash flows within NTL,

   o the NTL Tower group as an operating business and the decisions of its group management,

   o the decision-making ability and fiduciary concerns of NTL's board of directors in having identified the NTL Tower group as a valuable portion of NTL's total operations, allocating the appropriate portions of NTL's business to the NTL Tower group and in making future decisions about the operations of the NTL Tower group,

   o general market perceptions of tracking stocks.


NTL, NTL GROUP AND THE NTL TOWER GROUP

NTL

   NTL is a leading broadband communications company, and through its subsidiaries, owns and operates broadband communications networks, for telephone, cable television and Internet services and transmission networks for television and radio in the United Kingdom, the Republic of Ireland, France, Switzerland and Australia. NTL's predominant lines of business are residential services, national telecommunications services and broadcast transmission and tower services. From an accounting standpoint, we have separated the NTL Tower group, a division whose business is the provision of facilities and services to the broadcast and wireless communications industries principally in the U.K. and Australia, from the rest of our businesses. We have allocated all of our consolidated assets, liabilities, revenue, expenses and cash flow between the NTL group and the NTL Tower group.

NTL group - intending to reflect the performance of our businesses, other than the operations of the NTL Tower group, we have allocated to the NTL group, for financial reporting purposes, NTL's assets, liabilities, revenues, expenses and cash flow relating to the following operations:

   In the U.K., NTL provides residential, business and wholesale customers with the following services:

   o Residential Services, including telephony, cable television, personal computer and television-based Internet access and interactive services.

   o National Telecommunications Services, including business telecommunications, national and international carrier telecommunications, Internet services and radio communications services.

   NTL provides its broad range of services over local, national and international network infrastruc ture. This network infrastructure in the U.K. consists of:

   o Broadband Communications Networks that currently pass approximately
     8.2 million homes. An additional 2.1 million homes are passed by broadband networks in Switzerland, France and Ireland.

   o National/International Synchronous Digital Hierarchy, Known as SDH, Fiber Optic Telecommu nications Network that connects all of the major population centers in the U.K. to Ireland, Continental Europe and the United States.

   We have included a more detailed description of the current business allocated to NTL group beginning on page [ ]. You should review this information before you decide how to vote on the tracking stock proposals.

The NTL Tower Group - intending to reflect the performance of our broadcast and tower operations, including the national broadcast transmission and tower network infrastructure primarily in the U.K. and Australia, we have allocated to the NTL Tower group, for financial reporting purposes, NTL's assets, liabilities, revenues, expenses and cash flow relating to the following operations:

We are a leading independent owner and operator of wireless communication and broadcast transmis sion infrastructure in the U.K. and Australian markets. We provide our customers with enhanced products and services through our broadcast network, state of the art equipment, and innovative facilities management expertise. Our customer base includes over 400 companies, including all of the leading U.K. mobile wireless operators and major commercial television and radio broadcasters.

We have a proven history of developing new products and services to meet the needs of our customers and drive the growth of our business. These developments include the implementation of Teletext, a text based data service transmitted with the analog television signal; the implementation of NICAM in the 1980s enabling the transmission of digital stereo and Dolby audio over analog TV transmissions; and most recently the design and implementation of the world's first Digital Terrestrial Television and Digital Audio Broadcasting networks and services for our U.K. and Australian broadcast customers.

We believe that the scope of our business allows us to differentiate ourselves by providing products and services to three distinct market areas.

   o We operate the second largest independent portfolio of wireless towers and sites available for lease in the U.K. and one of the largest towers and sites portfolios in Australia. In total we operate over 2,600 multi-user sites, up from approximately 600 sites in May 1996. We lease space on our towers to over 4,000 lessees including all of the major wireless operators in the U.K. and also offer unique services such as In-Building wireless connectivity that can enhance their wireless coverage in high-traffic areas such as shopping malls, office buildings and conference centers.

   o We own and operate one of two television broadcasting infrastructure networks in the U.K. as well as the only national broadcasting infrastructure network in Australia. Additionally, we have national, regional, and local radio broadcast infrastructure networks in both the U.K. and Australia. We developed and built the first commercial digital terrestrial television service in 1998 and the first all digital radio station in 1999. Because, unlike broadcasters in the U.S., we own and operate not only the towers but also the broadcast transmission infrastructure, our broadcast customers rely on our network and package of integrated turn-key services to distribute and broadcast their content. Our customers generally hold long term licenses and enter into service agreements with us that typically last 10 to 15 years. As a result, this portion of our business is characterized by stable and predictable cash flows and currently has a forward contract order book of over $3.5 billion.

   o We provide satellite and media services in the U.K. and value-added services such as playout, fixed and mobile satellite uplinking, and a wide range of occasional broadcasting services to generate incremental revenue.

For the year ended December 31, 2000, we generated pro forma revenue and EBITDA of $[ ] million and $[ ] million, respectively. We estimate that our three business units accounted for the following percentage of pro forma EBITDA for the year ended December 31, 2000 in the U.K.:

   o Site Leasing and Services - [ ]%

   o Broadcast Transmission and Services - [ ]%

   o Satellite and Media Services - [ ]%

Site Leasing and Services. We operate a wireless infrastructure network of approximately 2,600 multi-user sites as of December 31, 2000. We own, lease or manage approximately 1,800 sites and have access to approximately 800 undeveloped sites. Our primary business is the leasing of antenna space on our sites to a diverse range of wireless service providers, including providers of mobile telephony, paging, specialized mobile radio, or SMR, and wireless local loop services. We have also developed a range of complementary services that utilizes our tower expertise, including infrastructure services, site selection and acquisition, design and construction, antenna installation, network planning and management, and tower maintenance.

Our network in the U.K. is national in scope and includes most of the major population centers and highways. We operate 1,391 sites and have access to 791 undeveloped sites in the U.K. Our wireless customers currently include all of the U.K. mobile telephony operators, including Vodafone AirTouch, BT Cellnet, Orange, One2One and Dolphin, all of the five major paging companies, and many of the U.K.'s largest wireless telephony carriers, including BT, Cable & Wireless, and THUS plc. We also serve several utility companies and emergency service organizations including British Gas, London Ambulance and Her Majesty's Customs and Excise.

Second generation wireless services, or 2G, have been the major driver of our growth to date, but the advent of third generation wireless services, or 3G, is expected to drive further revenue growth. During 2000, the U.K. government awarded five national Universal Mobile Telecommunications System, or UMTS, licenses each for a duration of 20 years, commencing January 2002. Under the terms of these licenses, each operator will provide services to at least 80% of the U.K. population by December 2007. Construction of the five networks is anticipated to begin in 2001 and is expected to generate significant demand for suitable sites over the next few years as well as for existing sites. A major reason that there will be an increase in the need for suitable sites for 3G towers is due to the fact that 3G networks require a greater density of towers than current 2G networks because of their smaller range in relation to 2G technology. Our network in Australia is also national in scope and we believe that the forthcoming UMTS license awards in the U.K. will offer opportunities for growth in wireless sharing.

Broadcast Transmission and Services. We provide digital and analog broadcast transmission services for national and regional television broadcasters, covering 99.8% of the U.K. population, with approximately 3,500 broadcast transmitters. Our extensive television broadcast customer base includes all of the U.K. commercial terrestrial television broadcast companies consisting of the ITV national network of 15 affiliated stations, the national services of Channel 4 and Channel 5, as well as the regional service S4C in the U.K. In addition, we provide transmission and site services to both of Australia's publicly-owned national broadcasters, ABC and SBS.

As one of the first companies to offer digital transmission services we believe there are some significant first mover advantages. Digital broadcast systems require a more complex engineering design than their analog predecessors. We have exploited this by extending our range of services to include tower leasing and transmission services (as with analog) plus end-to-end system integration and service ranging from studio playout centers to terrestrial transmission. This has the twin benefits of enlarging the total market available from broadcasting and further differentiating us as a unique provider able to offer towers, transmission and system integration services for digital television.

We are one of two major companies providing transmission sites and services to the radio industry in the U.K. We offer a range services to radio broadcasters including: target service area planning; site location; installation and commissioning; and equipment selection, procurement, operation, monitor ing and maintenance. We believe that we are a supplier of transmission services to a substantial portion of the addressable market. Our radio broadcast customer base includes the two national commercial stations: Classic FM and Talk Radio, over 200 metropolitan, regional and local stations and the first all digital radio station, Digital One, of which we are a founding equity partner with a 33% equity interest. We have a contract for the transmission of Digital One with a lifetime value in excess of $75 million.

One significant element of our contracts with our television broadcast transmission customers is that we own not only the tower network, but also all the transmission equipment and much of the network responsible for transmitting the signal as it travels from the studio to the viewer. As a result, contracts increasingly have become end-to-end solutions including all technical and service aspects of providing the transmission for the broadcaster. These factors make it very difficult and even cost prohibitive for customers to switch to another provider. We have used this as an opportunity to develop strong relationships with our clients, which in turn has helped us to better understand their needs and customize new services for them. This process has helped us to integrate backwards along the broadcasting value-chain and enabled our customers to focus exclusively on programming. Currently we have a forward order book of approximately $3.5 billion.

Satellite and Media Services. We own and operate satellite up-linking facilities consisting of 30 fixed satellite uplink dishes able to access over 50 satellites with global coverage, a network of mobile and transportable uplinks, management and control systems and all associated operations and mainte nance. We provide our satellite customers with program and content distribution services for over 130 full-time channels via satellite and fiber. In addition, we have facilities for playout services, remote satellite news gathering, and full outside broadcast. Through a partnership with Williams Vyvx, a Williams Co. company, our customers also have access to 48 cities in the U.S.

Our Satellite and Media customers include programmers who own and operate packages of content or channels, news agencies, sports broadcasters and production companies. Our customer list includes such market leaders as AOL/Time Warner (CNN, Turner, Cartoon Network), BBC, Discovery Channel, QVC, Reuters, the Associated Press and British Sky Broadcasting.

STRENGTHS

We are a leading broadband communications company, and have over 50 years of experience providing broadcast services to the U.K. and other markets. We have been successful in expanding the scope of our operations not only geographically, but also across many different product lines. We believe this success is due to our ability to develop strong relationships with customers and our continuous innovation to meet their changing needs. We believe our competitive strengths are:

   o As one of two national broadcasting infrastructure operators in the U.K. and the primary broadcaster in Australia, we have developed a business that generates stable and predictable cash flows from leading media industry operators. Our current forward contract order book is approximately $3.5 billion.

   o The increased environmental and aesthetic concerns regarding new tower construction promotes site sharing which provides incumbent tower operators with a competitive edge.

   o We are the first and one of the only companies in the world that has successfully launched a commercial digital terrestrial network. Because digital transmissions increase the complexity of designing, operating, and managing the network, they create additional growth opportunity. There requires a significant investment to provide digital service and we believe that we have a head start in comparison with other competitors.

   o We are one of two companies with experience in the transition of broadcast assets from public to private ownership and subsequently operating the privatized broadcasting assets. Our successful track record helped us win the National Transmission Network contract in Australia and should assist us as other governments begin to look at privatizing their broadcasting assets around the world. We estimate that there are approximately 14 near-term opportunities for acquisition of state owned broadcast assets, including those in Canada, Malaysia, Thailand, Ireland, Italy, Belgium, South Africa, the Netherlands, and Hungary. We have a dedicated corporate develop ment team actively involved in analyzing the privatization opportunities and building relation ships with the governments of countries where privatization is imminent. We already have established a regional office in Singapore with outposts in Malaysia and Thailand.

   o Access to our network infrastructure, particularly our fiber backbone and metro fiber loops, provides significant synergies for customers with high data transmissions needs. We believe that no other tower business in the U.K. can provide access to a high-speed fiber optic network or below our price.

GROWTH STRATEGY

Our objective is to be the leading provider of advanced services for the wireless communications, broadcast and media industries in the geographic areas we serve. We intend to drive internal growth by taking advantage of some emerging trends within the broadcasting and wireless industry in the U.K., for example, the outsourcing of tower ownership and management by wireless service providers; the need for wireless carriers to expand coverage and improve capacity for 3G; the digitalization of broadcast transmission infrastructure; and the outsourcing of non-content or programming related services. The solutions we have in place to meet these changing trends are:

   o UTILIZING OUR CURRENT ASSETS TO MEET THE GROWTH IN DEMAND FOR WIRELESS COMMUNICATION SERVICES

     The U.K. government has just awarded UMTS licenses to four existing operators, who are our existing wireless customers, and to one new entrant. These operators have spent approximately $33 billion to acquire 3G licenses and are looking to tower operators to help them roll-out services quickly, in order to begin earning a return on their invested capital. As one of the leading independent owners and operators of tower infrastructure and services, we believe that we are well positioned to take advantage of this business opportunity. We can offer incumbents and new entrants access to sites for leasing, network design, planning, construction, management and installation services and products from our other divisions. Our product offerings which consists of linking our sites to mobile telephony switching offices, or MTSOs, and to our national fiber optic infrastructure, allows mobile operators will have access to both the transmission sites and high-bandwidth connectivity required to quickly rollout UMTS broadband services in one simple solution.

     We estimate that each operator in the U.K. will need to add approximately 4,000 new sites for antennas by 2003 and 10,000 new sites for antennas by 2010. We have access to 800 sites in the U.K. that are currently undeveloped but located in prime areas for 3G coverage. As the wireless service providers begin to deploy UMTS services, we believe there may be an increased level of interest in establishing towers on these sites. In addition, U.K. mobile operators are continuing to grow their existing 2G networks by adding new sites to create additional network capacity and coverage.

   o DEVELOPING NEW PRODUCTS AND SERVICES SUCH AS IN-BUILDING WIRELESS CONNECTIVITY, PLAYOUT AND OCCASIONAL BROADCAST SERVICES

     The dramatic growth of wireless necessitates good cellular coverage in all commercial areas, leading to a requirement for reliable wireless communications infrastructure inside buildings. We believe this creates a new type of radio site which, unlike towers, will exist within commercial buildings, transport hubs, shopping malls and other large buildings. Our initial analysis shows that there are approximately 2,000 of these types of commercial properties in the UK. To this end, we have won contracts for 13 buildings including the exclusive contract to provide this service inside Bluewater, Britain's largest shopping complex and a recent contract for Canada Square, part of London's Canary Wharf complex.

     Building on the technology we developed for In-Building services, we are exploring with U.K. mobile operators ways of using our fiber network to solve the distance, coverage and power problems associated with UMTS rollout in urban areas. Although in an early stage of develop ment, we believe that a solution utilizing small low-profile antennas, positioned on buildings and other street level infrastructure and connected via our fiber network to remote base stations, could improve coverage and service quality compared to more traditional rooftop sites for UMTS technology. Furthermore, we would offer the ability to backhaul base station calls through our fiber loop.

   o DEVELOPING NEW PRODUCTS AND SERVICES SUCH AS PLAYOUT AND OCCASIONAL BROADCAST SERVICES

     As a way to add incremental revenue, we have begun to backwards integrate with our existing customers by offering value added services. For example, playout services, enables us to take ownership of the customer's transmission needs from the point that it delivers the program or content. We then are responsible for all the operational issues related to the broadcast of that content. We have just recently completed construction of a state-of-the-art playout facility outside of London and are in the process of constructing a second to enhance our capabilities as demand from broadcasters across Europe continues to rise. Through a partnership with Vyvx, our customers also have access to 48 cities in the U.S. Our occasional broadcast services allow media content providers to outsource their off-site broadcasting needs, whether it be for breaking news, sports events or music concerts, and still deliver the desired content to their customers via our mobile equipment.

   o PARTICIPATING IN THE CONTINUED ROLLOUT OF DIGITAL NETWORK

     We provide digital terrestrial broadcast transmission for two of the three commercial national digital television services in the U.K. These services carry up to 12 separate channels, including the ITV network, Channel Four, Channel Five and a range of new digital channels and services such as pay per view. As of December 2000, we were operating 80 digital terrestrial television transmitting stations reaching around 88% of the U.K. population. It is anticipated that the digital network will ultimately grow to match the coverage of the analog system. In order to achieve the same high level of coverage for digital, we believe that the same number of sites as those for the existing analog services will be required, which will represent a significant business expansion opportunity for us.

The other component of our growth strategy includes strategic acquisitions and expansion in the U.K., Australia and other countries.

   o CONTINUE TO BUILD TOWERS AND SITES IN THE U.K.

     The U.K. government, commercial institutions and the mobile operators are increasingly looking to realize additional value from non-strategic assets, such as their tower portfolios, which may be under utilized. We believe that a number of these will become available for commercial exploitation in the next few years. In addition, with the high level of network build activity in the U.K., mobile operators and others are increasingly out-sourcing parts of their network build. We see both of these trends as opportunities to secure new build contracts. We intend to work with mobile operators as they look to increase their portfolios. We will acquire and install sites to suit their needs, serve them as tenants, and expect to lease these sites to additional tenants for incremental revenues.

   o ACQUIRE EXISTING BROADCAST TRANSMISSION NETWORKS AND WIRELESS TOWER PORTFOLIOS WORLDWIDE

     We believe there is a global trend for governments and broadcasters to divest their transmission networks. Similarly, wireless carriers have begun to divest the tower portfolios as a means of monetizing what they believe to be non-strategic assets. We intend to purchase networks together with transmission systems to replicate abroad the U.K. growth model. Our purchase of NTN in Australia is the first example of this strategy to acquire tower infrastructure and associated broadcast systems outside the U.K.

RECENT TRANSACTIONS

ABC Broadcast Contract. In December 2000, we were awarded a broadcast contract from Australia Broadcasting Corp., or ABC, to build out its digital terrestrial television broadcast network. Under the terms of the contract, we will design, build, manage and operate the transmission services for a 15-year period. The contact has a total estimated value to us of Australia $1.1 billion (U.S.$600 million). In addition, ABC has an option to extend the contract 5 years for an additional approximate Australia $200 million (U.S.$100 million). We anticipate that work on this project will commence in the first quarter of 2001.

National Transmission Network. In April 1999, we acquired National Transmission Network in Australia, whose terrestrial television and radio transmission networks are used to deliver national services to broadcasters. The acquisition included 561 transmission sites and long-term analog broadcast contracts with ABC and SBS, the two national broadcasters in Australia. The broadcast network is the most extensive in Australia and covers over 98% of the population.

NTL Satellite Downlink Services. NTL secured a 10-year contract with Cable & Wireless Optus to provide satellite downlink services for the distribution of Australian Broadcasting Corporation digital television in regional and rural Australia. The value of the contract is Australia $65 million (U.S.$36 million). This follows NTL Australia winning the largest, fully outsourced, digital terrestrial television broadcast contract in Australia from the Australian Broadcasting Corporation in December 2000. NTL will provide downlink services from satellite to transmission towers at a potential 240 sites across Australia. The 10-year satellite contract for digital distribution services will begin on July 1, 2001. Satellite is the preferred distribution medium for rural and remote areas where land-lines (fiber or copper) are not available.

U.K. portfolio growth transactions. We have substantially increased our inventory of owned and shared towers and sites from our initial inventory of 600 towers which we acquired through our purchase of National
Transcommunications Ltd in 1996 to our present inventory of approximately 1,458. This increase is primarily as a result of the following transactions:

   o In 1995, we embarked on a contract to build a portion of the Mercury "One2One" cellular/PCS network. As part of this contract, we acquired approximately 240 cellular sites, with One2One as anchor tenant.

   o In May 1998, we purchased 114 sites from Simoco Group. This portfolio was originally devel oped as part of the Phillips PMR business, the sites being strategically located across the UK in hilltop locations ideally suited to PMR VHF systems.

   o In December 1998, we acquired 126 sites as part of the purchase of all of the business and assets of Eastern Group Telecom. These sites included the right to develop up to 1,000 more locations of Eastern Group property for site sharing purposes.

   o Since December 1998, we have added a total of 196 sites to our tower portfolio through acquisi tions, including 46 sites acquired from Thus plc and 24 motorway service station sites acquired from Welcome Break. These motorway sites, while few in number, are expected to have higher potential leasing occupancy due to their location and the number of users who pass through their service area. During 2000 a total of 13 new in-building systems were also contracted with building owners.

In October 2000 we entered into the occasional broadcast service business through the acquisition of Scanners TV. We acquired a premium roster of clients and the expertise to provide media content providers with an outsourcing solution for their off-site broadcasting needs.

   We have included a more detailed description of the current business allocated to the NTL Tower group beginning on page []. You should review this information before you decide how to vote on the tracking stock proposals.


                  NTL--SUMMARY CONSOLIDATED FINANCIAL DATA


                                 [TO COME]



                  NTL TOWER GROUP--SUMMARY FINANCIAL DATA


                                 [TO COME]




         SUMMARY COMPARISON OF EXISTING COMMON STOCK WITH TERMS OF
                       NTL STOCK AND NTL TOWER STOCK



                     EXISTING
                   COMMON STOCK                    NTL STOCK                           NTL TOWER STOCK

DIVIDENDS:    NTL has never paid a    We do not expect to change our        We currently intend to retain all of
              cash dividend.          dividend policy with respect to       our earnings attributable to the NTL
                                      our existing common stock,            Tower group to finance its opera
                                      which becomes NTL stock as a          tions, repay its allocable indebted
                                      result of the tracking stock pro      ness and fund future growth.  We do
                                      posals.                               not expect to pay any cash dividends
                                                                            on NTL Tower stock in the foresee
                                                                            able future.

              We are permitted to     We will be permitted to pay divi-     We will be permitted to pay divi-
              pay dividends out of    dends out of all funds of NTL         dends out of all funds of NTL legally
              the assets of NTL       legally available for the payment     available for the payment of divi-
              legally available for   of dividends under Delaware law,      dends under Delaware law, but divi-
              dividends under Del-    but dividends on NTL stock can        dends on NTL Tower stock cannot
              aware law.              not exceed the available dividend     exceed the available dividend
                                      amount for NTL group.  Also, see      amount for the NTL Tower group.
                                      "Risk Factors" for a discussion of    Also, see "Risk Factors" for a discus-
                                      our dividend policy and limita-       sion of our dividend policy and limi-
                                      tions imposed by our operating        tations imposed by our operating
                                      subsidiaries' indentures and credit   subsidiaries' indentures and credit
                                      facilities.                           facilities.

              Dividends on the        The board of directors, subject to    The board of directors, subject to the
              existing common         the limitations set forth above,      limitations set forth above, may, in
              stock are payable at    may in its sole discretion, declare   its sole discretion, declare and pay
              the sole discretion of  and pay dividends on neither se-      dividends on neither series of com-
              the board of directors  ries of common stock, on one, but     mon stock, on one, but not both, se-
              and are determined      not both, series of common stock,     ries of common stock, or on both
              after consideration of  or on both series of common           series of common stock, in equal or
              various factors.        stock, in equal or unequal            unequal amounts.  There is no re-
                                      amounts.  There is no require-        quirement or assurance that any po-
                                      ment or assurance that any poten-     tential dividend correlate with the
                                      tial dividend correlate with the      performance of the NTL Tower
                                      performance of the NTL stock.         stock.

VOTING        One vote per share.     NTL stock will have one vote per      NTL Tower stock will have [  ] votes
RIGHTS:                               share.                                per share.  The number of votes per
                                                                            share of NTL Tower stock will re-
                                                                            main unchanged even if the NTL Tower
                                                                            group represents a larger portion
                                                                            of NTL's business, whether cal-
                                                                            culated on the basis of relative
                                                                            market value, revenues or otherwise.

RIGHTS ON     None.                   If we dispose of at least 80% of      If we dispose of at least 80% of the
DISPOSI-                              the value of the assets of NTL        value of the assets of NTL allocated
TION:                                 allocated to NTL group, we            to the NTL Tower group, we would
                                      would be required to choose one       be required to choose one of the fol-
                                      of the following alternatives:        lowing alternatives:

                                      o   pay a dividend to the             o   pay a dividend to the holders of
                                          holders of NTL stock in an            NTL Tower stock in an amount
                                          amount equal to the net               equal to the net proceeds of
                                          proceeds of such dis-                 such disposition (net of
                                          position;                             corresponding amounts allocated
                                                                                to NTL group in respect of its
                                      o   if the disposition                    retained interest in the equity
                                          involves all of the assets            value of NTL attributed to the
                                          of NTL allocated to NTL               NTL Tower group);
                                          group, redeem all out-
                                          standing shares of NTL            o   if the disposition involves all
                                          stock in exchange for an              of the assets of NTL allocated
                                          amount equal to the net               to the NTL Tower group, redeem
                                          proceeds of the disposition           all outstanding shares of NTL
                                          or;                                   Tower stock in exchange for an
                                                                                amount equal to the net proceeds
                                      o   if the disposition involves           of the disposition (net of
                                          at least 80%, but not all,            corresponding amounts allocated
                                          of the value of the assets            to NTL group in respect of its
                                          of NTL allocated to NTL               retained interest in the equity
                                          group, redeem a number of             value of NTL attributed to the
                                          whole shares of NTL stock             NTL Tower group);
                                          in exchange for an amount
                                          equal to the net proceeds         o   if the disposition involves at
                                          of the disposition.                   least 80%, but not all, of the
                                                                                value of the assets of the NTL
                                                                                Tower group, redeem a number of
                                                                                whole shares of NTL Tower stock
                                                                                in ex change for an amount equal
                                                                                to the net proceeds of the
                                                                                disposition (net of
                                                                                corresponding amounts allocated
                                                                                to NTL group in respect of its
                                                                                retained interest in the equity
                                                                                value of NTL attributed to the
                                                                                NTL Tower group); or

                                                                            o   convert each share of NTL Tower
                                                                                stock into a number of shares of
                                                                                NTL stock equal to 110% of the
                                                                                ratio of the average market
                                                                                value of one share of NTL Tower
                                                                                stock to the average market
                                                                                value of one share of NTL stock.
                                                                                There is no mechanism to adjust
                                                                                this even if the NTL Tower group
                                                                                represents a larger portion of
                                                                                NTL's business, whether
                                                                                calculated on the basis of
                                                                                relative market value, revenues
                                                                                or otherwise.

SALES OF      None                    The proceeds from any disposi-        The proceeds from any disposition of
LESS THAN                             tion of assets that do not comprise   assets that do not comprise at least
80% OF                                at least 80% of the value of the      80% of the value all of the properties
VALUE OF                              properties and assets attributed to   and assets attributed to the NTL
THE                                   NTL group will be assets attrib-      Tower group will be assets attributed
ASSETS OF A                           uted to NTL group and used for        to the NTL Tower group and used
GROUP:                                its benefit, subject to the policies  for its benefit, subject to the policies
                                      described under "The Tracking         described under "The Tracking Stock
                                      Stock Proposals--Certain Man-         Proposals--Certain Management and
                                      agement and Allocation Policies"      Allocation Policies" beginning on
                                      beginning on page[   ].               page [    ].

CONVERSION    None                    None                                  We will have the right, at any time
AT OPTION                                                                   after the first anniversary of issu-
OF COM-                                                                     ance, to convert shares of NTL
PANY:                                                                       Tower stock into a number of shares
                                                                            of NTL stock initially equal to 125%
                                                                            of the ratio of the average market
                                                                            value of one share of NTL Tower
                                                                            stock to the average market value of
                                                                            one share of NTL stock. The per
                                                                            centage applied to the ratio of
                                                                            market values will decline to 120%
                                                                            after the second anniversary of
                                                                            issuance and to 115% after the third
                                                                            anniversary of issuance. However, in
                                                                            the event of an adverse tax law
                                                                            change, even in the first year
                                                                            following issuance, as further
                                                                            explained on page [ ], the
                                                                            percentage applied to the ratio will
                                                                            be 110%, regardless of when such
                                                                            conversion occurs. There is no
                                                                            mechanism to adjust this even if the
                                                                            NTL Tower group represents a larger
                                                                            portion of NTL's business, whether
                                                                            calculated on the basis of relative
                                                                            market value, revenues or otherwise.

LIQUIDA-      Upon liquidation of     Upon liquidation of NTL, holders      Upon liquidation of NTL, holders of
TION:         NTL, holders of ex-     of NTL stock will be entitled to      NTL Tower stock will be entitled to
              isting common stock     receive the net assets of NTL, if     receive the net assets of NTL, if any,
              are entitled to receive any, available for distribution to    available for distribution to stock-
              the net assets of       stockholders.  Amounts due upon       holders.  Amounts due upon liquida-
              NTL, if any, remain-    liquidation in respect of shares of   tion in respect of shares of NTL
              ing for distribution to NTL stock and NTL Tower stock         stock and NTL Tower stock will be
              holders of existing     will be distributed pro rata in ac-   distributed pro rata in accordance
              common stock in         cordance with the relative aver-      with the relative average market
              equal amounts per       age market value of one share of      value of one share of NTL stock and
              share.                  NTL stock and one share of NTL        one share of NTL Tower stock as of
                                      Tower stock as of the date 300        the date 300 days after the NTL
                                      days after the NTL Tower stock        Tower stock is first issued. There is
                                      is first issued. There is no mech-    no mechanism to adjust this even if
                                      anism to adjust this even if the      the relative market values differ at
                                      relative market values differ at      the time of liquidation.
                                      the time of liquidation.

REDEMP-       None                    None                                  Although we have no present inten
TION IN EX-                                                                 tion to do so, our board of directors
CHANGE FOR                                                                  may in the future decide to spin-off
STOCK OF                                                                    the NTL Tower group.  To do so,
SUBSIDIARY:                                                                 NTL may redeem NTL Tower stock
                                                                            for a number of shares of one or
                                                                            more wholly owned subsidiaries of
                                                                            NTL then owning all of the assets
                                                                            and liabilities of the NTL Tower
                                                                            group.


U.S. FEDERAL INCOME TAX CONSIDERATIONS

   Based on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, our special tax counsel:

o for U.S. Federal income tax purposes, NTL stock and NTL Tower stock will be treated as stock of NTL; and

o neither NTL nor you, except where you receive cash in lieu of fractional shares, will recognize any income, gain, or loss upon the reclassification of the existing stock, the issuance of NTL Tower stock, the distribution of a dividend of NTL Tower stock to the holders of NTL stock, or the exchange of NTL Tower stock for NTL stock, as NTL presently contemplates such transactions would be carried out.

There are no court decisions or other authorities that control the tax treatment of tracking stock, such as the NTL Tower stock. In addition, the Internal Revenue Service has announced that it will not issue advance rulings on the classification of an instrument with characteristics similar to those of NTL stock and NTL Tower stock. Therefore, the U.S. Federal income tax treatment of the tracking stock proposals is subject to some uncertainty. See "Material U.S. Federal Income Tax Considerations" beginning on page [ ].

ESTABLISHMENT OF NTL TOWER INCENTIVE PLAN

   As part of the tracking stock proposals, we will establish the NTL Tower Incentive Plan. Under this plan, we will grant to senior management and employees of the NTL Tower group options to purchase, or restricted stock awards of, NTL Tower stock representing approximately [ ]% of the total shares of NTL Tower stock deemed outstanding after we first issue NTL Tower stock, assuming for this purpose that NTL group's retained interest in the equity value of NTL attributed to the NTL Tower group is represented by issued and outstanding shares of NTL Tower stock. See Annex II for the complete text of the plan as proposed.

NET PROCEEDS

   Our board of directors can attribute the net proceeds from the planned public offering of NTL Tower stock or future public offerings of NTL Tower stock or NTL stock in its sole discretion to the NTL Tower group or the NTL group. See "Certain Management and Allocation Policies" beginning on page [ ]. We currently plan to use the proceeds of any public offering of NTL Tower stock for NTL as a whole, including funding the operations of the businesses of NTL group or NTL Tower group. Although we have no current plans to sell additional NTL Tower stock to the public, it is within the sole discretion of the board to do so.


                                RISK FACTORS

   You should carefully consider the risk factors described below, as well as the other information included in this proxy statement, before you decide how to vote on the proposals.

   You currently own shares of NTL common stock and, as a stockholder of NTL, are subject to risks arising from all of our operations. Upon completion of the public offering of NTL Tower stock or the issuance of NTL Tower stock in another manner, each share of NTL common stock that you currently own will be redesignated as one share of NTL stock. In addition, if the disposition of the shares of NTL Tower stock reserved for the NTL group includes a distribution to holders of NTL stock, holders of NTL stock will also own NTL Tower stock, and will have the opportunity to decide whether to retain or sell either or both classes of common stock, depending on their investment objectives. There is no current intent to effect such a disposition. For these reasons, the risk factors below emphasize:

   o risks relating to our new and more complex capital structure, which are the key risks of the tracking stock proposals that are applicable to you as a holder of NTL stock and, after any distribution to you of NTL Tower stock, will also be applicable to you as a holder of that stock,

   o risks related to the business of NTL group, to which you are currently subject as a holder of NTL common stock, and

   o risks related to the business of the NTL Tower group, to which you are currently subject as a holder of NTL common stock, but which would be more material to you as a holder of NTL Tower stock upon any distribution to you of shares of NTL Tower stock.

THE MARKET PRICE OF NTL STOCK AND NTL TOWER STOCK MAY NOT REFLECT THE PERFORMANCE OF NTL GROUP AND THE NTL TOWER GROUP AS WE INTEND

   The market price of NTL Tower stock may not reflect the separate performance of the NTL Tower group. Similarly, the market price of NTL stock may not reflect the separate performance of the NTL group. The market price of either or both series of stock could simply reflect the performance of NTL as a whole, or the market price could move independently of the performance of the businesses of the related group. Investors may discount the value of NTL Tower stock and NTL stock because they are part of a common enterprise rather than stand-alone entities.

THE COMPLEX NATURE OF THE TERMS OF THE TWO SERIES OF STOCK MAY ADVERSELY AFFECT THE MARKET PRICES OF THE TWO SERIES OF STOCK

   The complex nature of the terms of NTL stock and NTL Tower stock, such as the convertibility of NTL Tower stock into NTL stock and the potential difficulties investors may have in understanding these terms, may adversely affect the market prices of NTL stock and NTL Tower stock.

THE TERMS OF THE NTL TOWER STOCK AND THE NTL STOCK AS A WHOLE MAY NOT EFFECTIVELY LINK THE MARKET VALUES OF NTL TOWER STOCK AND NTL STOCK WITH THE SEPARATE PERFORMANCE OF THE GROUPS

   Some of the terms of the NTL Tower stock and the NTL stock are not intended to link the market values of the NTL Tower stock and the NTL stock with the separate performance of the groups. For example, the liquidation rights of the NTL Tower stock and the NTL stock are fixed soon after the time of issuance of NTL Tower stock and may not bear any relationship to the respective market values of the NTL Tower group and the NTL group at the time of any liquidation of NTL. The absence of other terms, such as the lack of a formula requiring the payment of dividends based on performance, could make it less likely that NTL Tower stock and NTL stock will have their market value effectively linked to the separate performance of the NTL Tower group and the NTL group.

THE MARKET PRICE OF NTL STOCK MAY NOT REFLECT THE VALUE OF THE SHARES OF NTL TOWER STOCK RESERVED FOR THE NTL GROUP OR FOR ISSUANCE TO THE HOLDERS OF NTL STOCK PRIOR TO ANY INTENDED DISPOSITION

   The market price of NTL stock should reflect the value of the shares of NTL Tower stock which are not issued to the public and are reserved for the NTL group or for issuance to the holders of NTL stock. If the market price of NTL Tower stock increases, the value of these reserved shares should increase. However, investors may not fully value the shares of NTL Tower stock reserved for the NTL group or for issuance to the holders of NTL stock. As a result, we cannot assure you that the market price of NTL stock will increase if the market price of NTL Tower stock increases prior to any disposition of the reserved shares.

FINANCIAL PERFORMANCE OF, OR EVENTS INVOLVING, ONE GROUP COULD ADVERSELY AFFECT THE OTHER GROUP

   The financial performance of one group that affects our consolidated results of operations or financial condition could, if significant, affect the results of operations or financial condition of the other group and the market price of the tracking stock relating to the other group. In addition, net losses of either group and dividends and distributions on, or repurchases of, any series of common stock or repurchases of preferred stock at a price per share greater than par value will reduce the funds we can pay on each series of common stock under Delaware law. For these reasons, you should read our consolidated financial information in addition to the financial information we provide for each group.

   Additionally, events such as earnings announcements, governmental actions or announcements of new products or services, acquisitions or dispositions that the market does not view favorably and thus adversely affect the market price of one series of stock, may adversely affect the market price of the other series of stock. Because both series are common stock of NTL, an adverse market reaction to one series of stock may, by association, cause an adverse reaction to the other series of stock. This could occur even if the triggering event was not material to NTL as a whole.

FINANCIAL EFFECTS FROM ONE GROUP COULD ADVERSELY AFFECT THE OTHER GROUP'S BORROWING COSTS

   If NTL or any of its subsidiaries were to incur significant indebtedness on behalf of one group, including indebtedness incurred or assumed in connection with an acquisition or investment, it could affect the credit rating of NTL and its subsidiaries. This, in turn, could increase the borrowing costs of the companies in the other group and NTL as a whole.

EXISTING STOCKHOLDERS OF NTL WILL HAVE A REDUCED INTEREST IN THE NTL TOWER
GROUP

   Following the proposed public offering of the NTL Tower group shares, holders of NTL stock should participate in the economic performance of the NTL Tower group through the value of the shares of NTL Tower stock which are not issued to the public and are reserved for the NTL group or for issuance to the holders of NTL stock. NTL group's retained interest in the equity value of NTL attributed to the NTL Tower group will decrease as a result of the issuance of additional shares of the series of common stock that tracks the NTL Tower group. After any issuance of NTL Tower stock, the stockholders of NTL will no longer share as holders of NTL stock in the gains or losses attributable to the portion of that group that is represented by the outstanding shares of NTL Tower stock that are issued. The price at which any shares of NTL Tower stock may be sold in the future may not reflect accurately the value of the series of common stock that is issued and thus holders of NTL stock may not appropriately benefit from such issuances. Existing stockholders of NTL will not have any special rights to subscribe for NTL Tower stock in the proposed public offering or following the proposed public offering.

YOU WILL BE A STOCKHOLDER OF NTL REGARDLESS OF WHICH GROUP'S STOCK YOU OWN. THEREFORE YOU WILL BE SUBJECT TO ALL OF THE RISKS OF AN INVESTMENT IN NTL AS A WHOLE, EVEN IF YOU OWN ONLY ONE SERIES OF STOCK

   The holders of NTL Tower stock and the holders of NTL stock will continue to be stockholders of a single company, NTL and, as such, will be subject to all of the risks associated with an investment in NTL and all of our businesses, assets and liabilities. The NTL Tower group and the NTL group will not be separate entities and as such cannot own assets or enter into legally binding agreements. The issuance of NTL Tower stock and NTL stock and the attribution of assets, liabilities and stockholders' equity to the NTL Tower group or the NTL group will not affect ownership of our assets or responsibility for our liabilities or those of our subsidiaries. Further, holders of NTL stock and NTL Tower stock will only have the rights specified in our charter amendment, and will not have any legal rights related to specific assets of any specific group.

CREDITORS OF NTL GROUP AND NTL TOWER GROUP WILL BE CREDITORS OF NTL AND WILL HAVE CLAIMS AGAINST BOTH GROUPS REGARDLESS OF NTL'S ALLOCATION OF LIABILITIES

   The implementation of the tracking stock proposals will not affect the rights of the holders of any debt of NTL or its subsidiaries. The assets we attribute to one group will be subject to the liabilities of the other groups, whether such liabilities arise from lawsuits, contracts or indebtedness that we attribute to another group. If we are unable to satisfy one group's liabilities out of the assets we attribute to it, we may be required to satisfy those liabilities with assets we have attributed to another group.

IF NTL WERE TO BE LIQUIDATED, AMOUNTS DISTRIBUTED TO HOLDERS OF EACH SERIES WILL NOT BEAR ANY RELATIONSHIP TO THE VALUE OF THE ASSETS ATTRIBUTED TO THE GROUPS

   The liquidation rights of the holders of the respective series of common stock are fixed. As a result, liquidation rights of the two series of stock will not bear any relationship to the relative market values of the groups, the relative voting rights of the series of common stock or the relative value of the assets attributed to the groups. In the event of our liquidation, remaining assets will be allocated between holders of NTL stock and NTL Tower stock based upon the stock's average market value as of the date 300 days after the NTL Tower stock is first issued. There is no mechanism to adjust this even if the relative market values differ at the time of liquidation.

THE LIQUIDATION RIGHTS ARE FIXED BASED ON THE GROUP'S RELATIVE MARKET VALUES, WHICH COULD BE AFFECTED BY MARKET REACTION TO DECISIONS OF OUR BOARD OR MANAGEMENT

   The liquidation rights are fixed based on the group's relative market values as of the date 300 days after the NTL Tower stock is first issued. Many factors could affect the market values of NTL stock and NTL Tower stock, including our results of operations and those of each of the groups, trading volume and general economic and market conditions. Market values could also be affected by decisions by our board of directors or our management that investors perceive to affect adversely one series of common stock compared to the other. These decisions could include changes to our management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between the groups and changes in dividend policies.

THERE MAY BE DIFFERING INTERESTS BETWEEN HOLDERS OF NTL STOCK AND HOLDERS OF NTL TOWER STOCK, AND HOLDERS OF NTL WILL BE ABLE TO CONTROL ALL VOTES

   Having multiple series of common stock could give rise to occasions when the interests of holders of NTL stock and holders of NTL Tower stock might diverge or appear to diverge from each other. The voting power of NTL Tower stock will be fixed at [ ] votes per share and the voting power of NTL stock will be fixed at 1 vote per share. Absent a significant change in the number of shares of either group, the aggregate voting power of all of the outstanding shares of NTL Tower stock will not represent a majority of the outstanding voting power of all of the outstanding shares of all series of NTL common stock. Currently, if matters come before the stockholders of NTL that require a majority vote, the holders of NTL stock, if they vote in a similar manner, will be able to control the vote. These matters may include mergers or other extraordinary transactions.

THE VOTING POWER OF EACH SHARE OF NTL TOWER STOCK WILL NOT CHANGE ONCE ESTABLISHED, AND AS A RESULT VOTING POWER WILL NOT BEAR A RELATION TO RELATIVE MARKET VALUES OR THE CONTRIBUTION OF THE NTL TOWER GROUP TO NTL AS A WHOLE

   The number of votes per share of NTL Tower stock will remain unchanged even if the NTL Tower group represents a larger portion of NTL's business, whether calculated on the basis of relative market value, revenues or otherwise. In addition, the issuance or repurchase of shares of any series of common stock could cause changes in the relative voting power of the groups.

IN CIRCUMSTANCES WHERE A SEPARATE CLASS VOTE IS REQUIRED, A SERIES OF COMMON STOCK WITH LESS THAN A MAJORITY OF THE TOTAL VOTING POWER CAN BLOCK ACTION

   If Delaware law, NYSE rules, our restated certificate of incorporation or the board of directors requires a separate vote on a matter by the holders of either NTL stock or NTL Tower stock, those holders could prevent approval of the matter--even if the holders of a majority of the total number of votes cast or entitled to be cast, voting together as a class, were to vote in favor of it.

STOCKHOLDERS WILL NOT VOTE SEPARATELY AS A SERIES ON HOW TO ALLOCATE CONSIDERATION RECEIVED IN CONNECTION WITH A MERGER OF NTL BETWEEN HOLDERS OF NTL STOCK OR NTL TOWER STOCK

   Our charter amendment will not contain any provisions governing how consideration received in connection with a merger or consolidation involving NTL is to be allocated among the holders of NTL stock and NTL Tower stock. None of the holders of NTL stock or NTL Tower stock will have a separate class vote in any merger or consolidation so long as we divide the type and amount of consideration among these holders in a manner we determine, in our sole discretion, to be fair. As a result, the consideration to be received by holders of NTL stock or NTL Tower stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if that group had been sold separately or if a separate class vote on such merger or consolidation had occurred.

THE COST OF MAINTAINING SEPARATE BUSINESSES WILL LIKELY EXCEED THE COSTS ASSOCIATED WITH OPERATING NTL AS A SINGLE ENTITY

   The costs associated with implementing the tracking stock proposals and the ongoing costs of operating separate groups will likely exceed the costs associated with operating NTL as it currently exists. At a minimum, the issuance of NTL Tower stock will result in a complex capital structure and additional financial reporting requirements with respect to the NTL Tower group. The increased financial reporting requirements will result in additional personnel costs, higher audit costs, increased stockholder communications costs and additional public relations costs.

CONVERSION OF NTL TOWER STOCK INTO NTL STOCK MAY ADVERSELY AFFECT THE HOLDERS OF NTL TOWER STOCK OR THE HOLDERS OF NTL STOCK

   At any time after the first anniversary of issuance of the NTL Tower stock, the board of directors, in its sole discretion and without stockholder approval, could choose to convert shares of NTL Tower stock into shares of NTL stock, including a conversion premium at a time when either or both series of our common stock may be considered to be overvalued or undervalued. Since every conversion will include a conversion premium, a conversion would dilute the interests of the holders of NTL stock in NTL. Any conversion would also preclude holders of NTL Tower stock from retaining their investment in a security that is intended to reflect separately the performance of the NTL Tower group. It could also give holders of shares of NTL Tower stock a lesser premium than any premium that might be paid by a third-party buyer of at least 80% of the value of the assets of the NTL Tower group.

   If you own shares of the series of stock into which the other series is being converted and the conversion is at a premium, it is likely that your shares will suffer a loss in value because your economic interest in NTL will be diluted. In addition, if you own shares of the series of stock into which the other series is being converted and the shares of that other series are considered over-valued, the holders of shares of the series of stock being converted will receive more shares of your series of stock than they should and you will suffer a loss in value in addition to any loss resulting from dilution of your economic interest. Conversely, if you own shares of the series of stock being converted and these shares are considered under-valued, you will not receive as many shares of the other series of stock as you should and will suffer a loss in value. Your loss would increase if the other series of stock is also considered over-valued.

THE NUMBER OF SHARES OF ONE CLASS OF STOCK ISSUABLE UPON THE CONVERSION OF THE OTHER WILL VARY DEPENDING UPON THE GROUP'S RELATIVE MARKET VALUES, WHICH COULD BE AFFECTED BY MARKET REACTION TO DECISIONS OF OUR BOARD OR MANAGEMENT.

   The number of shares of one class of stock issuable upon the conversion of the other class of stock will vary depending upon the group's relative market values. Many factors could affect the market values of NTL stock and NTL Tower stock, including our results of operations and those of each of the groups, trading volume and general economic and market conditions. Market values could also be affected by decisions by our board of directors or our management that investors perceive to affect adversely one series of common stock compared to the other. These decisions could include changes to our management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between the groups and changes in dividend policies.

THE CONVERSION PRICE TO BE PAID TO YOU IN THE EVENT WE DECIDE TO CONVERT THE NTL TOWER STOCK INTO NTL STOCK MAY NOT REFLECT THE MARKET VALUE OF THE NTL TOWER STOCK

   In the event that we decide to convert the NTL Tower stock into NTL stock, the conversion price we will use is fixed in the amendment to our charter. This fixed price may not reflect the market value of the NTL Tower stock at any time, including at the time of conversion. There is no mechanism to adjust this even if the NTL Tower group represents a larger portion of NTL's business, whether calculated on the basis of relative market value, revenues or otherwise.

IF OUR BOARD OF DIRECTORS CAUSES A SEPARATION OF ONE GROUP FROM NTL, EITHER ONE OR BOTH SERIES OF STOCK MAY SUFFER A LOSS IN VALUE

   Our board of directors may, without stockholder approval, declare that all outstanding shares of either series of common stock will be exchanged for shares of one or more wholly-owned subsidiaries of NTL that own all of the assets and liabilities attributed to that group. Such an exchange would result in the subsidiary or subsidiaries becoming independent of NTL. If our board of directors chooses to exchange shares of one series of common stock:

o the market value of the subsidiary shares received in that exchange could be or become less than the market value of the series of common stock exchanged; and/or

o the market value of NTL's remaining series of common stock could decrease from its market value before the exchange.

The market value of the subsidiary shares and/or our remaining series of common stock may decrease in part because the subsidiary and/or our remaining businesses may no longer benefit from the advantages of doing business under common ownership with the other group. Specifically, they will no longer be able to take advantage of our strategic and operational benefits of common branding, shared managerial expertise, synergies relating to technology and purchasing arrangements, cost savings in corporate overhead and enhanced access to capital markets.

THERE WILL BE NO BOARD OF DIRECTORS THAT OWES ANY SEPARATE DUTIES TO THE HOLDERS OF EITHER SERIES OF STOCK

   Neither the NTL group nor the NTL Tower group will have a separate board of directors to represent solely the interests of the holders of NTL stock or NTL Tower stock. Consequently, there will be no board of directors that owes any separate duties to the holders of either series of stock. Although our board of directors does not have a separate fiduciary duty to the holders of NTL stock or the holders of NTL Tower stock, the interests of the two groups could diverge or conflict, or appear to diverge or conflict, and issues could arise in resolving some conflicts with the result that our board of directors may benefit one group over the other group with respect to any particular issue. The fiduciary duties owed by our directors are to NTL as a whole, and decisions deemed to be in the best interest of NTL may not be in the best interest of NTL group or the NTL Tower group when considered on their own.

THE NTL BOARD OF DIRECTORS WILL REVIEW MATTERS OF CORPORATE OPPORTUNITY AND COMPETITION AND MAY MAKE DECISIONS WHICH POTENTIALLY FAVOR ONE GROUP RATHER THAN ANOTHER GROUP.

   The NTL board of directors will review any significant matter which involves the allocation of a corporate opportunity between the groups. Although NTL group and NTL Tower group are engaged in different principal businesses, there may be occasion where the groups compete for business. The board will make its determination in accordance with its good faith business judgment of the best interests of NTL and all of our stockholders as a whole. A determination with regard to the allocation of any corporate opportunity or competition may be made in a manner that may affect the groups differently, potentially favoring one group at the expense of another group.

OUR BOARD INTENDS TO, BUT HAS NOT YET, ADOPTED A FORMAL POLICY STATEMENT REGARDING THE RELATIONSHIP BETWEEN NTL GROUP AND NTL TOWER GROUP, AND EVEN AFTER IT ADOPTS A POLICY STATEMENT, THE BOARD WILL BE ABLE TO CHANGE ITS POLICIES AT ANY TIME WITHOUT STOCKHOLDER APPROVAL.

   Our board of directors intends to adopt certain policies relating to cash management and allocations between the NTL Tower group and NTL group. We cannot assure you that the policies determined by our board of directors are as favorable to the holders of one series of common stock as policies that could be set by the related business group if it were a separate company. Our board of directors will make operational and financial decisions concerning the groups, and implement these policies in a manner, that may affect these businesses differently, potentially favoring one group at the expense of the other. Although it has no present intention to do so, the board of directors also may, in the exercise of its business judgment in accordance with the directors' fiduciary duties to NTL and our stockholders, change or make exceptions to these policies at any time. It is likely that our board of directors would change these policies if it decides to issue additional series of common stock. A decision to change these policies could have different effects on the holders of NTL Tower stock or NTL stock, or could adversely affect the holders of one series of common stock compared to the other. For a more comprehensive description of these policies, see "Certain Management and Allocation Policies," beginning on page [ ].

GREATER STOCK OWNERSHIP HELD IN THE FORM OF EITHER NTL TOWER STOCK OR NTL STOCK COULD CAUSE DIRECTORS AND OFFICERS TO FAVOR ONE GROUP OVER ANOTHER

   If directors or officers own disproportionate interests (in percentage or value terms) in NTL stock or NTL Tower stock, that disparity could create, or appear to create, potential conflicts of interest when those directors or officers are faced with decisions that could affect the holders of one series of common stock differently than the holders of the other series. However, while these directors or officers might be, or appear to be, inclined to favor one group over another, they have a fiduciary duty to all NTL stockholders as a whole.

THE BOARD OF DIRECTORS HAS SOLE DISCRETION TO ADMINISTER OUR TREASURY ACTIVITIES AND THIS DISCRETION MAY INCREASE THE RISK TO A HOLDER OF NTL STOCK OR NTL TOWER STOCK AS COMPARED TO OUR EXISTING COMMON STOCK

   In the event that the NTL board determines in its business judgment that it is appropriate for the NTL group to provide funding to the NTL Tower group or for the NTL Tower group to provide funding to the NTL group, the board will also determine whether such a cash transfer should be treated as a revolving credit advance, long term loan, preferred stock or other type of investment. Factors the board may consider in this determination may include:

   o     the current and projected capital structure of each group,

   o     the relative levels of internally generated funds of each group,

   o     the financing needs and objectives of the recipient group,

   o     the investment objectives of the transferring group,

   o the availability, cost and timing associated with alternative financing sources, and

   o     prevailing interest rates and general economic conditions.

   The determination of the board of directors as to how to account for a cash transfer will affect the amount of interest expense and interest income and stockholders' equity as reflected in the financial statements of the NTL group and the NTL Tower group.

   If either the NTL group or the NTL Tower group is unable to repay advances or loans owed to the other group, both groups would be adversely affected. Also, if either NTL group or the NTL Tower group extends an advance or loan to the other group at an interest rate below the lending group's costs of funds or opportunity cost, the lending group's results would be adversely affected to the extent of the difference.

FINANCIAL INFORMATION PROVIDED FOR THE NTL GROUP AND THE NTL TOWER GROUP MAY BE LESS COMPARABLE FROM PERIOD TO PERIOD DUE TO THE BOARD'S DISCRETION

   Our board of directors has the sole discretion to adopt and change its policies relating to cash management and other financial allocations. Financial information provided for the NTL group and the NTL Tower group may be less comparable form period to period if the board exercises its discretion in allocating assets, liabilities, revenues, costs and other items.

PRINCIPLES OF DELAWARE LAW MAY PROTECT DECISIONS OF OUR BOARD OF DIRECTORS THAT HAVE A DISPARATE IMPACT UPON HOLDERS OF NTL STOCK AND NTL TOWER STOCK

   Delaware law provides that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to the holders of any particular class or series of stock. Having two series of common stock, however, could give rise to occasions when the interests of holders of one series may diverge or appear to diverge from the interests of holders of the other series. Recent cases in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of tracking stocks may be judged under the "business judgment rule." Under these principles of Delaware law and the "business judgment rule," you may not be able to challenge board of directors' decisions that have a disparate impact upon holders of NTL stock or NTL Tower stock, if the board of directors is adequately informed with respect to such decisions and acts in good faith and in the honest belief that it is acting in the best interest of our stockholders and does not have a conflict of interest.

WE MAY DISPOSE OF ASSETS ALLOCATED TO NTL GROUP OR THE NTL TOWER GROUP WITHOUT YOUR APPROVAL

   Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of NTL. Any disposition requiring stockholder approval would require a vote of all NTL stockholders voting together as a single class. As long as the assets attributed to a group represent less than substantially all of our assets, the board of directors, in its sole discretion, may approve sales and other dispositions of any amount of the assets of that group without any stockholder approval. Generally, if we dispose of at least 80% of the value of the assets of any group, we would be required to choose one of the following three alternatives:

   o declare and pay a dividend to the holders of the relevant series of common stock;

   o redeem shares of the relevant series of common stock for cash, securities or other property; or

   o if the NTL Tower group's assets were sold, convert shares of NTL Tower stock into outstanding shares of NTL stock.

   Consequently, holders of any series of common stock may receive less value for their shares than the value that a third-party buyer might pay for at least 80% of the value of the assets of such group. Further, holders of a group's stock are not entitled to receive a dividend or other distribution upon a disposition of less than 80% of the value of a group's assets. The board of directors has sole discretion to determine the fair value of all assets, except for cash and certain publicly traded securities.

CORPORATE-LEVEL INCOME TAXES MAY BE INCURRED ON A SALE OF A GROUP THAT WOULD NOT BE INCURRED IF THE GROUP WERE A SEPARATE CORPORATION

   NTL may incur a tax liability upon a sale of the assets of a group, which would be allocated to that group and reduce the amount available for distribution to the holders of the tracking stock for that group. By contrast, if the group were a separate corporation whose stock was held directly by such holders, they could sell their stock directly to the buyer, in which case no corporate-level tax would be incurred. Consequently, the holders of tracking stock could receive less upon a disposition of a related group than they would if they directly held stock of a separate corporation.

WE DO NOT INTEND TO PAY DIVIDENDS ON NTL TOWER STOCK, AND EVEN IF WE DECIDE TO DO SO, WE ARE NOT REQUIRED TO PAY DIVIDENDS EQUALLY ON NTL STOCK AND NTL TOWER STOCK

   We do not intend to pay cash dividends in the foreseeable future on NTL Tower stock. We do not intend to change our current dividend policy with respect to our existing common stock, which will become NTL stock. In addition, we are a holding company and the existing indentures and credit facilities of our operating subsidiaries contain covenants which may limit the amount of funds which may be transferred by our subsidiaries to us for dividends to our stockholders or otherwise. Under our charter amendment, our board of directors could, subject to the limitations on dividends contained in our operating subsidiaries' indentures and credit facilities, decide to pay dividends on neither series of common stock, on one, but not both series of common stock, or on both series of common stock, in equal or unequal amounts. There is no requirement or assurance that any potential dividend correlate with the performance of either group. In particular, such a decision would not necessarily have to reflect:

   o     the financial performance of any group;

   o the amount of assets available for dividends on any series of common stock; or

   o the amount of prior dividends declared on any series of common stock.

MULTIPLE SERIES OF COMMON STOCK MAY INHIBIT OR PREVENT ACQUISITION BIDS FOR NTL, NTL GROUP OR THE NTL TOWER GROUP

   If NTL group or the NTL Tower group were separate companies, any person interested in acquiring either of them without negotiating with management could seek control of that entity by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend NTL stock and NTL Tower stock to reflect the separate performance of NTL group and the NTL Tower group, as appropriate, a person interested in acquiring only one group without negotiation with NTL's management could obtain control of that group only by obtaining control of the outstanding voting stock of NTL.

   The existence of multiple series of common stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of multiple series of common stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of NTL by delaying or preventing such a change in control.

   In addition, some of the provisions of our charter amendment, by-laws, and Delaware law may inhibit changes of control not approved by the board of directors. For additional anti-takeover constraints, see "The Tracking Stock Proposals--Other Provisions of Our Charter, Bylaws and Delaware Law; Relationship with France Telecom" beginning on page [ ].

THE MARKET PRICES OF NTL STOCK AND NTL TOWER STOCK COULD DECLINE IF WE ISSUE MORE COMMON STOCK

   Our charter amendment will allow our board of directors, in its sole discretion, to issue authorized but unissued shares of common stock in multiple series. Our board of directors may issue NTL stock or NTL Tower stock, or may designate and issue a new series of common stock, to, among other things:

   o     raise capital;

   o     pay stock dividends or provide for stock splits;

   o     acquire companies or businesses; or

   o     provide compensation or benefits to employees.

   Under Delaware law, the board of directors would not need your approval for these issuances. We do not intend to seek your approval for any such issuances unless:

   o stock exchange regulations or other applicable law require approval; or

   o     the board of directors deems it advisable.

   These issuances could cause the market prices of the series of common stock issued to decline as more stock became available.

IN THE FUTURE, WE MAY ISSUE ADDITIONAL SERIES OF COMMON STOCK, WITHOUT STOCKHOLDER APPROVAL, INCLUDING BY REATTRIBUTING ASSETS AND LIABILITIES FROM AN EXISTING GROUP TO A NEW GROUP

   If we issue an additional series of common stock, we may establish a new group to which that series of common stock relates by attributing to it newly acquired assets or by reattributing to it some of the assets and liabilities from either or both of the NTL Tower group or the NTL group. If our board of directors decides to reattribute assets and liabilities from an existing group to a new group, we would reserve for the group or groups to which those assets and liabilities were previously attributed shares of the new series of common stock, unless the new group paid for those assets and liabilities with other consideration.

   The issuance of an additional series of common stock will make our capital structure and decisions relating to inter-group transactions and related matters more complicated. In addition, our board of directors would likely amend our tracking stock policies at that time to provide for the new group and transactions between it and the NTL Tower group and the NTL group.

   In the event our board of directors issues an additional series of common stock, the risk factors discussed in this proxy statement would then also apply to the new series of common stock and the new groups created in relation to NTL Tower stock and NTL stock.

WE MAY NOT OFFER NTL TOWER STOCK AT ALL

   This proxy statement describes our current intentions regarding future issuances of NTL Tower stock by public offering. Because these issuances are subject to various conditions and uncertainties, we cannot assure you that any public offering or other issuances will occur.

THE EXISTENCE OF TRACKING STOCK COULD MAKE IT DIFFICULT TO OBTAIN
ASSURANCES FROM THE INTERNAL REVENUE SERVICE THAT ACQUISITIONS OR OTHER TRANSACTIONS INTENDED TO BE TAX-FREE ACTUALLY QUALIFY FOR SUCH TREATMENT

   The issuance of a tracking stock in connection with future acquisitions by us could have various adverse effects, such as the possible inability or increased difficulty of obtaining a ruling from the Internal Revenue Service for an acquisition designed to be tax-free.

THE INTERNAL REVENUE SERVICE COULD ASSERT THAT THE RECEIPT OF TRACKING STOCK IS TAXABLE TO YOU OR US OR THAT THE TRACKING STOCK IS "SECTION 306 STOCK"

   The Internal Revenue Service could successfully assert that the receipt of NTL Tower stock, as well as the subsequent conversion of NTL Tower stock into NTL stock, or the sale of NTL Tower stock by NTL, could be taxable to NTL or you. Based on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, our special tax counsel, unless you receive cash in lieu of fractional shares, no income, gain or loss will be recognized by you or NTL for U.S. Federal income tax purposes as a result of the reclassification of the existing stock, the distribution of a dividend of NTL Tower stock to the holders of NTL stock, or an exchange of NTL Tower stock for NTL stock, as we presently contemplate such transactions would be carried out. However, the Internal Revenue Service could disagree. See "Material U.S. Federal Income Tax Considerations" beginning on page [ ].

THE ENACTMENT OF RECENT CLINTON ADMINISTRATION PROPOSALS COULD RESULT IN TAXATION ON ISSUANCES OF TRACKING STOCK

   In February 1999 and again in February 2000 the Clinton Administration proposed legislation relating to the issuance of tracking stock similar to NTL Tower stock. The February 1999 proposal would impose a corporate-level tax on the issuance of tracking stock. The February 2000 proposal would tax stockholders on the receipt of tracking stock received in a distribution on or in exchange for their existing stock. Both provisions are proposed to be effective for tracking stock issued on or after the date of enactment. Neither of these proposals has been incorporated in any proposed legislation in the U.S. House of Representatives or the U.S. Senate. We cannot predict whether either proposal will be enacted or, if enacted, whether it will be in the form proposed. The enactment of these proposals could impede NTL's ability to distribute or sell NTL Tower stock. The enactment of these proposals could also be a tax event. Upon the occurrence of a tax event, even in the first year after issuance, NTL has the right to, and will most likely, convert outstanding NTL Tower stock into a number of shares of NTL stock equal to 110% of the ratio of the average market values of the NTL Tower stock and the NTL stock over a specified trading period prior to that conversion. There is no mechanism to adjust this even if the NTL Tower group represents a larger portion of NTL's business, whether calculated on the basis of relative market value, revenues or otherwise. See risk factor entitled "Conversion of NTL Tower stock into NTL stock may adversely affect the holders of NTL Tower stock or the holders of NTL stock," "Description of NTL Stock and NTL Tower Stock--Conversion of NTL Tower Stock at Option of NTL" at page [ ] and "Material U.S. Federal Income Tax Considerations," beginning on page [ ].

RISKS RELATING TO NTL GENERALLY AND TO THE NTL GROUP

NTL HAS GRANTED SUBSTANTIAL GOVERNANCE AND ECONOMIC RIGHTS IN CONNECTION WITH THE FRANCE TELECOM INVESTMENT THAT MAY IMPACT A STOCKHOLDER'S INVESTMENT IN NTL.

  We have granted certain rights to France Telecom which are described in "Other Provisions of Our Charter, Bylaws and Delaware Law; Relationship with France Telecom - Relationship with France Telecom." Exercise by France Telecom of some or all of such rights may impact NTL or the value of NTL stock held by persons other than France Telecom.

OUR SUBSTANTIAL LEVERAGE COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH

   We are and, for the foreseeable future will continue to be, highly leveraged. The agreements which govern our existing indebtedness also allow us to assume additional debt.

   Our substantial indebtedness could adversely affect our financial health by, among other things:

   o increasing our vulnerability to adverse changes in general economic conditions or increases in prevailing interest rates particularly if any of our borrowings are at variable interest rates,

   o limiting our ability to obtain the additional financing we need to operate, develop and expand our business, and

   o requiring us to dedicate a substantial portion of our cash flow from operations to service our debt, which reduces the funds available for dividends, operations and future business opportunities.

IN SOME CIRCUMSTANCES INVOLVING A CHANGE OF CONTROL OF NTL COMMUNICATIONS CORP., WE WILL BE REQUIRED TO REPURCHASE SOME OF OUR INDEBTEDNESS -- IF THIS OCCURS, WE MAY NOT HAVE THE FINANCIAL RESOURCES NECESSARY TO MAKE THOSE REPURCHASES

   We may under some circumstances involving a change of control of NTL Communications Corp. be obligated to offer to repurchase outstanding debt securities before maturity. We cannot assure you that we will have available financial resources necessary to repurchase those securities in those circumstances.

THE ANTICIPATED CONSTRUCTION COSTS OF OUR NETWORK WILL INCREASE AS A RESULT OF OUR RECENT ACQUISITIONS AND WILL REQUIRE SUBSTANTIAL AMOUNTS OF ADDITIONAL FUNDING

   Following our recent acquisitions, our capital expenses and cost of operations for the development, construction and operation of our networks will significantly increase. We estimate that significant amounts of additional funding will be necessary to meet these capital expenditure and operational requirements.

   We cannot be certain that:

   o we will be able to obtain additional financing with acceptable terms;

   o we will satisfy conditions precedent to advances under future credit facilities; or

   o we will be able to generate sufficient cash from operations to meet capital requirements, debt service and other obligations when required.

   We do not have any firm additional financing plans to address the factors enumerated above.

WE WILL REQUIRE ADDITIONAL FINANCING BECAUSE WE DO NOT EXPECT TO GENERATE SUFFICIENT CASH FLOW TO REPAY AT MATURITY ALL OF OUR OUTSTANDING
INDEBTEDNESS

   We anticipate that we will not generate sufficient cash flow from operations to repay at maturity all of our outstanding indebtedness. As a result, we will have to consider, among other things:

   o     refinancing all or portions of that indebtedness,

   o     seeking modifications to the terms of that indebtedness, and

   o seeking additional debt financing, which may require us to obtain the consent of some of our lenders.

   We cannot be certain that we will succeed in executing any of these measures.

WE CANNOT BE CERTAIN THAT WE WILL BE SUCCESSFUL IN INTEGRATING ACQUIRED BUSINESSES INTO OURS, OR THAT WE WILL REALIZE THE BENEFITS WE ANTICIPATE FROM ANY ACQUISITION

   We will continue to consider strategic acquisitions and combinations that involve operators or owners of licenses to operate cable, telephone, television or telecommunications systems or services and related businesses. If consummated, some of these transactions would significantly alter our holdings and might require us to incur substantial indebtedness. We cannot assure you that, with respect to the recent acquisitions, as well as any future acquisitions, that:

   o     we will realize any anticipated benefits;

   o     we will successfully integrate the businesses with our operations;
         or

   o     we will manage such integration without adversely affecting NTL.

NTL INCORPORATED, NTL (DELAWARE), INC. AND NTL COMMUNICATIONS CORP. ARE HOLDING COMPANIES THAT ARE DEPENDENT UPON CASH FLOW FROM THEIR SUBSIDIARIES TO MEET THEIR OBLIGATIONS -- THEIR ABILITY TO ACCESS THAT CASH FLOW MAY BE LIMITED IN SOME CIRCUMSTANCES

   NTL Incorporated, NTL (Delaware), Inc. and NTL Communications Corp. are holding companies with no independent operations or significant assets other than their investments in and advances to their subsidiaries and affiliated joint ventures. The terms of existing and future indebtedness of their subsidiaries may limit the payment of dividends, loans and other distributions to them by their subsidiaries. NTL Incorporated, NTL (Delaware), Inc. and NTL Communications Corp. depend upon the receipt of sufficient funds from their subsidiaries and affiliated joint ventures to meet their obligations.

WE HAVE HISTORICALLY INCURRED LOSSES AND GENERATED NEGATIVE CASH FLOWS AND CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE IN THE FUTURE

   Construction and operating expenditures have resulted in negative cash flow, which we expect will continue at least until we establish an adequate customer base. We also expect to incur substantial additional losses. We cannot assure you that we will achieve or sustain profitability in the future. Failure to achieve profitability could diminish our ability to sustain our operations and obtain additional required funds. In addition, a failure to achieve or sustain profitability would adversely affect our ability to make required payments on our indebtedness.

NTL COMMUNICATIONS CORP. AND NTL (DELAWARE), INC. HAVE HISTORICALLY HAD A DEFICIENCY OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS AND THEIR EARNINGS IN THE FUTURE MAY NOT BE SUFFICIENT TO COVER THOSE FIXED CHARGES

   For the three months ended March 31, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995, NTL Communications Corp.'s earnings were insufficient to cover fixed charges by approximately $344.9 million, $783.7 million, $535.0 million, $350.9 million, $268.9 million and $112.4 million, respectively. NTL Communications Corp.'s earnings for the years ended December 31, 1998 and 1997 were insufficient to cover combined fixed charges and preferred stock dividends by approximately $553.8 million and $362.9 million, respectively. For the three months ended March 31, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995, NTL (Delaware), Inc.'s earnings were insufficient to cover fixed charges by approximately $416.5 million, $809.8 million, $535.0 million, $350.9 million, $268.9 million and $112.4 million, respectively. NTL (Delaware), Inc.'s earnings for the three months ended March 31, 2000 and for the years ended December 31, 1999, 1998 and 1997 were insufficient to cover combined fixed charges and preferred stock dividends by approximately $435.4 million, $883.5 million, $553.8 million and $362.9 million, respectively. Fixed charges consist of interest expense, including capitalized interest, amortization of fees related to debt financing and rent expense deemed to be interest. Our earnings in the future may not be sufficient to cover those fixed charges.

WE ARE SUBJECT TO SIGNIFICANT COMPETITION, WHICH WE EXPECT TO INTENSIFY, IN EACH OF OUR BUSINESS AREAS -- IF WE ARE UNABLE TO COMPETE SUCCESSFULLY OUR FINANCIAL HEALTH COULD BE ADVERSELY AFFECTED

   We face significant competition from established and new competitors in each of our businesses. As existing technology develops and new technologies emerge, we believe that competition will intensify in each of these business areas, particularly business telecommunications and the Internet. Some of our competitors have substantially greater financial and technical resources than we do. If we are unable to compete successfully our financial condition and results of operations could be adversely affected.

OUR PRINCIPAL BUSINESSES ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, INCLUDING PRICING REGULATION, WHICH MAY CHANGE IN A MANNER THAT ADVERSELY EFFECTS US

   Our principal business activities in the U.K. are regulated and supervised by various governmental bodies. Changes in laws, regulations or governmental policy or the interpretations of those laws or regulations affecting our activities and those of our competitors, such as licensing requirements, changes in price regulation and deregulation of interconnection arrangements, could have a material adverse effect on us.

   In addition, we are also subject to regulatory initiatives of the European Commission. Changes in EU Directives may reduce the range of programing and increase the costs of purchasing television programming or require us to provide access to our cable network infrastructure to other service providers, which could have a material adverse effect on us.

FAILURE TO MANAGE OUR GROWTH AND EXPANSION COULD HAVE A MATERIAL ADVERSE EFFECT ON US

   We have experienced rapid growth and development in a relatively short period, and we plan to meet our strategic objectives and regulatory milestones. Management of that growth will require, among other things:

   o     stringent control of construction and other costs,

   o     continued development of our financial and management controls,

   o     increased marketing activities, and

   o     the training of new personnel.

   Failure to manage our rapid growth and development successfully could have a material adverse effect on us.

WE ARE DEPENDENT UPON A SMALL NUMBER OF KEY PERSONNEL

   A small number of key executive officers manage our businesses, and the loss of one or more of them could have a material adverse effect on us. We believe that our future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel. We have not entered into written employment contracts or non-compete agreements with, nor have we obtained life insurance policies covering, those key executive officers. Some of our senior managers also serve as members of senior management of other companies in the telecommunications business which may reduce the amount of time they are able to dedicate to our businesses.

THE TELECOMMUNICATIONS INDUSTRY IS SUBJECT TO RAPID TECHNOLOGICAL CHANGES AND WE CANNOT PREDICT THE EFFECT OF ANY CHANGES ON OUR BUSINESSES

   The telecommunications industry is subject to rapid and significant changes in technology and we cannot predict the effect of technological changes on our businesses. However, the cost of implementation for emerging and future technologies could be significant, and our ability to fund such implementation may depend on our ability to obtain additional financing.

WE ARE SUBJECT TO CURRENCY RISK BECAUSE WE OBTAIN A SUBSTANTIAL AMOUNT OF FINANCING IN U.S. DOLLARS BUT GENERALLY GENERATE REVENUES AND INCUR EXPENSES IN OTHER CURRENCIES

   We will encounter currency exchange rate risks because we generate revenues and incur construction and operating expenses primarily in British pounds sterling while we pay interest and principal obligations with respect to most of our existing indebtedness in U.S. dollars. We cannot assure you that any hedging transaction we might enter into will be successful and that shifts in the currency exchange rates will not have a material adverse effect on us.

WE DO NOT INSURE THE UNDERGROUND PORTION OF OUR CABLE NETWORK

   We obtain insurance of the type and in the amounts that we believe are customary in the U.K. for similar companies. Consistent with this practice, we do not insure the underground portion of our cable network. Substantially all of our cable network is constructed underground. Any catastrophe that affects a significant portion of one of our system's underground cable network would result in substantial uninsured losses.

SOME PROVISIONS OF NTL COMMUNICATIONS CORP.'S INDENTURES AND RESTATED CERTIFICATE OF INCORPORATION MAY DELAY OR PREVENT TRANSACTIONS INVOLVING A CHANGE OF CONTROL

   Some provisions of the indenture and the indentures governing NTL Communications Corp.'s senior notes may have the effect of delaying or preventing transactions involving a change of control of NTL, including transactions in which stockholders might otherwise receive a possible substantial premium for their shares over then current market prices, and may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

   NTL Incorporated's restated certificate of incorporation contains various provisions which may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover, making it more difficult to remove or change the composition of our incumbent board of directors and our officers, being adverse to stockholders who desire to participate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices. As a result of the provisions of NTL Incorpo rated's restated certificate of incorporation and the ownership of NTL, no change of control requiring stockholder approval is possible without the consent of the owners of its series A junior participating preferred stock.

THE INSTRUMENTS GOVERNING SOME OF OUR INDEBTEDNESS MAY INDIRECTLY LIMIT NTL INCORPORATED'S ABILITY TO PAY DIVIDENDS

   The indentures governing NTL Communications Corp.'s senior notes impose limitations on the payment of dividends to NTL Incorporated and consequently restrict NTL Incorporated's ability to pay dividends on its common stock. Further, the terms of our credit facility restrict, and the terms of other future indebtedness of our subsidiaries may, subject to the terms of the indentures governing the senior notes, restrict, the ability of some of our subsidiaries to distribute earnings to NTL Communications Corp. or make other payments to NTL Communications Corp.

   Before our recent corporate restructurings, NTL Communications Corp. never paid cash dividends on its common stock and NTL Incorporated has never paid cash dividends on its common stock. In addition, the payment of any dividends by NTL Incorporated in the future will be at the discretion of its board of directors and will depend upon, among other things, future earnings, operations, capital requirements, its general financial condition and the general financial condition of our subsidiaries and general business conditions.

THE MARKET PRICE OF THE COMMON STOCK IS SUBJECT TO VOLATILITY

   The market price of the existing common stock has been subject to volatility and, in the future, the market price of the NTL stock and the NTL Tower stock could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. These factors include, among other things, actual or anticipated variations in our operating results, our earnings releases and our competitors' earnings releases, announcements of technological innovations, changes in financial estimates by securities analysts, market conditions in the industry and the general state of the securities markets, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions.

YOU SHOULD BE AWARE THAT ACTUAL RESULTS OR OUTCOMES MAY TURN OUT TO BE MATERIALLY DIFFERENT FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROXY

   This proxy includes or incorporates by reference projections of broadcast transmission revenues, build-out results and other forward-looking statements, including those using words such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions. In reviewing that forward-looking information you should keep in mind that actual results may differ materially from those expressed or implied in those forward-looking statements. Important assumptions and factors that could cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in or expressed or implied by such projections and forward-looking statements include those specified in this risk factors section, as well as

   o     industry trends,

   o     our ability to

         -        continue to design network routes and install facilities,

         - obtain and maintain any required government licenses or approvals,

         -        finance construction and development,

   all in a timely manner, at reasonable costs and on satisfactory terms and conditions,

   o     assumptions about

         -        customer acceptance,

         -        churn rates,

         - overall market penetration and competition from providers of alternative services, and

         -        availability, terms and deployment of capital.

   We assume no obligation to update projections or other forward-looking statements to reflect actual funding requirements, capital expenditures and results, changes in assumptions or in the factors affecting such projections or other forward-looking statements. We cannot assure you that:

   o any financings will be obtained when required, on acceptable terms or at all;

   o actual amounts required to complete our planned build out will not exceed the amount we estimate or that additional financing substantially in excess of that amount will not be required (see -- "The anticipated construction costs of our network will increase as a result of our recent acquisitions and will require substantial amounts of additional funding");

   o we will not acquire franchises, licenses or other new businesses that would require additional capital;

   o operating cash flow will meet expectations or that we will be able to access such cash from our subsidiaries' operations to meet any unfunded portion of our capital requirements when required or to satisfy the terms of the notes, or our other debt instruments and agreements for the incurrence of additional debt financing (see the risk factor titled, "-- NTL Incorporated, NTL (Delaware), Inc. and NTL Communications Corp. are holding companies that are dependent upon cash flow from their subsidiaries to meet their obligations -- their ability to access that cash flow may be limited in some circumstances");

   o our subsidiaries will not incur losses from their exposure to exchange rate fluctuations or be adversely affected by interest rate fluctuations (see the risk factor titled, "-- We are subject to currency risk because we obtain a substantial amount of financing in US dollars but generally generate revenues and incur expenses in other currencies");

   o there will not be adverse changes in applicable United States, United Kingdom, Australian, Irish, French, Swiss or Bermuda tax laws; or

   o the effects of monetary union in Europe will not be materially adverse to us.

RISKS RELATING TO THE BUSINESS OF NTL TOWER GROUP

YOU SHOULD BE AWARE THAT THE NTL TOWER GROUP IS DEPENDENT ON SEVERAL LARGE CONTRACTS AND CUSTOMERS

   The NTL Tower group is substantially dependent upon contracts with a small group of companies for the right to broadcast their programming, and upon a site sharing agreement for a large number of its transmission sites. The loss of any one of these contracts or site sharing agreements could have a material adverse effect on the NTL Tower group.

THE MIGRATION FROM ANALOG TO DIGITAL TRANSMISSION WILL REQUIRE SIGNIFICANT CAPITAL INVESTMENT THAT MAY REQUIRE ADDITIONAL FINANCING

   The business of the NTL Tower group requires significant capital investment. We will require additional financing in the future in order to make the necessary capital investment. There can be no assurance that the required financing will be obtainable on acceptable terms.

OUR BROADCAST SERVICES BUSINESS IS DEPENDENT UPON SITE SHARING ARRANGEMENTS WITH OUR PRINCIPAL COMPETITOR

   As a result of, among other factors, a natural shortage of potential transmission sites and the difficulties in obtaining planning permission for erection of further masts, the Castle Tower Corporation Consortium and NTL have made arrangements to share a large number of sites. We cannot assure you that the site sharing arrangements will not be terminated. Termination of the site sharing arrangements would have a material adverse effect on us.

   Under the present arrangements, one of the parties is the owner, lessor or licensor of each site and the other party is entitled to request a license to use specified facilities at that site. Each site license granted pursuant to the site sharing agreement is for an initial period expiring on December 31, 2005, subject to title to the site and to the continuation in force of the site sharing agreement. Each site sharing agreement provides that, if requested by the sharing party, it will be extended for further periods. Either party may terminate the agreement by 5 years' notice in writing to the other expiring on December 31, 2005 or at any date which is a date 10 years or a multiple of 10 years after December 31, 2005.

DECREASE IN DEMAND FOR TOWER SPACE WOULD MATERIALLY AND ADVERSELY AFFECT OUR CASH FLOW AND WE CANNOT CONTROL THAT DEMAND

   Many of the factors affecting the demand for tower space, and to a lesser extent our services business, affect our cash flow. Those factors include:

   o     consumer demand for wireless services,

   o the financial condition of wireless service providers and their preference for owning as opposed to leasing antenna sites,

   o the growth rate of wireless communications or of a particular wireless segment,

   o the number of wireless service providers in a particular segment, nationally or locally,

   o     governmental licensing of broadcast rights,

   o increased use of roaming and resale arrangements by wireless service providers. These arrangements enable a provider to serve customers outside its license area, to give licensed providers the right to enter into arrangements to serve overlapping license areas and to permit nonlicensed providers to enter the wireless marketplace. Wireless service providers might consider such roaming and resale arrangements as superior to constructing their own facilities or leasing antennae space from us,

   o     zoning, environmental and other government regulations, and

   o     technological changes.

   The demand for antenna space is dependent, to a significantly lesser extent, on the needs of television and radio broadcasters. Among other things, certain technological advances, including the development of satellite-delivered radio, may reduce the need for tower-based broadcast transmission. We could also be affected adversely should the development of digital television be delayed or impaired, or if demand for it were to be less than anticipated because of delays, disappointing technical performance or cost to the consumer.

INCREASING COMPETITION COULD MAKE TOWER CONSTRUCTION AND ACQUISITION MORE
COSTLY

   Increased competition, which we believe will continue, has resulted in substantially higher acquisition costs, particularly for towers being sold by wireless service providers. That competition has also raised construction site acquisition costs and created shortages for experienced tower construction personnel. Because of personnel shortages, we could experience failures to meet time schedules. Failures to meet time schedules could result in our paying significant penalties to prospective tenants, particularly in build-to-suit situations.

INCREASING COMPETITION IN THE SATELLITE AND FIBER NETWORK ACCESS SERVICES MARKET MAY SLOW OUR GROWTH AND ADVERSELY AFFECT OUR BUSINESS

   In the satellite and fiber network access services market, we compete with other satellite communications companies that provide similar services, as well as other communications service providers. Increased competition could result in our being forced to reduce the fees we charge for our services and may limit our ability to obtain, on economical terms, services that are critical to our business. We anticipate that our competitors may develop or acquire services that provide functionality that is similar to that provided by us and that those competitive services may be offered at significantly lower prices or bundled with other services. Many of the existing and potential competitors have financial and other resources significantly greater than those available to us.

WE COULD HAVE LIABILITY UNDER ENVIRONMENTAL LAWS

   Under various environmental laws, we, as an owner, lessee or operator of real estate sites, may be liable for the substantive costs of remediating soil and groundwater contaminated by hazardous wastes. Some of these laws impose responsibility and liability on us even if we did not cause the contamination or even know about it. Almost all of the towers we own and operate, other than roof top towers, are located on parcels of land, which could result in substantial environmental liability. Our liability often will continue even if we sell or cease to lease or operate the property.

OUR COSTS COULD INCREASE AND OUR REVENUES COULD DECREASE DUE TO PERCEIVED HEALTH RISKS FROM RADIO EMISSIONS, ESPECIALLY IF THESE PERCEIVED RISKS ARE SUSTAINED

   Public perception of possible health risks associated with cellular and other wireless communications media could slow the growth of wireless companies, which could in turn slow our growth. In particular, negative public perception of, and regulations regarding, these perceived health risks could slow the market acceptance of wireless communications services.

OUR BUSINESS DEPENDS ON THE DEMAND FOR WIRELESS COMMUNICATION SITES AND OUR ABILITY TO SECURE CO- LOCATION TENANTS.

   Our business depends on demand for communications sites from wireless services. A reduction in demand for communications sites or increased competition for co-location tenants could have a material adverse effect on our business, financial condition or results of operations. In particular, the success of our business model requires us to secure co-location tenants, and securing co-location tenants depends upon the demand for communications sites from a variety of service providers in a particular market. The extent to which wireless service providers lease communications sites on our towers depends on the level of demand for wireless services, the financial condition and access to capital of those providers, the strategy of providers with respect to owning or leasing communications sites, government licensing of communication licenses, changes in telecommunications regulations, the characteristics of each company's technology, and geographic terrain.

WE MAY BE UNABLE TO INCREASE OUR CONSTRUCTION ACTIVITIES OR TO ACQUIRE TOWERS AS CONTEMPLATED BY OUR GROWTH STRATEGY.

   Our growth strategy depends on our ability to construct, acquire and operate towers as wireless service providers expand their tower network infrastructure. Regulatory and other barriers could adversely affect our ability to construct towers in accordance with the requirements of our customers, and, as a result, we may be subject to penalties and forfeiture provisions under our anchor tenant leases. Our ability to construct new towers may be affected by a number of factors beyond our control, including zoning and local permitting requirements, availability of tower components and construction equipment, availability of skilled construction personnel and weather conditions. In addition, because the concern over tower proliferation has grown in recent years, certain communities now restrict new tower construction or delay granting permits required for construction.

   Our expansion plans call for a significant increase in construction activity. We may not be able to overcome the barriers to new construction, and we may not complete the number of towers planned for construction. Our failure to complete the necessary construction could have a material adverse effect on our business, financial condition or results of operations.

   We compete for tower acquisition opportunities with wireless service providers broadcasters, site developers and other independent tower owners and operators, and we expect competition to increase. Increased competition for acquisitions may result in fewer acquisition opportunities and higher acquisition prices. We regularly explore acquisition opportunities; however, we may have trouble identifying towers or tower companies to acquire in the future.

COMPETING TECHNOLOGIES AND OTHER ALTERNATIVES COULD REDUCE THE DEMAND FOR OUR SERVICES.

   Most types of wireless services currently require group-based network facilities, including communication sites for transmission and reception. The development and growth of communications technologies which do not require ground-based sites or other alternatives could reduce the demand for space on our towers.

   In particular, the emergence of new technologies that do not require terrestrial antenna sites and can be substituted for those that do, could have a negative impact on our operations. For example, the FCC has granted license applications for several low-earth orbiting satellite systems that are intended to provide mobile voice and data services; one system is currently operating, and another has recently initiated service. In addition, the FCC has issued licenses for several low-earth orbiting satellite systems that are intended to provide solely data services, and one of those systems is operational. Although these systems are highly capital-intensive and have only begun to be tested, mobile systems could compete with land-based wireless communication systems, thereby reducing the demand for the infrastructure services we provide. Reduced demand for ground-based antenna sites could have a material adverse effect on our business, financial condition or results of operations.

   In addition, wireless service providers frequently enter into agreements with competitors allowing them to utilize one another's wireless communications facilities to accommodate customers who are out of range of their home providers' services. These roaming agreements may be viewed by wireless services providers as a superior alternative to leasing space for their own antennae on communications sites we own. The proliferation of these roaming agreements could have a material adverse effect on our business, financial condition or results of operations.

OUR TOWERS MAY BE DAMAGED BY NATURAL DISASTERS.

   Our towers are subject to risks associated with natural disasters such as ice and wind storms, tornadoes, hurricanes and earthquakes. We self-insure almost all of our towers against such risks. A tower accident for which we are uninsured or underinsured, or damage to a tower or group of towers, could have a material adverse effect on our business, financial condition or results of operations.

WE HAVE BROAD DISCRETION IN HOW WE USE THE PROCEEDS OF THIS OFFERING, AND WE MAY NOT USE THESE PROCEEDS EFFECTIVELY.

   Our management has broad discretion in how we use the proceeds from this offering because the proceeds from this offering have not been allocated for a specific purpose. Our management could spend the proceeds from this offering in ways with which our stockholders may not agree or that do not yield a favorable return. Our primary purpose in conducting this offering is to create a public market for the NTL Tower stock. As of the date of this prospectus, we plan to use the proceeds from this offering for NTL as a whole, including funding the operations of the businesses of NTL group or NTL Tower group.

WE CANNOT ASSURE YOU THAT A MARKET WILL DEVELOP FOR NTL TOWER STOCK OR WHAT ITS MARKET PRICE WILL BE.

   There is currently no public trading market for NTL Tower stock, and we cannot assure you that one will develop or be sustained after the offering. We cannot predict the extent to which investor interest in the NTL Tower group will lead to the development of a trading market in NTL Tower stock or how liquid that market might become. We cannot predict the prices at which NTL Tower stock will trade after the offering. The public offering price for NTL Tower stock will be determined through negotiations with the underwriters and may not bear any relationship to the market price at which NTL Tower stock will trade after the offering or to any other established criteria for value.

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used in this proxy, the words, "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of NTL, NTL group or the NTL Tower group, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include, among others: general economic and business conditions, industry trends, NTL's, NTL group's and the NTL Tower group's ability to continue to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, the impact of new business opportunities requiring significant up-front investment, terms and deployment of capital.


                          DESCRIPTION OF BUSINESS


                                    NTL

   NTL is a leading broadband communications company, and through its subsidiaries, owns and operates broadband communications networks, for telephone, cable television and Internet services and transmission networks for television and radio in the United Kingdom, the Republic of Ireland, France, Switzerland and Australia. NTL's predominant lines of business are residential services, national telecommunications services and broadcast transmission and tower services. Residential services include telephony, cable television, Internet access and interactive services. National telecommunications services include business telephony, national and international carrier telecommunications, Internet services and radio communications services. Broadcast transmission and tower services include digital and analog television and radio broadcasting, tower and site leasing and satellite communications services. From an accounting standpoint, we have separated the NTL Tower group, a division whose business is the provision of facilities and services to the broadcast and wireless communications industries principally in the U.K. and Australia, from the rest of our businesses. We have allocated all of our consolidated assets, liabilities, revenues, expenses and cash flow between the NTL group and the NTL Tower group.

                                 NTL GROUP

   The NTL group is intended to reflect the performance of our businesses, other than the operations of the NTL Tower group. The NTL group is not a separately incorporated entity. We have allocated to the NTL group, for financial reporting purposes, NTL's assets, liabilities, revenues, expenses and cash flow relating to these activities:

   NTL has recently completed its acquisition of the Cablecom Group in Switzerland and the residential cable assets of Cable & Wireless
Communications plc. Further expansion into continental Europe is intended as, and when, opportunities arise.

   In the U.K., NTL provides residential, business and carrier customers with a broadening of competitive communication products and services, including, the following:

   o Residential Services, including residential telephone, cable television, personal computer and television-based Internet access and interactive services. NTL is the largest provider of broadband service in the United Kingdom and Ireland with approximately 1.9 million cable television and telephony customers (excluding Cable & Wireless) or approximately 3.1 million customers (including Cable & Wireless), as of September 30, 2000. Based on the expertise it has developed in the U.K., NTL expects to develop similar residential product offerings for its cable television systems in Switzerland, France and the Republic of Ireland as their network upgrade permits. In addition to its residential fixed line operations, NTL is placing increasing emphasis on developing a mobile product offering to complement its fixed line operations and continues to explore cost effective alternatives.

   o National Telecommunications Services, including business telecommunications, national and international carrier telecommunications, Internet services and radio communications services. NTL's U.K. business services group (excluding the residential assets acquired from Cable & Wireless) serves approximately 47,200 business and carrier customers (or approximately 74,800 including Cable & Wireless), including: AT&T, Cisco, COLT, MCI Worldcom, Microsoft, Orange, Sun Microsystems and Vodafone.

   NTL provides its broad range of services over local, national and international network infrastructure. This network infrastructure in the U.K. consists of:

   o Broadband Communications Networks that currently pass approximately 8.2 million homes. An additional 2.1 million homes are passed by broadband networks in Switzerland, France and Ireland. These high-capacity two-way local broadband fiber networks serve entire communities throughout their regional franchise areas. NTL's fiber optic cables will ultimately pass nearly every business in each regional franchise area and are connected to nodes which are typically within approximately 500 meters of each of the 500 homes typically served by each node. Each home is then connected by a siamese cable consisting of two copper pair telephone wires and a coaxial cable, allowing NTL to deliver telephone, cable television and Internet services over a single integrated network. This siamese cable also allows NTL to deploy both cable modems and digital subscriber line technology for the provision of broadband communications services.

   o A National/International Synchronous Digital Hierarchy, known as SDH Fiber Optic Telecommunications Network which connects all of the major population centers in the U.K. to one another on our owned facilities and Ireland, continental Europe and the United States through our owned or leased facilities. In the United Kingdom, this self-healing, fully redundant 3,500 mile backbone network utilizes Asynchronous Transfer Mode technology (known as ATM) a high-speed switching technique that uses fixed size cells to transmit voice, data and video. The network was built with two ducts and sufficient capacity to accommodate over 2,300 fibers on the majority of its routes. NTL has designed this network to allow NTL to place the active components, such as routing devices, at its edge and close to NTL's customers. This design will ultimately reduce NTL's costs and increase NTL's ability to offer a broad range of voice and data solutions.

   NTL's objective is to exploit the convergence of the telecommunications, entertainment and information services industries to become the leading full service broadband communications company in the markets in which it competes. It is currently focused on the U.K., Ireland, France and Switzerland, but expects that Continental Europe, where it is actively reviewing a number of opportunities, will increasingly be the focus for future investment. NTL offers services to residential, business and wholesale customers on a national and an international scale. NTL believes that it will be able to deliver its strategy through its entrepreneurial approach, innovative marketing, state-of-the-art networks and technical excellence. NTL is currently employing several strategies in the United Kingdom, and would anticipate this approach will underpin its expansion into its other markets, including:

   o Installing Flexible Integrated Full-service Networks. NTL's integrated full-service networks provide a high-speed, high-capacity, two-way communications pathway to the consumer that is capable of delivering new services which are emerging from the convergence of telecommunications, informa tion and entertainment. This strategy allows NTL to pursue four revenue streams - residential cable television, residential telephone, business telecommunications services and Internet services - without significant incremental cost or capital investment.

   o Maximizing Network Capacity Utilization. NTL believes the fixed cost structure of building communications networks allows it to gain significant operating efficiencies from incremental services provided over its networks. In NTL's local franchise areas, its strategy is to maximize gross profit contribution per home passed, rather than revenue per customer, by increasing overall penetra tion of the number of services provided over its network.

   o Focusing on Target Market Segments. NTL believes that tailoring its services to the needs of its customers will increase the penetration of these services.

   o Providing Superior Customer Service. NTL believes customer service and attentiveness to the needs of customers are critical to the continued growth of its residential and business services. NTL operates multiple customer call centers, including three large call centers in Luton, South Wales and Central Scotland, as well as multiple call centers throughout the regions of its recently acquired businesses. Calls are answered at most locations 24 hours a day, 365 days a year.

   o Developing Advanced Management Information Systems. NTL believes that advanced management information systems are critical to effectively, efficiently and accurately serve its customers. NTL uses proprietary software to handle its subscriber management functions from one central location. The system is capable of managing NTL's tariff and discounting structures, and will also allow for the introduction of new telephone and cable television services, such as 0800 numbers.

   o Gaining Cost Efficiencies. NTL gains cost efficiencies by centralizing some services provided to the U.K. franchise areas in its head office in Hook, England.

   Part of NTL's corporate strategy has been to expand its operations through acquisitions. Over the last two years, NTL has entered into over 25 acquisition, investment or joint venture agreements. NTL intends to continue this strategy as, and when, the right opportunities arise and, through its corporate finance and development team, devotes a significant amount of time reviewing possible acquisitions, investments and joint venture opportunities. In addition to the persons who remain at a company acquired by NTL, NTL continues to recruit management into the organization at both corporate and operational levels to support the integration and expansion of its various broadband initiatives.

   NTL believes it has prudently financed its growth to date. To address the increased financing requirements, if any, arising from its acquisition based growth, while also maintaining a prudent capital structure, NTL will continue to seek further investment from strategic investors or will raise funds through the private and public capital markets.

NATIONAL CORPORATE BRANDING

   In June 1999, we launched a national advertising campaign in the U.K. to promote NTL as the U.K.'s complete communications company serving both the residential and the business markets. During 1999, NTL spent approximately (pound)29 million (approximately $46.9 million) on the advertising campaign. This campaign coincided with a launch of the NTL brand itself, which replaced all of our distinct brand-names (such as CableTel, Comcast, Triangle and ComTel). We recently introduced the NTL brand into the franchise areas acquired along with residential assets from Cable & Wireless.

   Along with highlighting our ability to provide customers with unique communications services throughout the U.K., the campaign builds on our core aim of simplifying technology for the benefit of business and residential customers. Extensive consumer research showed that customers were confused by the technologies available and unable to easily make informed decisions.

RESIDENTIAL SERVICES - U.K. AND IRELAND

   We are a national provider of telecommunications, entertainment and Internet access services to residential customers throughout the United Kingdom and Ireland. Our U.K. and Ireland local-broadband networks currently pass approximately 8.8 million homes. These networks serve entire regional communities, passing virtually every home, business, and government institution. We currently provide our telephone services over traditional telephone wires and our cable services over a coaxial cable connection. We estimate that our local franchise networks (not including our national network or our recent acquisition of residential assets from Cable & Wireless) cover approximately 7,000 route miles of fiber backbone network, with approximately 400,000 fiber miles, and an estimated 75,000 route miles of coaxial/copper connections. These full-service networks are capable of providing a high speed, high capacity, two-way voice, data and video communications pathway to every customer. This approach allows us to pursue four revenue streams - residential telephone, residential cable television, Internet services and business telecommunications services - without a significant increase in fixed investment.

   Our cable entertainment network employs a coaxial cable and is built with an initial capacity of 750MHz, which is easily expandable to 1 GHz of capacity. The network currently has an active reverse path that allows us to provide impulse pay-per-view. Most importantly, the fact that we have installed two pairs of telephone wires and coaxial cables in each of our customers' homes allows us the advantage of deploying either of the major high bandwidth communications technologies that are developing today: cable modems and xDSL solutions.

   Network Design. We are installing our broadband and telecommunications network using established state-of-the-art technology, deploying fiber optics directly to highly concentrated business areas and residential nodes typically averaging approximately 600 telephone lines or approximately 500 homes respectively. We install spare duct and can thus "pull" fiber into a home when economically justifiable. In this manner, we achieve cost efficiencies and rapid deployment from using standardized equipment, while retaining flexibility to expand and adapt our network to technological advances with little or no additional construction investment.

   The design and construction of a new network varies depending upon several factors including the number of route miles to be installed, density of homes and businesses, type of road and sidewalk surface, and the architecture of the network backbone. Each system has been designed with at least one head-end and at least one telephone switching office. Each system's head-end and telephone switching office is directly connected to each node by fiber optic cable. Each node is then connected to a subscriber's premises. Construction of each system has been planned on a neighborhood-by-neighborhood basis to allow revenue generating operations to commence in a neighborhood as construction of the portion of the system serving such neighborhood is completed.

   Fiber Optics. The evolution of fiber optic technology over the past decade, including increases in the capacity of laser transmitters and decreases in the price of optical receivers, has enabled the economic deployment of fiber optic cable much closer to the customer than in traditional coaxial cable television and twisted copper pair telephone networks, thereby improving the quality and capacity of the cable television and telephone service. The main advantages of deploying fiber in place of both coaxial cable or copper wire are its smaller size, greater capacity, freedom from electrical interference, and significant reduction of the requirement for periodic maintenance. We deploy fiber to nodes which are normally less than 500 meters from the furthest home and recently announced a plan to extend fiber directly to the home.

   Network Architecture. Our broadband networks are being built with an initial capacity of 750 MHz, which is sufficient to carry over 60 analog channels of television. With digital compression of the television signal, many more channels can be transmitted. The system is ungradable to 1 GHz. Generally, only one amplifier is required between the head-end optical receivers and a home. Traditional cable systems often employ "cascades" of more than 5 amplifiers which degrade signal quality and increase the potential for system failure.

   Our local telecommunications network uses an SDH self-healing redundant-ring based architecture, which improves our ability to flexibly deploy capacity and further enhances system resilience. Telephone signals are carried from the node to the home over traditional copper pair, over a shorter distance than in traditional telephone networks, which improves signal quality and allows higher bandwidth services such as ADSL to be more easily deployed. Within a residential node, we use a dual drop consisting of "Siamese" coaxial cable, capable of transmitting up to 1 GHz of bandwidth, and two copper twisted pairs capable of providing two telephone connections. Moreover, the dual drop is placed in an underground conduit that has capacity for a fiber drop in the future. Large business customers are connected to the telephone network directly through fiber optic cable or microwave links.

   Our network design allows us to implement either of the two main broadband local-loop solutions: cable modems and DSL. The use of xDSL Technologies could enable us to exploit our copper wire assets more fully. We already use HDSL to meet the needs of particular business customers. ADSL speeds vary according to the length of the copper wire loop; the advantage that we have compared to an established telephone company is our relatively short copper wire runs -- typically under 500 meters. This facilitates down-load speeds of over 6 Mb/s.

   Products, Services and Marketing. We believe the most effective strategies to achieve maximum revenues and maximum penetration is to bundle telephone, cable and Internet services. Our product and pricing strategies emphasize choice, value, and quality and are designed to encourage subscription to multiple services and maximize customer retention. We believe that people want a value proposition based upon packages of services. We believe that our ability to design attractive marketing plans and better service packages relative to our competitors should have a positive effect on our penetration rates and customer retention.

   Bundled Cable Services. In 1996 we implemented a promotional pricing and packaging structure called "Choices" for our in-region telephone and cable television service. We have continued to refine and enhance the initial package. The current monthly price for the analog Starter Pack is currently (pound)9.25, which is the same as British Telecommunications plc's ("BT") monthly line rental charge as of September 2000. The Starter Pack offers the customer:

   o     telephone service;

   o     Internet access service; and

   o all six of the terrestrial channels, seven cable television channels and our local TV channel; or

   o     a second telephone line.

   This means that our customers can receive their analog telephone line plus Internet access as well as cable television or a second telephone line for the same monthly price that BT charges for telephone line rental alone. Our customers can add either of the services they do not choose as a part of the package for (pound)5 each. The (pound)9.25 price point was specifically chosen to provide the customer with a simple price/value proposition: for the price of a BT telephone line, we provide a telephone line and more. BT has a long history of raising its line rental charge annually, creating a rising pricing umbrella under which we can position our services. We continue to improve the packaging structure in order to enhance its attractiveness to customers.

   On January 9, 2001, we announced that in reaction to the recent price increases by our principal competitors, the plan to increase consumer prices starting February 2001. The price increases will be phased in between February and July 2001.

   In addition to the Starter Pack entry packages our Choice Collections packages enable the customer to select from several channel groupings each of which can be purchased for an additional charge.

   In May 2000, NTL announced the roll-out of digital cable services in Scotland, Northern Ireland and Wales. The service is expected to roll-out to all of NTL's remaining franchises in 2001, with the exception of the Westminster and Milton Keynes franchise areas were service is expected to be rolled out in 2002. The (pound)13.00 digital offering is priced less than the entry level packages provided by its competitors, Sky Digital and OnDigital, when combined with telephony alone. Included in the May 2000 acquisition of residential assets from Cable & Wireless were approximately 190,000 digital customers.

   We believe that our bundled and flexible service package is responsive to the desires and tastes of our customers. It emphasizes the "value" of our residential telephone service by bundling it with a choice of additional services for the price of BT's telephone line rental. As opposed to choosing from a limited set of service options, the packages provide the customer the opportunity to add services according to their individual tastes, and change various aspects of the bundle rather than disconnect the service completely. Through the use of our customer care and billing systems, we can change our customers' services quickly and easily, thus encouraging each customer to choose a package that meets his or her individual needs. We seek to gain incremental revenues by selling additional products and services as well as encouraging customers to purchase higher tier packages. The Starter Pack serves as a shop window for other incremental services.


                              ANALOG CHOICES*

    STARTER PACK (POUND STERLING) 9.25              TELEPHONE PRICING
-------------------------------------------------   ---------------------------------------------------------
   Includes:                                       o    3 pence per minute for the day, 2
   o    3,2,1 pence per minute Nationwide               pence per minute for the evenings, and 1 pence per
   o    Telephone line rental and                       minute for the weekends
   o    Dial-up PC Internet Access                 o    Free Internet access at all times to NTL telephony
                                                        customers
   Plus choose one of the following:
   o    Television Service with six                COLLECTIONS**
                                                   ---------------------------------------------------------
        terrestrial and seven cable                o    Music & youth,
        channels,                                  o    Classic,
   or                                              o    News & documentary,
   o    Second Telephone Line                      o    Contemporary
                                                            Two TV packs                      (pound)8.00
    ADDITIONAL SERVICES                                     Four TV packs                     (pound)13.00
-------------------------------------------------
   o    Extra telephone line, or additional con
        verter boxes(pound)5.00
                                                   BSKYB PACKAGES
                                                   ---------------------------------------------------------
        each                                       o    Sky Sports 1 or 2                     (pound)16.00
                                                   o    Movie Collection                      (pound)17.00
   o    Advance features: reminder call,           o    Movies & Sport Collection             (pound)23.00
        three-
        way calling, quick dial, call barring,
        voicemail, call divert, call waiting,      PAY PER VIEW
                                                   ---------------------------------------------------------
        caller display                             o    Movies on demand (per screening)       (pound)2.99

   o    One feature                   (pound)1.00
   o    All features, subject to
          availability                (pound)3.00

    * In January 2001, NTL announced its intention to increase consumer prices starting in February 2001
   **  Cabletel franchises

                             CHOICE COLLECTIONS

                  CHOICE COLLECTIONS             CHANNEL LINE-UP

                  Music and Youth                MTV, VH-1, Cartoon Network, Rapture, Trouble, The Box,
                                                 Nickelodeon, BET on Jazz, U.K. Play

                  Classic                        Granada Plus, Carlton Food, U.K. Gold, Performance, Dis
                                                 covery Home & Leisure

                  News and Documentaries         Discovery, History Channel, CNN, National Geographic,
                                                 Travel Channel, Animal Planet,  U.K. Horizons

                  Contemporary                   Sci-Fi, Turner Classic Movies, Paramount Comedy Channel,
                                                 Granada Men & Motors, Granada Breeze, Bravo, Living

                             DIGITAL CHOICES**


    STARTER PACK                             (POUND)10.00    TELEPHONE PRICING
    -----------------------------------------------------    ----------------------------------------------
    Includes:                                                o   3,2,1 pence per minute Nationwide, 3
                                                                 pence for the day, 2 pence for the eve-
                                                                 nings, and 1 pence for the weekends
   o    Telephone line rental
   o    Dial-up PC Internet access,
   o    Television service with six terrestrial and seven    o   Free Internet access at all times to NTL
        cable channels,                                          telephony customers
   o    NVOD service
   o    Walled garden, and                                   COLLECTIONS
                                                             ----------------------------------------------
   o    E-mail                                               o    Entertainment,
                                                             o    Fun,
    ADDITIONAL SERVICES                                      o    Life,
    -----------------------------------------------------
   o    Extra telephone line or additional converter         o    Music, and
        boxes                            (pound)5.00 each    o    World
   o    Advance features:  reminder call, three-way
        calling, speed dialing, call barring, voicemail,
   o    call diverting, call waiting                                 Each pack                  (pound)4.00
                                                                     Fifth pack is free when four
                                                                     are purchased

                                                             BSKYB PACKAGES
                                                             ----------------------------------------------
   o    One feature                           (pound)1.00   o    Sky Sports 1 or 2             (pound)16.00
   o    All six features                      (pound)3.00   o    Movie Collection              (pound)17.00
                                                            o    Sport Collection              (pound)20.00
                                                            o    Movie & Sports Collection     (pound)23.00

                                                             PAY PER VIEW
                                                             ----------------------------------------------
                                                            o    Movies on Demand (per screening)

    * In January 2001, NTL announced its intention to increase consumer prices starting in February 2001


                             CHOICE COLLECTIONS


    CHOICE COLLECTIONS                                       CHANNEL LINE-UP
    -----------------------------------------------------    ----------------------------------------------

    Entertainment                                            Sky One, Sci fi, Granada Plus, Bravo, Tara**,
                                                             Carlton Cinema, UK Gold 1, TCM, UK
                                                             Drama, UK Gold 2*

    Fun                                                      Cartoon Network, Challenge, Nick Jnr*,
                                                             Nickelodeon, Fox Kids*, Paramount, Rapture,
                                                             British Eurosport, Trouble

    Life                                                     Discovery H&L, Living, QVC, Carlton Food,
                                                             Shop, UK Style, Discovery T&A, Men &
                                                             Motors, Granada Breeze, TV Travel Shop

    Music                                                    MTV, MTV Base+, VH-1 Classic+, The Box,
                                                             MTV Extra+, VH-1, UK Play, MTV2, Perfor-
                                                             mance**

    World                                                    Discovery, CNN, Animal Planet, Sky News*,
                                                             ITN, UK Horizons, Discovery Sci Trek, His-
                                                             tory, Discovery +1, National Geographic,
                                                             Bloomberg, Discovery Civilizations

    *   Ex-Cable & Wireless franchises only
    **  Old NTL franchises only
    +   To be launched in old NTL franchises


         Pay per View Services. We are a party to a joint venture with Telewest for the provision of a cable- only movie, sport and special events pay-per-view television service called Front Row which was launched to our customers in March 1998. The joint venture represents the first-ever alternative to BSkyB in the provision of movie and sports for pay television. Front Row has signed content output contracts with major Hollywood studios, including Warner Brothers, Sony Pictures Entertainment (Columbia/Tristar), the Walt Disney Company (Walt Disney Studios, Miramax, Hollywood Pictures and Touchstone), Dreamworks, MGM and Universal.

         Telephone Tariffs. As a result of our investment in our national fiber backbone network, we are able to design and offer innovative telephone service packages to our customers. By integrating our national telecommunications network with our local networks, we are able to bypass a portion of the wholesale long distance fees charged by BT and other carriers for carrying calls to and from our local telephone networks. This increased flexibility allows us to introduce more volume-oriented and/or geographically based calling plans designed to give the customer even greater choice and value. As an example, in 1999 we launched "NTL 3-2-1 Pence", a per minute national call tariff of 3 pence during the day, 2 pence during the evening and 1 pence during the weekend. The tariff is designed to charge customers a rate which is affected by when they call, not where they call. Internet access and unlimited usage is free to NTL telephony customers. The simplicity of this telephone tariff provides us with a distinct pricing advantage over BT. While BT offers its customers a series of complex discount plans, our 3-2-1 pricing structure offers a clear and simple savings formula for customers.

         The following table compares our tariffs to BT's published tariffs. On January 9, 2001, we announced that in reaction to the recent price increases by our principal competitors, the plan to increase consumer prices starting February 2001. The price increases will be phased in between February and July 2001.


                                BASE CHARGES


                                                                                     BT
                                                             BT                   TOGETHER
                                    NTL                  BASE RATE                 RATE*
                           ----------------------  ----------------------  ----------------------

Line rental                           (pound)9.25             (pound)9.99            (pound)11.99
Call set up fee/                             3.5p                    4.9p                    4.9p
  minimum fee

                        TELEPHONE PER MINUTE CHARGES

                             TELEPHONE TARIFFS
                                (PER MINUTE)


                                                                   BT
                                                BT              TOGETHER
                                NTL         BASE RATE            RATE*
                              --------    --------------     --------------

Local
  Daytime........                3.00p         3.95p              3.00p
  Evening........                2.00p         1.48p              1.00p
  Weekend........                1.00p         1.00p              1.00p
Short National
  Daytime........                3.00p         7.91p              4.00p
  Evening........                2.00p         3.95p              2.00p
  Weekend........                1.00p         2.00p              2.00p
Long National
  Daytime........                3.00p         7.91p              4.00p
  Evening........                2.00p         3.95p              2.00p
  Weekend........                1.00p         2.00p              2.00p


* Includes 180 minutes of local evening and weekend phone calling every month.


         Residential Marketing. We market our local telecommunications and television service as an integral part of the emerging information super-highway. This marketing strategy is continually being refined and includes the following concepts in our advertising, literature and other materials:

         o positioning us as a national telephone company with a strong local presence;

         o introducing alternative telephone service, multi-channel television and Internet access as the first of an expanding array of services which will be carried on the network in the future; and

         o emphasizing that we are bringing "More Choice" in television viewing, "Better Value" in telephone service and "State of the Art" communications technology in providing access to the Internet.

         We employ an extensive direct marketing and selling approach to gain customers. We begin by building a relationship with our communities before construction commences in a given area by closely coordinating our upcoming activities with local government authorities and community groups and eliciting feedback on ways to minimize disruptions and inconvenience. Information packages and construction notices are delivered to the neighborhood prior to construction. Our consumer liaisons personally visit affected neighborhoods and households in order to meet the special needs of the residents. All written and telephonic inquiries from residents are input by name into a lead-tracking database, so that when areas are released to marketing, our sales personnel have complete customer profiles of the residents in their selling area.

         We initiate our marketing in an area by direct mail, which is followed by a personal appointment with a sales advisor. All information regarding both current and future sales opportunities is entered into the database, and current sales information is updated in our provisioning, billing and subscriber management system. Unsold household data is maintained for future telemarketing, direct mail, and re-marketing by the sales force.

         Additionally, as part of our focus in ensuring and maximizing customer retention, we usually charge an installation fee of (pound)25.00 for analog and (pound)40.00 for digital. We require a one year service agreement and encourage direct debit payment as the standard. The installation fee and one year contract provide qualifying mechanisms to ensure that the customer understands and recognizes the value of the services, while the encouragement of direct debit payment helps to avoid non-payment or non-payment related cancellations.

         Non-cable Customers. In 1999, we extended our services offerings beyond our franchise areas in order to offer a set of alternative service options to over 15 million BT customers who are not passed by our local broadband networks (including those we acquired from Cable & Wireless). By utilizing our investments in our national telecommunications network, our international Internet facilities and our back office and billing operations, we launched a set of products and services that allow us to provide telephone and Internet services to every home in the U.K. with a BT telephone line and a television.

         The National Consumer Services, our first retail offering to the U.K. consumer outside our franchise areas, have allowed us to significantly increase our U.K. target market. We carry the consumer's telephone traffic via indirect access for voice and Internet calls. Using indirect access, the customer retains their BT line, but the calls are automatically routed to our switch and national network. We therefore receive the call revenue associated with the customer's voice traffic. The "off-net" customer receives the benefit of our 3-2-1 pricing while we receive the revenues from their telephone calls.

         In the future, we plan to provide digital television services over a digital terrestrial television box that will form part of our National Consumer Services product offering. In January 2000, we selected the Microsoft TV software platform to deliver enhanced interactive TV services as part of our digital terrestrial TV and telephony package for U.K. consumers. The Microsoft TV platform will enhance the "free to air" digital terrestrial TV capability of the set top box by enabling us to provide interactive digital TV services. Digital Terrestrial Television will allow us to offer customers throughout the U.K. a bundled offering of telephone, television, Internet and interactive services, that will mirror our in-franchise product offerings. The bundle of services provides Internet access via the personal computer or through our TV-Internet set top box which enables full Internet access without the need to purchase a PC. Customers simply use a keyboard and set-top box to access the Internet over their television. This is an important market opportunity as it is estimated that of the 24 million U.K. TV homes, approximately 18 million homes do not have an Internet capable PC or Internet service.

NTL AND THE INTERNET - U.K.

         Internet use in U.K. homes, businesses and education is rising rapidly. We regard data services as one of the three legs -- voice, data and video -- upon which our business has been built. We provide Internet services throughout the U.K. Our subscribers can take advantage of the high data rates provided by our fiber network in order to access the Internet via a personal computer or a television. We offer both consumer and business Internet services and own 49% of VirginNet with Virgin Communications Limited. In July 2000 NTL announced its intention to acquire 100% of ViginNets' ISP business with Virgin assuming ownership of VirginNet's content and commerce business. However, NTL has not yet reached an agreement with Virgin and there can be no assurance such agreement will be reached. Our involvement with Internet services is not simply based on enabling reliable Internet access. Rather, we also operate to support the development of Internet applications and usage. We provide the backbone for VirginNet and Which? Online, with our call centers handling thousands of calls a day for the two entities, consistently winning awards for speed of service and customer satisfaction.

         On March 7, 2000, NTL announced a plan to offer its residential customers genuinely free, unlimited Internet access throughout the U.K. via PC or TV. Called "ntlworld", the new free Internet service was available from April 11, 2000 for PC users and from April 17, 2000 for TV users. As of September 30, 2000, NTL served approximately 381,2000 ntlworld customers. Initial indications are that approximately 37% of current ntlworlds customers subscribe for a second line versus only 7% of our other residential customers. In addition, we have found that ntlworld customers spend an average of (pound)7, or 37%, more per month on telephone calls than our other residential customers. If we were to consummate the recently announced VirginNet transaction, NTL would be the third largest Internet service provider in the United Kingdom with approximately 1.5 million customers, assuming the contribution of the assets acquired from Cable & Wireless. However, there can be no assurance that this transaction will be consummated.

         ntlworld features no ISP subscription charge, no call connection charge and no Internet per minute call charges. Our customer research suggests that dial-up Internet subscribers are higher spending, more apt to buy digital and high-speed services and "stickier" from a retention point of view. This service builds upon NTL's vision of becoming the premier provider of communication services in the U.K. and Europe.

         For businesses, we offer reliable and scalable solutions for connecting to the Internet. These range from easy-to-connect dial up connections to fixed access solutions for high volume, dedicated Internet connectivity. Furthermore, our extensive and expanding network of entry points guarantees rapid access to the Internet at all times. Other Internet services available from NTL include: firewalls, Web hosting, and virtual ISP services.

         For the growing number of companies who wish to provide virtual Internet services, we act as a wholesale provider of Internet services. Furthermore, companies are increasingly turning to us for electronic commerce solutions and, as a result, our Internet services for businesses continue to grow. In all these cases, we offer a unique set of assets:

         o     networks;

         o     technology;

         o     customers; and

         o     interactive content.

         Internet Access, Interactive Services and Enhanced Television. We have moved rapidly to take advantage of, and drive the convergence between the Internet and the television. We are aggregating a broad range of interactive content into a seamless service that can be deployed as part of our interactive television services, such as TV-Internet and digital cable.
In May 2000, we launched digital cable television throughout Scotland, Northern Ireland and Wales. As of December 2000, we had approximately
505,700 digital cable television customers. Digital cable television was launched by Cable & Wireless in late 1999. As of the end of 2000, approximately 90% of NTL networks and the networks acquired from Cable & Wireless were digital ready. The service was rolled out to the remaining NTL franchises during the fourth quarter of 2000, except for Westminster and Milton Keynes which we expect will commence service in 2002.

         Digital cable television customers spend an average of (pound)4 more per month on telephone calls than our other residential customers. NTL is currently conducting a commercial trial of open web access on its digital television platform for the networks acquired from Cable & Wireless. NTL expects to roll out interactive services and open web access across its digital platforms (including those acquired from Cable & Wireless) during 2001.

         Our decision to use open Internet standards for these products has allowed us to rapidly integrate a wide range of advanced technologies and partner with content companies who have already developed sites for the Internet. Because we have built our interactive service offering on open Internet standards, our platform allows these content sources to be easily and cost effectively integrated to create a television/entertainment experience rather than a computer-like experience. This includes using the NTL user interface to allow simple navigation by remote control. In designing the look and feel of our interactive services, we built upon the U.K.'s familiarity with teletext services by allowing customers to use the familiar four color remote control buttons to navigate through the interactive screens. These enhanced services will ultimately be deployed as part of our digital cable offering within our franchise areas.

         We have partnered with over 80 content providers to deliver a wide range of interactive services, including education, home shopping and banking, travel, entertainment, games, news, sports and local content. Content is organized in channels which include news, sports, travel, entertainment and retailing. Already over 180 brands can be accessed through our interactive services. Partners include Tesco and The Arcadia Group in the retail sector, ITN for news, the Sporting Life for sports coverage and the BBC's Beeb service for entertainment.

         For example, the travel channel allows viewers to search for travel destinations, gather destination information and find travel deals from a large real-time database. In addition, we are developing additional channels that will provide games, education and financial and investment content. All partners have contracted to provide a commission to NTL on e-commerce transactions and we have also formed a joint venture to exploit the advertising opportunity associated with this service.

         The next stage in the development of our consumer proposition is enhanced television services. Enhanced television is the use of interactive technologies to enable television programs to become interactive. Enhanced television can be viewed as a modified form of interactive services which are constantly "on supply" as the viewer watches television. Applications include the ability to enable viewers to participate in game shows, access further information in documentaries or respond directly to advertising. Viewers use their remote controls to access the additional program information on demand.

         A major advantage of our cable technology is that these enhanced television links are not restricted to information delivered in the broadcast stream, a major restriction of satellite delivered services. A broad range of additional content can be delivered over the cable modem integrated in the digital TV set top box. We are working with a number of major broadcasters to develop the service and have already demonstrated a number of program pilots. We expect to roll out enhanced television service in early 2001.

         Delivering enhanced television service requires close coordination between the program creation and the technology of the broadcast system. Our digital media center is being developed with the ability to schedule the television feed and to add the interactive components to the broadcast feed.

         These new technologies not only provide a powerful new set of tools for television producers, but also create large new commercial opportunities for operators like us in providing a unique service to help acquire and retain customers with a package of communications services. In addition, we can exploit new revenue opportunities from e-commerce generated by the interactive elements and from interactive advertising on existing television services.

         Digital Media Center. We have invested in a new media center which is at the heart of our digital operations. The center acts as the marshaling point for all digital content, both television and interactive. Television and interactive services are brought to the center over satellite or fiber telecommunication links. Currently, a 55 channel near video on demand service is produced using advanced digital storage and server technology. A complete sports channel, British Eurosport, is originated in the media center. In addition to the interactive television elements, conditional access for pay TV and electronic program guide datastreams are created and played out from the center.

         The new media center also houses the interactive servers for on-demand elements and is the point at which the broadband cable modem path is routed to access the Internet. The interactive system, scheduling and conditional access system are directly integrated with our customer management system. This allows direct customer interface through the TV screen for billing, on-line help or self-provisioning of new services. The system is controlled by a sophisticated scheduling system and control room that monitors all channels. The resulting service feed is carried from the center to each regional head-end using ATM technology. This feed is then combined with local content, such as regional TV channels for delivery over that local network. The system is capable of allowing full flexibility of the regional line up of channels, for example to include regional services from the major broadcasters, ITV, Channel 4 and the BBC.

         The media center is connected to our U.K. national network and linked to our satellite hubs for both in-bound and out-bound traffic. The system architecture and flexibility allows the delivery of a customized service to any point connected to our fiber telecommunications network (for example, the current reach includes Dublin which allows us to connect Cablelink's Dublin franchise to the media center).

         High Speed Internet Service. In 1999, we launched NTL HiSpeed Internet, which links our broadband cable network to the Internet at up to ten times the speed of standard telephone modems. As of September 30, 2000, NTL had over 3,500 cable modem customers with over 20,000 additional requests for service. Approximately 90% of our networks are currently able to provide cable modem service. The new cable modem service operates at speeds of up to 2.0 Mbps and will be offered at a minimum delivery speed of 512 Kbps. Our HiSpeed Internet is an "always on" service, removing logging on delays and the need to log-off while using your telephone. It also utilizes the hybrid fiber/coaxial cable television portion of our broadband network, leaving the telephone line free to make or receive calls. This service is currently priced at a flat rate of (pound)25 per month for NTL cable/telephony customers who rent a cable modem or (pound)19.95 per month for NTL cable/telephony customers who purchase a cable modem.

         In addition, we are in the process of implementing a commercial pilot of ADSL technology in parts of our Surrey franchise. ADSL can be particularly attractive for us to install because we have very short copper telephone line runs to our customers' premises which is critical for clear, efficient data transport. Typically, our customer is within 500 meters from a node whereas in the United States, ADSL customers' premises may be more than 5,400 meters from the end of the copper wire. As a result, ADSL is relatively easy for us to deploy and attractive to the customer particularly because customers buy the amount of bandwidth they need and receive a dedicated path, rather than the shared path of coax cable.

         Fiber-to-the-Home. In an initiative called "Total Broadband," we will concentrate on bringing fiber to the home in newly constructed areas, but will also begin retrofitting existing areas in the near future. In the final 500 meters to the home, we have traditionally used a "siamese" cable which pairs coaxial cable for television and cable modem data service, and traditional copper wiring for telephone and ADSL data service. We now plan to use a "triamese" bundle that includes a fiber optic cable together with the coax and copper plant.

         Our first fiber-based service will be an Ethernet-to-the-home fast data access connection. The 10-100 Mbps Ethernet service will represent an upgrade path from our cable modem services. As Ethernet is a widespread business standard, it is especially suited for home working and telecommuting applications. Over time, TV and telephone services can be migrated to the fiber connection as well, with significant enhancements such as video-streaming, video-mail and "one number" telephony services.

         VirginNet. In addition to telecommunications and data services we offer wholesale Internet access solutions including network services, call center operations, customer provisioning and billing to U.K. internet service providers (ISPs) and other corporate customers that would like to expand their Internet presence. This service was launched in 1995 as our first national product offering.

         In 1996, we established the VirginNet joint venture with Virgin Communications Limited. As of September 30, 2000, VirginNet had over 800,000 customers. The joint venture is 49% owned by NTL and 51% by Virgin. VirginNet offers connectivity and proprietary content services to consumers and small businesses throughout the U.K. As of September 30, 2000, NTL served approximately 381,2000 ntlworld customers. Initial indications are that approximately 37% of current ntlworlds customers subscribe for a second line versus only 7% of our other residential customers. In addition, we have found that ntlworld customers spend an average of (pound)7, or 37% , more per month on telephone calls than our other residential customers. If we were to consummate the recently announced VirginNet transaction, NTL would be the third largest Internet service provider in the United Kingdom with approximately 1.5 million customers, assuming the contribution of the assets acquired from Cable & Wireless. However, there can be no assurance that this transaction will be consummated. VirginNet recently launched a "free access" product offering, whereby customers only pay for the minutes that they are online or in contact with a customer care representative. We are able to support this service profitably because we carry the majority of the VirginNet Internet traffic on our owned network facilities.

         By integrating our Internet infrastructure with our national telecommunications network we have been able to decrease the costs of providing these wholesale services as well as increase the value of the proposition by retaining a higher portion of the revenue from the data traffic that our customers generate. We plan to continue to enhance our Internet network, both nationally and internationally, to accommodate the growth in the business.

OPERATING RESULTS - U.K. AND THE REPUBLIC OF IRELAND

         Based on trials and experiences in the U.K. and the prior experience of our management in the United States telecommunications market, we have developed innovative marketing strategies that have led to increased customer penetration rates, customer retention and operating profitability.

         As of September 30, 2000, we had approximately 1.9 million residential telephony and cable television customers (excluding the assets acquired from Cable & Wireless), approximately 53.5% of which subscribed to both telephone and television services. We counted a total of 3,026,100 million revenue generating units (known as RGUs) resulting in approximately 49% customer penetration, approximately 42% telephone penetration and approximately 39% cable penetration, yielding 72.1% RGU penetration of homes marketed. An RGU is one telephone account or one cable television account. A customer who takes telephone and cable television service generates two RGUs.

         The franchises which NTL has developed since 1993 have achieved industry-leading customer penetration and retention levels. As of September 30, 2000, for the franchises which NTL has developed since 1993, approximately 92% of customers subscribed to both telephone and television services and our CATV and telephone penetration rates both stood at approximately 48%. This compares favorably to CATV and telephone penetration rates of 25% and 32%, respectively, achieved by the second largest service provider. Similarly, for the franchises which NTL has developed since 1993, we have experienced an annualized customer churn rate of approximately 12.1% versus the second largest provider's churn rate of approximately 26.3% for CATV and 20.6% per telephony line.

         We believe this success has been largely due to our focus on customer service and the development of product offerings that emphasize choice, value and simplicity. We plan to apply our marketing and customer service skills to enhance the operational performance of the combined entity. We also expect to achieve significant operating synergies from the combined operations including economies of scale in content and equipment purchasing, reduced telephone interconnect and call termination costs and improved operating leverage.


                                          CABLE TELEVISION AND TELEPHONY CUSTOMERS AS OF DECEMBER 31, 2000
                                 ----------------------------------------------------------------------------------
                                                TRIANGLE,     CABLELINK                                 PRO FORMA
                                  "ORIGINAL"    COMTEL AND       AND         COMBINED     CONSUMER      COMBINED
                                    NTL(1)     DIAMOND (2)   BT CABLE (3)      NTL         CO(4)         NTL(5)
                                 ------------  ------------  ------------  ------------ ------------  -------------

Homes in Franchise(6)..........     2,090,000     3,037,600       640,500     5,768,100    6,049,600     11,817,700
Homes passed(7)................     1,450,600     2,436,300       606,800     4,493,700    4,315,800      8,809,500
Homes marketed (Tel.)..........     1,257,600     2,134,400        10,700     3,402,700    4,065,700      7,468,400
Homes marketed (CATV)..........     1,257,600     2,187,000       564,400     4,009,000    4,065,700      8,074,700
Total customers(8).............       638,000       934,700       431,400     2,004,100    1,197,600      3,201,700
   Dual........................       586,900       547,000         2,300     1,136,200      861,800      1,998,000
   Telephone-only(8)...........        27,600       299,500             0       327,100      214,400        541,500
   Cable-only..................        23,500        88,200       429,100       540,800      121,400        662,200
Total RGUs(9)..................     1,224,900     1,481,700       433,700     3,140,300    2,059,400      5,199,700
Net Adds (Customers)(10).......        23,000        41,200          (600)       63,600       20,200         83,800
Net Adds (RGUs)(10)............        43,100        69,600         1,500       114,200       69,400        183,600
Customer pentration............         50.7%         42.7%         76.4%         50.0%        29.5%          39.7%
Telephone penetration..........         48.9%         39.7%         21.5%         43.0%        26.5%          34.0%
Cable penetration..............         48.5%         29.0%         76.4%         41.9%        24.2%          32.9%
RGU penetration................         97.4%         67.8%         76.8%         78.4%        50.7%          64.4%


-------------------------------

(1)   Data for franchises which NTL has been developing since 1993.
(2)   Data for Triangle, ComTel, and Diamond Cable
(3)   Data for Cablelink (Ireland) and BT Cable (Westminster/Milton
      Keynes).
(4)   Data for Cable & Wireless franchises acquired by NTL Incorporated in May
      2000 from Cable & Wireless.
(5) Gives effect to the planned contribution of the share capital of Cable & Wireless to us.
(6)   Franchise home information form The Media Map Datafile 2000.
(7) "Homes passed" is the expression in common usage in the cable industry as the measurement of the size of a cabled area, meaning the total number of residential premises which have the potential to be connected to our network.
(8)   Excludes approximately 466,000 off-net telephony customers and over
      1.8 million Internet customers.
(9) An RGU is one cable television account or one telephone account; a dual customer generates two RGUs.
(10) Total additional customers and RGUs, respectively, as compared to September 30, 2000.

         Our industry has demonstrated strong growth over the last several years. The industry has now passed approximately 12.9 million homes (or 53% of the U.K.'s total TV homes) with a broadband communications network. As a result, the U.K. can claim to have one of the most advanced communications infrastructures in the world. In addition, since January 1, 1992, the industry has connected approximately 5.7 million telephone lines. During the same period, BT has also grown, adding over 2.8 million telephone lines. The following tables illustrate these statistics:


                                                   TELEPHONY/CABLE INDUSTRY INSTALLED
                                                             TELEPHONE LINES
                               ---------------------------------------------------------------------------
                                RESIDENTIAL AND                                             RESIDENTIAL
                                    BUSINESS          RESIDENTIAL                         TELEPHONE LINE
                                TELEPHONE LINES     TELEPHONE LINES      HOMES PASSED       PENETRATION
                               ------------------  ------------------  ----------------  -----------------

October 1, 2000                         5,707,462           4,691,490        12,929,131                36%
January 1, 2000                         4,896,121           4,242,828        12,650,435                34%
January 1, 1999                         4,070,866           3,567,786        11,904,341                30%
January 1, 1998                         3,442,196           3,038,809        10,693,809                28%
January 1, 1997                         2,278,113           2,039,081         8,351,310                24%
January 1, 1996                         1,419,819           1,287,248         6,042,296                21%
January 1, 1995                           717,566             649,350         4,116,971                16%
January 1, 1994                           314,381             279,728         2,786,202                10%
January 1, 1993                           106,989              92,715         1,954,829                 5%
January 1, 1992                            21,225                 N/A         1,343,557                 --

Source: ITC

                                              U.K. MULTI-CHANNEL HOMES


                                      TOTAL                TOTAL                DTH              DTH NET
                                    CUSTOMERS          DTH (1) HOMES      AS A % OF TOTAL       ADDITIONS
                                ------------------   ------------------  -----------------  -----------------

September 30, 2000                    9,238,000 (2)           4,723,000                 51.1%    1,141,000 (5)
December 31, 1999                     8,404,000 (3)           3,966,000                 47.2%      508,000
December 31, 1998                     7,073,000 (4)           3,458,000                 48.9%     (125,000)
December 31, 1997                     6,721,000               3,583,000                 53.3%      137,000
December 31, 1996                     6,072,000               3,446,000                 56.8%      276,000
December 31, 1995                     5,180,000               3,170,000                 61.2%      358,400
December 31, 1994                     3,960,000               2,811,600                 71.0%           --

(1)      Direct to Home refers to homes receiving service via satellite dish.
(2)      Includes 671,000 and 846,000 Eire and ONDigital customers, respectively as of September 30, 2000.
(3)      Includes 605,000 and 527,000 Eire and ONDigital customers, respectively at 12-31-99.
(4)      Includes 576,000 Eire customers at 12-31-98.
(5)      LTM.

Source: BSkyB

MOBILE

         We continue to negotiate to secure an agreement for both current and UMTS services with one or more carriers in the United Kingdom which will allow us to provide an NTL branded mobile service as part of our bundle of services.

BUSINESS SERVICES - U.K.

         NTL's business and nonresidential services have undergone a significant transformation as NTL has moved away from a simple product-based sales approach to a sector-based approach. In the business market (comprised of government, industry, health and education sectors) this sector approach enables us to provide a broad array of services ranging from simple connectivity for small businesses to integrated solutions of voice, video and data for large enterprises. These services are provided on local, regional or national bases to approximately 47,200 business customers in the U.K. (excluding the residential assets acquired from Cable & Wireless). Our communication products are appealing because of our highly reliable network services. In the business market our reported faults (as compiled by the regulator, OFTEL) as of June 30, 20000 were 1.9 per 100 lines as compared to 3.0 per 100 lines, for BT, a statistically significant difference.

         In recognition of the developing needs and concerns of our large customers, in September 1999 NTL Delaware acquired Workplace Technologies plc (now renamed NTL Business), one of the U.K.'s leading data network service integrators. NTL Business's consultancy services range from the design and installation of data, voice and video networks to remote monitoring and support of these networks. We believe that large customers are more concerned with functionality of voice, video and data needs rather than costs. The combination of network capability, ISP experience, and the market presence of NTL enables us to offer a unique and comprehensive service to large customers.

         Our primary activity in national telecommunications is to grow our customer base, revenues, and EBITDA from our targeted carrier and business customers. To date, we have implemented a strategy where we sell
"connectivity" to very large, sophisticated customers such as carriers and large corporations, and "solutions" to smaller businesses.

         Our objective is to provide high quality voice, data and video communications services to businesses throughout the U.K. and to carriers which require U.K. and international connectivity. According to published OFTEL statistics, the total market for telecommunications services in the U.K. for the twelve months ended March 31, 2000 was estimated at approximately (pound)31.5 billion. Of the total telecommunications market, we estimate that approximately (pound)16 billion represents business telecommunications and carrier telecommunications services. Our national network has significantly expanded our telecommunications opportunities beyond our franchise areas allowing us to serve the much greater U.K. national market. We approach this market by serving the following two market segments:

         o     national business telecommunications; and

         o     carrier services.

         National Business Telecommunications. In the business market, we describe ourselves as a "nationally competitive but locally accountable" service provider, whose business purpose is to "enable businesses to become more efficient and effective".

         Our general business telecommunications strategy is to provide comprehensive communications solutions to our customers. Rather than simply offering our customers a lower price for their existing service, we offer a package of services to the customer that is designed to address all of their communications needs at a price which offers good value. The services which we offer are often custom-designed for the specific needs of the customer.

         To date, we have been successful in obtaining telecommunications contracts from businesses located within our franchise areas. At September 30, 2000, we had approximately 47,200 business customers and more than 212,600 telephony lines installed in the U.K. (excluding the residential assets acquired from Cable & Wireless).

         Business Customers. While we offer our services to a wide array of companies throughout the U.K. within our franchise areas, we focus upon education, healthcare, local government, and media and information technology companies. Our communications solutions are attractive to these customers because of our reliable, high bandwidth services and our ability to package several services together at attractive prices. In addition, we have a strong local presence due to the localization of our facilities and the services we provide. As a result, our customers view us as a community partner and benefit from our local account management.

         We use a variety of different access technologies to connect customers, based on customer size, geographic location and our network reach. Access technologies currently deployed in our network include fiber optics, copper wire and microwave radio.

         We connect our larger business customers to our network using fiber optic cable. This utilizes the significant penetration of fiber that we have in our local access network. As the cost of fiber falls, the size of business we will connect with fiber extends correspondingly. We use copper wire pairs to connect small enterprises.

         An example of our sector-focused strategy is our success in penetrating the education market. We support customers at all levels of education within the United Kingdom. One such customer is the U.K.'s Joint Academic Network (JANET), which is the U.K.'s academic and research system connecting several hundred institutions, including all U.K. universities, most higher education colleges and most research establishments. SuperJANET is the broadband, or high-speed portion of JANET. We developed high bandwidth metropolitan area networks in a number of our regions throughout the U.K. to support SuperJANET. NTL now provides student and academic services to more than 25 universities through the U.K., and has won new contracts this year with universities, including Southhampton, Surrey, Swansea, and Strathclyde.

         Cambridge University is a SuperJANET node where we provide all of the university's high-speed data circuits and approximately 10,000 local extensions, including lines in 6,500 student dorm rooms. At Oxford University, students use our links for access to SuperJANET, and more than 700 students also have our phone lines in their dorm rooms. We also provide the services of the South Wales Academic Network (SWAN). SWAN is a 60-mile fiber network, with 13 sites which serve approximately 16,000 PCs, creating approxi mately 2 million e-mails and 12 million hits on the world wide web every month. SWAN will provide the gateway to SuperJANET for 23 institutions of higher learning that was previously available only to the Universities in Cardiff and Swansea.

         Our program for education has not only provided value-added technology services to universities, but has also accelerated the connection of local secondary and primary schools to the Internet. We provide services to more than 2,500 primary and secondary schools. Funding for these connections has been provided by the National Grid for Learning and the Technology Trust infrastructure campaign. We were the first company in the U.K. to introduce an economical flat rate Internet access package to all schools within our franchise areas. Over 1,600 schools have taken advantage of our attractive Internet offers. In England, Technology Colleges Trust has partnered with us to link up the trust's more than 650 schools. This will enable the schools, for a flat rate, to get unlimited usage of a 2 Mbps broadband connection to a new supergrid.

         Our schools initiative in Londonderry aims to provide free Internet access to every school in the city. This long term project will introduce modern technology into education utilizing our infrastructure. We will also host approximately 150,000 e-mail accounts (one for every student and teacher) and connect to all 568 schools in Hertfordshire County Council using ISDN and PSTN dial up. Bedfordshire County Council now has all 270 schools connected to the Internet via our ISDN Select.

         National Services. Capitalizing on our experience in local business markets and the extended reach of our national network, we have expanded the scope of our business in order to compete for a share of the business telecommunications market on a national basis. We believe that we can build on the strengths gained in our local franchise areas to approach targeted business users located in other areas of the U.K., initially focusing on users with multiple business locations. We recently launched our national business service and our strategy is to target the largest national businesses in specific market sectors.

         We have a variety of alternative methods to connect the "last mile" to the customers' premises from the national network:

         o As a certified national public telecommunications operator, we can readily obtain the permits to construct telecommunications networks, and can simply build out our network to reach customers. Although this is often clearly the most costly approach, the expense can be justified in the case of large customers or when a significant level of traffic is obtained from several customers. For example, we have extended our fiber optic network in London to support CNN's facilities.

         o We can lease circuits on the local networks of other service providers to connect to the customer's premises. Although this may reduce the operating margin on a particular account, it requires significantly less capital expenditure than a direct connection, can often be installed relatively quickly, and can be replaced at a later date if a more profitable connection method can be deployed.

         o We can also connect customers to our national network by implementing one of two wireless bandwith solutions, described in more detail below.

         Business Products and Services

         o Simple "Access" Services that connect the customer to us for inbound and outbound voice and data calls. These access services include traditional analog Business Exchange Lines
               (BELs) and Digital Business Exchange Lines (DELs). DEL services include Basis Rate Access, also known as "ISDN2", and Primary Rate Access, also known as "ISDN30". These and other direct and indirect access services are priced competitively and offered in competi tion with a number of other direct and indirect suppliers.

         o Managed Voice Services which are best illustrated by our Central Exchange "Centrex" service. This service presents the customer with business exchange lines configured as a "virtual PABX", as we completely handle the services normally associated with a traditional PABX (or PBX). The success of this product is well demonstrated in the East Midlands where eight of the 11 local government organizations use NTL Centrex as their main business service, including the Nottingham City council with more than 3,500 lines.

         o Managed Data Services include fixed point-to-point private circuits at speeds from 64 Kbps, through multiples of that speed and individually tailored 100 Mbps and 155 Mbps services. Other services include the provision of intersite data services with particular transmission protocols, such as Internet Protocol also known as TCP/IP, Frame Relay and ATM. Our ability to design, deploy and manage a customer's data service was greatly enhanced by the September 1999 acquisition of Workplace Technologies (now renamed NTL Business).

         o Internet Services provided by NTL range from "Dial-up" customers to dedicated private circuits for greater access speeds. We are launching a range of new services and branded hardware products, which include both entry level and advanced "firewalls", and a self provisioning web-hosting service. We own an interest in and provide communications network and back office support for VirginNet and provide services to more than twenty other ISPs.

         Local Business Services. The local business telecommunications market provides an attractive opportunity to NTL. For the most part, the underlying capital investment needed to address this market is made through the buildout of the network for the residential market in our franchised areas.

         Regional Business Services. The communications services we provide to the education and government sectors is an excellent example of the possibilities created by our newly built high bandwidth networks where we can provide both region wide and intra-regional connectivity. We provide extensive services to numerous local governments, particularly our Centrex service that eliminates the need for a PBX, simplifies moves, adds and changes and provides free calling between locations. Additionally, our focus on the education market is demonstrated by the more than 3,000 primary schools, colleges and universities we serve; the majority of which we connect to the Internet with speeds ranging from 128 Kbps to 2 Mbps. Funding for the Internet segment of the services has been largely provided by the government, for whom Internet connectivity has become a high priority.

         Region-wide Business Services. In Hertfordshire, NTL provides county-wide telecommunications for all the local schools as well as widely dispersed municipal administrative offices. We were awarded all of Hertfordshire County Council's voice and data traffic and installed Centrex across all of the Council's sites (upward of 500 Centrex lines) based upon an integrated solution. These sites include libraries, social services offices and environmental services offices all linked to an NTL-provisioned voice and data call center.

         In addition to providing county-wide municipal council service in Hertfordshire, we provide a customized package of Internet and telecommunication services to all schools county-wide. The service, known as the "Hertfordshire Learning Grid", inaugurated one of the largest Internet and intranet projects in the U.K. education sector. NTL installed, maintains and manages PCs at all primary schools. NTL arranged to train three teachers in each school on how to use the Internet for communication, i.e. e-mail, how to use the Intranet for their administration, and how to use the world wide web to gather information which would support the teachers and help them to teach the children. Additionally, NTL built a bespoke intranet service for both the council's administration and schools which entailed a help desk, an e-mail filtering system, Internet filtering, and intranet filtering. The complete solution is fully managed by NTL and completely seamless to the customer. All queries are managed by their respective NTL local account manager.

         Intra-Regional Business Services. Within regions, we have overlaid dedicated high capacity Virtual Private Networks (VPNS) on our previously constructed infrastructure. An excellent example of a VPN is the provision of 155 Mbps metropolitan area networks (MAN) in a number of our regions throughout the United Kingdom to support SuperJANET. The U.K. Government established the Joint Academic Network (JANET) in order to facilitate a sharing of knowledge and research among all U.K. universities and other government-funded research facilities. SuperJANET is the broadband, or high speed, portion of JANET. A good example is the SuperJANET network in South Wales (SWAN). SWAN provides the gateway to SuperJANET for 23 institutions of higher learning in Wales. SWAN is a 60 mile fiber network, connecting with 13 sites which serve approximately 16,000 PCs, creating approximately 2 million e-mails and 12 million hits on the world wide web every month.

         National Business Services. Our national network (excluding the residential assets acquired from Cable & Wireless) was designed specifically to connect our local networks and enable distance insensitive calling tariffs. We estimate that our national network covers approximately 3,500 route miles and 170,000 resilient fiber miles across England, Scotland and Wales, Northern Ireland and the Republic of Ireland. Our national network has been designed with significant excess capacity. For example, the trunk route specifica tion provides for two large ducts, each with capacity for 4 sub-ducts, only one of those eight sub-ducts is currently used. Our total duct capacity exceeds 2,300 fibers of which only a small portion is currently used.

         Our national network is a fully redundant, SDH digital fiber network. The major fiber routes are complemented by microwave radio connections which increase the reach of the network. SDH technology improves network reliability and performance and provides greater flexibility than conventional transmission architecture. In addition, network availability, management and routing are also superior to conventional transmission architecture because signals are automatically rerouted to the best path available if another is severed or degraded. We believe that we have a competitive advantage over other carriers such as BT because SDH technology has been built into our networks from the start, thus avoiding integration problems with older network technologies.

         An important source of revenue for NTL is the bandwidth and connectivity we provide to other communications carriers. Our network is used to interconnect these carriers to cities throughout the U.K. and Ireland. NTL provides customers with bandwidth ranging from 2 Mbps to STM-16's. Owning core infrastruc ture also opens up avenues for international network expansion. Increasingly, network operators are looking at minimizing capital outlay by swapping capacity on their infrastructure for new nodes or additional capacity elsewhere. Our customers include fixed wireline and mobile telecommunications operators, cable operators, Internet service providers, and various information technology and facilities management companies, notably.

         o COLT where we have been awarded "preferred supplier" status for the distribution of COLT's traffic outside the London area. This covers bandwidths from 2 Mbps to STM-1.

         o ENERGIS for which we provide high speed managed services to enable the operator to more effectively address its "off-net" customer base.

         o GLOBAL ONE where as part of this international operator's roll-out, we are providing managed services between London and Dublin utilizing our recently completed sub-sea cable.

         o VODAFONE AND ORANGE, for which we provide inter-switch capacity on our national network. In July 2000, we signed a (pound)150 million 5-year contract with Orange to provide transmission capacity between Orange switch sites, call centers and key base station controller sites.

         Carrier Services Products, and Marketing. We expect to continue to successfully serve this marketplace through our strategy of providing high quality and competitively priced services. Additionally, we continue to utilize our specialized ability to provide tailored solutions necessary to serve this demanding market.

         The rapid expansion in voice traffic is expected to continue and we have entered into interconnect agreements with national and international operators to both reduce the costs of carriage and termination of our originated traffic and of termination of other carriers' traffic.

         The expected growth in the number of international operators building and operating submarine cable systems has been substantial and continues to grow with many of these cables transiting the U.K. We have considerably increased physical connectivity to U.K. international cable landing stations and products have been successfully developed to address the needs of these international cable operators for backhaul services between the cable landing sites and the major U.K. international nodes such as Telehouse, London.

         We believe the U.K. market for wholesale data services is significant and growing rapidly due to the fast growth in IP, Internet and other data traffic. Utilizing our state of the art ATM network, we have developed Frame Relay and ATM wholesale products to address this increasing demand for high speed data connectivity. Additionally, utilizing our core data network, local loop infrastructure and connectivity to the main international U.K. nodes will allow us to address the needs of international operators for the termina tion/orgination of U.K. bound/generated data traffic.

         In addition to telecommunications and data services we also offer wholesale Internet access solutions including network services, call center operations, customer provisioning and billing to U.K. Internet Service Providers, or ISPs, and other corporate customers that would like to expand their Internet presence. This service was launched in 1995 as our first national product offering.

         In 1996, we established the VirginNet joint venture with Virgin Communications Limited. The joint venture is 49% owned by us and 51% by Virgin. VirginNet offers connectivity and proprietary content services to consumers and small businesses throughout the U.K. As of December 2000, we had approximately 505,700 digital cable television customers. Digital cable television was launched by Cable & Wireless in late 1999. As of the end of 2000, approximately 90% of NTL's networks and the networks acquired from Cable & Wireless were digital ready. VirginNet recently launched a "free access" product offering, whereby customers only pay for the minutes that they are online or in contact with a customer care representative. We are able to support this service profitably because we carry the majority of the VirginNet Internet traffic on our owned network facilities.

         By integrating our Internet infrastructure with our national telecommunications network we have been able to decrease the costs of providing these wholesale services as well as increase the value of the proposition by retaining a higher portion of the revenue from the data traffic that our customers generate. We plan to continue to enhance our Internet network, both nationally and internationally, to accommodate the growth in the business.

SWITZERLAND, FRANCE AND REPUBLIC OF IRELAND

         NTL has recently expanded its reach outside of the U.K. through the acquisition of broadband networks in the Republic of Ireland (Cablelink), France (1G Networks) and most recently Switzerland (Cablecom). We plan to upgrade the networks of these cable companies to deliver bundled telephony, high-speed Internet access via cable modem, DSL or 10-100 Mps ethernet service and also to offer business telecommunications services. Additionally, we plan to connect these national broadband networks to our pan-European backbone and to the digital media center in the U.K.

         As of March 31, 2000, Cablelink networks passed approximately 416,000 homes, the 1G Networks passed approximately 265,000 homes and Cablecom over 1.4 million homes. These cable systems collectively served approximately 1.8 million cable television customers and Cablecom additionally served over 159,000 Internet subscribers, including several thousand high-speed cable modem users.

STRATEGIC INITIATIVES

         European Expansion Our objective in expanding into Continental Europe is not only to replicate our U.K. success, but also to develop new business models for Europe, which could in turn enhance our U.K. operations as well.

         In August 2000, NTL Incorporated announced that it intends to make a 27% minority investment in Noos S.A., the market leading French broadband company, for approximately $627 million. NTL Incorporated intends to sell its existing 1G operations to Noos S.A. following the closing of the investment in Noos S.A. Also in August 2000, NTL Incorporated completed a 50% investment in eKabel InvestCo, which owns 65% of eKabel L.P., the Hessen cable network in Germany. In March 2000, NTL Incorporated completed the purchase of the cable assets of the Cablecom Group, the largest cable company in Switzerland, for CHF 5.8 billion. Finally, NTL Incorporated owns a 25% stake in Svenska Bredbandsblaget A.B., a company based in Scandinavia which is aggressively deploying fiber directly to the home throughout Sweden and Norway.

          Our European initiative is five-fold:

         o Acquire well-positioned cable companies having high customer penetrations and upgradable networks in key major markets;

         o Link these with each other and the U.K. via a pan-European fiber backbone network;

         o Expand the range of services in each country initially via indirect telephony, dial-up Internet and mobile virtual networks and also offer business telecommunications services, and "roll down" these fiber networks to our hubs and collocation facilities to later offer unbundled telephony access and DSL;

         o Build metropolitan and local loop fiber networks to directly connect customers in strategic areas, including building out fiber optic networks to multiple dwelling units and single family homes with leased or owned fiber

         o Employ all of these assets to offer total broadband solutions to both the consumer and B2B market within each country.

         We are well on our way to achieving these goals. Cablecom, in Switzerland, the "1G Networks", in France, and Cablelink, in Ireland, are excellent cable companies in major markets and are in the process of being upgraded.

         We have secured agreements with major international telecommunications carriers giving us a very high capacity dark-fiber backbone network connecting any 24 cities of our choosing throughout Europe. This network was realized by swapping capacity on our U.K. networks, and will be rolled out as needed over the next 24 months.

         We have commenced activities building out our fiber optic networks directly to the home and to multiple family dwelling units in Switzerland and the U.K., with an eye toward making this a feature of our standard network build going forward. In addition, this fiber-to-the-homes (FTTH) architecture could serve as a pure broadband connection strategy in areas where we do not operate cable systems. For this reason, we have taken a strategic stake in Bredbandsbolaget, or B2, a Swedish telecommunications company, which is pursuing a similar strategy.

         We plan to increase and expand these activities throughout 2001 and beyond in order to achieve our objectives.

         Mobile We strongly believe that having a mobile service to bundle with our consumer and business offerings would be extremely attractive. We have begun negotiations to secure a "virtual network operator" (VNO) agreement for both current and UMTS services with one or more carriers in the U.K.. We withdrew from the recent UMTS operator auction in the U.K. because we believe the rate of return of our VNO strategy will be higher than that for purchasing a UMTS license and becoming an actual carrier.

         A VNO agreement will allow us to provide an NTL branded mobile service as part of our bundle, including providing the NTL web portal as the primary interactive service on the mobile phone itself which would allow NTL to control the user experience. From the customer's view it should be no different than if NTL were the carrier. Since NTL will be providing a significant amount of both network and operations infrastructure, we believe mobile operating margins should be attractive. In addition, we believe that the current operators will desire to conclude arrangements with us as the major alternative fixed operator in the U.K. and to quickly recoup a portion of their expenditures for UMTS. Our goal is to offer mobile service as part of NTL's bundled offerings in limited areas by the first quarter of 2001.

         Strategic Fund We have recently formed Brigadoon Ventures, Inc., to focus on early stage strategic investments in emerging networks, Internet content, communications technology and programming. We have always had numerous opportunities to take small stakes in emerging areas of great strategic interest to us. Creating the fund will allow us to attract additional outside capital to make these investments along side with us, thereby further leveraging our strategic vision. It is expected that the fund will concentrate on those areas where we might eventually take a majority stake and integrate the operation.

         In March 2000, Brigadoon took a 25% stake in Bredbandsbolaget, or B2, a Swedish telecommunications company specializing in the provision of 10-100 Megabit broadband ethernet access and services via a direct fiber connection to the home.

         In May 2000, Brigadoon made a $6 million investment in Diva Systems Corporation, a video-on-demand operator currently developing video on demand capability for our U.K. network. NTL and Diva will work together to be able to commercially deploy video-on-demand over NTL's cable network in the U.K. and offer immediate in-home access to a diverse and continuously evolving selection of movies and special interest material with fast-forward, pause and rewind functionality plus high quality digital picture and sound.

         In June 2000, Brigadoon made a strategic investment in Into Networks, Inc., a software-on-demand operator based in Cambridge, Massachusetts. NTL intends to work with Into Networks to offer NTL subscribers in the U.K., Ireland, Switzerland and France click-and-play access to interactive CD-ROM titles and other rich media over broadband networks.

RECENT ACQUISITIONS/ACTIVITY

         NYSE Stock Listing. On October 27, 2000, NTL Incorporated announced that its shares would begin trading on the New York Stock Exchange, Inc., or NYSE, under the ticker symbol "NLI". Concurrent with the NYSE listing, NTL withdrew its listing on the Nasdaq Stock Market where its shares had been trading under the ticker symbol "NTLI." On January 29, 2001, the NYSE converted all listed equity securities to trade in decimal point form. In connection with the listing transfer NTL filed a Form 8-A with the SEC on October 20, 2000 to register its shares of common stock with the NYSE.

         Acquisition of residential assets from Cable & Wireless and France Telecom Investment. On May 30, 2000, NTL completed its acquisition of the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses from Cable & Wireless Communications plc. NTL plans to integrate these operations and facilities into NTL's existing cable operations and franchise areas. On July 26, 1999, NTL announced that with the support of France Telecom, it had agreed to this acquisition.

          NTL issued as aggregate consideration approximately 85 million shares of NTL common stock and paid approximately (pounds sterling) 2.85 billion in cash to Cable & Wireless Communications stockholders, plus cash payments for fractional shares. NTL also assumed approximately (pounds sterling) 2.3 billion in Cable & Wireless Communications's allocable net debt. In connection with the acquisition, NTL entered into bank credit facilities comprising a (pounds sterling) 2.5 billion credit agreement and a (pounds sterling) 1.3 billion credit agreement to refinance indebtedness and for working capital purposes.

         On May 30, 2000, NTL completed an investment by France Telecom of $4.5 billion, which was previously announced on July 26, 1999. NTL issued and sold to France Telecom 42,229,730 shares of common stock at a per share price of $59.20 and 2,000,000 shares of 5% cumulative participating convertible preferred stock, series B, having an aggregate liquidation preference of $2 billion, a conversion price of $80.00 per share and a redemption price of $96.00 per share. On August 6, 1999, NTL and France Telecom agreed that the aggregate consideration of $4.5 billion would be payable by France Telecom at completion in pounds sterling which was fixed on August 6, 1999 at (pounds sterling) 2.8 billion. NTL used the proceeds from the France Telecom investment, as well as NTL's existing cash resources, to fund the cash portion of the payments to Cable & Wireless Communications stockholders.

         Acquisition of the Assets of Cablecom. On March 28, 2000, NTL acquired the businesses and assets of Cablecom, Switzerland's largest cable operator, from Swisscom AG, Siemens Schweiz AG and VEBA Telecom GmbH for CHF 5.8 billion (approximately $3.5 billion).

          Cablecom's revenues for the year ended December 31, 1999 were $388 million. Cablecom is Switzerland's largest cable operator with approximately 1.37 million subscribers, which reflects a penetration rate of approximately 96% in its service areas, and delivers signals via its national fiber backbone to other cable operators who serve a further approximately 300,000 homes. Over 90% of the television broadcasting in Switzerland is delivered over cable networks. Cablecom has an estimated 53% share of the Swiss cable market and is the major cable operator in 12 of Switzerland's 16 largest cities. Cablecom has been the catalyst for the consolidation of the Swiss cable market and recently launched digital television and high-speed internet services.

         Cablecom also owns SwissOnline, one of the largest internet Service Providers in Switzerland and one of the country's most popular portals with approximately 159,000 customers. Cablecom already has a telecommunications license to provide data consisting of internet, leased lines and asynchronous transfer mode, and value added services throughout Switzerland and it will shortly submit an application to extend the licenses for the provisioning of voice telephony. Cablecom's network is currently being upgraded as part of an investment program scheduled to go through 2003, with over $250 million spent in the last two years. The network upgrade program will include the completion of a national fiber ring which is expected to cover approximately 75% of Switzerland by the end of 2001 as one of the only two national fiber rings in Switzerland.

         Through this acquisition, NTL will become the largest alternative fiber link telecommunications operator in the Swiss telecommunications market.

          NTL financed the transaction from cash on hand, loan facilities and the issuance of $1.85 billion of 5% cumulative preferred stock, series A, to France Telecom and a group of commercial banks. The preferred stock issued to the banks is subject to a put and call option agreement in favor of France Telecom. On March 28, 2000 NTL entered into a CHF 4.1 billion (approximately $2.5 billion) senior secured credit facility, consisting of a CHF 2.7 billion term loan facility used to finance approximately 50% of the Cablecom acquisition consideration and a CHF 1.4 billion revolving credit facility to fund capital expenditures, working capital, operating expenses and general corporate financing requirements.

         Sale of New Series of NTL Preferred Stock to Finance Cablecom. On February 17, 2000, NTL, France Telecom and a group of commercial banks consisting of Banque Nationale de Paris, Credit Agricole Indosuez, Deutsche Bank AG and Westdeutsche Landesbank Girozentrale, referred to as the banks, entered into an arrangement, subject, among other things, to the completion of NTL's acquisition of the assets of Cablecom Holding AG, involving the issuance of 1,850,000 shares of 5% cumulative preferred stock, series A, of NTL for an aggregate purchase price of $1.85 billion. The proceeds from this issuance of 5% cumulative preferred stock, series A, were used primarily for the purpose of the consummation of the acquisition of the assets of Cablecom Holding AG, which was completed on March 28, 2000, with any remaining proceeds to be used to help fund NTL's acquisition of companies primarily engaged in the broadband communications, broadcasting and cable television business in Continental Europe outside of France.

                              NTL TOWER GROUP

         The NTL Tower group is intended to reflect the performance of our broadcast and tower operations, including the national broadcast transmission and tower network infrastructure primarily in the U.K. and Australia. The NTL Tower group is not a separately incorporated entity. We have allocated to the NTL Tower group, for financial reporting purposes, NTL's assets, liabilities, revenues, expenses and cash flow relating to these activities.

         We are a leading independent owner and operator of wireless communication and broadcast transmission infrastructure in the U.K. and Australian markets. We provide our customers with enhanced products and services through our broadcast network, state of the art equipment, and innovative facilities management expertise. These include broadcast transmission services for digital and analog television and radio, video connectivity and uplinking using satellite and fiber assets and tower site rental services. Our customer base includes over 400 companies, including all of the leading U.K. mobile wireless operators and major commercial television and radio broadcasters. We believe that the scope of our business allows us to differentiate ourselves because we generate revenues in the three distinct market areas.

         We operate the second largest independent portfolio of wireless towers and sites available for lease in the U.K. and are one of the largest towers and sites portfolios in Australia We provide services to broadcast media and wireless communications customers using these assets. These include broadcast transmission services for digital and analog television and radio, video connectivity and uplinking using satellite and fiber assets and tower site rental services. We lease space on our towers to all of the major wireless operators in the U.K. and also offer unique capabilities such as In-Building wireless connectivity that can enhance their wireless coverage in high-traffic areas such as shopping malls and office buildings.

         We own and operate one of two television broadcasting infrastructure networks in the U.K. as well as the only national broadcasting infrastructure network in Australia. Additionally, we have national, regional, and local radio broadcast infrastructure networks in both the U.K. and Australia. We developed and built the first commercial digital terrestrial television service in 1998 and the first all digital radio station in 1999. Because we own and operate the broadcast transmission infrastructure, unlike broadcasters in the U.S., our broadcast customers rely on our network and package of integrated services to distribute and broadcast their content. Our customers generally hold long term licenses and enter into service agreements with us that typically last 10 to 15 years. As a result, this portion of our business is characterized by stable and predictable cash flows.

         The broadcast infrastructure used to deliver our services consists of a network of strategically located broadcast and wireless transmission towers, with approximately 3,500 broadcast transmitters. In addition, to serve our broadcast and media customers, we also own and operate satellite uplinking facilities consisting of 30 fixed satellite uplink dishes able to access over 50 satellites, a network of mobile and transportable uplinks, management and control systems and all associated operations and maintenance.

         Our tower portfolio consists of:


     LOCATION            OWNED,             TO WHICH         LAND OPTIONS      TOTAL
                        LEASED OR           WE HAVE
                         MANAGED             ACCESS

U.K.                       1,391                 678                791          2,860
AUSTRALIA                    410                 151                  0            561
TOTAL                      1,801                 829                791          3,421

         We provide satellite and media services in the U.K. and value-added services such as playout, satellite uplinking, and a wide range of occasional broadcasting services to generate incremental revenue. We currently provide digital and analog broadcast transmission for national and regional broadcasters, such as the regional ITV companies, Channel 4 and Channel 5 in the U.K. and ABC and SBS in Australia. In addition to broadcast transmission, we also provide our broadcast and media customers with program and content distribution services for over 130 full-time channels via satellite and fiber as well as occasional use facilities such as remote satellite news gathering. We also provide services based around the use of our tower assets to customers, such as Vodafone Airtouch and other mobile telecommunications operators in the U.K.

         Our experience of providing broadcast services to the U.K.'s commercial television operators and our pioneering approach and expertise in digital broadcasting, leads us to believe that we are uniquely positioned to capitalize on the global trends towards privatization, outsourcing and digitalization of broadcast transmission infrastructure and the tremendous growth opportunities in the wireless communications industry. Already this strategy has been successfully implemented as evidenced by our successful acquisition of the National Transmission Network from the Australian Government in 1999. In addition to the existing established broadcast service and tower business in Australia, we have recently established a joint venture business with WinTV and Southern Cross Broadcasting to build an extensive east coast telecommunications network to deliver managed services to these broadcasters, carriers and other internet service providers.

         Our extensive customer base includes the U.K.'s commercial terrestrial television broadcast companies, both of Australia's national broadcasters for transmission services and all regional Australian commercial TV broadcasters for site sharing, all of the U.K.'s cellular mobile operators, many of the U.K.'s largest utility companies, fixed telephony carriers and emergency service organizations. A significant proportion of this customer base have long term contracts with us extending for up to 12 years and providing a forward order book of (pound)2.3billion ($3.4 billion).

         We have provided innovative technologies and services to our customer base, including the world's first and most complex roll-out of digital terrestrial television in the U.K.

         Our extensive tower portfolio in the U.K. and Australia already generates significant revenues from wireless and cellular operators. As these industries experience dramatic growth over the coming years, we believe we are well positioned to generate new revenue streams by providing the necessary infrastructure and services to the wireless operators.

         The nature of our business is such that a large proportion of our income is generated from a number of long-term service contracts, many with major blue chip companies. As such, the opportunities for new revenues are gained from existing relationships and are often based on extensions in terms of new services or increased coverage in which customer focused, trained project and service delivery staff are more critical to business development than are formal sales and marketing functions.

         In support of our strategy of international expansion, in April 1999 we acquired National Transmis sion Network in Australia, whose terrestrial television and radio transmission networks are used to deliver national services to broadcasters. The acquisition included 561 transmission sites and long term analog broadcast contracts with ABC and SBS, the two national broadcasters in Australia. The broadcast network is the most extensive in Australia and covers over 98% of the population.

         We believe that this acquisition will continue to develop in a similar way to our established U.K. business, with comparable growth. We expect this growth to be in the two significant areas of digitization of analog broadcast networks and further expansion of telecommunications business, both for distribution services and site leasing for mobile telephony. We have already secured new long-term digital transmission business in addition to new analog transmission business with our existing customers, ABC and SBS, and we are actively pursuing other opportunities.

         We have a proven history of developing new products and services to meet the needs of our customers and drive the growth of our business. These developments include the implementation of Teletext, a text based data service transmitted with the analog television signal; the implementation of NICAM in the 1980s enabling the transmission of digital stereo and Dolby audio over analog TV transmissions; and most recently the design and implementation of the world's first Digital Terrestrial Television and Digital Audio Broadcasting networks and services for our U.K. and Australian broadcast customers.

         We have substantial experience in broadcast services, tower and site management and telecommunications in the U.K. We believe that the similarities with the Australian business and the synergies we are able to draw upon as it develops place us particularly well to successfully manage and grow this business.

Industry and Markets

         We provide wireless transmission of electronic information and entertainment content produced by our customers. This content can take the form of video, audio and data and can be in either analog or digital form. The industry comprises terrestrial television and radio broadcasters, satellite broadcasters, media content companies, cellular operators and wireless communications operators and users.

         Many of our significant customers transmit or broadcast video, audio or data terrestrially requiring appropriate structures upon which to place transmission antennas and equipment. Each structure provides coverage within a defined area, with limitations being imposed by the power of the transmission and by natural or man-made obstructions to the signal, such as hills or buildings. Where a wider coverage is required, it may be necessary to build a network of interconnected transmission sites. For example, in the U.K., a national analog broadcast service requires over 1,200 sites.

         The broadcast industry's structure in any country depends in large part on the degree of regulation that has historically been imposed. In the U.S., the relatively low level of regulation has resulted in a highly fragmented market where operators have a regional focus and have historically owned and maintained their own towers and infrastructure. In much of the rest of the world including the U.K., the broadcast transmission industry has historically been heavily regulated, resulting in a consolidated industry from the outset. In the U.K., until the late 1980's, the infrastructure was owned indirectly by the BBC and the Independent Broadcast ing Authority, or IBA. This has resulted in large integrated national networks. We provide transmission services to two of the four U.K. analog national television networks providing over 99.4% coverage from a network of 1,289 transmission sites. We also provide an additional television network, for Channel 5, the fifth national network providing 80% coverage.

         This provision of coverage has also translated into the wireless communications market, where the cellular licenses are awarded on a national basis and the networks necessary to achieve this coverage are extensive with large numbers of sites.

         During the last twenty years, as commercial demands for mobile services have grown, the regulatory bodies such as the FCC in the U.S. and the Radiocommunications Agency in the U.K. have significantly increased the numbers of frequencies available to commercial operators. Consumer demand for the new wireless services based on these frequencies has further driven demand for large numbers of towers and sites.

         The nature of broadcast and wireless communications technology is such that once a location is identified as suitable for one service, or one part of a national service, it will most likely be suitable for many other services. This common demand combined with the inherent economies of scale in sharing such infrastructure leads to a commercial opportunities, and environmental pressure, to share such facilities.

         The commercial requirement for operators to expedite the roll-out of their networks and the environmental pressures to reduce the proliferation of telecommunications towers has encouraged the move towards consolidation of ownership of towers. Furthermore, recognition that communications infrastructure is not necessarily part of an operator's core business is now creating opportunities for third parties, such as us, to acquire and operate larger portfolios of tower infrastructure providing benefits to both parties. We believe we are ideally placed to take advantage of this trend to grow our tower portfolio and associated services.

         In the U.K., two major privatizations of broadcast towers and associated infrastructure resulted in the majority of the national TV and radio transmission networks being owned and operated by two companies. First, with the privatization of the IBA in 1991, we acquired approximately 50% of the towers and sites infrastructure used for transmission of the independent TV and radio services together with all of the TV transmitter systems and most of the radio transmitter systems. The remainder was privatized by the BBC in 1997. The U.K. has led what has now become a global trend towards privatization of broadcast infrastructure and we are actively pursuing many of these overseas opportunities.

         These developments have led to an emerging business model whereby the tower and site infrastructure and services are increasingly being consolidated into a small number of specialist operators. These operators are able to deliver to the customer the economies of scale inherent in the model as well as being able to apply the experience of operating and managing such networks.

SITE LEASING AND SERVICES

         We are a leading global owner and operator of broadcast transmission and wireless communications infrastructure and related services. We own and manage over 2,600 multi-user transmission towers and sites, up from approximately 600 sites in May 1996, of which 410 are located in Australia and 2,182 are located in the U.K. Of these sites, 1,020 provide broadcast services (611 in U.K., 410 in Australia). In addition to the over 2,600 towers and sites, we also have access to a further 829 sites for the use by our broadcast customers (151 in Australia and 678 in the U.K.). Using these sites and our supporting communication and service infrastructure, we are able to deliver national and regional broadcast and wireless communication services.

         We have developed a range of associated complimentary services around our site portfolio which enable us to use our experience and expertise to provide maximum leverage of the portfolio. These services are:

         o     TOWER AND SITE INFRASTRUCTURE SERVICES

               o Identification and acquisition of tower and sites, both individually and whole portfolios.

               o      Tower design, construction and project management.

               o Antenna design and installation both as a stand-alone service and as part of a wider service package to broadcast and wireless customers.

         o     NETWORK MANAGEMENT AND DEVELOPMENT

               o Complete management and control of high reliability broadcast networks on behalf of broadcast customers utilizing state-of-the-art remote monitoring and control systems.

               o Maintenance services for complete networks of broadcast transmission equipment.

               o Satellite uplinking services and associated support 24 hours a day, 7 seven days a week.

               o Complete transmission and distribution services for entertainment services.

               o Mobile and transportable uplink facilities for customer site or remote use such as breaking news and sport services.

               o      Frequency and network planning.

Networks

         Our tower and site portfolio consists of:


     LOCATION            OWNED,             TO WHICH         LAND OPTIONS          TOTAL
                        LEASED OR           WE HAVE
                         MANAGED             ACCESS

U.K.                      1,391                 678                791              2,860
AUSTRALIA                   410                 151                  0                561
TOTAL                     1,801                 829                791              3,421

U.K. Networks

Towers and Sites

         We have 2,182 owned and managed sites in the U.K. that provide extensive coverage of the population and landmass for our businesses in site leasing, broadcasting services and wireless communications.
 A large number of the towers were built for broadcast purposes before 1990. Between 1996 and 1999, we have constructed 241 towers at an aggregate cost of approximately (pound)17 million ($25.5 million ). It is anticipated that development of a large number of sites available to us as part of recent acquisitions will result in increased tower construction. Portfolio growth is currently achieved primarily through acquisition.

         The U.K. sites portfolio includes large hilltop transmission structures of heights ranging from under 30m to 385m (1270 ft).

Towers Over 50m in Height


Over 300m                                 10
200-300m                                  14
100-200m                                  12
50-100m                                   73
------------------------------------------------------------------------------

         These sites together afford the capability of line of sight microwave interconnection, as well as ideal locations for the operation of broadcast & two-way communications systems. Typical figures for key applications' coverage afforded by these sites is given below.


MARKET                                        POPULATION COVERAGE
TV Broadcast                                  99%
Cellular communications                       75%
Paging                                        97%
PMR                                           97%
------------------------------------------------------------------------------

         Population coverage is determined by the Independent Television Commission, the U.K.'s commer cial television regulatory authority. For cellular communications, coverage is based on an estimate of U.K. population coverage for a 7.5 km cell radius based on the U.K. government 1991 census. For paging and Professional Mobile Radio, or PMR, coverage is based on an estimate of U.K. population coverage for a 20 km cell radius based on the U.K. government 1991 census.

         It is our business policy to develop sites for any of our key markets in any area of the U.K. not currently served by good radio sites. As such, the effective coverage achievable from our sites is 100% in all key markets. We have extensively marketed our sites and have attracted a significant number of users on our existing site portfolio. Given current growth trends in mobile communications and the rollout across the U.K. of digital broadcast services, we anticipate significant continued growth in installations of new tenants.

         In addition to our owned and managed sites, we also have long term contractual access to a further 678 additional sites in the U.K. to provide 99% national TV coverage through a site-sharing agreement.

Wireless Communications

         The wireless communications market comprises a number of application segments: mobile communications including cellular and PCS telephony, Global System for Mobile telecommunications, or GSM, Universal Mobile Telecommunications System, or UMTS, paging, Specialized and Enhanced Special ized Mobile Radio, or SMR and ESMR, Point to Point Links, Public Access Mobile Radio and Public Access Mobile Data, or PAMR and PAMD, and Wireless Local Loop.

         Traditionally, wireless communications operators have built and operated their own communications infrastructure. However, these services are increasingly outsourced as the wireless systems become more complex enabling operators to focus their resources on the provision of their core services. In addition, the sharing of towers and sites is becoming increasingly necessary for environmental and regulatory reasons.

Industry structure

         We are a network service provider in the wireless communications industry, renting antenna space on our owned and leased towers and sites to a variety of carriers operating wireless services. In addition, through our strategy of outsourcing services, we also provide facilities and services, relating to the leasing of space on our towers, directly to the professional user market.

         Typically we receive fees for installing customers' equipment and antennas on towers in addition to rental payments from customers payable under their site licences. As of December, 2000, in the U.K., approximately 400 companies rented antenna space on our towers and sites. These site rental agreements have terms which are typically 10 years in length (and renewable), and are generally subject to annual price review linked to inflation. Site sharing customers are typically billed a year in advance. During the last four years, the number of lessees on our towers has grown from 1,989 to over 4,000 in December 2000 (excluding broadcast customers).

Wireless applications

         Both the consumer and professional markets use wireless networks for a range of applications that are provided by the network operators who use our network and infrastructure to deliver them. We serve each of the major segments of these markets.

Cellular Telephony

         Cellular telephony is used predominantly by the consumer market, where it has the most widespread visibility, but it also extends to the professional market. Cellular communications in the U.K. is the largest of the wireless applications in term of customers, coverage, and usage of wireless communications sites and is experiencing extraordinary growth that is predicted to continue. Unlike the U.S., the regulation in the U.K. and much of Europe has extended to the technical standards, which when combined with other market differences has led to widespread implementation based on common standards. This has resulted in 60% penetration of the population with very strong growth and close to 100% geographic coverage of the services. We currently provide infrastructure for all of the cellular telephony operators in the U.K. under long term contracts.

         The mobile subscriber market in the U.K. has risen sharply from
10.5 million in October 1998 to over 35 million1 in November 2000. Penetration is forecast to continue to increase beyond current levels, both with existing second generation wireless service, or 2G, and new third generation wireless service, or 3G, and UMTS, services from 2002. In order to provide both coverage and service availability this translates to increased demand for sites. The factors driving this unprecedented growth in mobile communications, network build and base stations include: subscriber growth; price competition; and e-commerce via mobile devices; mobile internet.

         In addition, price competition has been driven by the introduction of pre-paid or "pay-as-you-go" phones and regulatory changes enabling number portability between operators.

------------
1   Source: Informa Telecoms, Mobile Communications Publications


UMTS

         UMTS is an advanced form of cellular telephony. Subsequent to licensing first generation analog voice-only cellular systems in 1985 and second generation digital GSM cellular systems in 1992, the U.K. government has now awarded third generation UMTS licenses. These licenses have been awarded to four existing operators, all of whom are existing customers of ours for site sharing and one new entrant.


OPERATOR            NETWORK LICENSE

Hutchison 3g        one 15 MHz paired spectrum plus 10 MHz unpaired spec-
                    trum
Vodafone            one 15 MHz paired spectrum
ONE2ONE             three 10 MHz paired spectrum plus 5 MHz unpaired spec-
                    trum
BT3G                three 10 MHz paired spectrum plus 5 MHz unpaired spec-
                    trum
Orange              three 10 MHz paired spectrum plus 5 MHz unpaired spec-
                    trum
------------------------------------------------------------------------------

         UMTS third generation cellular licences in the U.K. have recently been issued by the U.K. Government for the period to December 31, 2021, allowing for 20 years of commercial services from January 1, 2002.

         Because UMTS provides significantly higher bandwidth than existing cellular technologies, UMTS will be able to introduce a range of new services to consumers such as e-commerce, video and internet access.

         We believe that these operators will require a complete national network based around a radio site infrastructure of up to 4,000 sites each by 2003 and potentially up to 10,000 or more sites each by 2010.
Environmental concerns are making the acquisition and completion of these sites increasingly difficult.

         As an independent owner and operator of tower infrastructure and services, we believe we are well placed to take advantage of this business by offering these operators a number of services:

         o The existing four mobile cellular networks rely heavily on us for elements of their tower and site networks. We believe that the new fifth operator, Hutchison 3G, will require access to a similar number of our sites to provide competitive coverage with the existing operators.

         o Additional site sharing for existing operators migrating to UMTS.

         o By utilizing facilities and networks elsewhere in NTL, in particular its national network infrastructure, we are able to provide operators with both the transmission site and connectiv ity for the associated network.

         o Provision of high capacity backhaul circuits using the NTL fiber trunk network.

         Although at an earlier stage in development, similar opportunities also exist in Australia for which we believe we are particularly well suited.

In Building

         The dramatic growth of mobile usage necessitates reliable communications infrastructure in all commercial areas, leading to a requirement for good cellular coverage inside buildings. We have seen that this creates need for a new type of radio site, which unlike towers, will exist within commercial buildings, transport hubs, shopping malls and other large buildings. As at December 2000 we have built and provide service on 20 sites including Bluewater, Europe's largest shopping complex. Our initial analysis shows that there are approximately 2,000 large retail, transport and other multi-tenanted commercial properties in the U.K. that could require communications infrastructure to facilitate wireless telephony.

         This is predominantly an application for the consumer market but as the existence of a wireless network within a building is increasingly expected there are significant professional opportunities which will arise such as in-building PMR networks, data kiosks and fixed telephony.

Paging

         In the U.K. there are four analog paging networks and the government has awarded licenses for several additional digital networks. Developments in paging beyond basic text messaging to email delivery, voice mail notification and two way messaging coupled with new packaging and marketing of the services are leading to increased demand for paging transmission infrastructure. We provide infrastructure for all major paging companies and this accounts for less than 2% of our total revenues.

Private Mobile Radio (PMR)/Specialized Mobile Radio (SMR/ESMR)

         We provide towers for these services which include dispatch, command and control, fleet management systems for utilities, local government and emergency services as well as private businesses. This application is in the professional user market.

         Like other wireless segments, the complexity of digital platforms is driving operators to outsource PMR functions including portfolios of towers. We believe that in the U.K. outsourcing by public safety organizations will bring approximately 250 additional towers to the market by 2005 as part of the roll out of sites for the Public Safety Radio Communications Service, or PSRCS.

Public Access Mobile Radio / Public Access Mobile Data (PAMR/PAMD)

         PAMR and PAMD systems provide a combination of voice, dispatching and data applications useful for businesses such as fleet operators as well as hauling and logistics companies. PAMR/PAMD both complement and compete with mobile data capabilities established over PMR systems. As some of our customers transition to public communications systems, we will continue to provide appropriate services and infrastructure as part of our existing relationships with them. In the future, the major opportunity is based on the U.K. government's decision to provide a new network serving the police and other government services requiring emergency communication capabilities. PSRCS will use a 3,000 site network, with build-out commencing in 2001 and completion scheduled for 2005, to cover England, Scotland and Wales and enable real-time delivery of critical information such as vehicle records to police cars or medical information and advice to paramedic teams. Implementation plans are not yet fully defined but we believe that the site sharing, design and installation of the network required by the project represent significant opportunities for us.

Point to Point Links

         Approximately 30 PTOs compete with British Telecom for the provision of the deregulated telecommunications, business network traffic. Most of these operators use microwave as part of their network strategy, with strategic hilltop sites, which provide "line of sight" microwave shots directly to large business users, as a key network access node. Our network of hill-top sites provide a platform for low-cost microwave access to U.K. businesses. A number of these PTOs lease space on towers from us for this purpose.

Australia

         Australia has a high mobile penetration rate of approximately 50% or 9.6 million subscribers as of December 2000. There are three national GSM operators and the Australian government has recently undertaken further spectrum auctions resulting in three new mobile operators. We believe we are well positioned to take advantage of this, in particular since new entrants to the wireless market are very open to outsourcing non-core activities and market pressures and public concern are forcing an increasing number of operators to utilize a finite number of sites.

Trends

         Key trends in wireless communications include:

         o Rapid growth of cellular mobile telephony, with recent average annual growth rates of greater than 80%2 in the U.K. for existing services. Granting of licences for 3rd generation mobile will further boost demand, adding a new national mobile operator and requiring the provision of five entire networks. Because of the inherent differences of 3rd generation technology, each network will require significantly more sites and interconnection than previous services.


------------
2     Source: Informa Telecoms, Mobile Communications Publications


         o Government policy continues to encourage new entrants into all areas of the telecommunications and media market, continuing its leadership in de-regulation of these markets. New operators entering the fixed market are faced with significant costs in installing local loop and interconnection infrastructure whereas wireless communications operators offer a relatively low cost and quick way of providing services. These new wireless operators will drive the demand for tower sites.

         o In addition to the economic benefits, environmental pressures to encourage sharing of site facilities and the current negative publicity surrounding the proliferation of transmission sites will increasingly encourage operators to share facilities.

         o The addition of new data based services to the existing voice-only networks as the transition to late second and third generation systems progresses. These services will include e-commerce facilities such as banking, shopping, and information delivery, mobile Internet access and mobile video. Smaller cell sizes and advances in the technology will remove the traditional bandwidth limitations that have restricted the growth of these services.

         o Increasing recognition by many communications and media companies that ownership and operation of networks is not a core business. This will drive increased demand for outsourced provision of tower infrastructure.

         o Increasing traffic volumes combined with pollution reduction programs and legislation will drive increased demand for traffic information, tolling and navigation systems and as a result, the necessary supporting tower infrastructure.

         o The advent of new digital technologies in all areas of communications is creating new service opportunities such as delivery of data to emergency services. These are dramatically changing existing markets as well as creating new ones. In addition to this global trend, the U.K. in particular has established a lead in broadcast digital technology that can be applied to other markets.

Strategy

         Our objective is to be a recognized global owner and operator of towers and transmission networks and associated services for wireless communications, broadcast and media industries. We believe that we are strongly positioned to take advantage of global growth opportunities because of our extensive core competen cies in:

Towers Management

         o     Extensive U.K. and Australia portfolio.

         o Experience in managing, owning, operating and maintaining wireless communications towers.

         o Complete end-to-end capabilities covering all aspects of tower and aerial design & installation.

Privatization transition management

         o Management experience of government to commercial ownership transition.

         o     Expertise in effective management of labor relations.

         o Extensive and proven ability to identify and effectively implement economies of scale in broadcast networks.

         o     Expertise in increasing asset utilization.

Service excellence

         o Supplier of choice for U.K. and Australian TV and radio broadcasting services.

         o Significant historical investment in infrastructure and control systems to achieve 99.9% network reliability.

         o State-of-the-art remote transmission control systems for national and regional broadcast networks both in the U.K. and Australia.

Technology innovation

         o History of service innovation and development of monitoring systems.

         o Implementation of the world's largest and most complex digital terrestrial TV network including national and regional services in the U.K.

         o Implementation of the U.K.'s first national commercial digital audio broadcasting radio network.

         o Development and implementation of shared radio system for in-building cellular coverage.


BROADCAST TRANSMISSION AND SERVICES

         Our predecessors and ourselves have been involved in broadcast television since the 1950s when we designed and built the television system for the U.K.'s first independent commercial television network. We provide digital and analog broadcast transmission services for national and regional television broadcasters, covering 99.8% of the U.K. population, of 1,289 owned or shared transmission sites with over 3,500 transmitters delivering broadcast signals for the three commercial national television channels and most of the U.K.'s independent local, regional, and national radio broadcasters. Our extensive television broadcast customer base includes all of the U.K. commercial terrestrial television broadcast companies consisting of the ITV national network of 15 affiliated stations, the national services of Channel 4 and Channel 5, as well as the regional service S4C in the U.K. In addition, we provide transmission and site services to both of Australia's publicly-owned national broadcasters, ABC and SBS.

         Digital broadcast systems require a more complex engineering design than their analog predecessors. We have exploited this by extending our range of services to include tower leasing and transmission services (as with analog) plus end-to-end system integration and service ranging from studio playout centers to terrestrial transmission. This has the twin benefits of enlarging the total market available from broadcasting and further differentiating us as a unique provider able to offer towers, transmission and system integration services for digital television. We also design, install, operate, and maintain new transmitter networks and have developed radio spectrum technology expertise which enables us to plan and develop the coverage of television and radio services and networks.

         Subsequent service developments have included:

         o offering a range of occasional use services which meet the outside broadcast needs of customers whether they be for breaking news, sports events or music concerts;

         o the establishment of playout services which enables us to take ownership of the customers transmission needs from the point that they deliver the program or content on tape and need a channel to be created.

         The broadcast business generates a significant portion of its revenue from these customers through long-term contracts. The projected total value of our present contracts for broadcast services is over $3.5 billion with the major contracts extending through 2012. We own the towers and also the transmission equipment and much of the communications networks responsible for broadcasting the signal from the studio to the viewer. As a result, contracts increasingly include all aspects of the service to the broadcaster, in essence using us as the customer's engineering department, thereby enabling our customers, the TV and radio station owners, to focus exclusively on programming.

Terrestrial Television Services - Analog Services

         In the U.K. the analog terrestrial broadcast industry is split broadly in two segments:

         o     The publicly funded BBC, providing two national services.

         o The separate commercial operators, funded by advertising revenues, providing two national and one near to national service. These services contain both regional and national elements provided through the same infrastructure. Although much of the content of the commercial networks is national in nature, one of the three networks is made up of an affiliation of 16 separate franchise holders, comprising 15 regional operators and one limited hours national channel. Some of these have merged at the corporate level into larger groupings. Anticipated legislative changes may accelerate this consolidation of the industry.

We provide analog broadcast transmission services for the entire commercial television broadcast sector in the U.K., and have done so since the 1950s. This consists of the ITV national network of 16 affiliated stations, the national services of Channel 4 and Channel 5 as well as the regional service of S4C.

         Until 1990, the BBC and the IBA jointly operated the transmission infrastructure, including the broadcast towers, on behalf of the broadcasters. In 1991, the IBA's transmission network was privatized and we were formed as the transmission services provider. In 1997, the BBC, in turn, privatized its network. As such, the two BBC services use the transmission infrastructure of an alternative operator, while the three commercial services use our network.

         In addition to these broadcast transmission services we also provide many of the U.K.'s terrestrial broadcasters, in both the commercial and public sector, with facilities and services utilizing our media expertise in operating fixed teleports and mobile uplinking facilities around the world. These services include:

         o The national distribution via satellite of one of the U.K. national terrestrial broadcast networks, Channel 5;

         o The provision of occasional satellite feeds for remote news gathering to organizations such as the BBC and BSkyB and;

         o The provision and management of studio playout facilities for SDN, one of the digital terrestrial broadcasters.

         In Australia, we provide national broadcast transmission services for national public broadcasters SBS and ABC and site services to other regional commercial 'free to air' channels. The national channels are government funded and the commercial channels are privately owned and are primarily funded from advertising revenue.

Terrestrial Television Services - Digital services

         Digital technology gives our customers a number of business benefits. The key advantage is that the bandwidth, or frequency spectrum, required to broadcast a television or radio channel is reduced significantly thereby enabling multiple channels to replace a single analog channel (for television typically 4 to 12 depending on quality required). This translates into business benefits to the broadcaster by:

         o Increasing the number of channels capable of being delivered in the broadcasters' licensed spectrum, or

         o Reducing the cost of transmitting a single channel for customers, or

         o     Improving the quality, e.g. HDTV (High Definition
               Television)

         In addition, the introduction of digital technology also enables broadcasters to add other data, e-commerce and interactivity to their services, which creates opportunities for new revenue streams.

         Digital broadcast systems require a more complex engineering design than their analog predecessors. We have exploited this requirement by extending the range of services into several new areas.

         o A full range of tower planning, acquisition, installation and management services enabling broadcast customers to rapidly plan and implement new services.

         o A complete transmission service, using our terrestrial tower networks, our satellite uplinking or our fiber infrastructure. By our undertaking this element of the service, our customers are then able to focus on their core business, reducing their time to market by applying our expertise and enabling them to better target their investment.

         o A range of services to broadcast and media companies including satellite news gathering networks, video communications networks for the exchange of content and studio facilities and playout centers. By providing these services we are further enhancing our customers' ability to invest in, implement and manage new services.

         We believe the services we provide have the twin benefits of enlarging the total market available to us from broadcasting and further differentiating us as a unique provider able to offer a complete range of services for digital broadcasting.

         We currently provide digital broadcast transmission for two of the three commercial national digital television services in the U.K. These services currently carry up to 12 separate channels which include the ITV network, Channel Four, Channel Five and a range of new digital channels and services including pay per view.

         In November 1998, we made broadcasting history with the launch of the first commercial digital terrestrial television network which we planned and built. Two of the four recipients of the digital terrestrial television, or DTT, multiplex licenses, ITV/Channel 4 and SDN (in which NTL holds a 33% equity interest) selected us as their supplier of transmission services. In December 2000, we were operating 80 DTT transmitting stations reaching around 85% of the U.K. population of 59 million people. We successfully completed the first phase of the build program, including playout centers and transmission in a timely fashion, and have also signed 12-year contracts to provide end-to-end service, including studio compression, transmis sion and full systems integration.

         It is anticipated that the digital network will ultimately grow to match the coverage of the analog system which will then cease operations. In order to achieve the same high level of coverage for digital, we believe that a similar number of sites as those for the existing analog services will be required. This will represent a significant business expansion opportunity for us.

         In Australia, we initially focused on leveraging our expertise, infrastructure and customer relation ships to secure digital transmission service contracts with national and commercial television broadcasters. All 'free to air' television services are required to convert to digital in accordance with a legislated schedule which mandates that triplecast digital television services will be introduced during 2001. Triplecast requires transmission of three signals by each broadcaster: High Definition digital format in addition to Standard Definition digital and analog formats.

         The Australian government has recently announced the availability of funding to our customers, ABC and SBS to facilitate the rollout of the new digital services and provide additional financial support for the provision of analog services.

Radio Broadcast

         The broadcast radio market in the U.K. comprises the publicly funded BBC and the commercial radio industry. The BBC operates five national radio networks and 44 local radio stations. The Radio Authority regulates all non-BBC radio in the U.K. This entity licences three national commercial stations (Virgin, Classic FM and Talk Radio) and 250 metropolitan, regional and local stations. Despite this diversity, ownership concentration is high, with five or six major groups controlling the majority of stations.

         We are the major company providing transmission sites and services to the commercial radio industry and hold 85% (by value) of the addressable market. As a part its privatization arrangements the BBC gifted its transmission services to its outsourced engineering division. These contracts extend until 2006 at which time their renewal will provide a significant opportunity for us.

         We offer a range of services to radio broadcasters including target service area planning; site location; installation and commissioning; and equipment selection, procurement, operation, monitoring and mainte nance. We also offer total broadcast contract services, in which we design, build, own and maintain the operators' transmission facilities, in much the same way as for our broadcast television customers, and facility management contract services in which we maintain customer-owned equipment and administer the operation of the transmission service.

         We are able to use our existing infrastructure of towers, as well as sites made available to us under our site sharing arrangements, to provide our radio customers with towers to afford them national, local or regional services. In addition, we also provide over half of our customers with complete broadcast transmission solutions using state-of-the art network management and control systems. These customers also benefit from our nationwide transmission system maintenance operation.

         The migration to a new digital transmission platform will create rapid growth in the broadcast radio transmission market. The Radio Authority is committed to a fast roll-out of the new digital multiplex licences and has already awarded the only national licence to Digital One, a consortium in which we are a founding equity partner with a 33% shareholding. We have a contract for the transmission of Digital One with a total order book value in excess of $75 million.

         A total of 15 licences for regional and local digital radio have been awarded by government to radio operators up to December 2000. Of these, we have won transmission contracts with these operators for 12 transmission networks. It is planned that a further 21 licences are to be issued by Q1 2002 and we expect a comparable success rate in winning these additional contracts. For those with whom we do not win transmis sion contracts, we will still be well placed to provide site leasing services using our tower and site portfolio.

         In Australia, we provide analog broadcast transmission services for both national radio broadcasters, ABC and SBS, providing over 600 AM and FM services and the HF Radio Australia service. We anticipate that up to 11 new metropolitan licenses will be issued to radio broadcasters in the next two years as well as opportunities to provide services to other commercial and community broadcasters.

         In addition to the existing analog services, digital services are expected to be introduced in late 2002 which will provide significant new revenue opportunities. We expect to play a significant role in the implementation and operation of the networks based on the success experienced in the roll out of digital radio in the U.K.

Trends

         Key trends in broadcasting include:

         o An increasing global trend towards private, commercially owned, rather than pub lic/government ownership and operation of television and radio broadcast transmission networks. We believe the outsourcing of these networks will result in new business opportu nities for us. In markets where infrastructure ownership is still with the regulator or govern ment, it is anticipated that the model of the U.K. and Australia will be adopted as govern ments become aware of the commercial value of these networks and the historic rationale for public/government ownership declines in importance.

         o In geographic markets where broadcasters themselves retain ownership and operate their own transmission infrastructure, for example the U.S. market, we believe there will be an increasing recognition that transmission does not necessarily form a part of a broadcasters' core business. This will lead to the increasing adoption of an outsourcing model.

         o Digital terrestrial broadcast services will gradually replace their analog predecessors in all markets, resulting in major new digital services with operators running in parallel and in competition with existing analog services. This process, which started in the U.K., will likely be replicated across Europe. The launch of digital terrestrial television services will ultimately require the creation of an entire national broadcast network, for example up to 1,200 sites to serve the U.K. population. In Australia, large numbers of sites will also be required for its transition to digital to replace the existing analog network of 561 sites, potentially with all sites requiring conversion to digital. It is anticipated that the commercial imperative to use frequencies more effectively combined with consumer demand for increased choice and additional services will further drive this trend.

         o As additional services such as interactive TV and the whole range of e-commerce facilities are added to broadcast services, the complexity of the networks will increase dramatically. This will have implications for the operators in that they will require an increased level of skill and understanding of the technology from their network providers. We believe that our industry leading expertise in digital broadcasting makes us ideally placed to take advantage of this trend.

         o As companies in the broadcast industry focus on one or two key areas, elements of the service will be delivered by outside organizations. This fragmentation of vertically integrated broadcasters who previously operated in all elements of broadcasting provides opportunities both for delivering these services and providing communications infrastructure between service providers.

         o The fundamental changes in the way in which content is stored, distributed and broadcast increases the complexity of these services. The integrated nature of these services will require transmission service providers to be increasingly skilled in handling content and have a greatly improved understanding of the businesses of the broadcasters themselves.

         o "Not in my backyard" arguments against tower proliferation driven by increased environmental and aesthetic concerns favor existing tower operators and locations. This trend further reinforces existing operators' positions and provides new revenue opportunities.

SATELLITE AND MEDIA SERVICES

         The expansion of the broadcast industry in the U.K. to include alternative technology platforms such as satellite and cable TV has led to the creation of a complex and thriving media sector in the U.K. above and beyond the terrestrial broadcasters. We have been offering a range of satellite services to our clients since 1993 when we established our first teleport in the south of England.

         We have successfully managed the technology transition from analog to a digital platform on behalf of many of our clients. We provide our satellite customers with program and content distribution services for over 130 satellite and cable TV channels of which approximately 70 channels have turned to us within the last two years to assist with their digital services.

         In addition, through our satellite and fiber networks, we are able to provide program content distribution services to our broadcast customers and their program and content suppliers. We have expanded our service offerings over time to meet the growing needs of our customer base as new technologies create new broadcast markets. In 1993, we became active in the satellite services market following the establishment of a direct to home satellite service on the European Astra satellite fleet. We believe that we have become accepted in the industry as one of the leading providers of satellite services in the 7 years since we entered the market. We now support more than 130 full-time satellite TV channels. We have also been chosen by broadcasters such as the AOL/Time Warner (CNN, Turner, Cartoon Network), BBC, Discovery Channel, QVC, Reuters, the Associated Press and British Sky Broadcasting to meet their transmission needs based on our reputation for quality and reliability.

         Our range of products and services has developed continuously to match the needs of our customers. We seek to offer a one stop shop of transmission and connectivity services to our clients, all based around the core principles of quality and reliability. Hence, our broad range of services allow us to move up the value chain in the provision of services to such an extent that for many customers there is no need to utilize any third party supplier of services.

         Our Satellite and Media customers can be broadly categorized as follows:

         o Programmers who own and operate packages of content or channels and whose business is delivering this content over a delivery platform of satellite, cable or, in some cases, terres trial. Examples of such customers include Discovery Channel, Cartoon Network, QVC, Flextech and the BBC.

         o News agencies who gather and collate news content, particularly breaking news, and deliver the content either as a channel or packages of content to other programmers or broadcasters. Examples of such customers include Reuters, The Associated Press and CNN International.

         o Sports broadcasters who either own or have bought rights to sports events and build program and content schedules around these events. Examples of such customers include British Eurosport, BSkyB, ISL and CSI.

         o Production companies, where a similar infrastructure to that required by news agencies is used to deliver key events, such as product launches, annual meetings and press announce ments, for large corporate clients, either within the U.K. or globally. Examples of such customers include HSBC, British Airways, Yahoo! and Merrill Lynch.

         To meet the needs of these companies, we have developed a range of products and services which include:

         o Full-time satellite transmission services which provide access to the major European and international satellite platforms. These include the U.K. and European direct to home and cable networks and satellites to distribute material to the U.S. and Asia.

         o Occasional satellite uplinking services which utilize our network of satellite uplink dishes giving access to more than 50 satellites from the U.K.

         o Mobile satellite news gathering trucks and 'fly-aways' which provide direct satellite uplinking, particularly for breaking news events.

         o International fiber optic links between the U.K. and the U.S. through our alliance with Williams Vyvx which provides connectivity between London and 48 U.S. cities for the purpose of transmitting news, sports and programming content. In addition, this arrangement gives us access to Williams Vyvx's U.S. teleports thereby giving us the ability to uplink to more than 120 satellites around the world giving us a global footprint.

         o Studio and playout services at our state of the art digital media center in Langley, near London, where we have the facility for automated or managed playout of content.

         o Through our recent acquisition of Scanners TV, we are now able to provide full Outside Broadcast facilities and services to our customers. This service is provided using a fleet of fully equipped OB vehicles.

         In combining all of these products, we believe that we have a unique ability in the marketplace to provide a fully integrated solution, capturing the image at the camera lens and conveying it through to its final delivery at the viewer's home (glass to glass) thereby enabling the broadcast TV license holders to focus on their core business.

         The satellite communication network which we use to provide services to our customers consists of two uplink sites in Winchester and London which currently include 30 satellite dishes with sizes up to 52ft
(16m) with the ability to transmit directly to over 50 satellites between 30 degrees West and 69 degrees East.

         In order to meet expanded demand for these services, we are also constructing an additional uplink site near Winchester which is planned to include up to 20 additional satellite dishes and will significantly increase our capacity. All required approvals have been granted and construction of this site is under way with the first services expected early in 2001

         All of our uplink sites are connected using a fiber network which provides our customers with connectivity to studios, facility houses, playout centers and, via our partnership with Williams Vyvx in the U.S., 48 cities in the U.S.

         We also own and operate a fleet of satellite news gathering trucks and portable "flyaway" terminals with which we are able to provide a range of services to our customers in association with our fixed uplinking and fiber infrastructure.

         Through our recent acquisition of Scanners TV, we are now able to provide full Outside Broadcast facilities and services to our customers. This service is provided using a fleet of fully equipped OB vehicles.

GROWTH STRATEGY

         Our objective is to be the leading provider of advanced services for the wireless communications, broadcast and media industries. We intend to drive internal growth by taking advantage of some emerging trends within the broadcasting and wireless industry in the U.K., for example, outsourcing of tower ownership and management by wireless service providers; the need for wireless carriers to expand coverage and improve capacity for 3G; the digitalization of broadcast transmission infrastructure; and the outsourcing of non-content or programming related services. The solutions we have in place to meet these changing trends are:

Capitalize on the growth in demand for cellular and wireless communication services. The U.K. government has just awarded UMTS licenses to four existing operators, who are our existing wireless customers, and to one new entrant. These operators have spent approximately $33 billion to acquire 3G licenses and are looking to tower operators to help them roll-out services quickly, in order to begin earning a return on their invested capital. As one of the leading independent owners and operators of tower infrastructure and services, we believe that we are well positioned to take advantage of this business opportunity. We can offer incumbents and new entrants access to sites for leasing, network design, planning, construction, management and installation services and products from our other divisions. Our product offerings which consists of linking our sites to mobile telephony switching offices, or MTSOs, and to our national fiber optic infrastructure, allows mobile operators will have access to both the transmission sites and high-bandwidth connectivity required to quickly rollout UMTS broadband services in one simple solution.

We estimate that each operator in the U.K. will need to add approximately 4,000 new sites for antennas by 2003 and 10,000 new sites for antennas by 2010. We have access to 800 sites in the U.K. that are currently undeveloped but located in prime areas for 3G coverage. As the wireless service providers begin to deploy UMTS services, we believe there may be an increased level of interest in establishing towers on these sites. In addition, U.K. mobile operators are continuing to grow their existing 2G networks by adding new sites to create additional network capacity and coverage.

Examples of successful portfolio acquisitions include Simoco U.K. with 93 towers, plus Eastern Group Telecom with 127 established tower sites, with and a further 638 locations agreed for development. Examples of organic growth include 247 towers that built under contract with One-2-One as the primary anchor tenant in addition to 617 broadcast towers planned and built ourselves. Furthermore, the requirement for wide spread coverage, in particular within buildings, is also yielding new opportunities that we have already demonstrated significant success on a number of sites, including the Bluewater shopping center, the largest shopping center in Europe.

Developing New Products and Services such as In-Building Wireless Connectivity, Playout and Occasional Broadcast Services. The dramatic growth of wireless necessitates good cellular coverage in all commercial areas, leading to a requirement for reliable wireless communications infrastructure inside buildings. We believe this creates a new type of radio site which, unlike towers, will exist within commercial buildings, transport hubs, shopping malls and other large buildings. Our initial analysis shows that there are approxi mately 2,000 of these types of commercial properties in the U.K.. To this end, we have won contracts for 13 buildings including the exclusive contract to provide this service inside Bluewater, Britain's largest shopping complex and a recent contract for Canada Square, part of London's Canary Wharf complex.

Building on the technology we developed for In-Building services, we are exploring with U.K. mobile operators ways of using our fiber network to solve the distance, coverage and power problems associated with UMTS rollout in urban areas. Although in an early stage of development, we believe that a solution utilizing small low-profile antennas, positioned on buildings and other street level infrastructure and connected via our fiber network to remote base stations, could improve coverage and service quality compared to more traditional rooftop sites for UMTS technology. Furthermore, we would offer the ability to backhaul base station calls through our fiber loop.

Developing New Products and Services such as Playout and Occasional Broadcast Services. As a way to add incremental revenue, we have begun to backwards integrate with our existing customers by offering value added services. For example, playout services, enables us to take ownership of the customer's transmission needs from the point that it delivers the program or content. We then are responsible for all the operational issues related to the broadcast of that content. We have just recently completed construction of a state-of-the-art playout facility outside of London and are in the process of constructing a second to enhance our capabili ties as demand from broadcasters across Europe continues to rise. Through a partnership with Vyvx, a Williams Co. company, our customers also have access to 48 cities in the U.S. Our occasional broadcast services allow media content providers to outsource their off-site broadcasting needs, whether it be for breaking news, sports events or music concerts, and still deliver the desired content to their customers via our mobile equipment.

Participating in the Continued Rollout of Digital Network. We provide digital terrestrial broadcast transmis sion for two of the three commercial national digital television services in the U.K. These services carry up to 12 separate channels, including the ITV network, Channel Four, Channel Five and a range of new digital channels and services such as pay per view. As of December 2000, we were operating 80 digital terrestrial television transmitting stations reaching around 88% of the U.K. population. It is anticipated that the digital network will ultimately grow to match the coverage of the analog system. In order to achieve the same high level of coverage for digital, we believe that the same number of sites as those for the existing analog services will be required, which will represent a significant business expansion opportunity for us.

Acquire existing broadcast transmission networks worldwide. Australia is the first example of our strategy to acquire tower infrastructure and associated broadcast systems outside the U.K. Globally, there is a trend for governments and broadcasters to divest their transmission networks. We intend to purchase networks of sites together with transmission contracts and replicate the U.K. growth model overseas. For TV and radio, we will initially target efficiency improvement in analog networks and then participate in the introduction of digital services. There are approximately 14 near-term opportunities for acquisition of state owned broadcast assets which we are actively pursuing. To achieve this strategy, NTL is already building local relationships in a number of countries where privatization is imminent. Furthermore we have established relationships in Europe as well as a regional office in Singapore with outstations in Malaysia and Thailand. In addition to representing us in those markets, the offices are responsible for consultancy and other projects for the target customer base which serves to build business relationships and provide advance market intelligence in addition to generating revenue.

Maximize asset utilization by fully exploiting additional tower and wireless services such as site leasing for owned tower infrastructure. This replicates our U.K. model and forms a key part of our plans for Australia, which include site sharing for mobile cellular operators and other communication services.

Participate in the continued roll-out of U.K. digital networks. We believe that the continued roll-out of the U.K.'s digital TV, radio and communications networks will generate significant revenue opportunities and give us an opportunity to demonstrate our on-going commitment to the implementation of highly complex, state-of-the-art digital broadcast and communications systems. Digital broadcast systems require a more complex engineering design than their analog predecessors. We have exploited this by extending our range of services to include not only tower leasing and transmission services (as with analog), but also "glass to glass" system integration and service, from studio play-out centers to terrestrial transmission. We have been successful in this area in the U.K. and plan to replicate this successful experience internationally.

The U.K. government, commercial institutions and the mobile operators are increasingly looking to realize additional value from non-strategic assets, such as their tower portfolios, which may be under utilized. We believe that a number of these will become available for commercial exploitation in the next few years. In addition, with the high level of network build activity in the U.K., mobile operators and others are increasingly out-sourcing parts of their network build. We see both of these trends as opportunities to secure new build contracts. We intend to work with mobile operators as they look to increase their portfolios. We will acquire and install sites to suit their needs, serve them as tenants, and expect to lease these sites to additional tenants for incremental revenues.

Expand scope of product portfolio available to customers. As the industry increasingly focuses on its core business, we are able to support this through our experience and knowledge to develop and deliver new products and services to meet customers broadcast, network and communication infrastructure requirements. These products and services are based upon further expanding the revenue streams from our existing asset portfolio. This includes new services such as interconnection, playout and studio facilities where we have had significant success already, such as our contracts with SDN and British Eurosport. We are currently in discussions for what we believe will be similar significant new opportunities.

Leverage extensive management experience with consulting services. For example, we are increasingly involved in our customers' growth plans in areas where we are able to add significant values such as frequency planning. As a result, closer customer relationships are developed that enables us to take advantage of further outsourcing opportunities.

Acquire Existing Broadcast Transmission Networks and Wireless Tower Portfolios Worldwide. We believe there is a global trend for governments and broadcasters to divest their transmission networks. Similarly, wireless carriers have begun to divest the tower portfolios as a means of monetizing what they believe to be non-strategic assets. We intend to purchase networks together with transmission systems to replicate abroad the U.K. growth model. Our purchase of NTN in Australia is the first example of this strategy to acquire tower infrastructure and associated broadcast systems outside the U.K.

Australia

         Our experience with privatization of the U.K. broadcast network combined with ten years' experience of subsequent commercial operation, and our digital broadcast expertise provide us with the know-how to take advantage of similar developments in other countries. In April 1999, we significantly expanded the sales and scope of our broadcasting business through the acquisition of the Australian National Transmission Network, the provider of broadcast transmission services to ABC and SBS, Australia's national public TV and radio broadcasters, from the Australian government.

         Our acquisition of National Transmission Network adds 410 towers to our business with significant growth opportunities similar to the U.K., including the transition of the network to digital. In addition to the 410 towers we own, we also have access to an additional 151 towers. As such, we operate 561 tower sites and provide television and radio transmission services to Australia's national public TV and radio broadcasters, ABC and SBS. In addition, we serve regional and community TV and radio broadcasters, and provide equipment hosting services to telecommunications operators and emergency service communications from our towers.

         We intend to apply to the Australian network a strategy similar to that successfully employed in the U.K., specifically we intend to:

         o Yield operational efficiencies based on our experience of broadcast operation and privatiza tion in the U.K.

         o Expand usage of tower infrastructure through new incremental revenues on existing infrastructure

         o Implement the transition to digital utilizing our U.K. expertise, focusing on long term signal distribution and transmission contracts

         o Enter the distribution and connectivity markets, initially by deploying an east coast telecom munications network to distribute new digital TV signals and other carrier services. This is similar to the successful market entry strategy used in the U.K.

         Since the acquisition of National Transmission Network, we have made a number of significant improvements to the existing operations in Australia and are now well positioned to take advantage of new opportunities in digital terrestrial broadcasting, data broadcasting and wireless and cellular networks.

         Our existing terrestrial television customers now benefit from a new network operations center based in Sydney from which the entire terrestrial TV network is managed. This facility is modeled on the existing facilities in the U.K. and will also enable us to operate and manage new digital terrestrial networks in the future. This new facility provides our customers with significantly more information and visibility of the networks and helps to further improve the responsiveness of our maintenance services.

         As part of the introduction of digital television in Australia, the government is actively promoting "datacasting" services which will ultimately provide homes with TV-based access to e-mail, the Internet, financial services, shopping, news, games and other interactive services. We have been awarded a datacasting trial licence by the Australian Broadcasting Authority (ABA) which has facilitated development of a technology platform for transmission to potential datacasters in order to broadcast content to a number of homes and businesses in Sydney, Canberra and Newcastle. We will also supply the associated end-to-end solution for the operators in the trial. This will encompass cable feed, encoders, multiplex, transmission services and the provision of set-top boxes.

         We have also gained new customers in the wireless communications market (such as Hutchison who uses certain of our towers for its CDMA network rollout). We are also developing new transmission services to support a recent Northern Territory government contract for two television services in Darwin, eleven new television and radio services for the Australian Broadcasting Corporation and 71 new analog television services for SBS.

SALES & MARKETING

         In anticipation of continued growth and in order to enhance decentralized management, our business is structured as customer focused business units including Media Solutions (comprised of Broadcast Television and Radio, Satellite and Media Services); Towers & Sites; and Australia. Each unit addresses and implements our sales and marketing requirements to achieve the financial objectives and also benefits from corporate marketing activity undertaken elsewhere within NTL.

         A key objective is to understand our customers' requirements to a level which will enable us to provide the best solution within their budget to support their business plan, from coverage growth to penetra tion of new markets. Our history of pioneering new approaches, operating flexibility and utilizing state-of-the-art technology should position us well in the partnership added value environment.

         Our site portfolio, and details of structure heights and locations, have been identified as critical information in our customers' decision to use our facilities and services. To this end we deliver our site portfolio information via state of the art electronic communication techniques providing our customers with the most up to date information to support and develop their businesses.

         We also undertake extensive proactive sales and marketing of our tower and site portfolio, including:

         o Direct sales through a dedicated national sales force that specializes in long term relation ships with major customers

         o Dedicated resources to support and drive our customers' growth via virtual teams from strategic account development to after sales care

         o Development of close operational links with customers to better understand their site requirements and ensure awareness of our portfolio

         o     Database marketing of our existing customer base

         o A range of marketing communications activities including promotional brochures, newslet ters, press liaison activities and regular industry exhibition attendance

         o     Attendance at relevant trade shows and conferences

         o Public and community related conferences and meetings to enhance our customers under standing of our current and future products and markets

         In order to support our international business development strategy, we also maintain sales offices in Singapore and Australia. These offices are able to draw on our global experience and knowledge to identify opportunities and generate revenues.

         Finally, in support of our international acquisition strategy, a dedicated team based in the U.K. monitors and identifies potential partnership, merger and acquisition activity and undertakes activities required to bring these opportunities to conclusion.

CUSTOMERS

         In both our site rental and network services businesses, we work with multiple customers in a variety of industries including those identified below.

         UNITED KINGDOM


BUSINESS UNIT                  PRIMARY CUSTOMERS                           INDUSTRY/MARKET

Media Solutions                Channel Four and Five; 16 ITV companies;    Broadcasters
                               BBC

                               Turner, Flextech, Discovery, QVC            Programmers
                               Reuters, The Associated Press               News Agencies

Broadcast Radio                BBC; Classic FM and parent company          Radio
                               GWR plc; Digital One; Capital Radio plc;
                               EMAP Radio; Chrysalis Radio

Towers & Site Leasing (Cel     Vodafone plc; Orange plc; One2One;          Cellular / Paging / PCS
lular / Paging)                BTCellnet; Hutchison 3g and Dolphin

                               Vodafone Airtouch, Cellnet, One 2 One,      Telecommunications, point
                               Orange, Dolphin, BT N&S, Cable & Wire-      to point links
                               less, Highway One, and MLL.
----------------------------- ---------------------------------------------------------------------

         AUSTRALIA


BUSINESS UNIT                  PRIMARY CUSTOMERS                           INDUSTRY

Television Broadcast Ser       ABC; SBS                                    Broadcasting
vices
Radio Broadcast Services       ABC, SBS and DMG                            Radio

Towers & Site Leasing          Telstra, Vodafone, C&W Optus, WIN Tele-     Cellular / Paging / PCS /
(Cellular Paging/Broadcast)    vision, Prime Television                    Broadcasting
----------------------------------------------------------------------------------------------------

         Only two customers, Channel Four in the U.K. and ABC in Australia, are expected to account for more than 10% of 2001 revenues of the NTL Tower group. Our ITV customers are made up of a federation of 16 individual franchises of which none individually make up more than 10% of revenues of the NTL Tower group. However, control of most of these 16 rests in the hands of three consolidated companies and the 16 negotiate with us collectively for contract renewal and pricing. Collectively, these ITV companies contribute in excess of 10% of revenues of the NTL Tower group.

COMPETITION

         UNITED KINGDOM

         Crown Castle International is our primary competition in the terrestrial broadcast transmission market in the United Kingdom. Crown Castle International provides transmission services to the BBC. It also has been awarded the transmission contract for the new DTT multiplex service for the BBC and OnDigital. Crown Castle International has diversified from its core television broadcasting business using its transmission infrastructure to enter into the radio transmission and telecommunications sectors.

         Although Crown Castle International is a direct competitor, Crown Castle International and ourselves have reciprocal rights to use the others' sites for broadcast transmission services in order to enable each of us to achieve the necessary country-wide coverage. This relationship is formalized by the site-sharing agreement entered into in 1991 when the IBA's towers portfolio was privatized and sold to us.

         Crown Castle International also offers site rental on a significant number of sites (some of which are managed on behalf of third parties) and has a range of site-related services, including installation and maintenance. There is little overlap between the portfolios and we believe our towers to be as well situated as those of Crown Castle International and that we will be able to continue expanding our own third-party site-sharing penetration.

         Tower & Site leasing also has Crown Castle International as its key competitor but also competes against Spectrasite/Transco plc which owns and operates towers in the U.K. Cellular operators such as Vodafone Airtouch, Cellnet and Orange also own their tower infrastructure. All of the U.K. mobile operators own site infrastructure and lease space to other users. The openness to sharing with direct competitors varies by operator. BTCellnet and Vodafone Airtouch have agreed to cut site costs by jointly acquiring and developing sites in the Scottish Highlands. BT and Cable & Wireless Communications are both major site-sharing customers but also compete by leasing their own sites to third parties. BT's position in the market is even larger when considered in combination with its interest in Cellnet.

         Several other companies compete in the market for site rental and market small numbers of sites. These include , the Automobile Association and the Royal Automobile Club. Some companies own sites initially developed for their own networks, while others are developing sites specifically to exploit this market.

         We face competition from a large number of companies in the provision of network services. These companies include Crown Castle International, speciality consultants and equipment manufacturers such as Nortel and Ericsson. Alice Soundtech, Radica and Sound Broadcast Systems all compete in our radio transmission market.

         AUSTRALIA

         In the provision of broadcasting transmission services, Crown Castle International is a potential competitor and have recently acquired a portfolio of predominantly telecommunications towers, although they do not currently share broadcast infrastructure with us nor do they have an existing broadcast customer base. In addition, "TX Australia" has been formed as a joint venture by the three commercial metropolitan networks as an alternative supplier of sites, but not transmission services, in the five capital city markets. In the telecommunications market, there are approximately 40 carriers of varying size that are potential competitors.

         BARRIERS TO ENTRY

         The key barriers to entry for any competitor are the limitation on a new entrants' ability to gain access to a sufficient number of sites to provide a competitive service. These limitations include:

         o Customers' transmission licences and technical frequency planning restrictions often specify the location from which the transmission can take place. Our facilities are often the only available structures at the location. This is also a barrier to customers switching between transmission providers.

         o Planning/Zoning approval is becoming increasingly difficult and as such new entrants may often be precluded from building additional sites.

         o The capital-intensive nature of building transmission infrastructure. In addition the supporting broadcast infrastructure such as transmission control and monitoring systems must meet broadcaster requirements and the cost and complexity of replicating these would be very high. These costs are expected to increase with the migration to digital systems.

         o Attaining spectrum for a new network. There is a shortage of broadcast spectrum and existing international frequency plans are based on the existing transmitter sites.

         o The provisioning of capital equipment for transmission services and studio coding, decoding, and distribution circuits.

PROPERTIES

         We operate the NTL Tower group's operations from a number of premises, all of which are shared to varying degrees with other parts of NTL. Key premises are the head office at Crawley Court in Hampshire and the operations center at Emley Moor in Yorkshire which are both owned freehold and are largely devoted to our business.

          The 2,182 towers and sites in the U.K., and additional operational sites contain freehold owned sites (213), long leasehold sites (1,759), managed and licensed sites (210). The duration of these leases range from one to 20 years. We also have two major satellite uplink facilities at Crawley Court and Morn Hill, both in Hampshire, which are both owned freehold. In addition, we have teleport facilities in Central London and Croydon.

         The leasehold status of some of our sites may in the future pose a limited threat to our revenues or plans.

         In Australia, we have access to 561 sites. We manage and can develop 410 transmission sites which are owned (240 freehold, 170 leasehold), leased or operated under licence. For 151 sites, we share under license and operate under restricted rights. We also lease offices in Sydney and Canberra.

EMPLOYEES

         The NTL Tower group's services and infrastructure are provided using a combination of employees allocated to the NTL Tower group and service delivery, support and maintenance from the technology division allocated to NTL.

         As of December 31 , 2000, our NTL Tower group employees numbered 601 of which 77 are based in Australia, 16 in Asia and 508 in the U.K. This includes the business management, commercial, project and technical support functions.

         Additionally, approximately 150 full time equivalent operations employees are dedicated to delivering, maintaining and operating the broadcast transmission services through managed service level agreements. On a short-term basis, additional employees are also used from other parts of NTL for specific projects.

         We recognize a single union, the Broadcast Entertainment Cinematography and Theatrical Trade Union. Approximately 20% of core staff
(120) and approximately 90% of technical and operational staff (135) are represented by Broadcast Entertainment Cinematography and Theatrical Trade Union with whom we have a formal collective bargaining agreement. We have excellent relationships with our employees and there have been no significant labor disputes in the last five years.

SITE SHARING AGREEMENT

         Our site sharing agreement with Crown Castle enables us to provide 99%coverage of the U.K. for the broadcast of television or radio. Under the present site sharing agreements, each party has reciprocal rights to use each others' sites for broadcasting usage. Each site license granted pursuant to this site sharing agreement is for an initial period expiring on December 31, 2005, subject to title to the site and to the continuation in force of the site sharing agreement. Each site sharing agreement provides that, if requested by the sharing party, it will be extended for further periods. Either party may terminate the agreement by 5 years' notice in writing to the other expiring on December 31, 2005 or at any date which is a date 10 years or a multiple of 10 years after December.

LEGAL PROCEEDINGS AND REGULATORY

         We are not currently a party to any material litigation.

REGULATION

U.K.

         Through our activities in broadcasting television and radio, we are required under U.K. legislation to hold Telecommunications Act licences.

         Independent Television Commission (ITC) and Radio Authority (RA)

         The ITC and RA are the regulatory bodies that oversee the entire commercial broadcast television and radio industry in the U.K. They are concerned both with content suitability and broadcast quality.

         Several of our customers have legal obligations to the ITC in these areas under their individual program licences. As the transmission service provider to most of the television and radio broadcasters in the industry we also have certain quality requirements to meet in order to enable its customers to meet their obligations to the ITC.

                  Transmission Licence

         The Transmission License enables us to run telecommunications systems for the provision of television and radio transmission services. It permits us to carry out our core business of providing transmis sion services to television and radio broadcasters. The Transmission License was granted on December 20, 1990 for a period of 25 years from January 1, 1991. It is subject to revocation thereafter on 10 years' written notice from the Radiocommunications Agency. No notice may be given before the end of the fifteenth year. The transmission license also requires us to hold Wireless Telegraphy Act licenses in respect of each element of wireless telegraphy comprising our system.

                  Wireless Telegraphy Licences

         We hold a number of Wireless Telegraphy Act licenses throughout our business. Our core business of providing transmission services for television and radio broadcasting requires one of these, a License for the Transmission of Broadcasting Services. This license was granted on January 1, 1991 and permits us to operate wireless telegraphy stations at those sites, and at specified mast heights, power, polarization and frequency as set out in a schedule to the License.

         This license continues in force from year to year unless revoked by the Secretary of State or unless we do not pay the license fees.

         In addition, we provide transmission services for a large number of radio stations pursuant to our License for the Transmission of Broadcasting Services dated January 1, 1991. In respect of two radio stations, Classic FM and Virgin Radio, we have been issued licenses that are specific for those radio stations. In both cases, the radio station pays the license fees direct to the Radio Communications Agency.

                  Price Regulation

         Our Price Regulated Business consists of the television transmission service provided to the ITV (Channel 3) companies and Channel 4/S4C, including the operation and maintenance of transmission equipment and the provision to third party transmission operators of the accommodation, masts and antennae necessary for the operation of broadcast transmission services.

         On December 24, 1996, the Director General of OFTEL issued the formal modification to our Telecommunications Act Licenses to effect the price controls that are to apply to us for the period from January 1, 1997 to December 31, 2002. The Price Cap Review had two purposes:

         o to establish a new "P0" (allowable revenues for the first year of the next control period, 1997, in respect of our Maximum Price Regulated Business) and

         o to establish a new "X" (the percentage by which such revenues must, after allowing for consumer price inflation, be reduced each year thereafter).

         The Director General's review concluded that, on assumptions valid at the time, the new P0 was set at (pound)53.15 million ($79.73 million) and the new "X" was 4.

Australia

         Legislation concerning media and telecommunications is the responsibility of the Department of Communication and Arts. Media regulation and broadcasting spectrum planning is handled by the Australian Broadcasting Authority (ABA). Responsibility for the other, non-military spectrum falls under the Australian Communication Authority. Additional competition issues are determined by the Australian Consumer and Competition Commissions.

         As owner of broadcast infrastructure, NTL, and therefore the operations of the NTL Tower group, is subject to certain legislative access obligations including the provision of analog broadcast and digital television transmission services and facilities access.

RECENT TRANSACTIONS

ABC Broadcast Contract. In December 2000, we were awarded a broadcast contract from Australia Broadcast ing Corp., or ABC, to build out its digital terrestrial television broadcast network. Under the terms of the contract, we will design, build, manage and operate the transmission services for a 15-year period. The contact has a total estimated value to us of Australia $1.1 billion (U.S.$600 million). In addition, ABC has an option to extend the contract 5 years for an additional approximate Australia $200 million (U.S.$100 million). We anticipate that work on this project will commence in the first quarter of 2001.

National Transmission Network. In April 1999, we acquired National Transmission Network in Australia, whose terrestrial television and radio transmission networks are used to deliver national services to broadcast ers. The acquisition included 561 transmission sites and long-term analog broadcast contracts with ABC and SBS, the two national broadcasters in Australia. The broadcast network is the most extensive in Australia and covers over 98% of the population.

NTL Satellite Downlink Services. NTL secured a 10-year contract with Cable & Wireless Optus to provide satellite downlink services for the distribution of Australian Broadcasting Corporation digital television in regional and rural Australia. The value of the contract is Australia $65 million (U.S.$36 million). This follows NTL Australia winning the largest, fully outsourced, digital terrestrial television broadcast contract in Australia from the Australian Broadcasting Corporation in December 2000. NTL will provide downlink services from satellite to transmission towers at a potential 240 sites across Australia. The 10-year satellite contract for digital distribution services will begin on July 1, 2001. Satellite is the preferred distribution medium for rural and remote areas where land-lines (fiber or copper) are not available.

U.K. portfolio growth transactions. We have substantially increased our inventory of owned and shared towers and sites from our initial inventory of 600 towers which we acquired through our purchase of National
Transcommunications Ltd in 1996 to our present inventory of approximately 1,458. This increase is primarily as a result of the following transactions:

         o In 1995, we embarked on a contract to build a portion of the Mercury "One2One" cellu lar/PCS network. As part of this contract, we acquired approximately 240 cellular sites, with One2One as anchor tenant.

         o In May 1998, we purchased 114 sites from Simoco Group. This portfolio was originally developed as part of the Phillips PMR business, the sites being strategically located across the U.K. in hilltop locations ideally suited to PMR VHF systems.

         o In December 1998, we acquired 126 sites as part of the purchase of all of the business and assets of Eastern Group Telecom. These sites included the right to develop up to 1,000 more locations of Eastern Group property for site sharing purposes.

         o Since December 1998, we have added a total of 196 sites to our tower portfolio through acquisitions, including 46 sites acquired from Thus plc and 24 motorway service station sites acquired from Welcome Break. These motorway sites, while few in number, are expected to have higher potential leasing occupancy due to their location and the number of users who pass through their service area. During 2000 a total of 13 new in-building systems were also contracted with building owners.

In October 2000 we entered into the occasional broadcast service business through the acquisition of Scanners TV. We acquired a premium roster of clients and the expertise to provide media content providers with an outsourcing solution for their off-site broadcasting needs.

                INFORMATION ABOUT NTL COMMON STOCK OWNERSHIP

NTL COMMON STOCK OWNED BY NTL DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Principal Stockholders and Management

         The following table sets forth certain information regarding the beneficial ownership of the common stock, as of February 7, 2001, by:

         o     each executive officer and director of NTL,

         o     all directors and executive officers as a group and

         o     stockholders holding 5% or more of the common stock.


                                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                     -------------------------------------------------------------------------------------
                                                             PRESENTLY EXERCISABLE
                                                               OPTIONS WARRANTS,
                                                               CONVERTIBLE BONDS
EXECUTIVE OFFICERS, DIRECTORS                     COMMON       AND EXCHANGEABLE
AND PRINCIPAL STOCKHOLDERS                         STOCK         PREFERRED(1)              TOTAL             PERCENT(2)
------------------------------------    ----------------    -----------------------   ----------------    ----------------

Barclay Knapp.......................             368,948                  3,860,645          4,229,593         1.53%
George S. Blumenthal(3).............             113,217                  3,501,729          3,614,946         1.31%
Richard J. Lubasch(4)...............              61,249                    580,415            641,664           *
Stephen Carter......................                   0                     80,000             80,000           *
John F. Gregg(5)....................               1,250                    554,635            555,885           *
Gregg N. Gorelick...................              85,154                    119,628            204,782           *
Bret Richter........................                 291                    139,324            139,615           *
Steven L. Wagner....................                   0                    351,566            351,566           *
Michael Bertinetto..................                   0                     20,000             20,000           *
Robert T. Goad(6)...................           1,638,685                     20,000          1,658,685           *
Bernard Izerable....................                   0                     20,000             20,000           *
Sidney R. Knafel(7).................           2,086,042                    167,047          2,253,089           *
Ted H. McCourtney(8)................              23,993                    167,047            191,040           *
Del Mintz(9)........................             971,995                    173,425          1,145,420           *
Alan J. Patricof(10)................              11,263                    167,047            178,310           *
Warren Potash(11)...................               2,170                    169,598            171,768           *
Jean-Louis Vinciguerra..............                   0                     20,000             20,000           *
Michael S. Willner(12)..............             694,201                    139,011            833,212           *

ALL DIRECTORS AND OFFICERS AS A GROUP

  (18 in number)....................           6,058,458                 10,231,117         16,289,575         5.76%
France Telecom S.A.(13).............          50,680,756                 37,024,913         87,705,665        28.32%
Cable & Wireless plc(14)............          36,362,614                          0         36,362,614        13.34%
Bell Atlantic Corporation(15).......          24,469,861                          0         24,469,861         8.97%
Prime 66 Partners, L.P.(16).........          14,621,191                  1,275,510         15,896,709         6.10%
Composite 66, L.P.(16)..............             344,429                          0            344,429         6.10%
H&S Partners I, L.P.(16)............                   0                    510,204            510,204
AXA Assurances I.A.R.D.                       13,471,917                  1,397,172          14,869,089        5.43%
Mutuelle(17)........................
Janus Capital Corporation(18).......          11,707,370                  3,018,651          14,726,021        5.34%

--------------
  *      Represents less than one percent

(1) Includes shares of NTL common stock purchased upon the exercise of options which are exercisable or become so in the next 60 days
         ("Presently Exercisable Options"), shares of NTL common stock purchased upon the conversion of the 7% Convertible Subordinated
         Notes due 2008 or 5.75% Convertible Subordinated Notes due 2009
         (the "Convertible Bonds") and shares of common stock purchased upon the exchange of the Senior Redeemable Exchangeable Preferred
         Stock which are exchangeable or become so in the next 60 days (the
         "Exchangeable Preferred"). Of the options, warrants, convertible bonds and exchangeable preferred shown in the table above:

         (a) 610,309 options were assumed by NTL in 1993, having a weighted average exercise price of $1.08 per share;

         (b) 12,163,088 options are employee and non-employee director options that have been issued by NTL under the 1993 Employee
               Stock Option Plan, the 1993 Non-Employee Director Stock
               Option Plan, the 1998 Non-Qualified Stock Option Plan or certain other stock option agreements, having a weighted average exercise price of $16.82 per share; and

(2)      Includes common stock, Presently Exercisable Options, warrants,
         Convertible Bonds and Exchangeable Preferred.

(3) Includes 3,299 shares of common stock owned by trusts for the benefit of Mr. Blumenthal's children. Also includes 711,118 options held in Grantor Retained Annuity Trusts.

(4) Includes 174 shares of common stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

(5) Mr. Gregg owns $100,000 of the 7% Convertible Bonds, convertible into 2,551 shares of common stock.

(6)      Includes 30,249 shares of common stock owned by Columbia
         Management, Inc., Mr. Goad's wholly-owned investment company.

(7)      Includes 25,958 shares of common stock owned by Insight
         Communications UK, Inc., Mr. Knafel's wholly-owned investment company. Also includes 73,363 shares of common stock owned by a foundation of which Mr. Knafel is President, as to which shares
         Mr. Knafel disclaims beneficial ownership.

(8) An additional 872 shares of common stock are held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr.
         McCourtney disclaims beneficial ownership.

(9)      Includes 39 shares owned by Mr. Mintz's wife, as to which shares
         Mr. Mintz disclaims beneficial ownership. Mr. Mintz owns $250,000 of the 7% Convertible Bonds, convertible into 6,378 shares of common stock.

(10) Includes 499 shares of common stock owned by Mr. Patricof's wife, as to which shares Mr. Patricof disclaims beneficial ownership.

(11) Mr. Potash owns $100,000 of the 7% Convertible Bonds, convertible into 2,551 shares of common stock.

(12) Includes 138,579 shares of common stock held by trust accounts for the benefit of Mr. Willner's children as to which shares Mr.
         Willner disclaims beneficial ownership.

(13)     Based upon Schedule 13-D (Amendment No. 5), dated June 9, 2000 and
         Form 4, filed July 11, 2000, by France Telecom S.A. and Compagnie
         Generale des Communications (COGECOM) S.A. with the Securities and
         Exchange Commission and a dividend of 17,371.73 preferred shares, convertible into 211,772 shares of common stock.

(14) Amount of shares issued to Cable & Wireless plc by the Company in May 2000, less a publicly disclosed sale of 8.0 million shares in January 2000.

(15)     Amount of shares issued to Bell Atlantic by the Company in May 2000.

(16)     Based solely upon Form 4, dated August 9, 2000, filed by Prime 66
         Partners, L.P., Composite 66, L.P. and H&S Partners I, L.P. with the Securities and Exchange Commission..

(17)     Based solely upon Schedule 13-G, dated February 14, 2000, filed by
         AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA
         Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle,
         AXA and AXA Financial, Inc. with the Securities and Exchange
         Commission.

(18)     Based solely upon Schedule 13-G (Amendment No. 1), dated February
         14, 2000, filed by Janus Capital Corporation and Thomas H. Bailey with the Securities and Exchange Commission.




        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1999, the members of the Compensation Committee were Sidney
R. Knafel, Ted H. McCourtney and Del Mintz.

                           EXECUTIVE COMPENSATION

         The following table discloses compensation received by NTL's Chief Executive Officer and the four other most highly paid executive officers for the three years ended December 31, 1999.


                                   SUMMARY COMPENSATION TABLE (1)


                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                   ANNUAL COMPENSATION                AWARDS
                                            ----------------------------------    --------------
                                                                  OTHER ANNUAL     COMMON STOCK   ALL OTHER
                                              SALARY     BONUS    COMPENSATION      UNDERLYING   COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR     ($)        ($)        ($)(2)         OPTIONS(#)      ($)(3)
------------------------------------ ------ ---------- ---------- ------------    -------------- ------------

Barclay Knapp.......................  1999     273,333    350,000           --                --    16,000
   President and Chief Executive      1998     270,000    350,000           --         1,484,375    14,667
                                      1997     270,000         --           --                --    12,734
George S. Blumenthal................  1999     273,333    350,000           --                --    16,000
   Chairman and Treasurer             1998     270,000    350,000           --         1,484,375    14,667
                                      1997     270,000         --           --                --    12,734
Leigh C. Wood.......................  1999     243,750    128,751   159,845   (a)        156,250     --
   Senior Vice President and          1998     225,000    186,300   162,000   (b)        625,000     --
     Chief Operating Officer of       1997     225,000    149,500   331,800   (c)        117,188     --
     U.K. Operations
Richard J. Lubasch..................  1999     235,083    250,000     --                 117,188    16,000
   Executive Vice President--         1998     227,000    250,000     --                 312,500    14,667
     General Counsel and Secretary    1997     227,000    165,000     --                  39,064    12,734
Steven L. Wagner....................  1999     216,044     85,071   170,727   (d)             --     --
   Vice President--                   1998     204,000    127,900   169,600   (e)        312,500     --
     Marketing                        1997     195,700    100,100   216,200   (f)         54,689     2,500

--------------

(1)      In 1997, NTL charged Cellular Communications International, Inc.
         and Cellular Communications of Puerto Rico, Inc. $871,000 and
         $1,492,000, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead. In 1998, NTL charged
         Cellular Communications International, Inc., Cellular
         Communications of Puerto Rico, Inc. and CoreComm (which was formed in 1998) $982,000, $1,148,000 and $313,000, respectively. In 1999,
         NTL charged Cellular Communications International, Inc., Cellular
         Communications of Puerto Rico, Inc. and CoreComm $439,000,
         $741,000 and $2,268,000, respectively. In the opinion of management of NTL, the above allocations are reasonable.

(2) Other annual compensation reflects perquisites, such as relocation expenses and housing, travel, profes sional fee and car and fuel allowances, including:

         (a) housing allowance of $96,000

         (b) housing allowance of $121,900.

         (c) housing allowance of $162,900 and relocation expense of $122,300.

         (d) housing allowance of $96,000.

         (e) housing allowance of $127,500.

         (f) housing allowance of $120,800.

(3) All other compensation reflects NTL's match of employee contributions to a 401(k) plan.

OPTION GRANTS TABLE

         The following table provides information on stock option grants during 1999 to the named executive officers.


                                  OPTION GRANTS IN LAST FISCAL YEAR


                                                    INDIVIDUAL GRANTS
                                                   --------------------                       POTENTIAL REALIZABLE
                                                    % OF TOTAL                                  VALUE AT ASSUMED
                                      NUMBER OF      OPTIONS                                  ANNUAL RATE OF STOCK
                                     SECURITIES      GRANTED                                         PRICE
                                     UNDERLYING         TO        EXERCISE                      APPRECIATION FOR
                                       OPTIONS      EMPLOYEES     OR BASE                        OPTION TERM(2)
                                       GRANTED      IN FISCAL      PRICE      EXPIRATION       5%($)       10%($)
              NAME                     (#) (1)         YEAR      ($/SHARE)       DATE         $81.84       $130.32
              ----                  -------------  ------------  ----------  ------------   -----------  -----------

Leigh C. Wood....................      156,250        2.39%      50.24        03/18/09       4,937,500     12,512,500
Richard J. Lubasch...............      117,188        1.79%      50.24        03/18/09       3,703,141      9,384,415

--------------
(1)  All options were granted on March 19, 1999 at an exercise price equal to the closing price of the common stock on the Nasdaq on such date;
     20% were exercisable upon issuance, 20% became exercisable on January
     1, 2000 and an additional 20% will become exercisable on each of
     January 1, 2001, 2002 and 2003. Upon a change of control of NTL, all unvested options become fully vested and exercisable.

(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the Securities and Exchange Commission, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the common stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

         The following table provides information on stock option exercises during 1999 by the named executive officers and the value at December 31, 1999 of unexercised in-the-money options held by each of the named executive officers.


                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END
                                      AND FISCAL YEAR-END OPTION VALUES


                                                              NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                   UNDERLYING              IN-THE-MONEY
                                                                   UNEXERCISED              OPTIONS AT
                                  SHARES                      OPTIONS AT FY-END(#)          FY-END($)*
                                ACQUIRED ON       VALUE          EXERCISABLE(E)/          EXERCISABLE(E)/
                                EXERCISE(#)    REALIZED($)      UNEXERCISABLE(U)         UNEXERCISABLE(U)
                              --------------- -------------- -----------------------  -----------------------

Barclay Knapp................     31,471           2,517,765             2,834,853(E)     261,527,967(E)
                                                                         1,335,937(U)     102,114,849(U)

George S. Blumenthal.........     463,390         22,307,233             2,424,565(E)     222,662,671(E)
                                                                         1,335,937(U)     102,114,849(U)

Leigh C. Wood................       --                    --               360,764(E)      29,199,784(E)
                                                                           773,438(U)      56,379,810(U)

Richard J. Lubasch...........     25,000           2,276,500               416,351(E)      36,689,371(E)
                                                                           398,439(U)      28,117,318(U)

Steven L. Wagner.............       --                    --               220,315(E)      18,534,716(E)

--------------
* Based on the closing price on the Nasdaq on December 31, 1999 of $99.80.


                   MARKET PRICE DATA AND DIVIDEND POLICY

         Shares of NTL common stock trade on the NYSE and under the symbol "NLI" and on EASDAQ under the symbol "NTLI". From October 14, 1993 through March 26, 1997, NTL common stock was quoted and traded on the Nasdaq under the symbol "ICTL". From March 27, 1997 through October 26, 2000, NTL common stock was quoted and traded on the Nasdaq under the symbol "NTLI". The information set forth below gives retroactive effect to the 5-for-4 stock split in February 2000, the 5-for-4 stock split in October 1999 and the 4-for-3 stock split in August 1995.


                                                                                          NTL COMMON STOCK
                                                                             ------------------------------------------
1996                                                                                HIGH                    LOW
                                                                             ------------------     -------------------
     First Quarter.........................................................        $19.275                 $13.838
     Second Quarter........................................................         21.838                  17.763
     Third Quarter.........................................................         19.200                  14.475
     Fourth Quarter........................................................         18.075                  14.475
1997
     First Quarter.........................................................        $17.125                 $11.600
     Second Quarter........................................................         17.328                  12.163
     Third Quarter.........................................................         17.838                  12.875
     Fourth Quarter........................................................         18.800                  16.163
1998
     First Quarter.........................................................        $29.275                 $17.125
     Second Quarter........................................................         34.563                  22.875
     Third Quarter.........................................................         41.600                  22.725
     Fourth Quarter........................................................         38.078                  20.475
1999
     First Quarter.........................................................        $54.563                 $33.638
     Second Quarter........................................................         64.638                  43.600
     Third Quarter.........................................................         68.725                  51.200
     Fourth Quarter........................................................        102.300                  51.100
2000
     First Quarter.........................................................       $109.688                 $78.876
     Second Quarter........................................................        $94.938                 $50.688
     Third Quarter.........................................................        $61.376                 $37.313
     Fourth Quarter........................................................        $50.375                 $20.000
2001
     First Quarter (through February 5, 2001 ).............................        $40.125                 $22.250


         On [ ], the last trading day prior to the public announcement of the tracking stock proposals, NTL common stock closed at $[ ] per share. On [ ], 2001, the last practicable trading day prior to the printing of this proxy statement, NTL common stock closed at $[ ] per share on NYSE.

         The market price of shares of NTL common stock is subject to fluctuation. As a result, stockholders of NTL are urged to obtain current market quotations.

         Since its inception, NTL has not declared or paid any cash dividends on the NTL common stock. NTL currently intends to retain its earnings for future growth and, therefore, does not anticipate paying cash dividends in the foreseeable future. Also, see "Risk Factors" for a discussion of our dividend policy and limitations imposed by our operating subsidiaries' indentures and credit facilities.


                        THE TRACKING STOCK PROPOSALS

BACKGROUND AND REASONS FOR THE TRACKING STOCK PROPOSALS

         We continually review each of our businesses and NTL as a whole to determine the best way to realize the inherent value of our business operations. As a result of this review process, we recently began to evaluate various alternatives to maximize stockholder value, including the creation of a tracking stock intended to track the performance of the NTL Tower group.

         At board meetings on May 31, 2000, January 11, 2001 and ______ __, 2001, the board of directors met with management of NTL and discussed the alternatives to achieve NTL's strategies and have NTL's equity valuation more fully recognize the value of our broadcast and wireless communications assets. In these discussions, our board of directors evaluated the effect that each alternative would have on our ability to:

         o     enhance stockholder value;

         o raise funds in a cost-effective manner in the capital markets;

         o     create a more valuable currency for strategic acquisitions;
               and

         o     attract and retain key personnel.

         The board of directors considered the following alternatives:

         o the preservation of our current equity and operating structure;

         o the operation of one or more of our businesses as stand-alone companies;

         o     the disposition of one or more of the businesses;

         o     the tracking stock proposals; and

         o     other strategic alternatives.

         Our board of directors used several criteria to contrast the benefits and drawbacks of these alternatives to our stockholders, including:

         o the assessment of the capital markets acceptance of the alternatives and the likelihood of success of the alternatives, based on its understanding of these markets and consultations between members of the board of directors and our financial advisors, independent accoun tants and counsel;

         o the flexibility to provide equity incentives to the employees of NTL's separate businesses;

         o the ability to raise equity capital to fund the specific need of NTL's separate businesses in the future; and

         o the regulatory and tax consequences to NTL and the separate businesses of operating under the various alternatives.

         On [ ], 2001, the board of directors approved the creation of two new series of common stock, to be designated as NTL stock and NTL Tower stock, in the form of tracking stock. We intend NTL Tower stock to reflect the performance of the NTL Tower group. We intend NTL stock to reflect the performance of our other businesses and our retained interest in the equity value of NTL attributed to the NTL Tower group. We refer to these businesses and our retained interest in the equity value of NTL attributed to the NTL Tower group as NTL group.

         Based on these intentions, we have allocated, for financial reporting purposes, all of NTL's consoli dated assets, liabilities, revenue, expenses and cash flow between the NTL group and the NTL Tower group. Neither the NTL group nor the NTL Tower group is a separately incorporated entity, rather they both are part of NTL.

         Our board of directors concluded in its business judgment that the tracking stock proposals would be most likely to enhance stockholder value and address NTL's strategic objectives.

         The board of directors based its decision on its belief that the proper valuation of certain of our businesses, including the NTL Tower group's provision of facilities and services to the broadcast and wireless communications industries principally in the U.K. and Australia, was not reflected in the current equity structure and that there are benefits to be retained by maintaining NTL's current operating structure. In reaching its conclusion, the board of directors was informed by management that it had consulted with NTL's legal counsel, financial advisors and independent accountants. The board of directors considered various strategic, financial, legal and tax implications of the tracking stock proposals and considered the following principal potential advantages of the tracking stock proposals:

         o The initial designation of two series of common stock that would separately track the portions of NTL's businesses allocated to NTL group and the NTL Tower group could increase stockholder value by more specifically tracking the earnings, growth and cash flows of each group. The board of directors believes that the tracking stock proposals will permit the market to review separate information about NTL group and the NTL Tower group and separately value NTL stock and NTL Tower stock. This should encourage investors and analysts to focus more attention on the NTL Tower group and result in greater recognition of the value of the NTL Tower group;

         o The expectation that different groups of investors will invest in NTL Tower stock who might otherwise not invest in the existing common stock;

         o Multiple series of common stock should provide NTL with additional equity securities that can be used, as the board determines, to raise capital and can be issued in connection with acquisitions and investments;

         o The board of directors will have the discretion to determine whether to issue the stock of one or more groups.

         o Preserve our ability to undertake future asset segmentation and capital restructurings and the creation and issuance of other tracking stocks reflecting other unique business groups, if we decide that action is appropriate. The proposal also preserves our ability to modify our capital structure by unwinding the tracking stock structure.

         o By remaining a single enterprise, NTL believes it will retain certain benefits including the oversight of certain key members of the current management, common branding, shared managerial expertise, synergies relating to technology and purchasing arrangements and cost savings in corporate overhead expenses; and

         o The creation of multiple series of common stock that track its different businesses would provide NTL flexibility to link employee incentive compensation plans with the perfor mances of the different businesses.

         We believe that NTL stock and NTL Tower stock will reflect the separate performance of our NTL group and our NTL Tower group, respectively. Our belief is based in part on the following:

         o upon the sale of 80% or more of the assets attributed to a group, our board of directors is required to take action that returns the value of the net proceeds of those assets to the holders of the series of stock related to that group;

         o the amount available for payment of dividends to the holders of NTL stock and NTL Tower stock is limited to the amount that would be available for payment of dividends if the businesses tracked by each stock were separate corporations;

         o if we decide to dispose of the assets attributed to a group, we can redeem shares of the series of stock related to that group for shares in one or more wholly-owned subsidiaries that hold all of the assets attributed to that group; and

         o the availability of separate, more detailed and specific public information about the NTL group and the NTL Tower group and more focused coverage of the NTL Tower group by research analysts.

         While we believe that these factors will cause NTL stock to reflect the separate performance of our NTL group and NTL Tower stock to reflect the separate performance of our NTL Tower group, we cannot guarantee that the stocks will perform as intended.

         Our board of directors also considered that the implementation of the tracking stock proposals are not expected to be taxable for U.S. Federal income tax purposes to NTL or to you. In addition, our board of directors considered the terms and performance of similar equity securities issued or proposed by other companies, such as AT&T, BellSouth, Global Crossing and Sprint Corporation.

         Our board of directors also considered the following potential negative consequences of the tracking stock proposals:

         o Uncertainty of market valuation. Not every company that has issued tracking stock has seen an increase in its market capitalization. In fact, many tracking stocks have traded flat or down from their original issue price. Academic research and other industry commentary do not provide conclusive evidence of the benefits of tracking stock. In fact, a recent study indicates that tracking stock such as the NTL Tower stock may earn negative returns relative to their benchmarks. We believe that in many cases these studies' results reflect pre-existing fundamental weaknesses in those companies which issued tracking stocks. While we believe our tracking stock proposals is distinguishable from those circumstances, we cannot predict:

               -- the degree to which the market price of NTL stock and NTL Tower stock will reflect the separate performances of the NTL group and the NTL Tower group, particularly given the fact that the holders of each of these classes of stock are stockholders of a single company and thus subject to all of the risks of an invest ment in NTL and all of its businesses, assets and liabilities and the other risks discussed under "Risk Factors;"

               -- the impact of the tracking stock proposals on the market price of our existing common stock prior to their adoption;

               -- the impact of the issuance of NTL Tower stock on the market price of NTL stock upon the completion of the proposed public offering of NTL Tower stock; or

               -- whether the issuance of NTL stock and NTL Tower stock will increase the total market capitalization of NTL.

         o Potential Conflicts. The tracking stock proposals introduce additional corporate governance issues, such as the fiduciary obligation of our board of directors to holders of NTL stock and NTL Tower stock. Neither the NTL group nor the NTL Tower group will have a separate board of directors to represent solely the interests of the holders of NTL stock or NTL Tower stock. Consequently, there will be no board of directors that owes any separate duties to the holders of either series of stock. Although our board of directors does not have a separate fiduciary duty to the holders of NTL stock or the holders of NTL Tower stock, the interests of the two groups could diverge or conflict, or appear to diverge or conflict, and issues could arise in resolving some conflicts with the result that our board of directors may benefit one group over the other group with respect to any particular issue.

         o Complex capital structure. The tracking stock proposals will make the capital structure of NTL more complex and could confuse investors, thereby adversely affecting the valuation of the two groups. In addition, a more complex capital structure will leads to increased costs, including administrative costs related to preparing combined financial statements for each group in addition to the consolidated financial statements of NTL.

         o Uncertainty of market reaction to decisions relating to tracking stock. The market prices of NTL stock and NTL Tower stock could be affected by the market reaction to decisions by our board of directors and management that investors perceive as affecting differently one class of common stock compared to the other. These decisions could include decisions regarding business transactions between the groups and the allocations of assets, expenses, liabilities and corporate opportunities and financing resources between them.

         o Limiting unsolicited acquisition offers. The existence of a tracking stock structure, as opposed to traditional common stock, may limit potential unsolicited acquisitions. A person interested in acquiring only one group without negotiation with our management would still be required to seek control of the voting power represented by all of the outstanding capital stock of NTL entitled to vote on that acquisition, including the classes of common stock related to the other groups.

         o Potential adverse effects in connection with acquisitions. The issuance of a tracking stock in connection with future acquisitions by us could have various adverse effects, such as the possible inability or increased difficulty of obtaining a ruling from the Internal Revenue Service for an acquisition designed to be tax-free.

         o Potential risks associated with an investment in a single company. The holders of NTL stock and the holders of NTL Tower stock will continue to bear the risks associated with an investment in a single company, NTL, and all of NTL's businesses, assets and liabilities.

         o Potential adverse tax consequences. The Internal Revenue Service could successfully assert that the redesignation of our outstanding common stock as NTL stock could be taxable to you and/or us. In addition, the Clinton Administration's Fiscal Year 2001 Budget Proposal included a provision that would treat the receipt of stock similar to NTL stock and NTL Tower stock for other stock in the corporation or in a distribution by the issuing corporation as taxable to the stockholders. If this provision is enacted following the implementation of the tracking stock structure, we might be required to change our capital structure by unwind ing the tracking stock structure to avoid adverse tax consequences.

         Our board of directors also considered that, under the terms of the NTL stock and the NTL Tower stock, we may, in certain circumstances, elect to convert one class of our stock into another at a premium to market value. These provisions, including the amount and calculation of the applicable premium, are described in detail under Conversion of NTL Tower Stock at Option of NTL. The premiums are intended for the protection of the holders of the class of stock being converted since a decision by us to convert that stock may be made without the consent of the holders. Provisions similar to these, with comparable premiums, are included in the terms of tracking stocks of other public companies that have issued tracking stock. Accord ingly, we believe these premiums are necessary in order for us to be able to successfully market the NTL Tower stock in the offering, which we believe to be in the best interests of NTL and its stockholders. Thus, notwithstanding the potential dilutive effect to the holders of NTL stock in the event our board of directors elects to convert the NTL Tower stock for NTL stock under these provisions, we believe these provisions to be in the best interests of NTL and all of its stockholders.

         Finally, the increase in the number of shares of authorized common stock contemplated by the tracking stock proposals will ensure that we have a sufficient number of shares of common stock available for:

         o obligations we may have under our rights plan with respect to each series of common stock;

         o     future stock splits or stock dividends;

         o     future designations of additional series of common stock;

         o future sale or distribution of any series of common stock to the public; and

         o issuance of any series of common stock under our stock-based compensation plans.

         After considering these factors and others, based upon management's recommendation and after extensive consultation with our financial and legal advisors, the board of directors determined that the positive aspects of the tracking stock proposals outweighed the negative aspects. Certain of the above-mentioned benefits could also have been achieved, and certain negative aspects mitigated, to a degree through a public offering or distribution of the stock of a subsidiary to which we would contribute the NTL Tower group. A subsidiary public offering or distribution would permit the market to review separate financial information for the groups and would provide the flexibility of a separate publicly traded security representing our NTL Tower operations. In addition, a subsidiary public offering would not have required the complex capital structure proposed to effect the tracking stock proposals. Notwithstanding the foregoing, the board determined that a tracking stock offering would be more advantageous to NTL and its stockholders. In making this determina tion, the board concluded that tracking stock will enable us to realize some of the value of the NTL Tower group while preserving the benefits of being a single consolidated entity. These include financial benefits in that each of the NTL group and the NTL Tower group will be able to borrow and incur trade debt based on the credit rating of the overall consolidated financial statements of NTL; and tax benefits in that the operating losses we anticipate being generated by NTL will reduce the Federal income taxes payable by the NTL Tower group as a whole. These benefits would not necessarily be available in the case of a subsidiary public offering or distribution even if we continued to control the subsidiary after the offering. In light of the number and variety of factors that the board of directors considered, the board of directors believes it is not practicable to assign relative weights to the factors discussed above, and accordingly, the board of directors did not do so.

         On [ ], 2001 the board of directors considered the tracking stock proposals described in this proxy statement, determined that it is in the best interests of NTL and its stockholders, approved it and resolved to recommend that you vote for it.

INITIAL ISSUANCE OF NTL TOWER STOCK

         We currently plan to offer to the public, for cash, shares of NTL Tower stock intended to represent approximately [ ]% of the equity value of NTL initially attributed to the NTL Tower group. The number of shares that we will offer and the offering price are not yet known and will be determined by market conditions.

         This would leave NTL group with a retained interest intended to represent the remaining equity value of NTL initially attributed to the NTL Tower group that is not represented by issued and outstanding NTL Tower stock. Any retained interest allocated to NTL group of the NTL Tower group cannot be voted by NTL group or NTL.

         We expect that this public offering of NTL Tower stock would occur some time in our fiscal 2001. However, we could choose to conduct this offering at a later time, or not to make any offering at all, depending on circumstances at the time.

         Instead of a public offering for cash, NTL may first issue NTL Tower stock through a dividend to the holders of our existing common stock, a private placement for cash, by an offer of exchange with the holders of NTL stock, or by issuing the stock to acquire stock or assets of another company.

OPTIONS, AWARDS AND RIGHTS TO PURCHASE RELATING TO NTL TOWER STOCK

         After we first issue NTL Tower stock, we currently plan to grant options to purchase, or make restricted stock awards of, NTL Tower stock to senior management and employees of the NTL Tower group under the NTL Tower Incentive Plan, which is subject to your approval as part of the tracking stock proposals. The aggregate amount of NTL Tower stock available for grant under the NTL Tower Incentive Plan will be limited to approximately [ ]% of the total number of shares of NTL Tower stock that would be deemed issued and outstanding at the time we first issue NTL Tower stock, assuming for this purpose that NTL group's retained interest in the equity value of NTL attributed to the NTL Tower group is represented by issued and outstanding NTL Tower stock.

         For example, if we first issue [ ] shares of NTL Tower stock representing [ ]% of the initial equity value of NTL attributable to the NTL Tower group to the public, NTL group's [ ]% retained interest in the equity value of NTL attributed to the NTL Tower group, if represented by issued and outstanding NTL Tower stock, would be [ ] shares, for a deemed total issued and outstanding [ ] shares of NTL Tower stock. Using this example, we will grant options or restricted stock awards to the NTL Tower group employees for up to [ ] shares of NTL Tower stock under the NTL Tower Incentive Plan.

SUBSEQUENT ISSUANCES OF NTL TOWER STOCK

         After we first issue NTL Tower stock, we may issue additional shares of NTL Tower stock, and further reduce NTL group's retained interest in the equity value of NTL attributed to the NTL Tower group, from time to time by:

         o distributing a dividend of NTL Tower stock to the holders of NTL stock;

         o     selling NTL Tower stock to the public for cash;

         o     selling NTL Tower stock in a private placement for cash;

         o     offering to exchange NTL Tower stock for NTL stock;

         o issuing NTL Tower stock or options to purchase NTL Tower stock to employees under stock-based compensation plans;

         o     using NTL Tower stock as consideration in an acquisition; or

         o     any combination of the above.

CERTAIN MANAGEMENT AND ALLOCATION POLICIES

General

         A fundamental objective of our board of directors and management is to highlight the separate performance of each of NTL group and the NTL Tower group and to allow each group to focus on its own business strategy and financial model. Because NTL group and the NTL Tower group will not be separate legal entities, NTL has carefully considered a number of issues with respect to the financing of each group, competition between groups, inter-group business transactions, corporate opportunities and the allocation of shared services expenses, corporate general and administrative expenses, debt, interest, taxes, retirement benefit costs, and other support activities between the groups. Following is a summary of policies and guidelines that we plan to follow to help us to allocate costs and charges between the groups in a manner that will ensure that transactions between the groups are made on a basis that in management's judgment would be fair and equitable. We are not requesting stockholder approval of these policies, and the policies may be changed at any time without stockholder approval, as described below under "Changes in Policies." We anticipate that the board of directors will adopt a statement of policy reflecting these policies, and may establish a committee of the board of directors to oversee the interaction between NTL group and the NTL Tower group.

Changes in Policies

         Neither our board of directors nor management has any current plans to change the following policies. However, these policies may be changed by the board of directors or management at any time without the approval of stockholders. The stockholders will not have the right to adopt, change or enforce these policies. Any changes to the policies will be made by the board of directors or management in its or their good faith business judgment of NTL's best interests, taking into consideration the interests of NTL and all of NTL's stockholders. The board of directors may consider the views expressed by stockholders, but there is no requirement that the board solicit or follow such views.

Fiduciary and Management Responsibilities

         Our directors and officers will have the same fiduciary duties to holders of NTL stock and NTL Tower stock that they currently have to the holders of our existing common stock. Neither the NTL group nor the NTL Tower group will have a separate board of directors to represent solely the interests of the holders of NTL stock or NTL Tower stock. Consequently, there will be no board of directors that owes any separate duties to the holders of either series of stock. The fiduciary duties owed by our directors are to NTL as a whole, and decisions deemed to be in the best interest of NTL may not be in the best interest of NTL group or the NTL Tower group when considered on their own. Under Delaware law, absent an abuse of discretion, a director or officer will be deemed to have satisfied his or her fiduciary duties to NTL and our stockholders if that person is disinterested and acts in accordance with his or her good faith business judgment in the interests of NTL and all of our stockholders as a whole. Our board of directors and our chief executive officer, in establishing policies with regard to intracompany matters such as business transactions between groups and allocations of assets, liabilities, debt, shared services expenses, corporate general and administrative costs, taxes, interest, retirement benefit costs, corporate opportunities and other matters, will consider various factors and information which could benefit or cause detriment to the stockholders of the respective groups and will make determinations in the best interests of NTL and all of our stockholders as a whole. NTL will adhere to the principle that transactions and transfers between groups should be made on a basis that in management's judgment would be fair and equitable. See "Risk Factors--Our board intends to, but has not yet, adopted a formal policy statement regarding the relationship between NTL group and NTL Tower group, and even after it adopts a policy statement, the board will be able to change its policies at any time without stockholder approval."

Inter-group issues that could give rise to conflicts, or potential conflicts, of interest include:

         o whether to allocate the proceeds of issuances (or the costs of repurchases) of NTL Tower stock to NTL group in respect of its retained interest in the NTL operations allocated to the NTL Tower group, on the one hand, or to the equity value of NTL allocated to the NTL Tower group on the other;

         o how to allocate consideration received in connection with a merger involving NTL among holders of each series of common stock;

         o     whether and when to issue NTL stock in exchange for NTL
               Tower stock;

         o whether or when to approve dispositions of assets of any group;

         o how to allocate available cash between NTL group and the NTL Tower group and decisions as to whether and how to make transfers of funds from one group to another;

         o how to allocate assets and resources, such as management time, between the groups;

         o whether to pay dividends on NTL stock or the NTL Tower stock;

         o     how to allocate costs and expenses between the groups; and

         o whether and to what extent the groups compete with each other and how corporate opportuni ties are allocated between the groups.

Preparation of Financial Statements

         If the tracking stock proposals are approved and implemented, we will prepare financial statements in accordance with generally accepted accounting principles, consistently applied, for NTL group and the NTL Tower group and for NTL on a consolidated basis. The financial statements of NTL group and the NTL Tower group taken together will comprise all the accounts included in the corresponding consolidated financial statements of NTL. The financial statements of each of NTL group and the NTL Tower group will reflect the financial condition, results of operations and cash flows of the businesses included in the corresponding group.

         The financial statements of each group will also include the allocated portions of debt, interest, retirement benefit costs, shared services costs, corporate general and administrative costs and taxes for each group. We will make these allocations for the purposes of preparing the financial statements of each group. However, the holders of NTL stock and NTL Tower stock will still be subject to all of the risks associated with an investment in NTL as a whole.

Treasury Activities

         NTL plans to continue to manage most financial activities on a centralized basis. These activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of common stock. If we transfer cash or other property allocated to one group to another group, we may account for that transfer in one of the following ways:

         o as an adjustment to allocated pooled debt, or as a short-term or long-term loan between groups, or as a repayment of a previous borrowing, as described under "Inter-group Loans" below; or

         o     as a sale of assets between groups; or

         o as a reduction or increase in NTL group's retained interest in the equity value of NTL attributed to the NTL Tower group.

         Our board of directors has not adopted specific criteria to determine which of the foregoing will be applied to a particular transfer of cash or property from one group to another. Our board of directors and management will make these determinations, either in specific instances or by setting generally applicable policies, in the exercise of its business judgment. These determinations will be based on all relevant circumstances, including the financing needs and objectives of the receiving group, the investment objectives of the transferring group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions. We will make all transfers of assets from one group to another on a fair and equitable basis for the foregoing purposes.

         Although we may allocate our debt and preferred stock between groups, the debt will remain the obligation of NTL as a whole and all of our stockholders will be subject to the risks associated with those obligations.

         NTL Debt and Preferred Stock. We may allocate our debt between the groups or, if we so determine, in its entirety to a particular group, for example, in the case of specific acquisition financing. We will allocate preferred stock, if issued, in a similar manner. We refer to debt and preferred stock allocated between groups as "pooled."

         Interest or dividends which accrue on the pooled debt will be similarly allocated between the groups.

         Inter-group Loans. Cash or other property that we allocate to one group that is transferred to another group could be accounted for either as adjustments to allocated pooled debt, or as a short-term loan or as a long-term loan. We will establish guidelines for the terms on which loans between the groups will be made, including the interest rates, amortization schedule, maturity and redemption terms.

         Equity Issuances and Repurchases and Dividends. We will reflect all financial effects of issuances and repurchases of shares of NTL stock or NTL Tower stock entirely in the financial statements of that group. We will reflect financial effects of dividends or other distributions on, and purchases of, shares of NTL stock or NTL Tower stock entirely in the respective financial statements of the related group.

Competition Between Groups

         Although NTL group and the NTL Tower group are engaged in different principal businesses, our board of directors and management recognize that the two groups may engage in indirect competition, in appropriate circumstances and for the benefit of stockholders, from time to time.

Transfers of Assets Between Groups

         Our charter amendment permits the transfer of assets between groups without stockholder approval. All such transfers will be made on a fair and equitable basis, as determined in good faith by our board of directors or management. The consideration for such transfers may be paid by one group to another in cash or other consideration.

Sales of Products and Services Between Groups. The sale of products or services between groups will be on a fair and equitable basis, as determined in good faith by our board of directors or management.

Joint Transactions. Two or more groups may from time to time engage in transactions jointly, including with third parties. Research and development and other services performed by one group for a joint venture or other collaborative arrangement will be charged on a fair and equitable basis.

Review of Corporate Opportunities

         Our board of directors will review any significant matter which involves the allocation of a corporate opportunity to either of NTL group or the NTL Tower group in part to any combination of the groups. Delaware law requires our board of directors to make its determination with regard to the allocation of any such opportunity and the benefit of that opportunity in accordance with their good faith business judgment of the best interests of NTL and all of our stockholders as a whole. Among the factors that our board of directors may consider in making this allocation is:

         o whether a particular corporate opportunity is principally related to the business of NTL group or the NTL Tower group;

         o whether one group, because of its managerial or operational expertise, will be better posi tioned to undertake the corporate opportunity; and

         o     existing contractual agreements and restrictions.

Shared Services and Support Activities

         We will directly charge costs for certain shared services, including support activities, to NTL group and the NTL Tower group based upon the respective use of such services and activities and the good faith judgment of our board of directors or management. Where determinations based on use alone are not practical, we will use other methods and criteria to provide a reasonable allocation of the cost of shared services, including support activities attributable to the groups. Such allocated shared services, including support activities, represent, among other things, financial and accounting services, information systems services, certain selling and marketing activities, executive management, human resources, corporate finance, legal and corporate planning activities.

Taxes

         We will generally determine the income tax provisions of NTL and its subsidiaries on a consolidated basis. We will allocate those consolidated income tax provisions and related tax payments or refunds between the groups based principally on the taxable income and tax credits directly attributable to each group. These allocations will reflect each group's contribution, whether positive or negative, to NTL's consolidated taxable income and the consolidated tax liability and tax credit position. We will credit tax benefits that cannot be used by the group generating those benefits but can be used on a consolidated basis to the group that generated such benefits.

         Current and deferred taxes and taxes payable or refundable that are allocated to each group in its historical financial statements may differ from those that would have been allocated to each group had they filed separate income tax returns.

Dividend Policy

         The board of directors will retain the discretion whether or not to pay dividends on any series of common stock.

         We do not expect to change our current dividend policy for the outstanding existing common stock which will become NTL stock. We do not expect to pay dividends on NTL Tower stock in the future. In addition, we are a holding company and the existing indentures and credit facilities of our operating subsidiar ies contain covenants which may limit the amount of funds which may be transferred by our subsidiaries to us for dividends to our stockholders or otherwise.

         While the board of directors does not currently plan to change the policy for payment of dividends referred to above, the board of directors has the discretion to change this policy at any time. The amount of funds legally available for dividends will reflect the gains or losses of all groups, and NTL may be unable to pay dividends on a series of common stock that tracks a group regardless of the financial condition or results of operations of that group. We cannot assure you that there will be amounts available for payment of dividends on any series of common stock.

         In addition, subject to the limitations described above, and the limitations set forth generally in this section, the board of directors may in its sole discretion declare and pay dividends on neither series of common stock, on one but not both series of common stock or on both series of common stock. The amount of any dividend may likewise vary between NTL stock and NTL Tower stock in the sole discretion of the board of directors. There is no requirement or assurance that any potential dividend correlate with the performance of the NTL Tower stock.

         We will otherwise be permitted to pay dividends on NTL stock out of assets of NTL legally available for the payment of dividends under Delaware law, but the total amounts paid as dividends on NTL stock cannot exceed the available dividend amount for NTL group.

         We will otherwise be permitted to pay dividends on NTL Tower stock and transfer corresponding amounts to NTL group in respect of its retained interest in the equity value of NTL attributed to the relevant group, but the total of the amounts paid as dividends on the shares of NTL Tower stock and the corresponding amounts transferred to NTL group in respect of its retained interest in the equity value of NTL attributed to the relevant group cannot exceed the available dividend amount for that group.

         We expect that determinations to pay dividends on NTL stock or NTL Tower stock would be based primarily upon the financial condition, results of operations, capital requirements, any restrictions contained in our financing or other agreements and such other factors as our board of directors deems relevant.

Authorized Stock and Designations of Series of Common Stock

         Under our current restated certificate of incorporation, we are authorized to issue 810,000,000 shares of stock, consisting of 800,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of February 7, 2001, approximately 272,681,701 shares of existing common stock were issued and outstanding. Under our current restated certificate, our board of directors has the authority to designate the preferred stock in one or more series, without stockholder approval. Currently, there exists multiple series of preferred stock. See "Other Provisions Of Our Charter, Bylaws And Delaware Law; Relationship with France Telecom - Description of NTL Capital Stock."

         We have allocated, for financial reporting purposes, all of NTL's consolidated assets, liabilities, revenue, expenses and cash flow between NTL group and the NTL Tower group. In the future, we will publish financial statements for each of NTL group and the NTL Tower group, together with consolidated financial statements of NTL covering all of NTL group and the NTL Tower group.

         Under our current certificate, to issue a new class or series of common stock we must obtain stockholder approval. Under the charter amendment, our board of directors could, without the need to obtain stockholder approval:

         o designate common stock not previously designated by the board of directors, or previously designated but unissued common stock, into one or more additional new series of common stock; or

         o increase or decrease from time to time the total number of authorized shares of each desig nated series of common stock.

         However, the board of directors could not increase the number of shares of authorized stock of a designated series above a number which, when added to the number of authorized shares of all designated common stock, would exceed the total number of authorized shares of common stock. In addition, the board of directors could not decrease the number of shares authorized of any series of common stock below the number of shares outstanding of such series and shares reserved for options, warrants, the rights plan and, as applicable, any retained interest of one group allocated to another.

         If the tracking stock proposals pass, the board of directors may decide to authorize the issuance of shares of one or more series of common stock relating to additional business groups in addition to NTL stock and NTL Tower stock. At the time it creates any new series of common stock, our board of directors would be authorized to determine and designate the number of shares of each new series and all rights and privileges of each new series, including dividend rights, exchange or redemption provisions, rights upon liquidation or merger, and voting rights. If our board of directors decides to issue additional series of common stock, NTL may establish a new group to which such new series of common stock relates either by allocating to it newly acquired assets or by reallocating to it assets and liabilities from any one or more of the NTL group, the NTL Tower group and any previously created additional group. If our board of directors decides to reallocate assets and liabilities, shares of stock of the new group would be reserved for the group or groups to which those assets and liabilities were previously attributed. Our board of directors does not currently have any specific plan to create or issue any additional series of common stock. On February 2, 2001, NTL's board began consideration of potential future activities with its international cable business, which may include the creation of another series of common stock to "track" that business, a spin off or a public stock or rights offering. It is not contemplated that NTL's U.K. cable assets and broadcast assets would be included in any such potential future activity. See "Risk Factors--In the future, we may issue additional series of common stock, without stockholder approval, including by reattributing assets and liabilities from an existing group to a new group."

         Authorized but unissued shares of NTL stock and NTL Tower stock and previously undesignated common stock would be available for issuance by NTL from time to time, as determined by the board of directors, for any proper corporate purpose. These purposes could include raising capital, paying stock dividends, effecting a stock split, providing compensation or benefits to employees or acquiring other companies or businesses, or designating a new series of common stock. NTL would not be required to solicit your approval for any issuance described above, unless required by Delaware law or NYSE rules. The board of directors will continue to be able to issue shares of preferred stock in series, without stockholder approval.

Conversion and Redemption

         Our current certificate does not provide for either mandatory or optional conversion or redemption of our existing common stock. The charter amendment will permit the conversion or redemption of NTL Tower stock as described below. There will continue to be no provision for the conversion or redemption of NTL stock.

Dividends

         We will be permitted to pay dividends on NTL stock and NTL Tower stock out of assets of NTL legally available for the payment of dividends under Delaware law. Our charter amendment, however, will provide that the total amounts paid as dividends on any of NTL stock or NTL Tower stock cannot exceed the available dividend amount for each group.

         The "available dividend amount" for NTL group at any time is the amount that would then be legally available for the payment of dividends on NTL stock under Delaware law if:

         o NTL group and the NTL Tower group were each an independent Delaware corporation,

         o NTL group had outstanding (1) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of NTL stock that are then outstanding and (2) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares that have been attributed to NTL group and are then outstanding,

         o the assumptions about the NTL Tower group set forth in the following paragraph were true, and

         o NTL group owned a number of shares of NTL Tower stock equal to the number of shares that would be issuable with respect to NTL group's retained interest in NTL Tower stock.

         Similarly, the "available dividend amount" for the NTL Tower group at any time is the amount that would then be legally available for the payment of dividends under Delaware law on NTL Tower stock if the NTL Tower group were an independent Delaware corporation having outstanding:

         o a number of shares of common stock, par value $0.01 per share, equal to the number of shares of NTL Tower stock that are then outstanding plus the number of shares of NTL Tower stock that have been reserved for the NTL group or for issuance to the holders of NTL stock, and

         o a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares that have been attributed to the NTL Tower group and are then outstanding.

         The amount legally available for the payment of dividends on common stock of a corporation under Delaware law is generally limited to:

         o     the total assets of the corporation

         o     less its total liabilities

         o less the aggregate par value of the outstanding shares of its common and preferred stock.

         However, if that amount is not greater than zero, the corporation may also pay dividends out of the net profits for the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. As mentioned above, these restrictions will form the basis for calculating the available dividend amounts for NTL group and the NTL Tower group. These restrictions will also form the basis for calculating the aggregate amount of dividends that NTL as a whole can pay on its common stock (regardless of series). Thus, net losses of any business group, and any dividends and distributions on, or repurchases of, any series of common stock, will reduce the assets legally available for dividends on other series of common stock.

         Subject to the limitations on dividends contained in our operating subsidiaries' indentures and credit facilities and to any other limitations in any future series of preferred stock or in any agreements binding on NTL from time to time, we have the right to pay dividends up to the available dividend amount on none, any or all of the series of common stock, in equal or unequal amounts, notwithstanding the performance of any business group, the amount of assets available for dividends on any series, the amount of prior dividends declared on any series or any other factor. The indentures and credit facilities contain limits on the amount of dividends which may be paid to our stockholders. At present, there is an available amount under the basket from which dividends can be declared. This amount could increase significantly as a result of the required contribution of the residential cable assets acquired from Cable & Wireless Communications plc to the subsidiary which is the obligor under the indentures and credit facilities. This amount could decrease significantly in the next few years if we continue to incur net operating losses, which is quite likely. There is no requirement or assurance that any potential dividend correlate with the performance of any group.

         At the time of any dividend on the outstanding shares of NTL Tower stock (including any dividend required as a result of a disposition of at least 80% of the value of the assets of the NTL Tower group), we will credit to NTL group, and charge against the NTL Tower group a corresponding amount in respect of NTL group's retained interest in the equity value of NTL attributed to that group for purposes of calculating available dividend amounts for future dividends. Specifically, the corresponding amount will equal:

         o     the aggregate amount of such dividend times

         o a fraction, the numerator of which is the number of shares that have been reserved for the NTL group or for issuance to the holders of NTL stock, and the denominator of which is the number of shares of NTL Tower stock then outstanding.

         Sale of less than 80% of the value of the asset of a group. The proceeds from any disposition of assets that do not comprise at least 80% of the value of the properties and assets attributed to a group will be allocated to that group and used for its benefit, subject to the policies described under "--Certain Management and Allocation Policies" beginning on page [ ]. Dispositions of less than substantially all of the assets of NTL do not require a stockholder vote; the board of directors, in its sole discretion may enter into such sales. Further, holders of a group's stock are not entitled to receive a dividend or other distribution upon a disposition of less than 80% of the value of a group's assets. The board of directors has sole discretion to determine the fair value of all assets, other then cash and certain publicly traded securities.

Conversion of NTL Tower Stock at Option of NTL

         We will have the right, at any time after the first anniversary of the initial issuance of the NTL Tower stock, to convert each share of NTL Tower stock into a number of shares of NTL stock initially equal to 125% of the ratio of the average market value of one share of NTL Tower stock to the average market value of one share of NTL stock over a 20-day trading period ending on the fifth trading day prior to the mailing of the conversion notice for conversions occurring in the first quarter after the original issuance of NTL Tower stock. The percentage applied to the ratio of market values will decline to 120% after the second anniversary of the initial issuance date and to 115% after the third anniversary of the initial issuance date.

         If, however, we convert NTL Tower stock into NTL stock as a result of a tax event (as defined below), we will have the right, even if the tax event occurs in the first year after issuance, to convert shares of NTL Tower stock into a number of shares of NTL stock equal to 110% of the ratio of the average market values of the NTL Tower stock and the NTL stock described above, regardless of when such adverse tax law changes take place.

         Tax event means NTL's receipt of an opinion of our tax counsel that, as a result of:

         o any amendment to, or change in, the laws or regulations interpreting the laws of the United States or any political subdivision or taxing authority thereof or therein, including any announced proposed change in such regulations by an administrative agency; or

         o any official or administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations (regardless of whether such pronouncement, action or judicial decision involves NTL), it is more likely than not that for U.S. Federal income tax purposes:

         o NTL or our stockholders are, or at any time in the future will be, subject to tax upon the issuance of shares of any of NTL stock or NTL Tower stock, or

         o any NTL stock or NTL Tower stock is not or at any time in the future will not be treated solely as stock of NTL, or

         o     any NTL stock or NTL Tower stock is or will be treated as
               section 306 stock under the Code.

         For purposes of rendering this opinion, tax counsel will assume that any administrative proposals will be adopted as proposed. However, in the event of an announced proposed legislative change, tax counsel shall render an opinion only in the event of enactment.

         These provisions allow us the flexibility to recapitalize our outstanding series of common stocks into one class of common stock that would, after the recapitalization, represent an equity interest in all of our businesses. The optional conversion could be exercised at any future time if our board of directors determines that, under the facts and circumstances then existing, an equity structure consisting of multiple series of common stocks was no longer in the best interests of all of our stockholders. A conversion could be exercised, however, at a time that is disadvantageous to the holders of either or both NTL stock or NTL Tower stock. For example, a conversion of NTL Tower stock would dilute the ownership percentage of holders of NTL Stock since additional shares of NTL would be issued upon the conversion. Additionally, there is no mechanism to adjust the conversion price even if the NTL Tower group represents a larger portion of NTL's business, whether calculated on the basis of relative market value, revenues or otherwise. For additional information on the risks of a conversion and the limited remedies available to stockholders, see "Risk Factors--Conversion of NTL Tower stock into NTL stock may adversely affect the holders of NTL Tower stock or the holders of NTL stock" on page [ ], "Risk Factors--The number of shares of one class of stock issuable upon the conversion of the other will vary depending upon the group's relative market values, which could be affected by market reaction to decisions of our board or management," and "Risk Factors--The conversion price to be paid to you in the event we decide to convert the NTL Tower stock into NTL stock may not reflect the market value of the NTL Tower stock" on page [ ].

         Conversion would be based upon the relative market values of NTL stock, on the one hand, and NTL Tower stock, on the other. Many factors could affect the market values of NTL stock and NTL Tower stock, including our results of operations and those of each of the groups, trading volume and general economic and market conditions. Market values could also be affected by decisions by our board of directors or our management that investors perceive to affect adversely one series of common stock compared to the other. These decisions could include changes to our management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between the groups and changes in dividend policies.

         The one year prohibition on conversion (other than for a tax event) and the premiums described above that are provided upon any conversion of NTL Tower stock or NTL stock are intended for the protection of the holders of that class of stock, particularly during the initial period following the group stock classification, since a decision by NTL to convert that class of stock may be made without the consent of the holders of that class of stock. The decrease in the premium from 25% to 15% is intended to allow greater flexibility to NTL in using these provisions over time by decreasing the dilutive effect of such a conversion on holders of shares of the class of stock not being converted. Provisions similar to these, with comparable declining premiums, are included in the terms of tracking stocks of other public companies that have issued tracking stock. Accord ingly, we believe these premiums are necessary in order for us to be able to successfully market the NTL Tower stock in the planned public offering of that class of common stock, while balancing the need for NTL to maintain flexibility in its capital structure.

Redemption of NTL Tower Stock in Exchange for Stock of Subsidiary

         Although it currently has no intention to do so, the board of directors may, subject to the limitations contained in our operating subsidiaries' indentures and credit facilities, redeem on a pro-rata basis all of the outstanding shares of NTL Tower stock for shares of the common stock of one or more of our wholly owned subsidiaries which own all of the assets and liabilities attributed to the NTL Tower group (and no other assets or liabilities), as applicable. We may redeem shares of NTL Tower stock for subsidiary stock only if we have legally available funds under Delaware law. In connection with any such exchange, in the event that we have a retained interest in the equity value of NTL attributed to the NTL Tower group, we could retain any remaining shares of common stock of the subsidiary holding the NTL Tower group's assets or distribute those shares as a dividend on NTL stock. A redemption of this type will not require stockholder approval.

         As a result of a redemption in exchange for stock of a subsidiary, holders of the series of common stock redeemed would hold securities of a separate legal entity. This redemption could be authorized by the board of directors at any time in the future if it determines that, under the facts and circumstances then existing, an equity structure comprised of multiple series of common stock designated as tracking stocks is no longer in the best interests of all of our stockholders as a whole. It is possible in such event that the board of directors could structure a disposition of the business of NTL Tower as an exchange in order to avoid any premium which would arise if the disposition would trigger the events described in "Mandatory Dividend, Redemption or Conversion of NTL Tower Stock" on page [ ]. Prior to the time of initial issuance of the NTL Tower stock, the board of directors will determine whether such redemptions may occur on a taxable basis or whether the redemption may only occur if a tax opinion is obtained from a recognized national law firm indicating that the exchange is not taxable.

General Conversion and Redemption Provisions

         Notices Upon Disposition of Group Assets. Not later than the 20th trading day after the consummation of a sale of at least 80% of the value of the assets of a group, we will announce publicly by press release:

         o     the estimated net proceeds of the disposition;

         o the number of shares of the series of common stock outstanding that tracks the group whose assets were disposed of;

         o the number of shares of any series of common stock into which the series of common stock that tracks the group whose assets were disposed of is convertible and the conversion, exchange or exercise price of those convertible securities; and

         o if the group is not NTL group, the number of shares issuable with respect to NTL group's retained interest in the equity value of NTL attributed to that group.

         Not later than the 40th trading day after the consummation of the disposition, we will announce publicly by press release whether the board of directors has determined, in its discretion, we will:

         o pay a dividend or redeem shares of the series of common stock that tracks the group whose assets have been disposed with the net proceeds of the disposition; or

         o convert the shares of the series of common stock that tracks the group whose assets are disposed into another series of common stock.

         We will mail to each holder of shares of the series of common stock that tracks the group whose assets were disposed any additional notices and other information required by our charter amendment.

         Notice upon Optional Conversion or Redemption in Exchange for Stock of a Subsidiary. If NTL determines to convert shares of NTL Tower stock into shares of NTL stock or into shares of stock of a subsidiary as described above, NTL will send each holder of NTL Tower stock that is being converted or redeemed a notice not less than 30 nor more than 45 days prior to the conversion or redemption date. Such notice will contain:

         o a statement that all outstanding shares of NTL Tower stock will be converted or redeemed, as applicable;

         o     the conversion or redemption date;

         o the number of shares of NTL stock or the number of shares of stock of the subsidiary, as the case may be, which each holder of NTL Tower stock will receive;

         o     the place or method for redemption or conversion; and

         o     any other information required by our charter amendment.

         Selection of Shares for Redemption. If less than all of the outstanding shares of NTL Tower stock are to be redeemed, we will redeem those shares proportionately from among the holders of outstanding shares of NTL Tower stock or by such method as may be determined by our board of directors to be equitable.

         Fractional Interests; Transfer Taxes. We will not be required to issue fractional shares of any capital stock or any fractional securities to any holder of NTL Tower stock upon any conversion, redemption, dividend or other distribution described above. If a fraction is not issued to a holder, we will pay cash instead of that fraction.

         We will pay all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares. We would not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which NTL Tower stock so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to NTL the amount of any such tax or establishes to our satisfaction that such tax has been paid.

         Stockholder Rights Upon Conversion or Redemption. If shares of NTL Tower stock are converted or redeemed as previously described, after such conversion or redemption, all rights of a holder of shares of NTL Tower stock that were converted or redeemed will cease. The only right a holder of shares of NTL Tower stock converted or redeemed would have at that time is the right to receive the cash and/or the certificates representing shares of capital stock, securities or other property into which NTL Tower stock was converted or for which it was redeemed, together with any payments for fractional shares or rights to dividends, as provided above, without interest. No holder of a certificate that prior to the conversion or redemption represented shares of NTL Tower stock converted or redeemed will be entitled to receive any dividends or other distribution or interest payment with respect to shares of any kind of capital stock into, or in exchange for which, shares of the NTL Tower stock were converted or redeemed until surrender of such holder's certificate in exchange for a certificate(s) representing shares of such capital stock. Upon the surrender of the holder's certificate, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion, NTL will, however, be entitled to treat the certificates for NTL Tower stock that have not yet been surrendered for conversion as being evidence of the ownership of the number of whole shares of capital stock into which the shares of NTL Tower stock represented by those certificates should have been converted, notwithstanding the failure to surrender such certificates.

Voting Rights

         Holders of NTL stock and NTL Tower stock will vote as a single class on all matters requiring a stockholder vote, except where Delaware law or the NYSE rules provide otherwise.

         Following the effective date of the charter amendment, on all matters as to which all series of common stock will vote together as a single class:

         o     each share of NTL stock will have one vote; and

         o     each share of NTL Tower stock will have [ ] votes per share.

         The number of votes per share of NTL Tower stock will remain unchanged even if the NTL Tower group represents a larger portion of NTL's business, whether calculated on the basis of relative market value, revenue, or otherwise.

         The voting formula above is intended to equate the relative voting rights of the series of common stock to their relative market capitalization at the time of issuance of NTL Tower stock.

         Because the voting power of NTL Tower stock will be fixed at the time it is issued, absent a significant change in the number of shares of either group, when the holders of NTL stock and NTL Tower stock vote together as a single class, the holders of NTL stock will be in a position to control the outcome of a majority vote even if the matter involves a conflict of interest between the holders of NTL stock and NTL Tower stock.

         If shares of only one series of common stock are outstanding, each share of that series will have one vote. If any series of common stock is entitled to vote as a separate class with respect to any matter, each share of that series will, for purposes of such vote, have one vote on such matter.

         If the tracking stock proposals are approved by our stockholders and implemented by our board of directors, we would set forth the number of outstanding shares of NTL stock and NTL Tower stock in our annual and quarterly reports filed pursuant to the Exchange Act, and disclose in any proxy statement for a stockholder meeting the number of outstanding shares and per share voting rights of each of NTL stock and NTL Tower stock.

         The holders of NTL stock and NTL Tower stock will not have any rights to vote separately as a class on any matter coming before our stockholders, except for the limited class voting rights provided under Delaware law or by NYSE rules. The approval of a majority of the outstanding shares of NTL stock and NTL Tower stock, each voting as a separate class, would be required under Delaware law to approve any amend ment to our charter that would change the par value of the shares of the series or alter or change the powers, preferences or special rights of the shares of the series so as to affect them adversely.

Mandatory Dividend, Redemption or Conversion of NTL Tower Stock

         If we sell or dispose of at least 80% of the value of the properties and assets of the NTL Tower group in a transaction other than one described below under "-- Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs," we will at the board's sole discretion:

         o pay a dividend to the holders of NTL Tower stock in cash and/or securities or other property having a value equal to their proportionate interest in the net proceeds of the disposition; or

         o if the disposition involves all of the properties and assets, redeem all outstanding shares of NTL Tower stock in exchange for cash and/or securities or other property having a value equal to the proportionate interest the holders of NTL Tower stock have in the net proceeds of the disposition; or

         o if the disposition involves at least 80%, but not all, of the value of the properties and assets, redeem a number of whole shares of NTL Tower stock having an aggregate average market value, during the 20 trading day period beginning on the 16th trading day following consum mation of such transaction, equal to the proportionate interest the holders of NTL Tower stock have in the value of the net proceeds of the disposition; or

         o convert each outstanding share of the series of NTL Tower stock into a number of shares of NTL stock equal to 110% of the ratio of the average market value of one share of NTL Tower stock to the average market value of one share of NTL stock during the 20 trading day period ending on the fifth trading day prior to the first public announcement of such disposi tion transaction. There is no mechanism to adjust this even if the NTL Tower group represents a larger portion of NTL's business, whether calculated on the basis of relative market value, revenues or otherwise.

         We will determine the proportionate interest of the holders of NTL Tower stock in the net proceeds of a disposition by assuming that NTL group's retained interest in the equity value of NTL attributed to the NTL Tower group is represented by issued and outstanding shares of NTL Tower stock.

         We may only pay a dividend or redeem shares of a series class of common stock if we have legally available funds under Delaware law. We will pay the dividend or complete the redemption or conversion on or prior to the 90th trading day following the disposition date.

         The "net proceeds" of a disposition means an amount equal to what remains of the gross proceeds of the disposition after any payment of, or reasonable provision is made as determined by our board of directors for:

         o any taxes payable by us, or which would have been payable but for the utilization of tax benefits attributable to the groups not subject to the disposition, in respect of the disposition or in respect of any resulting dividend or redemption;

         o any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

         o any liabilities of or attributed to the group whose assets are disposed, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the disposition or otherwise, any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to that group.

         We may elect to pay the dividend or redemption price either in the same form as the proceeds of the disposition or in any other combination of cash, securities or other property that our board of directors or, in the case of securities that have not been publicly traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the value of the net proceeds.

         Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs. We are not required to take any of the above actions for any disposition of at least 80% of the value of the properties and assets attributed to the group making such disposition in a transaction or series of related transactions that results in our receiving for those properties and assets primarily equity securities of any entity which:

         o acquires those properties or assets or succeeds to the business conducted with those proper ties or assets or controls such acquirer or successor; and

         o is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the group making such disposition prior to the disposition, as determined by our board of directors.

         The purpose of this exception is to enable us technically to dispose of properties or assets of a group to other entities engaged or proposing to engage in businesses similar or complementary to those of that group without requiring a dividend on, or a conversion or redemption of, the class of common stock of that group, so long as we hold an equity interest in that entity. A joint venture in which we own a direct or indirect equity interest is an example of such an acquirer. We are not required to control that entity, whether by ownership or contract provisions.

         We are also not required to effect a dividend, redemption or conversion if:

         o the disposition is of at least 80% of the value of our properties and assets in one transaction or a series of related transactions in connection with our dissolution, liquidation or winding up and the distribution of our assets to stockholders;

         o the disposition is on a pro rata basis, such as in a spin-off, to the holders of all outstanding shares of the group;

         o the disposition is made to any person or entity controlled by us, as determined by the board of directors;

         o the disposition is made at a time when only one series of common stock is outstanding;

         o before the 30th trading day following the disposition, we have mailed a notice stating that we are exercising our right to convert all of the outstanding shares of NTL Tower stock, as applicable, into newly issued shares of NTL stock as contemplated under "Conversion of NTL Tower Stock at Option of NTL" above; or

         o the disposition is in connection with a redemption of preferred stock with Eurotel asets. See page [ ] for a description of 5% cumulative preferred stock, series A.

Liquidation

         Currently, in the event of our liquidation, dissolution or winding up (whether voluntary or involun tary), after payment, or provision for payment, of our debts and other liabilities and the payment of full preferential amounts to which the holders of any preferred stock are entitled, holders of existing common stock are entitled to share equally in our remaining net assets.

         Under the charter amendment, in the event of our liquidation, and after payment of or provision for all liabilities, including contingent liabilities, and payment of the liquidation preference payable to any holders of our preferred stock, the holders of NTL stock and NTL Tower stock will be entitled to receive any remaining assets on a per share basis in proportion to the liquidation units per share of each series. Each share of NTL stock will have one liquidation unit. Each share of NTL Tower stock will have a number of liquidation units, including a fraction of one liquidation unit, equal to the ratio of the average market value of a share of NTL Tower stock over the last 20 consecutive trading day period ending 300 days after the effective date of the NTL charter amendment, to the average market value of a share of NTL stock over the same period, expressed as a decimal fraction rounded to the nearest five decimal places.

         If the voluntary or involuntary liquidation, dissolution or winding-up of NTL occurs prior to that 300th day, the average market value will be determined based on:

         o the 20 consecutive trading day period ending immediately prior to the liquidation, dissolution or winding-up event, or

         o the actual number of consecutive trading days prior to the liquidation, dissolution or winding-up event if that event occurs prior to the 21st trading day after the effective date of the NTL charter amendment.

         After the number of liquidation units with respect to NTL Tower stock has been calculated in accordance with this formula, the number will not be changed except as provided below. There is no mechanism to adjust this ratio between the groups. Thus, the liquidation rights of the holders of the respective series may not bear any relationship to the relative market values, or relative voting rights or the relative value of the assets of the series.

         Additionally, the liquidation rights are fixed based on the group's relative market values at such time. Many factors could affect the market values of NTL stock and NTL Tower stock, including our results of operations and those of each of the groups, trading volume and general economic and market conditions. Market values could also be affected by decisions by our board of directors or our management that investors perceive to affect adversely one series of common stock compared to the other. These decisions could include changes to our management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between the groups and changes in dividend policies.

         The liquidation units of the NTL stock and NTL Tower stock were determined by NTL and are based upon, among other factors, each group's initial level of debt and equity capitalization, each group's recent historical financial performance, the market prices of shares of comparable companies that are publicly traded and the current state of the markets for public offerings and other stock transactions.

         After the number of liquidation units with respect to NTL Tower stock has been calculated as provided above, if NTL subdivides, by stock split, reclassification or otherwise, or combines, by reverse stock split, reclassification or otherwise, the outstanding shares of NTL stock or NTL Tower stock, the number of liquidation units of the NTL stock or NTL Tower stock, as applicable, shall be adjusted as determined by the board of directors so as to avoid any dilution in the aggregate liquidation rights of either series of common stock.

         In the absence of a public trading market for the shares of NTL Tower stock, our board of directors will exercise its good faith judgment to determine the market value of a share of that stock for purposes of this formula.

         NTL considers that its complete liquidation is a remote contingency, and its financial advisors believe that, in general, these liquidation provisions are not material to the value of NTL stock and NTL Tower stock.

         In the case of our dissolution, liquidation or winding up:

         o no holder of NTL stock will have any special right to receive specific assets of NTL allocated to NTL group; and

         o no holder of NTL Tower stock will have any special right to receive specific assets of NTL allocated to the NTL Tower group.

         Neither a merger nor consolidation of NTL into or with any other corporation, nor any sale, transfer or lease of all or any part of our assets, will, alone, be deemed a liquidation or winding up of NTL, or cause the dissolution of NTL, for purposes of these liquidation provisions.

         These provisions are substantially the same as those used by other public companies that have issued tracking stock in recent years. We believe that the experience of these companies is that the tracking stock so structured does tend to track the performance of the unit in question.

         Although we intend the NTL Tower stock to track the performance of the NTL Tower group and the NTL stock to track the performance of NTL group, we can offer no assurance that the market price of the respective classes of stock will in fact reflect the performance of the group of assets comprising the NTL Tower group and the NTL group. Our board of directors may change its policies pertaining to inter-group relationships and allocations, although in so doing, the board must act in a manner consistent with its fiduciary duties to all stockholders. Since the board may, consistent with its fiduciary duties, reallocate assets, liabilities, revenues or expenses among the NTL group and the NTL Tower group, there is a risk that market valuations of the NTL stock or the NTL Tower stock may not reflect the performance of the respective group as then constituted.

Shares reserved for issuance for another group or for issuance to the holders of the series of stock related to that group

         Prior to the completion of the planned public offering of NTL Tower stock, NTL will reserve a number of shares of NTL Tower stock for the NTL group or for issuance to the holders of NTL stock. This number of shares of NTL Tower stock will be determined by our financial advisor, subject to the approval of our board of directors, by dividing:

         o the estimated value of our businesses attributed to the NTL Tower group, by

         o     the estimated offering price of NTL Tower stock.

         That number of shares of NTL stock that we reserve for the NTL group or for issuance to the holders of NTL stock are not outstanding shares of NTL Tower stock and are not entitled to vote until we actually issue them. The outstanding shares fraction indicates the relationship between the shares of NTL Tower stock held by the public and the sum of those shares and the shares reserved for the NTL group or for issuance to the holders of NTL stock. It is calculated by dividing the number of shares of NTL Tower stock issued to the public by the sum of the number of shares of NTL Tower stock issued to the public plus the number of shares of NTL Tower stock then reserved for the NTL group or for issuance to the holders of NTL stock. The outstanding shares fraction will equal one at any time that there are no shares of NTL Tower stock reserved for the NTL group or for issuance to the holders of NTL stock.

         At any time that there are shares of NTL Tower stock reserved for the NTL group or for issuance to the holders of NTL stock, the outstanding shares fraction will be used to allocate to the NTL group any dividend or redemption payment made to the holders of NTL Tower stock.

         The following illustration demonstrates the calculation of the outstanding shares fraction.

         If:

         o 100 million shares of NTL Tower stock were outstanding as a result of the planned public offering; and

         o 400 million shares of NTL Tower stock were reserved for the NTL group or for issuance to the holders of NTL stock;

then the outstanding shares fraction with respect to the NTL Tower stock would equal 1/5 based on the following calculation:

                  number of shares of
              NTL Tower stock outstanding
-------------------------------------------------------   =
                  number of shares of
             NTL Tower stock outstanding +
     number of reserved shares of NTL Tower stock

                  100 million shares                      =    1/5
-------------------------------------------------------
        100 million shares + 400 million shares

         The number of shares of NTL Tower stock reserved for the NTL group or for issuance to the holders of NTL stock will be increased, without stockholder approval, to reflect:

         o share dividends of NTL Tower stock to holders of NTL Tower stock;

         o reclassifications of NTL Tower stock resulting in a greater number of shares of NTL Tower stock outstanding;

         o purchase of NTL Tower stock with assets attributed to the NTL group;

         o transfers to the NTL Tower group of assets attributed to the NTL group; and

         o transfers to the NTL group of liabilities attributed to the NTL Tower group.

         The number of shares of NTL Tower stock reserved for the NTL group or for issuance to the holders of NTL stock will be decreased, without stockholder approval, to reflect:

         o     sales of NTL Tower stock for the account of the NTL group;

         o share dividends of NTL Tower stock to the holders of NTL stock, such as in the expected distribution;

         o the issuance of NTL Tower stock when convertible securities are converted if those shares of NTL Tower stock were reserved for the NTL group or for issuance to the holders of NTL stock;

         o the issuance of NTL Tower stock when securities convertible into NTL Tower stock and issued as a distribution to the holders of NTL stock are converted;

         o reclassifications of NTL Tower stock resulting in a smaller number of shares of NTL Tower stock outstanding;

         o transfers to the NTL group of assets attributed to the NTL Tower group; and

         o transfers to the NTL Tower group of liabilities attributed to the NTL group.

         Our board of directors could, without stockholder approval, also increase or decrease the number of shares of NTL Tower stock reserved for the NTL group or for issuance to the holders of NTL stock under other circumstances as our board of directors determines appropriate to reflect the economic substance of any other event or circumstance.

         We are not currently aware of any transaction other than the expected distribution that would require an increase or decrease in the number of shares of NTL Tower stock reserved for the NTL group or for issuance to the holders of NTL Tower stock.

Determinations by the Board; No Separate Boards of Directors for the Groups

         Our charter amendment will continue to provide that any determinations made by our board of directors in good faith under our charter amendment or in any certificate of designation filed pursuant thereto would be final and binding on all stockholders of NTL, subject to rights under applicable Delaware law and under the Federal securities laws.

         Under our charter as amended by the charter amendment, the board of directors of NTL will be able to take actions with respect to the NTL group and the NTL Tower group and NTL stock and NTL Tower stock without stockholder approval so long as those actions are taken on the terms and conditions set forth in our charter. Neither the NTL group nor the NTL Tower group will have a separate board of directors to represent solely the interests of holders of NTL stock or NTL Tower stock. As described under "-Voting Rights," the holders of NTL stock and the holders of NTL Tower stock will generally vote together as a single voting group on all matters on which holders of common stock are entitled to vote. This includes the election of directors of NTL.

         If we decide to take other actions with respect to NTL stock or NTL Tower stock or the NTL group or the NTL Tower group that is not on the terms and conditions in our articles of amendment, we would be required to obtain stockholder approval of an amendment to our charter.

         The actions that our board of directors may take without stockholder approval, include decisions to:

         o issue additional shares of NTL stock and NTL Tower stock and issue additional series of common stock so long as those additional shares are authorized shares under our charter;

         o pay dividends on a series of common stock, subject to the limitations set forth in the charter;

         o convert one series of common stock into another series on the terms set forth in the charter;

         o redeem a series of common stock in exchange for stock of one or more wholly-owned subsidiar ies holding all of the assets and liabilities attributed to the related group;

         o     dispose of assets attributed to the NTL group or the NTL
               Tower group;

         o if we dispose of at least 80% of the value of the assets attributed to a group, pay a special dividend on, or redeem shares of, the series of common stock related to that group or convert shares of that series into shares of another series; or

         o take actions that require an increase or decrease in the number of shares of NTL Tower stock that are reserved for the NTL group or for issuance to the holders of NTL stock.

Preemptive Rights

         Holders of NTL stock and NTL Tower stock will not have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future.

OTHER PROVISIONS OF OUR CHARTER, BYLAWS AND DELAWARE LAW; RELATIONSHIP WITH FRANCE TELECOM

Description of NTL Capital Stock

         General

         NTL's authorized capital stock consists of 800,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on December 31, 2000:

Issued and Outstanding:

         o approximately 272,073,000 shares of common stock were issued and outstanding;

         o     no shares of common stock were held in NTL's treasury;

         o approximately 156,000 shares of 13% preferred stock were issued and outstanding;

         o 1,850,000 shares of 5% cumulative preferred stock, series A were issued and outstanding;

         o 750,000 shares of 5% cumulative participating convertible preferred stock, series A; 5,000 shares of 5% cumulative participating convertible preferred stock, series C; 9,437.50 shares of 5% cumulative participating convertible preferred stock, series D; 9,555.47 shares of 5% cumulative participating convertible preferred stock, series E; 9,191.17 shares of 5% cumulative participating convertible preferred stock, series F; 9,300.31 shares of 5% cumulative participating convertible preferred stock, series G; and 9,410.75 shares of 5% cumulative participating convertible preferred stock, series H, were issued and outstanding;

         o 2,000,000 shares of 5% cumulative participating convertible preferred stock, series B, were issued and outstanding; and

         o 8,180.6 shares of 5% cumulative participating convertible preferred stock, series B-1; 23,847.14 shares of 5% cumulative participating convertible preferred stock, series B-2; and 24,130.33 shares of 5% cumulative participating convertible preferred stock, series B-3, were issued and outstanding.

Reserved:

         o 1,000,000 shares of series A junior participating preferred stock were reserved for issuance under the rights agreement;

         o approximately 15,288,000 shares of common stock were reserved for issuance upon conversion of the 7% convertible notes;

         o approximately 11,092,000 shares of common stock were reserved for issuance upon the conversion of the 5 3/4% convertible notes;

         o approximately 3,115,000 shares of common stock were reserved for issuance upon the exercise of warrants;

         o approximately 35,686,000 shares of common stock were reserved for issuance upon conversion of all series of NTL's convertible preferred stock;

         o approximately 60,560,000 shares of common stock were reserved for issuance upon exercise of outstanding employee and director stock options;

NTL COMMON STOCK

         The holders of NTL's common stock are entitled to one vote for each share held of record on all matters submitted to a vote of NTL's stockholders and do not have cumulative voting rights in the election of directors. Holders of NTL common stock are entitled to receive proportionately such dividends as may from time to time be declared by NTL's board of directors out of funds legally available for the payment of dividends. In the event of NTL's liquidation, dissolution or winding up, holders of NTL common stock would be entitled to share proportionately in all of NTL's assets available for distribution to holders of NTL common stock remaining after payment of liabilities and liquidation preference of any outstanding NTL preferred stock. Holders of NTL common stock have no preemptive rights and have no rights to convert NTL common stock into any other securities, and there are no redemption provisions with respect to such shares.

         If the tracking stock proposals are approved and the charter amendment is filed, the NTL board of directors will have the authority to issue common stock in one or more series and to fix as to any series of common stock the designation, title, voting powers and any other preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions, without any further vote or action by our stockholders.

NTL PREFERRED STOCK

         The NTL board of directors has the authority to issue preferred stock in one or more series and to fix as to any series of preferred stock the designation, title, voting powers and any other preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions, without any further vote or action by our stockholders.

13% Preferred Stock. The 13% preferred stock ranks prior to the common stock, the series A junior participating preferred stock, all series of 5% cumulative participating convertible preferred stock and the 5% cumulative preferred stock, series A, with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 13% preferred stock has a liquidation preference of $1,000. Holders of shares of 13% preferred stock are entitled to receive, when, as and if declared by NTL's board of directors, quarterly dividends per share at a rate of 13% per annum.

         Dividends accruing on or prior to February 15, 2004, may, at NTL's option, be paid in cash, by issuing additional shares of 13% preferred stock having an aggregate liquidation preference equal to the amount of the dividend, or in any combination of cash and additional shares of 13% preferred stock. NTL must pay dividends accruing after February 15, 2004 in cash. NTL may redeem any or all of the 13% preferred stock on or after February 15, 2002 at declining redemption prices as set forth in the certificate of designation with respect to the 13% preferred stock, plus accrued and unpaid dividends to the date of redemption.

         NTL must redeem all outstanding shares of 13% preferred stock on February 15, 2009 at a price equal to 100% of the liquidation preference of the 13% preferred stock, plus accrued and unpaid dividends to the date of redemption.

         In the event of a 13% preferred stock change of control triggering event, NTL will, subject to some conditions, offer to purchase all outstanding shares of 13% preferred stock at a purchase price equal to 101% of the liquidation preference of the 13% preferred stock, plus accrued and unpaid dividends to the date of purchase. Moreover, in the event of a 13% preferred stock change of control call event, NTL will have the option to redeem all of the outstanding shares of 13% preferred stock at a redemption price equal to 100% of the liquidation preference of the 13% preferred stock plus the applicable premium and accrued and unpaid dividends to the date of redemption. The applicable premium to be paid upon this type of redemption shall be adjusted downward each year through 2004. For the twelve month period beginning February 15 of 2002, 2003, 2004 and 2005 and thereafter, the applicable premium shall be 6.550%, 4.333%, 2.167% and 0%, respectively.

         A 13% preferred stock change of control triggering event means that there has been both a change control of NTL and that NTL's rating declines below certain thresholds within six months of a change of control. A 13% preferred stock change of control call event occurs if NTL enters into an agreement to merge, consolidate or combine with another company where NTL's stockholders would own less than 80% of the voting control of the surviving company.

         Holders of 13% preferred stock have no general voting rights, except as otherwise required under the Delaware General Corporation Law and except in some circumstances as set forth in the certificate of designation with respect to the 13% preferred stock including:

         o amending the certificate of designation with respect to the 13% preferred stock so as to affect adversely the specified rights, preferences privileges or voting rights of the holders of the 13% preferred stock or authorize the issuance of additional shares of 13% preferred stock (other than in payment of dividends on the 13% preferred stock); and

         o the issuance of any class of equity securities that ranks on a parity with or senior to the 13% preferred stock, other than additional shares of the 13% preferred stock issued instead of cash dividends or parity securities issued to finance the redemption by NTL of the 13% preferred stock.

         In addition, if:

         o dividends are in arrears for six quarterly periods, whether or not consecutive;

         o     NTL fails to make a mandatory redemption; or

         o NTL fails to make an offer to purchase all of the outstanding shares of 13% preferred stock following a 13% preferred stock change of control triggering event as required or fails to purchase all of the shares of 13% preferred stock validly tendered pursuant to that offer, holders of a majority of the outstanding shares of 13% preferred stock, voting as a class, will be entitled to elect two additional directors to the NTL board of directors.

         On any scheduled dividend payment date, NTL may, at its option, exchange all, but not less than all, of the shares of 13% preferred stock then outstanding for NTL's 13% series B subordinated exchange debentures due 2009.

         5% cumulative participating convertible preferred stock. The 5% participating convertible preferred stock ranks prior to the common stock and the series A junior participating preferred stock, on parity with the 5% cumulative preferred stock, series A, and junior only to the 13% preferred stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 5% cumulative participating convertible preferred stock has a liquidation preference equal to the greater of $1,000, plus any accrued and unpaid dividends and the amount payable on the preferred stock if the preferred stock were converted to common stock prior to liquidation. Holders of shares of 5% cumulative participating convertible preferred stock are entitled to receive, when, as and if declared by NTL's board of directors quarterly dividends per share at a rate of 5% per annum. Dividends may be paid, at NTL's option, either in:

         o     cash;

         o     common stock; or

         o additional shares of preferred stock having terms substantially similar to the series of 5% cumulative participating convertible preferred stock upon which the additional shares of preferred stock are issued as a dividend, except that the conversion rate of such additional preferred shall be increased for each dividend payment date after the first dividend payment date by a compounding factor set forth in the certificate of designations with respect to the 5% cumulative participating convertible preferred stock.

         NTL may redeem any or all of the 5% cumulative participating convertible preferred stock on the earlier of:

         o     seven years from the issue date; and

         o     the date that is both (A) four years from the issue date and
               (B) after the NTL common stock has traded at a value over $96 per share for a period of over 25 consecutive trading days, at NTL's option, for either:

               (1) cash in an amount of $1,000 per share of NTL series B preferred stock, plus accrued and unpaid dividends;

               (2) shares of NTL common stock valued at $1,000 per share of NTL series B preferred stock, plus accrued and unpaid dividends; or

               (3) any combination of cash and shares of NTL common stock at a redemption price based on the respective combination of consideration.

         Holders of shares of 5% cumulative participating convertible preferred stock have the option to require NTL to redeem all outstanding shares of 5% cumulative participating convertible preferred stock on and after August 13, 2009, at a price equal to 100% of the liquidation preference of the 5% cumulative participating convertible preferred stock, payable in cash, common stock, or any combination of cash and common stock.

         NTL must redeem all shares of 5% cumulative participating convertible preferred stock that remain outstanding on the twentieth anniversary of the issue date at a redemption price equal to $1,000 per share, payable at NTL's option in cash, common stock or any combination of cash and common stock, plus accrued and unpaid dividends.

         Holders of shares of 5% cumulative participating convertible preferred stock have no general voting rights, except as otherwise required by law and except in some circumstances as set forth in the certificate of designation, including:

         o if dividends on the preferred stock are in arrears for six quarterly periods, whether or not consecutive;

         o if NTL fails to honor a redemption request made upon the occurrence of a mandatory redemption event;

         o if NTL files for voluntary bankruptcy or if an involuntary petition is filed against NTL;

         o for purposes of amending the certificate of incorporation in a way that adversely affects the rights of the holders of shares of 5% cumulative participating convertible preferred stock; or

         o to approve the issuance of any equity securities that rank on parity with or senior to the 5% cumulative participating convertible preferred stock or to increase the authorized amounts of any such other class or series, other than shares of additional NTL preferred stock issued as dividends or to refinance, redeem or refund the 13% preferred stock provided that the maximum accrual value of such securities may not exceed the maximum accrual value of the 13% preferred stock.

         Holders of shares of the 5% cumulative participating convertible preferred stock, series A, voting separately as a class, will have the right to elect one director to serve on NTL's board of directors according to the certificate of designation, so long as France Telecom or any of its affiliates holds at least one share of the 5% cumulative participating convertible preferred stock, series A, and is also the holder of at least 10,198,480 shares.

         For so long as France Telecom is the holder of at least one share of the 5% cumulative participating convertible preferred stock, series B, it shall be entitled to elect 3 persons, or in the event the NTL board of directors consists of 14 or more directors, 4 persons, to the NTL board of directors. In either case, any director elected by a holder of shares of 5% cumulative participating convertible preferred stock, series A, shall be counted toward the 3 or 4 directors, as the case may be, that France Telecom is entitled to elect under the terms governing the shares of 5% cumulative participating convertible preferred stock, series B. If at any point after completion of the investment, France Telecom ceases to hold any shares of NTL series A preferred stock or series B preferred stock, but continues to hold at least 15% of the shares of NTL common stock outstanding calculated assuming all NTL convertible securities are converted to NTL common stock and all options exercisable for NTL common stock are exercised in full, France Telecom will have the right to nominate either 3 or 4 persons for election to the NTL board of directors, depending on the size of the NTL board of directors. NTL has agreed to use its best efforts to support the election of those nominees.

         Holders of shares of 5% cumulative participating convertible preferred stock have the right, at any time and from time to time, to convert any or all outstanding shares of 5% cumulative participating convertible preferred stock held by them, but not any fractional shares, into common stock, such that each share of the 5% cumulative participating convertible preferred stock is convertible into 12.5 shares of common stock, subject to adjustment according to the certificate of designation.

         5% cumulative preferred stock, series A. The 5% cumulative preferred stock, series A, ranks prior to the common stock and the series A junior participating preferred stock, on parity with the 5% cumulative participating convertible preferred stock, and junior only to the 13% preferred stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 5% cumulative preferred stock, series A, has a liquidation preference equal to $1,000, plus any accrued and unpaid dividends. Holders of shares of 5% cumulative preferred stock, series A, are entitled to receive quarterly dividends at a rate of 5% per annum, payable in additional shares of 5% cumulative preferred stock, series A. Dividends on the shares accrue from the issue date and are payable in arrears on the redemption date of the shares.

         The shares of 5% cumulative preferred stock, series A, are redeemable for cash at a rate of $1,000 per share, in whole or in part, at the option of any holder that is not a commercial bank, at the earlier of:

         o     two years from the initial issue date or

         o the date of exchange of the shares as described below by any holder that is not a commercial bank.

         The shares of 5% cumulative preferred stock, series A, exchangeable by any holder that is not a commercial bank, in whole or in part, for shares of the capital stock of an entity referred to as "Eurotel". Any such exchange is subject to the satisfaction of specific conditions, including the receipt of any necessary regulatory approvals. The exchange may not occur if it would cause a breach of a material agreement of NTL. Eurotel, which does not yet formally exist, will be a direct or indirect subsidiary of NTL owning all of the capital stock of entities that are primarily engaged in the broadband communications, broadcasting and cable television business in Continental Europe outside of France. In no event may the aggregate amount of capital stock of Eurotel that may be acquired by non-commercial bank holders upon exchange of shares of 5% cumulative preferred stock, series A, exceed 50% of the capital stock of Eurotel. Any shares of 5% cumulative preferred stock, series A, remaining outstanding after the acquisition by non-commercial bank holders of 50% of the capital stock of Eurotel may be redeemed for cash as described above.

         If the exchange of 5% cumulative preferred stock, Series A, occurs, NTL would be required to transfer ownership of subsidiaries owning our Cablecom operations in Switzerland and our stake in Swedish telecom munications company B2. To the extent such transfer did not satisfy the redemption price of the preferred, which aggregates $1.85 billion and accrued dividends thereon, NTL would be required to redeem such preferred stock. This would decrease the amount of cash available to finance the operations of NTL, including the NTL Tower group.

CONVERTIBLE SECURITIES

         The 7% Convertible Subordinated Notes due 2008, the 5.75% Convertible Subordinated Notes due 2009 and the 5% cumulative participating convertible preferred stock are convertible into shares of our common stock. NTL has also issued warrants and stock options exercisable for shares of our common stock. If the tracking stock proposals are approved, and if it is implemented by our board of directors, the 7% Convertible Subordinated Notes due 2008, the 5.75% Convertible Subordinated Notes due 2009, our 5% cumulative participating convertible preferred stock, the warrants and the stock options, by their terms, will thereafter be convertible or exercisable, as the case may be, into shares of NTL stock. If shares of NTL Tower stock are ever distributed to holders of NTL stock, antidilution adjustments in the convertible securities may become operative.

RELATIONSHIP WITH FRANCE TELECOM

         In connection with the investment by France Telecom in shares of NTL preferred stock and NTL common stock, we granted the following governance, economic and information rights to France Telecom:

         o access to our properties, offices and other facilities and the right to have discussions with our management relating to business and operational matters;

         o the right to review information concerning the business, properties, assets, liabilities and other aspects of NTL;

         o the right to purchase shares of NTL common stock in order to maintain its existing holdings in NTL common stock on the same terms and conditions as are offered to any third party, subject to specified exemptions for issuances of stock by NTL;

         o during the period that France Telecom owns at least 15% of NTL common stock, assuming all convertible securities are converted, France Telecom shall have the following rights:

               - the right to appoint three directors to the NTL board of directors if the NTL board of directors consists of 12 or fewer directors or four directors if the NTL board of directors consists of 14 or more directors, up to a maximum of 16 directors;

               - a director appointed by France Telecom shall be included on any board of directors of a subsidiary of NTL if the subsidiary board of directors has substantially the same directors as are on the NTL board of directors; and

               - a director appointed by France Telecom shall be included on any committee of the NTL board of directors, except a committee created to evaluate a transaction with France Telecom; and

         o the right to require NTL to register under the Securities Act the shares of common stock purchased by France Telecom and the shares of NTL common stock issuable upon conversion of the shares of NTL preferred stock purchased by France Telecom.

         In addition, in connection with the investment by France Telecom in NTL, we agreed to restrictions on our operations and business activities, including issuances of securities, and to reimburse France Telecom in the event of specified circumstances, some of which matters are set forth below:

         o we agreed to reimburse France Telecom for any tax liabilities it incurs under Article 209 B of the French Tax Code as a result of any activities or investments of NTL and our subsidiaries;

         o we agreed not to make any minority investment in a provider of telecommunications services in France, except if the board of directors of NTL believes it necessary after consultation with outside counsel that the investment is advisable in order for the board to fulfil its fiduciary duties under Delaware law;

         o we agreed that prior to entering into any alliance to provide telecommunications services in any country of the European Union we will consult with France Telecom with a view to mutually cooperating in the venture;

         o we agreed not to issue any shares of NTL preferred stock which would by their terms require payment of amounts on liquidation or dividends prior to or equal with the NTL preferred stock owned by France Telecom;

         o we agreed during the period that France Telecom owns at least 15% of NTL common stock, assuming all convertible securities are converted, not to:

               - offer or sell any of our securities or amend our rights agreement to permit a transac tion with any person, if as a result of the offer or sale that person would beneficially own 15% or more of NTL common stock, assuming all convertible securities are converted; provided that this restriction will not apply if the person acquires 100% of the capital stock of NTL;

               - grant any person purchasing less than 15% of NTL common stock, assuming all convertible securities are converted, the right to elect more than one director to the NTL board of directors, more favorable standstill restrictions than those to which France Telecom is subject or any rights that France Telecom does not have under its investment agreement with NTL;

               - consummate any transaction, without the approval of a majority of the holders of NTL common stock or the unanimous approval of the NTL board of directors, involving an acquisition or sale of telecommunications assets, if the fair market value of the assets exceeds 10% of the market value of NTL, unless it is a permitted transaction;

               - consummate any transactions, without the approval of two thirds of the holders of NTL common stock or the unanimous approval of the NTL board of directors, involving any acquisitions of assets that do not constitute telecommunications assets over any twenty fourth month period, if the fair market value of the aggregate amount of assets acquired during such period exceeds 10% of the market value of NTL;

               - incur any indebtedness without the unanimous approval of the NTL board of directors if the NTL board of directors has reason to believe that the effect of incurring the indebtedness would reduce the credit rating of NTL Communications below the equivalent of Standard & Poor's rating of BB-;

               - take any action that may adversely affect the rights of France Telecom as a preferred stockholder of NTL; and

               -      make a voluntary filing of a petition for bankruptcy;

         o we agreed to reimburse France Telecom for any breach by us of any representation or covenant to which we are subject contained in the investment agreement under which France Telecom acquired the shares of NTL preferred stock and NTL common stock;

         o we agreed that in the event we do satisfy our mandatory redemption obligation under the certificate of designation governing the shares of NTL preferred stock owned by France Telecom we will not repurchase or pay any dividends on any security of NTL that by its terms would require payment of amounts on liquidation or dividends equal to or after the NTL preferred stock owned by France Telecom; and

         o we agreed that in the event dividends on the NTL preferred stock owned by France Telecom are in arrears for six quarterly periods, whether or not consecutive, NTL fails to satisfy its mandatory redemption obligation with respect to the preferred stock of NTL owned by France Telecom or NTL files for bankruptcy or an involuntary bankruptcy case is brought against NTL, the number of directors constituting the NTL board of directors will be increased by two members and France Telecom, together with the holders of all other series of NTL preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable, voting as a single class, will be entitled to elect the two additional directors.

         As part of its investment in NTL, France Telecom and its successors and assignees will not be permitted:

         o to acquire, by purchase or otherwise, any voting securities or assets of NTL, other than France Telecom's existing investment in NTL capital stock;

         o to solicit proxies to vote on matters submitted to NTL stockholders;

         o to form or participate in a group or act with other stockholders in connection with the activities set forth in the immediately preceding two bullet points;

         o to sell shares of NTL preferred stock and/or NTL common stock to any person who as a result of the sale would beneficially own 12.5% or more of NTL common stock, assuming all convertible securities are converted;

         o to sell shares of NTL preferred stock to any person other than a wholly owned subsidiary of France Telecom meeting specified credit requirements and based in one of the countries of the European Union and that such sale would not result in an adverse effect on the credit rating of NTL Communications or adversely affect NTL from a regulatory perspective;

         o to sell shares of NTL common stock prior to May 30, 2001 with any sale after that date being in blocks of less than 5% of the aggregate number of shares of NTL common stock benefi cially owned by France Telecom at that time;

         o to acquire more than an 1% equity interest in any of TeleWest Communications plc, British Telecommunications plc, ESAT Telecom Group plc or Scottish Power Telecommunications or agree to acquire any interest in Energis plc without offering NTL the right to participate together with France Telecom in the acquisition on the same terms and conditions as France Telecom;

         o prior to June 30, 2002 if the NTL board of directors approves of a transaction with a third party that would result in a change of control of NTL, to not tender shares of NTL capital stock or to not vote shares of NTL capital stock in favor of the transaction, unless France Telecom makes an offer to the NTL board of directors that it determines to be superior to the offer made by the third party;

         o to acquire more than 25% of the NTL common stock, assuming all convertible securities are converted, prior to June 30, 2002, and after that date, up to 34% of the NTL common stock, assuming all convertible securities are converted.

None of the foregoing restrictions on France Telecom will apply if:

               - France Telecom offers to acquire 100% of the capital stock of NTL;

               - NTL accepts an offer from a third party for more than 15% of its common stock, assuming all convertible securities are converted, or amends its right agreement for the benefit of the third party;

               - subsequent to the consummation of a transaction that would constitute a "change of control" under the indentures of NTL Communications;

               - any person acquires more than 25% beneficial ownership of NTL common stock, assuming all convertible securities are converted;

               - a majority of the directors on the NTL board of directors who were not nominated for election by existing directors of NTL, are elected to the NTL board of directors as a result of a proxy solicitation by a person other than NTL or France Telecom; or

               - the date of the three month anniversary of the date on which France Telecom ceases to own 15% of NTL common stock, assuming all convertible securities are con verted.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW, OUR CHARTER, BYLAWS AND RIGHTS
AGREEMENT

         NTL's certificate of incorporation, which NTL refers to as the charter, contains the provisions described below. Those charter provisions may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover making it more difficult to remove or change the composition of NTL's incumbent board of directors and its officers, being adverse to stockholders who desire to participate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices.

         Classified board and filling of vacancies on the board of directors. The charter provides that the directors shall be divided into three classes, each of which shall serve a staggered three-year term, and that vacancies on NTL's board of directors that may occur between annual meetings may be filled by NTL's board of directors. In addition, this provision specifies that any director elected to fill a vacancy on NTL's board of directors will serve for the balance of the term of the replaced director.

         Removal of directors. The charter provides that directors can be removed only by the stockholders for cause and then only by the affirmative vote of the holders of not less than two-thirds of NTL's combined voting power.

         Voting requirement for certain business combinations. The charter also provides that, in addition to any affirmative vote required by law, the affirmative vote of holders of two-thirds of NTL's voting power shall be necessary to approve any "business combination", as defined below, proposed by an "interested stock holder", as defined below. The additional voting requirements will not apply, however, if:

         o the business combination was approved by not less than a majority of the continuing directors; or

         o a series of conditions are satisfied requiring, in summary, the following:

               (A) that the consideration to be paid to NTL's stockholders in the business combination must be at least equal to the higher of:

                      (1) the highest per-share price paid by the
                          interested stockholder in acquiring any shares of common stock during the two years prior to the announce ment date of the business combination or in the transaction in which it became an interested stockholder, such date is referred to as the "determination date", whichever is higher; or

                      (2) the fair market value per share of common stock
                          on the announcement date or determination date, whichever is higher, in either case appropriately adjusted for any stock dividend, stock split, combination of shares or similar event with non-cash consideration treated similarly; and

               (B) various "procedural" requirements are complied with, such as the consent solicitation of proxies pursuant to the rules of the Securities and Exchange Commission and no decrease in regular dividends, if any, after the interested stockholder became an interested stockholder, except as approved by a majority of the continuing directors.

         An "interested stockholder" is defined as anyone who is the beneficial owner of more than 15% of the voting power of the voting stock, other than NTL and any employee stock plans sponsored by NTL, and includes any person who is an assignee of or has succeeded to any shares of voting stock in a transaction not involving a public offering that were at any time within the prior two-year period beneficially owned by an interested stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock. Interested stockholders participate fully in all stockholder voting.

         A "business combination" includes the following transactions:

         o merger or consolidation of NTL or any subsidiary of NTL with an interested stockholder or with any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

         o the sale or other disposition by NTL or a subsidiary of NTL of assets having a fair market value of $5,000,000 or more if an interested stockholder, or an affiliate of an interested stockholder is a party to the transaction;

         o the adoption of any plan or proposal for NTL's liquidation or dissolution proposed by or on behalf of an interested stockholder, or an affiliate of an interested stockholder; or

         o any reclassification of securities, recapitalization, merger with a subsidiary, or other transac tion which has the effect, directly or indirectly, of increasing the proportionate share of any class of NTL's outstanding stock, or securities convertible into stock, or a subsidiary owned by an interested stockholder, or an affiliate of an interested stockholder.

         Determinations of the fair market value of non-cash consideration are made by a majority of the continuing directors.

         The term "continuing directors" means any member of NTL's board of directors, while that person is a member of NTL's board of directors, who is not an affiliate or associate or representative of the interested stockholder and was a member of NTL's board of directors prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director while that successor is a member of the NTL's board of directors, who is not an affiliate or associate or representative of the interested stockholder and is recommended or elected to succeed the continuing director by a majority of continuing directors.

         Voting requirement for certain amendments to the charter. The charter provides that the provisions set forth in this section under the heading"Anti-takeover Provisions of Delaware Law, our Charter, Bylaws and Rights Agreement" may not be repealed or amended in any respect, unless that action is approved by the affirmative vote of the holders of not less than two-thirds of NTL's voting power. The requirement of an increased stockholder vote is designed to prevent a stockholder who controls a majority of NTL's voting power from avoiding the requirements of the provisions discussed above by simply amending or repealing such provisions.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         Generally, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the time that such stockholder becomes an interested stockholder, unless:

         o prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

         o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares held by persons who are both directors and officers and certain employee stock plans; or

         o at or after such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A business combination includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns, or within the preceding three years, did own, 15% or more of the corporation's voting stock.

RIGHTS AGREEMENT

         On August 27, 1993, NTL's board of directors adopted a rights agreement. The rights agreement provides that one right will be issued with each share of common stock issued, whether originally issued or from NTL's treasury, on or after October 13, 1993 and prior to the rights distribution date, which NTL define below. The rights are not exercisable until the rights distribution date and will expire at the close of business on October 13, 2003 unless previously redeemed by NTL as described below. When exercisable, each right entitles the owner to purchase from NTL one one-hundredth of a share of series A junior participating preferred stock at a purchase price of $100.00. As a result of the August 1995, October 1999 and February 2000 stock splits, each share of NTL common stock is associated with 0.48 of a right.

         The rights have anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in NTL without the prior approval of NTL's board of directors. The effect of the rights may be to inhibit a change in control of NTL, including through a third party tender offer at a price which reflects a premium to then prevailing trading prices, that may be beneficial to NTL's stockholders.

         Except as described below, the rights will be evidenced by the common stock certificates. The rights will separate from the common stock and a rights distribution date will occur upon the earlier of

         (1) 10 days following a public announcement that a person or group of affiliated or associated persons, an acquiring person, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the common stock, the "stock acquisition date", and

         (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

         After the rights distribution date, rights certificates will be mailed to holders of record of the common stock as of the rights distribution date and after that time the separate rights certificates alone will represent the rights.

         The series A junior participating preferred stock issuable upon exercise of the rights will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share and will be entitled to an aggregate dividend of 208.33 times the dividend, if any, declared per share of common stock other than one payable in common stock. In the event of liquidation, the holders of the series A junior participating preferred stock will be entitled to a minimum preferential liquidation payment of $1.00 per share plus accrued and unpaid dividends and will be entitled to an aggregate payment of 208.33 times the payment made per share of the common stock. Each share of series A junior participating preferred stock will have
208.33 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of the common stock are changed or exchanged, each share of series A junior participating preferred stock will be entitled to receive 208.33 times the amount received per share of the common stock. These rights are protected by customary antidilution provisions. Because of the nature of the series A junior participating preferred stock's dividend, liquidation and voting rights, the value of one one-hundredth of a share of series A junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of the common stock.

         In the event that a person becomes an acquiring person, except pursuant to a tender offer or an exchange offer for all outstanding shares of common stock at a price and on terms determined by at least a majority of the members of NTL's board of directors who are not NTL's officers and who are not representa tives, nominees, affiliates or associates of an acquiring person, to be fair to NTL's stockholders and otherwise in NTL's best interests and the best interests of NTL's stockholders, a "qualifying offer", each holder of a right will after that time have the right to receive, upon the exercise of that right at the then current exercise price, the common stock, or in some circumstances, cash, property or other of NTL's securities, having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the occurrence of any such event, all rights that are or, under some circumstances specified in the rights agreement, were beneficially owned by any acquiring person, or related parties, will be null and void. However, rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by NTL as set forth below.

         In the event that, at any time following the stock acquisition date,

         (1) NTL is acquired in a merger or other business combination transaction in which NTL is not the surviving corporation or the common stock is changed or exchanged, other than a merger which follows a qualifying offer and satisfies certain other requirements; or

         (2) 50% or more of NTL's assets, cash flow or earning power is sold or transferred, each holder of a right, except rights which previously have been voided as set forth above, shall after that time have the right to receive, upon the exercise of the right at the then current exercise price, common stock of the acquiring company having a value equal to two times the exercise price of the right.

         At any time until 10 days following the stock acquisition date, NTL may redeem the right in whole, but not in part, at a price of $0.01 per right. Immediately upon the action of NTL's board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of the rights will be to receive the $0.01 redemption price.

         Until a right is exercised, the holder of a right, as such, shall have no rights as NTL's stockholder, including without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to NTL, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for the common stock, or other consideration, or for common stock of the acquiring company as set forth above.

         Other than those provisions relating to the principal terms of the rights, any of the provisions of the rights agreement may be amended by NTL's board of directors prior to the rights distribution date. After the rights distribution date, the provisions of the rights agreement may be amended by NTL's board of directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person, or to shorten or lengthen any time period under the rights agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the rights are not redeemable.

ANTI-TAKEOVER CONSIDERATIONS

         If NTL group and the NTL Tower group were separate companies and not part of a single enterprise, any person interested in acquiring any group without negotiating with management could seek control of that entity by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend NTL stock and NTL Tower stock to reflect the separate performance of NTL group and the NTL Tower group, a person interested in acquiring any group without negotiation with NTL's management could obtain control of that group only by obtaining control of our outstanding voting stock.

         The existence of multiple series of common stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of multiple series of common stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of NTL by delaying or preventing such a change in control.

         If the tracking stock proposals are implemented, there would be an additional [ ] shares of common stock available for future issuance without further stockholder approval. One of the effects of the existence of authorized and unissued common stock and preferred stock could be to enable the board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of NTL by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of NTL.

         NTL is not aware of any person or entity that intends to seek a controlling interest in NTL or to make a takeover proposal, nor does NTL have any present intention of issuing shares of common stock for anti-takeover purposes.

         For additional anti-takeover considerations, see "--Other Provisions of Our Charter, Bylaws and Delaware Law; Relationship with France Telecom" beginning at page [ ].

TRANSFER AGENT AND REGISTRAR

         NTL's transfer agent and registrar for the NTL stock and the NTL Tower stock will be Continental Stock Transfer & Trust Company.


                 AMENDMENT OF ARTICLE FOURTH OF OUR CURRENT
                   RESTATED CERTIFICATE OF INCORPORATION

         You are being asked to consider and vote in favor of three of the parts of the tracking stock proposals which authorize us to amend article fourth of our current restated certificate of incorporation.

         If you approve each of these three parts of the tracking stock proposal, we expect to file the charter amendment and re-classify your common stock shortly before we first issue NTL Tower stock. At that time, each holder of one share of the existing common stock would become the holder of one share of NTL stock. A copy of the proposed charter amendment, in substantially the same form in which it will be filed with the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex I.

         At any time prior to the effectiveness of the charter amendment, the board of directors may abandon the three parts of the tracking stock proposals without further action by the stockholders. If any one or more of the three tracking stock proposals is not approved by the stockholders, the existing common stock will not be reclassified as NTL stock, and NTL Tower stock will not be issued. After the charter amendment is effective, the board of directors may determine in its sole discretion, not to proceed with the public offering of, or otherwise issue, NTL Tower stock.


                             PROPOSAL NUMBER 1
        INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         You are being asked to consider and vote in favor of a proposal to authorize us to amend article fourth of our current restated certificate of incorporation to increase the total authorized shares of common stock of NTL from 800,000,000 to [ ].

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board of directors has carefully considered proposal number 1, the proposal to increase the number of authorized shares of common stock, and believes that its approval by the stockholders is in the best interests of NTL and its stockholders and, accordingly, unanimously recommends that stockholders vote for the approval of proposal number 1.

                  THE BOARD RECOMMENDS THAT YOU VOTE "FOR"
                     THE APPROVAL OF PROPOSAL NUMBER 1


                             PROPOSAL NUMBER 2
     DESIGNATION OF TWO SERIES OF COMMON STOCK AND RECLASSIFICATION OF
                         EXISTING NTL COMMON STOCK

         You are being asked to consider and vote in favor of a proposal to authorize us to amend article fourth of our current restated certificate of incorporation to designate two series of common stock of NTL. Shares would initially be designated "NTL Incorporated--NTL Stock," and "NTL Incorporated--NTL Tower Stock." Each outstanding share of the existing NTL common stock will be reclassified as one share of NTL stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board of directors has carefully considered proposal number 2, the proposal to designate two series of common stock and to reclassify the existing NTL common stock, and believes that its approval by the stockholders is in the best interests of NTL and its stockholders and, accordingly, unanimously recommends that stockholders vote for the approval of proposal number 2.


     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL
                                  NUMBER 2


                             PROPOSAL NUMBER 3
             AUTHORIZATION OF ADDITIONAL SERIES OF COMMON STOCK

     You are being asked to consider and vote in favor of a proposal to authorize us to amend article fourth of our current restated certificate of incorporation to authorize the board of directors to create additional series of common stock of NTL other than NTL stock and NTL Tower stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board of directors has carefully considered proposal number 3, the proposal to authorize additional series of common stock, and believes that its approval by the stockholders is in the best interests of NTL and its stockholders and, accordingly, unanimously recommend that stockholders vote for the approval of proposal number 3.


     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL
                                  NUMBER 3


                             PROPOSAL NUMBER 4
                  ADOPTION OF THE NTL TOWER INCENTIVE PLAN

         You are being asked to consider and vote in favor of the proposal to authorize us to adopt the NTL Tower Incentive Plan. The following summary of the NTL Tower Incentive Plan should be read with the full text of the proposed plan set forth as Annex II.

         [to come]



RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board of directors has carefully considered proposal number 4, the proposal to adopt the NTL Tower Incentive Plan, and believes that its approval by the stockholders is in the best interests of NTL and its stockholders and, accordingly, unanimously recommends that stockholders vote for the approval of proposal number 4.


                  THE BOARD RECOMMENDS THAT YOU VOTE "FOR"
                     THE APPROVAL OF PROPOSAL NUMBER 4


Stockholder Proposals and Nominations

         Proposals of stockholders intended to be presented at the 2001 Annual Meeting must have been received by NTL at the address set forth on the first page of this proxy statement on or before December 29, 2000 to be considered for inclusion in NTL's proxy statement and form of proxy relating to that meeting.

         Notices of stockholder proposals submitted outside the processes of Rule 14a-8 will be considered timely, pursuant to the advance notice requirements set forth in Article II, Section 4 of NTL's by-laws, if such notices are received not less than 75 days nor more than 90 days prior to the annual meeting of stockholders; provided, however, that in the event that less than 90 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

         o a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

         o the name and record address of the stockholder proposing such business;

         o the class, series and number of shares of capital stock of NTL which are beneficially owned by the stockholder; and

         o     any material interest of the stockholder in such business.

         Any such proposal or notice should be directed to the attention of the Secretary, NTL Incorporated, 110 East 59th Street, New York, New York 10022.

         Securities and Exchange Commission rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

                           NO DISSENTERS' RIGHTS

         Under Delaware law, stockholders will not have appraisal rights in connection with the tracking stock proposal or the other matters to which you are asked to vote.

              MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of the material U.S. Federal income tax consequences of the implementation of the tracking stock proposals and is based on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, our special tax counsel. This discussion, including the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, is based on the Code, Treasury Department regulations, published positions of the Internal Revenue Service, and court decisions now in effect, all of which are subject to change, possibly with retroactive effect. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to NTL stock and NTL Tower Stock or the Treasury Department could issue regulations or other guidance that change current law. Any future legislation or regulation (or other guidance) could apply retroactively to the implementation of the tracking stock proposals and render the opinion of Skadden, Arps, Slate, Meagher & Flom LLP obsolete. See "Absence of Authority Regarding Tracking Stock; Possible Legislative, Regulatory, or Other Changes" below.

         The discussion below does not discuss all aspects of U.S. Federal income taxation that may be relevant to you in light of your personal circumstances, nor does it discuss state, local, and foreign tax consequences. Rather, it addresses only U.S. Federal income tax considerations that may be relevant to U.S. stockholders who hold their existing NTL common stock and will hold their NTL Tower stock as capital assets within the meaning of Section 1221 of the Code. The discussion may not apply to certain stockholders who are subject to special treatment under the U.S. Federal income tax laws, such as insurance companies, corporations subject to the alternative minimum tax, banks, dealers in securities, tax-exempt organizations, persons that hold existing common stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is not the U.S. dollar, or stockholders who acquired their stocks pursuant to the exercise of employee stock options or otherwise as compensation. Some of the U.S. Federal income tax consequences to Non-U.S. stockholders, however, are set forth below.

         You should consult your own tax advisor as to the application of the U.S. Federal income tax laws to your particular situation, as well as to the applicability and effect of any state, local, foreign or other Federal tax laws.

Reclassification of Existing Common Stock

         If the tracking stock proposals are implemented, each share of existing common stock will be reclassified as one share of NTL stock. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, our special tax counsel, for U.S. Federal income tax purposes:

         o NTL stock will be treated as NTL stock, and will not constitute "nonqualified preferred stock" within the meaning of Section 351(g) of the Code.

         o Neither you nor NTL will recognize income, gain, or loss as a result of the reclassification.

         o You will have the same tax basis and holding period for the NTL stock as you have in your existing common stock.

         o The amendment and restatement of the rights agreement will not result in income, gain or loss to you.

         Because of a lack of case law and Internal Revenue Service guidance, it is not clear whether the reclassification even constitutes an exchange of stock for U.S. Federal income tax purposes. Based on the opinion of Skadden, Arps, Slate, Meager & Flom LLP, NTL intends to take the position that it does and, as such, qualifies as a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Stockholders who exchange their stock in a recapitalization are required to attach an information statement describing the exchange to their tax returns for the year in which the exchange occurs. NTL intends to mail such a statement to you for this purpose. If, in the unlikely event that, the Internal Revenue Service does not treat the reclassification as an exchange for U.S. Federal income tax purposes, you will recognize gain or loss upon the reclassification measured by the difference between your adjusted tax basis in the NTL stock you currently own and the fair market value of the NTL stock you receive in the reclassification.

Issuance of NTL Tower Stock

         After the reclassification, NTL may sell shares of NTL Tower stock, distribute shares of NTL Tower stock as a dividend on the NTL stock, or issue NTL Tower stock in exchange for outstanding NTL stock. Based on the manner in which NTL expects to carry out these contemplated transactions, it is the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, our special tax counsel, that for U.S. Federal income tax purposes:

         o The NTL Tower stock will be treated as NTL stock, and will not constitute "nonqualified preferred stock" within the meaning of Section 351(g) of the Code.

         o NTL will not recognize income, gain, or loss on a sale, distribution, or exchange of NTL Tower stock.

         o If NTL makes a pro-rata dividend of NTL Tower stock to all holders of NTL stock, you will not recognize any income, gain, or loss on the receipt of such stock dividend (except where cash is received in lieu of fractional shares). You will be required to allocate your tax basis in the NTL stock immediately before the distribution between the NTL stock and the NTL Tower stock (including any fractional share which is deemed received and sold for cash) in proportion to their respective fair market values immediately after the distribution. Your holding period for the NTL Tower stock will include the period for which you have held the NTL stock.

         o If NTL issues NTL Tower stock to you in exchange for NTL stock, that exchange will be a tax-free recapitalization under Section 368(a)(1)(E) of the Code. You will not be required to recognize income, gain, or loss upon the exchange of NTL Tower stock for NTL stock held by you, except to the extent that cash is received in lieu of fractional shares. Your tax basis in the NTL Tower stock received in such exchange (including any fractional share which is deemed received and sold for cash) will equal the tax basis in the NTL stock you surrender in the exchange. Your holding period for the NTL Tower stock received in the exchange will include the period for which you have held the NTL stock surrendered in the exchange.

         Under certain circumstances, Section 305 of the Internal Revenue Code of 1986, as amended (the "Code") requires a stockholder to include the value of stock received in a dividend or recapitalization in gross income (subject to the intercorporate dividends-received deduction in the case of corporate stockholders), if the effect of the stock dividend or recapitalization, in conjunction with other distributions by the corporation, is to cause:

         o the receipt of cash or property (other than stock) by some stockholders and

         o an increase in the proportionate interest in the assets or earnings and profits of the corporation by other stockholders.

         Based on our plan for the distribution of NTL Tower stock, it is Skadden, Arps, Slate, Meagher & Flom LLP's opinion that this rule will not apply to any distribution of the NTL Tower stock.

Conversion of NTL Tower Stock into NTL Stock

         Skadden, Arps, Slate, Meagher & Flom LLP has opined that, generally, if NTL exercises any of its options to convert NTL Tower stock into NTL stock, that conversion will be tax-free to you (except where cash is received in lieu of fractional shares). Your tax basis in the shares you receive as a result of such conversion will equal your adjusted tax basis in the shares you surrender (subject to adjustment for fractional shares redeemed for cash), and your holding period in the shares you receive will include the holding period of the shares you surrender in the exchange.

Dividends

         General. In general, stockholders of a corporation are taxed (subject to the dividends received deduction in the case of corporate stockholders) on the receipt of dividends. In addition, under certain circumstances where some stockholders of a corporation receive cash or other property from the corporation while other stockholders increase their proportionate equity interest in the corporation, Section 305 of the Code can tax a stockholder whose proportionate equity interest in the earnings and profits or assets of the corporation is increased as if such stockholder received a constructive dividend. Based on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, NTL does not believe that this rule will apply to you for the foreseeable future.

         Backup withholding. Certain non-corporate holders of NTL stock or NTL Tower stock could be subject to backup withholding at a rate of 31% on the payment of dividends on such stock. Backup withhold ing will apply only if the stockholder:

         o fails to furnish his, her or its Taxpayer Identification Number which, for an individual, would be his or her social security number,

         o     furnishes an incorrect Taxpayer Identification Number,

         o is notified by the Internal Revenue Service that he, she or it has failed properly to report payments of interest or dividends, or

         o under certain circumstances, fails to certify, under penalties of perjury, that he, she or it has furnished a correct Taxpayer Identification Number and has not been notified by the Internal Revenue Service that he, she or it is subject to backup withholding for failure to report payments of interest or dividends.

         Stockholders should consult their tax advisors regarding their qualifications for an exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding from a payment of a dividend is allowed as a credit against the stockholder's U.S. Federal income tax liability and may entitle such stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Absence of Authority Regarding Tracking Stock; Possible Legislative, Regulatory, or Other Changes

         The Internal Revenue Service has announced that it will not issue advance rulings on the classification of tracking stock, and there are no court decisions or other authorities that control the tax treatment of tracking stock. Skadden, Arps, Slate, Meagher & Flom LLP's opinion is not binding on the Internal Revenue Service or a court. It is possible, therefore, that the Internal Revenue Service could assert that NTL stock or NTL Tower stock represents property other than stock of NTL. In that event, NTL and/or you could be required to recognize significant taxable income or gain on the sale or distribution of NTL Tower stock. Skadden, Arps, Slate, Meagher & Flom LLP is of the opinion, however, that the Internal Revenue Service would not prevail in this assertion under current law.

         It is also possible that Congress could enact legislation or the Internal Revenue Service could promulgate regulations that would adversely affect the tax treatment of tracking stock. In February 1999 and again in February 2000 the Clinton Administration proposed legislation relating to the issuance of tracking stock similar to NTL Tower stock. The February 1999 proposal would impose a corporate-level tax on the issuance of tracking stock. The February 2000 proposal would tax stockholders on the receipt of tracking stock received in a distribution on or in exchange for their existing stock. Both provisions are proposed to be effective for tracking stock issued on or after the date of enactment. Neither of these proposals has been incorporated in any proposed legislation in the U.S. House of Representatives or the U.S. Senate. NTL cannot predict whether either proposal will be enacted or, if enacted, whether it will be in the form proposed. In addition, the Internal Revenue Service could issue regulations or other administrative guidance, or a court could render a decision that changes current law or adversely affects existing interpretations of current law affecting tracking stock. Any such change, which may or may not be retroactive, could alter the tax conse quences to NTL or to you discussed herein. While it is likely that any such legislative or regulatory change (unless interpretive of existing law) would apply only to tracking stock issued after the effective date of the change, that date could precede a planned sale or distribution of NTL Tower stock. In such case, the legislative or regulatory change would apply to any subsequent sale or distribution and may constitute a tax event. Upon the occurrence of a tax event, NTL would have the right to, and most likely will, convert all the outstanding shares of NTL Tower stock into a number of shares of NTL stock equal to 110% of the ratio of the average market values of the NTL Tower stock and the NTL stock described above. There is no mechanism to adjust this even if the NTL Tower group represents a larger portion of NTL's business, whether calculated on the basis of relative market value, revenues or otherwise.

Some of the U.S. Federal Income Tax Consequences to Non-U.S. Holders

         The following discussion applies to you if you are:

         o     a nonresident alien individual;

         o     a foreign corporation, partnership or other entity; or

         o     a foreign estate or trust "Non-U.S. Holder".

         Dividends. Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. Federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the Foreign Active Business Requirements as described below is met. However, if the dividend is effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the U.S., the dividend will instead be taxed at ordinary U.S. Federal income tax rates on a net income basis. Further, if the Non- U.S. Holder is a corporation, this effectively connected dividend income may also be subject to an additional branch profits tax.

         NTL must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such investor and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Holder's country of residence.

         If NTL shows to the satisfaction of the Internal Revenue Service that at least 80% of the gross income of NTL and certain of its subsidiaries from all sources for the 3-year period ending with the close of NTL's taxable year preceding any dividend payment or such other period as may be applicable is active foreign business income referred to as the "Foreign Active Business Requirement," then the portion of the dividend paid by NTL that is attributable to NTL's non-U.S. source income will generally be treated as non-U.S. source income that is not subject to U.S. withholding tax.

         Active foreign business income is gross income of a corporation that is derived from sources outside the U.S., or that is attributable to income so derived by a subsidiary of the corporation, which is attributable to the active conduct of a trade or business in the foreign jurisdiction by the corporation or subsidiary. It is uncertain whether NTL would meet the Foreign Active Business Requirement for treating all or a portion of any dividend paid by NTL as non-U.S. source income that is not subject to U.S. withholding tax.

         Sale or other Disposition of NTL Stock or NTL Tower Stock. A Non-U.S. Holder generally will not be subject to U.S. Federal income tax on any gain recognized on the sale or other disposition of NTL stock or NTL Tower stock, except in the following circumstances:

         o The gain is effectively connected with a trade or business of the Non-U.S. Holder within the U.S.

         o The Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the taxable year of the sale or other disposition.

         o The Non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain U.S.
               expatriates.

         o NTL is or has been during certain periods a "United States Real Property Holding Corporation." NTL believes that it will not constitute a United States Real Property Holding Corporation immediately after the offering and does not expect to become a United States Real Property Holding Corporation.

         Backup withholding. Upon the sale or other disposition of NTL stock or NTL Tower stock by a Non-U.S. Holder to or through a U.S. office of a broker, such broker may be required to impose backup withholding at a rate of 31% and report the sale to the Internal Revenue Service, unless the investor certifies its foreign status under penalties of perjury or otherwise establishes an exemption from backup withholding. Upon a sale or other disposition to or through a foreign office of a U.S. broker or a foreign broker with certain types of relationships with the U.S., the broker is not required to impose backup withholding. However, the broker is required to report the sale or other disposition to the Internal Revenue Service, unless the broker has documen tary evidence in its files that the seller is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

         Amounts withheld under these backup withholding rules are generally allowable as a refund or credit against the Non-U.S. Holder's U.S. Federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

         Final U.S. Treasury regulations, effective for payments made after December 31, 2001, will affect the procedures to be followed by a Non-U.S. Holder in establishing such investor's foreign status for purposes of the withholding, backup withholding, and information reporting rules described in the preceding paragraphs. Prospective Non-U.S. Holders should consult their tax advisors concerning such regulations.

         U.S. Federal Income Tax Consequences Arising from Stock-Based Compensation Plans. The following is a summary of certain U.S. Federal income tax consequences generally arising with respect to awards of nonqualified stock options, incentive stock options or restricted stock under the NTL Tower Incentive Plan. This discussion does not address all aspects of taxation relating to such awards that may be relevant to particular participants in light of their personal investment or tax circumstances and does not discuss any state, local or foreign tax issues. This discussion is based on the Code as currently in effect and on applicable Treasury regulations and judicial and administrative interpretations, all of which are subject to change possibly with retroactive effect. It is recommended that participants consult their tax advisers before exercise of any such incentive stock options or nonqualified stock options and before disposing of any shares of NTL stock, NTL Tower stock or any subsequently designated series of common stock acquired upon the exercise thereof. Different rules may apply in the case of a participant subject to Section 16 of the Exchange Act.

Nonqualified Stock Options

         A participant generally will not be taxed upon the grant of an nonqualified stock option. Rather, at the time of exercise of such nonqualified stock option (and in the case of an untimely exercise of an incentive stock option), the participant will recognize ordinary income for U.S. Federal income tax purposes in an amount equal to the excess of the fair market value of the common stock purchased over the option price. A participant's holding period with respect to the common stock will begin on the date of exercise. We will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

         If shares of common stock acquired upon exercise of an nonqualified stock option (or upon untimely exercise of an incentive stock option) are later sold or exchanged, then the difference between the amount realized on such sale and the fair market value of such common stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the common stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

         A participant will not be subject to tax upon either the grant of an incentive stock option or upon a timely exercise of an incentive stock option. Exercise of an incentive stock option will be timely if made during its term and if the participant remains an employee of NTL or a subsidiary at all times during the period beginning on the date of grant of the incentive stock option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an incentive stock option will also be timely if made by the legal representative of a participant who dies:

         o     while in the employ of NTL or a subsidiary of NTL or

         o     within three months after termination of employment.

         The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with the rules applicable to nonqualified stock options described above. (See "U.S. Federal Income Tax Consequences - Nonqualified Stock Options.")

         If the common stock acquired pursuant to the timely exercise of an incentive stock option is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the common stock is a capital asset of the participant) equal to the difference between the amount realized upon such sale and the option price. We, under these circumstances, will not be entitled to any U.S. Federal income tax deduction in connection with either the exercise of the incentive stock option or the sale of such common stock by the participant.

         If, however, the common stock acquired pursuant to the exercise of an incentive stock option is disposed of by the participant prior to the expiration of two years from the date of grant of the incentive stock option or within one year from the date such stock is transferred to him upon exercise, referred to as a disqualifying disposition, any gain realized by the participant will generally be subject to tax at the time of such disqualifying disposition as follows:

         o at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the common stock on the date the incentive stock option is exercised and the amount realized on such disqualifying disposition and

         o if the common stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the common stock on the date which governs the determination of the participant's ordinary income.

         In such case, NTL may claim a U.S. Federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the participant will be long-term or short-term capital gain, depending upon whether the disqualifying disposition occurs more than one year after the date of exercise.

         The amount by which the fair market value of the stock on the exercise date of an incentive stock option exceeds the option price will generally be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

Exercise with Shares

         According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an nonqualified stock option, in whole or in part, by delivering common stock already owned by the participant will not recognize gain or loss for U.S. Federal income tax purposes on the common stock surrendered, but will otherwise be subject to tax according to the rules for nonqualified stock options described above. (See "U.S. Federal Income Tax Consequences - Nonqualified Stock Options.") With respect to shares of common stock acquired upon exercise which are equal in number to the shares of common stock surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the participant's ordinary income, and the holding period for such additional shares will commence on such date.

         The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an incentive stock option by surrender of previously owned common stock. If shares of common stock surrendered in payment of the exercise price of an incentive stock option are "statutory option stock" (including common stock acquired pursuant to the exercise of an incentive stock option) and if, at the date of surrender, the applicable holding period for incentive stock options has not been met, such surrender will constitute a disqualifying disposition and any gain realized on such transfer will be subject to tax, as discussed above. (See "U.S. Federal Income Tax Consequences - Incentive Stock Options.") Otherwise, when shares of common stock are surrendered upon exercise of an incentive stock option, in general:

         o no gain or loss will be recognized as a result of the exchange,

         o the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and

         o any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange.

         If any of the shares of common stock received are disposed of within two years of the date of grant of the incentive stock option or within one year after exercise, the shares of common stock with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

Restricted Stock

         With respect to awards of restricted stock, a participant may file an election with the Internal Revenue Service, within 30 days of the date of grant, electing pursuant to Section 83(b) of the Code to recognize and measure ordinary taxable income on the date of grant in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of grant over the amount, if any, paid for such restricted stock. No further tax will be due in connection with the restricted stock until the participant sells or otherwise disposes of the common stock following the lapse of restrictions on transferability. The gain or loss that the participant will incur upon the subsequent disposition of such common stock will be taxed as long-term or short-term capital gain or loss. If a participant does not make an 83(b) election, the participant will recognize and measure ordinary taxable income in an amount equal to the fair market value of the common stock at the time such common stock are either not restricted as to transferability or subject to a substantial risk of forfeiture. The gain or loss that the participant will incur upon the subsequent disposition of such common stock will be taxed as long-term or short-term capital gain or loss from the date that such common stock is first no longer restricted as to transferability or subject to a substantial risk of forfeiture. We will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.


                            INDEPENDENT AUDITORS

         Representatives of Ernst & Young LLP, NTL's independent auditors, will be present at the special meeting. Such representatives will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions at that time.


                               LEGAL MATTERS

         The validity of the issuance of the NTL stock and the NTL Tower stock will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, our special counsel.


            ADDITIONAL INFORMATION AND STOCKHOLDER COMMUNICATION

         NTL files annual, quarterly and current reports, proxy statements and other information with the Securities Exchange Commission. You may read and copy any reports, statements or other information filed by NTL at the Securities Exchange Commission's public reference rooms at the following locations:


         Public Reference Room                 New York Regional Office                Chicago Regional Office
        450 Fifth Street, N.W.                   7 World Trade Center                      Citicorp Center
               Room 1024                              Suite 1300                       500 West Madison Street
        Washington, D.C. 20549                    New York, NY 10048                          Suite 1400
                                                                                        Chicago, IL 60661-2511

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. NTL's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other informa tion concerning NTL may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Securities and Exchange Commission allows NTL to "incorporate by reference" information into this proxy statement, which means that NTL can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement, except for any information superceded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement. This proxy statement incorporates by reference the documents set forth below that NTL has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about NTL that is not included in or delivered with this proxy statement.


FILINGS                                                 PERIOD

Annual Report on Form 10-K of NTL Communica-            Year ended December 31, 1998 (filed
tions Corp.                                             March 31, 1999) and Year ended December
                                                        31, 1999 (filed March 27, 2000)

Annual Report on Form 10-K of NTL (Delaware),           Year ended December 31, 1999 (filed
Inc.                                                    March 17, 2000 and amended August 29,
                                                        2000)

Quarterly Report on Form 10-Q of NTL Communi-           Quarter ended March 31, 1999 (filed May
cations Corp.                                           17, 1999), quarter ended  June 30, 1999
                                                        (filed August 16, 1999), quarter ended
                                                        Sep tember 30, 1999 (filed November 12,
                                                        1999), quarter ended March 31, 2000
                                                        (filed May 15, 2000), quarter ended June
                                                        30, 2000 (filed August 14, 2000) and
                                                        quarter ended September 30, 2000 (filed
                                                        November 14, 2000)

Quarterly Reports on Form 10-Q of NTL                   Quarter ended March 31, 1999 (filed May
(Delaware), Inc.                                        17, 1999), quarter ended June 30, 1999
                                                        (filed August 16, 1999), quarter ended
                                                        Sep tember 30, 1999 (filed November 12,
                                                        1999), quarter ended March 31, 2000
                                                        (filed May 15, 2000), quarter ended June
                                                        30, 2000 (filed August 14, 2000) and
                                                        quarter ended September 30, 2000 (filed
                                                        November 14, 2000)

Quarterly Reports on Form 10-Q of NTL                   Quarter ended June 30, 2000 (filed August
Incorporated                                            14, 2000) and quarter ended September 30,
                                                        2000 (filed November 14, 2000)

Current Reports on Form 8-K of NTL (Delaware),          Dated April 1, 1999 (filed April 1, 1999),
Inc.                                                    dated April 8, 1999 (filed April 12, 1999),
                                                        dated April 30, 1999 (filed May 12,
                                                        1999), dated May 26, 1999 (filed June 9,
                                                        1999), dated June 23, 1999 (filed July
                                                        8, 1999), dated July 9, 1999 (filed July
                                                        19, 1999), dated July 18, 1999 (filed
                                                        July 26, 1999), dated July 26, 1999
                                                        (filed July 30, 1999), dated August 13,
                                                        1999 (filed August 16, 1999), dated
                                                        August 19, 1999 (filed Sep tember 17,
                                                        1999), dated September 20, 1999 (filed
                                                        October 4, 1999), dated Septem ber 24,
                                                        1999 (filed October 20, 1999), dated
                                                        October 25, 1999 (filed November 9,
                                                        1999), dated November 8, 1999 (filed
                                                        November 8, 1999), dated November 12,
                                                        1999 (filed November 12, 1999), dated
                                                        November 23, 1999 (filed November 24,
                                                        1999), dated De cember 3, 1999 (filed
                                                        December 15, 1999), dated December 9,
                                                        1999 (filed December 21, 1999), dated
                                                        December 16, 1999 (filed December 16,
                                                        1999), dated January 6, 2000 (filed
                                                        January 21, 2000), dated January 25,
                                                        2000 (filed January 25, 2000), dated
                                                        Febru ary 4, 2000 (filed February 10,
                                                        2000), dated February 15, 2000 (filed
                                                        February 16, 2000), dated February 17,
                                                        2000 (filed Feb ruary 22, 2000), dated
                                                        March 16, 2000 (filed March 29, 2000),
                                                        dated April 27, 2000 (dated April 27,
                                                        2000), dated May 4, 2000 (filed May 4,
                                                        2000), dated May 10, 2000 (filed May 16,
                                                        2000), dated May 18, 2000 (filed May 19,
                                                        2000), dated August 3, 2000 (filed
                                                        August 7, 2000) and dated Au gust 7,
                                                        2000 (filed August 10, 2000)

Current Reports on Form 8-K of NTL Communica-           Dated January 25, 1999 (filed January 25,
tions Corp.                                             1999), dated March 8, 1999 (filed March
                                                        11, 1999), dated March 18, 1999 (filed
                                                        March 23, 1999), dated April 1, 1999
                                                        (filed April 1, 1999), dated April 8,
                                                        1999 (filed April 12, 1999), dated April
                                                        8, 1999 (filed April 13, 1999), dated
                                                        June 3, 1999 (filed June 3, 1999), dated
                                                        August 19, 1999 (filed September 17,
                                                        1999), dated September 20, 1999 (filed
                                                        October 4, 1999), dated Novem ber 23,
                                                        1999 (filed November 24, 1999), dated
                                                        January 25, 2000 (filed January 25,
                                                        2000), dated February 4, 2000 (filed
                                                        Febru ary 10, 2000), dated February 15,
                                                        2000 (filed February 16, 2000), dated
                                                        August 3, 2000 (filed August 7, 2000),
                                                        dated Septem ber 25, 2000 (filed
                                                        September 26, 2000) and dated September
                                                        28, 2000 (filed October 3, 2000), dated
                                                        January 16, 2001 (filed Janu ary 16,
                                                        2001) and dated January 19, 2001 (filed
                                                        January 19, 2001)

 Current Reports on Form 8-K of NTL Incorporated        Dated May 17, 2000 (filed May 30, 2000
                                                        and amended July 13, 2000, August 25,
                                                        2000, August 30, 2000 and October 10,
                                                        2000), dated May 30, 2000 (filed May 30,
                                                        2000), dated August 3, 2000 (filed August
                                                        7, 2000), dated August 4, 2000 (filed Au
                                                        gust 10, 2000), dated October 18, 2000
                                                        (filed October 20, 2000), dated October 24,
                                                        2000 (filed October 24, 2000), dated Octo
                                                        ber 27, 2000 (filed October 27, 2000), dated
                                                        November 1, 2000 (filed November 1,
                                                        2000), dated November 2, 2000 (filed No
                                                        vember 3, 2000), dated November 9, 2000
                                                        (filed November 9, 2000), dated January 8,
                                                        2001 (filed January 9, 2001), dated January
                                                        16, 2001 (filed January 16, 2001), dated
                                                        January 24, 2001 (filed January 24, 2001
                                                        and amended January 25, 2001) and  dated
                                                        February 2, 2001 (filed February 5, 2001)

         If you are a stockholder, NTL may have sent you some of the documents incorporated by reference. You can obtain any of the documents incorporated by reference from NTL, the Securities and Exchange Commission, the Securities and Exchange Commission's world wide web site or the New York Stock Exchange as described above. Documents incorporated by reference are available from NTL without charge, excluding all exhibits, except that if NTL has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from NTL at the following address:

                                        NTL Incorporated
                                      110 East 59th Street
                                    New York, New York 10022
                                    Telephone: (212) 906-8440
                                  Attention: Investor Relations

IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM NTL, PLEASE DO SO BY [ ], 2001 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

         NTL has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [ ], 2001.


                                                                    ANNEX I




                     AMENDMENT TO ARTICLE FOURTH OF THE

                   RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                              NTL INCORPORATED



FOURTH. A. Authorized Capital. The total number of shares of stock which the Corporation shall have the authority to issue is ___________ shares, consisting of ___________ shares of common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

I.       COMMON STOCK

         1.       Issuance of Common Stock in Series; Designation;
                  Reclassification.

                  (a) Subject to the provisions of this Article Fourth,
         Section I and the provisions of the GCL, the Corporation shall have the authority to issue shares of Common Stock in multiple series. One series of Common Stock shall be designated as NTL Stock ("NTL Stock"). The second series of Common Stock shall be designated as NTL Tower Stock ("NTL Tower Stock"). When the filing of this amendment to the Corporation's Restated Certificate of Incorporation becomes effective, each share of Common Stock outstanding immediately prior thereto shall automatically be reclassified as one share of NTL Stock (and outstanding certificates that had theretofore represented shares of Common Stock shall thereupon represent an equal number of shares of NTL Stock despite the absence of any indication thereon to that effect).

                  (b) The total number of shares of NTL Stock which the Corporation shall have the authority to issue shall initially be ___________, and the total number of shares of NTL Tower Stock which the Corporation shall have the authority to issue shall initially be __________. The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions, an increase in the number of authorized shares of NTL Stock or NTL Tower Stock (but not above a number for either series that, when added to the number of authorized shares of all other designated series of Common Stock would exceed the total number of authorized shares of Common Stock) or a decrease in the number of authorized shares of NTL Stock or NTL Tower Stock (but not below the number of shares then outstanding). The Board of Directors shall have the authority to designate, prior to the time of the first issuance of the NTL Tower Stock, the number which, immediately prior to such first issuance, will constitute the Number of Shares Issuable with Respect to NTL Group's Retained Interest in the NTL Tower Group and any other terms which are consistent with applicable law and the provisions of this Article Fourth, Section I.

                  (c) The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more additional series of Common Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each series of Common Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the GCL, as amended from time to time.

         2.       Dividends.

                  (a) Dividends. Subject to the preferences and other terms of any outstanding series of Preferred Stock, the holders of any series of Common Stock shall be entitled to receive dividends on their shares of Common Stock if, as, and when declared by the Board of Directors out of the lesser of (i) the funds of the Corporation legally available therefor or (ii) the Available Dividend Amount for the Group to which such series of Common Stock relates.

                  (b) Discrimination Between or Among Series of Common Stock. Subject to paragraph (a) of subsection 2 of this Article Fourth, Section I and subject to the preferences and other terms of any outstanding series of Preferred Stock, the Corporation shall have the authority to declare and pay dividends on a single series of Common Stock, or one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of assets available for dividends on either series of Common Stock, the amount of prior dividends paid on either series of Common Stock, the respective voting rights of each series of Common Stock or any other factor.

         3. Mandatory Dividend, Redemption or Conversion on Disposition of All or Substantially All of the Assets of a Group; Optional Conversion of NTL Stock for NTL Tower Stock; Redemption of NTL Tower Stock for Stock of a Subsidiary at the Corporation's Option.

                  (a)      Mandatory Dividend, Redemption or Conversion.

                           (i) In the event of a Disposition of All or Substantially All of the Assets of a Group (other than an Exempt Disposition), the Corporation shall, on or before the 90th Trading Day after the Disposition Date, provided that the funds of the Corporation are legally available therefor:

                  (x) declare and pay a dividend to holders of the series of Common Stock that relates to that Group (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under subsec tion 2 of this Article Fourth, Section I, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition;

                  (y) redeem from holders of the series of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Com mon Stock) or other property (or a combination thereof) in an amount equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of Common Stock, unless such Disposition involves substantially all, but not all, of the assets attributed to such Group, in which case, a number of shares of such series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on the 16th Trading Day following the Disposition Date, equal to such amount; or

                  (z) if that Disposition relates to the NTL Tower Group convert each outstanding share of NTL Tower Stock into a number of shares of NTL Stock (rounded, if necessary, to the nearest whole number) equal to 110% of the ratio of the average Market Value of one share of NTL Tower Stock to the average Market Value of one share of NTL Stock during the 20 consecutive Trading Day period ending on (and including) the fifth Trading Day prior to the first public announcement immediately preceding the Disposition Date).

                           (ii) For purposes of this subsection 3 of this Article Fourth, Section I, if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

                  (b)      Optional Conversion of NTL Stock for NTL Tower Stock

                           (i) The Corporation may, at any time upon a Tax Event or after the first anniversary of the initial issuance of NTL Tower Stock, convert each outstanding share of NTL Tower Stock into a number of shares of NTL Stock (rounded, if necessary, to the nearest whole number) equal to that percentage of the ratio of the average Market Value of one share of NTL Tower Stock to the average Market Value of one share of NTL Stock (the "Applicable Percentage") specified for the applicable conversion date below. The average Market Value of a share of each series of Common Stock shall be determined during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of conversion to holders of NTL Tower Stock.

If the Conversion Date                        The Applicable Percentage Will
Falls During the Period                       be the Percentage Specified for
Indicated Below                               Such Period Below
-------------------------------               -------------------------------

     After the first anniversary,                        125%
     but on or prior to the sec
     ond anniversary
     After the second anniver                            120%
     sary, but on or prior to the
     third anniversary
     After the third anniversary                         115%

                           (ii) Notwithstanding the preceding paragraphs, if a Tax Event has occurred, the Applicable Percentage shall equal 110% irrespective of when the exchange occurs, including prior to the first anniversary of the initial issuance of NTL Tower stock. "Tax Event" means the receipt by the Corporation of an opinion of a tax advisor experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the U.S. or any political subdivision or taxing authority thereof or therein (including any proposed change in such regulations announced by an administrative agency), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for U.S. Federal income tax purposes (1) the Corporation, its subsidiaries or affiliates or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either NTL Stock or NTL Tower Stock, (2) either NTL Stock or NTL Tower Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation or (3) either NTL Stock or NTL Tower Stock is or will be treated as Section 306 stock under the Internal Revenue Code of 1986, as amended. For purposes of rendering such opinion, a tax advisor shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, a tax advisor shall render an opinion only in the event of enactment.

                  (c) Optional Redemption of NTL Tower Stock for Stock of a Subsidiary.

                           At any time at which all of the assets and liabilities of the NTL Tower Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more subsidiaries of the Corporation (the "Group Subsidiaries"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of NTL Tower Stock shall be redeemed, as of the exchange date described below, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries as is equal to the product of the Outstanding Interest Fraction with respect to the NTL Tower Group (determined as of the redemption date) and the number of shares of common stock of each such Group Subsidiary held by the Corporation immediately before such exchange. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence. Prior to the time of the issuance of NTL Tower Stock, the board of directors must determine whether such redemptions may occur on a taxable basis or whether a Tax Opinion is required prior to any such redemption.

                  (d)      General Dividend, Conversion and Redemption
                           Provisions.

                           (i) If the Corporation completes a Disposition of All or Substantially All of the Assets of a Group (other than an Exempt Disposition), the Corporation shall, not more than the 20 Trading Days after the consummation of such Disposition, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, redemption or exercise of any convertible or exchangeable securities, options or warrants and the conversion, redemption or exercise prices thereof and (z) if the Group is not NTL Group, the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in subsection 3(a)(i) of this Article Fourth, Section I it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not more than 45 Trading Days after such consummation and not less than 30 Trading Days before the applicable payment date, redemption date or conversion date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

                                    (1) if the Corporation has determined
                  to pay a special dividend, (A) the record date for such dividend, (B) the payment date of such dividend (which cannot be more than 90 Trading Days after such consummation) and (C) the aggregate amount and type of property to be paid in such dividend (and the approximate per share amount thereof);

                                    (2) if the Corporation has determined
                  to undertake a redemption, (A) the date of redemption (which cannot be more than 90 Trading Days after such consummation), (B) the aggregate amount and type of property to be paid as a redemption price (and the approximate per share amount thereof), (C) if less than all shares of the relevant series of Common Stock are to be redeemed, the number of shares to be redeemed and (D) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surren dered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

                                    (3) if the Corporation has determined
                  to undertake a conversion, (A) the date of conversion (which cannot be more than 90 Trading Days after such consummation), (B) the number of shares of the other series of Common Stock to be issued in the conversion for each outstanding share of such series of Common Stock and
                  (C) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surren dered in return for delivery of the other series of Common Stock to be issued by the Corporation in such conversion.

                           (ii) If the Corporation has determined to complete any conversion described in subsection 3(b) or (c) of this Article Fourth, Section I, the Corporation shall, not less than 30 Trading Days and not more than 45 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the conversion date and the other terms of the conversion and (y) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such conversion.

                           (iii) Neither the failure to mail any notice required by this subsection 3(d) of this Article Fourth, Section I to any particular holder nor any defect therein would affect the suffi ciency thereof with respect to any other holder or the validity of any dividend, redemption or conversion contemplated hereby.

                           (iv) If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to subsection 3(a)(i) of this Article Fourth, Section I, the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

                           (v) No holder of shares of a series of Common Stock being converted or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such conversion or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is converted or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not converted or redeemed.

                           (vi) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon conversion, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such conversion, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

                           (vii) From and after the date set for any conversion or redemption contemplated by this subsection 3 of this Article Fourth, Section I, all rights of a holder of shares of Common Stock being converted or redeemed shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were converted or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being converted shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being converted are surrendered as contemplated above. Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any conversion, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being converted that were not yet surrendered for conversion as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been converted, notwithstanding the failure to surrender such certificates.

                           (viii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any conversion or redemption contemplated by this subsection 3; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any conversion or redemption contemplated by this subsection 3; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so converted or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

                           (ix) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or conversion contemplated by this subsection 3 as the Board of Directors may determine to be appropriate under the circumstances.

         4.       Voting Rights.

                  At every meeting of stockholders, the holders of NTL Stock and the holders of NTL Tower Stock shall vote together as a single class on all matters as to which common stockholders generally are entitled to vote, unless a separate vote is required by applicable law. On all such matters for which no separate vote is required, (a) holders of NTL Stock shall be entitled to one vote per share of NTL Stock held and (b) holders of NTL Tower Stock shall be entitled to __ votes per share of NTL Tower Stock held.

         5.       Liquidation Rights.

                  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each series of Common Stock shall be entitled to receive their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities of the Corporation and payment of the liquidation preference payable to any holders of the Corporation's Preferred Stock, if any such stock is outstanding. Each share of each series of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of NTL Stock shall have one liquidation unit. Each share of the other series of Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market Value of one share of such series of Common Stock during the 20 consecutive Trading Day period ending on, and including, the 300th day after the Effective Date, divided by the average Market Value of one share of NTL Stock during such 20 Trading Day period. If the liquidation, dissolution, or winding-up of the Corporation occurs before such 300th day, the average Market Value will be determined based on the 20 consecutive Trading Day period ending immediately before the liquidation, dissolution, or winding-up event, or such lesser number of consecutive Trading Days immediately prior to such event if the liquidation, dissolution, or winding-up event occurs prior to the 21st Trading Day after the Effective Date.

                  Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, would, alone, be deemed a liquidation, dissolution or winding-up for purposes of this subsection 5 of this Article Fourth, Section I.

         6. Adjustments to Number of Shares Issuable with Respect to NTL Group's Retained Interest in Any Group.

                  The Number of Shares Issuable with Respect to NTL Group's Retained Interest in any Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

                  (a) adjusted in proportion to any changes in the number of outstanding shares of the series of Common Stock related to such Group caused by subdivisions (by stock split, reclassification or otherwise) or combinations (by reverse stock split, reclassification or otherwise) of shares of such series of Common Stock or by dividends or other distributions of shares of such series of Common Stock on shares of such series of Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);

                  (b) decreased by (i) if the Corporation issues any shares of the series of Common Stock related to such Group and the Board of Directors attributes that issuance (and the proceeds thereof) to NTL Group, the number of shares of each series of Common Stock so issued, and (ii) if the Board of Directors reallocates to NTL Group any cash or other assets theretofore allocated to such Group in connection with a redemption of shares of the series of Common Stock related to such Group (as required pursuant to clause (ii) of the proviso to the definition of NTL Group below) or in return for a decrease in the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock related to such Group as of the date of such reallocation; and

                  (c) increased by (i) if the Corporation repurchases any shares of the series of Common Stock related to such Group and the Board of Directors attributes that repurchase (and the consider ation therefor) to NTL Group, the number of shares of such series of Common Stock so repurchased and (ii) if the Board of Directors re-allocates to such Group any cash or other assets theretofore allocated to NTL Group in return for an increase in the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock related to such Group as of the date of such re-allocation.

                  Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to NTL Group's Retained Interest in any Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds therefrom) or the repurchase of any series of Common Stock (and the consideration therefor) to NTL Group or to the Group to which such series of Common Stock relates, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to NTL Group the issuance of any shares of any series of Common Stock that are issued
(1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of NTL Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to NTL Group.

         7.       Additional Definitions.

                  As used in this Article Fourth, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

         "ALL OR SUBSTANTIALLY ALL OF THE ASSETS" of any Group means a portion of such assets that represents at least 80% of the then current Fair Value of the assets of such Group.

         "AVAILABLE DIVIDEND AMOUNT" for NTL Group, on any day on which dividends are paid on shares of NTL Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of NTL Stock under Delaware law if (a) NTL Group and each other Group were each a single, separate Delaware corporation, (b) NTL Group had outstanding (i) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of NTL Stock that are then outstanding and (ii) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to NTL Group and are then outstanding, (c) the assumptions about each Group that is not NTL Group set forth in the next sentence were true and (d) NTL Group owned a number of shares of each series of Common Stock (other than NTL Stock) equal to the Number of Shares Issuable with Respect to NTL Group's Retained Interest in each Group to which each such series of Common Stock relates.

         "AVAILABLE DIVIDEND AMOUNT" for any Group other than NTL Group, on any day on which dividends are paid on shares of the series of Common Stock relating to such Group, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of such series of Common Stock under Delaware law if such Group were a single, separate Delaware corporation having outstanding (a) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of such series of Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group and (b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to such Group and are then outstanding.

         "NTL TOWER GROUP" means (a) the division of the Corporation whose business is the provision of facilities and services to the broadcast and wireless communications industries principally in the U.K. and Australia; and all of the businesses, assets and liabilities of the Corporation and its subsidiaries that the Board of Directors has, as of the Effective Date, allocated to the NTL Tower Group for accounting purposes, (b) any assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to the NTL Tower Group, (c) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date that the Board of Directors has specifically allocated to the NTL Tower Group or that the Corporation otherwise allocates to the NTL Tower Group in accordance with policies established from time to time by the Board of Directors and (d) the rights and obligations of the NTL Tower Group under any inter-Group debt deemed to be owed to or by the NTL Tower Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that:

                           (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and

                           (ii) if the Corporation transfers cash, other assets or securities to holders of shares of NTL Tower Stock as a dividend or other distribution on shares of NTL Tower Stock (other than a dividend or distribution payable in shares of NTL Tower Stock), or as payment in a redemption of shares of NTL Tower Stock required by subsection 3(a) of this Article Fourth, Section I, then the Board of Directors shall re-allocate from the NTL Tower Group to NTL Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred multiplied by a fraction, the numerator of which shall equal the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of such Group outstanding on such date.

         "DISPOSITION" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

         "DISPOSITION DATE" is the date of the consummation of a Disposition.

         "EFFECTIVE DATE" means the date on which this Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

         "EXEMPT DISPOSITION" means any of the following:

                  (a) Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders, (b) a Disposition to any person or entity controlled by the Corporation (as determined by the Board of Directors in its sole discretion), (c) a Disposition by any Group for which the Corporation receives consideration primarily consisting of equity securities (includ ing, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion, (d) a dividend, out of any Group's assets, to holders of series of Common Stock related to such Group and a re-allocation of a corre sponding amount of such Group's assets to NTL Group as required pursuant to clause (ii) of the proviso to the definition of NTL Group above, (e) a dividend, out of NTL Group's assets, to holders of NTL Stock, (f) a Disposition in connection with a redemption of the Corporation's 5% cumulative preferred stock, series A and (g) any other Disposition, if (i) at the time of the Disposition there are no shares of NTL Stock outstanding, (ii) at the time of the Disposition there are no shares of the series of Common Stock relating to the Group that consummated such Disposition outstanding or (iii) before the 30th Trading Day following the Disposition the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of the series of Common Stock relating to the Group that consummated such Disposition for newly issued shares of NTL Stock as contemplated under subsection 3(b) of this Article Fourth, Section I.

         "FAIR VALUE" means (a) in the case of cash, the amount thereof,
         (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (c) in the case of other assets or securities, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

         "GROUP" initially means NTL Group or the NTL Tower Group; provided that if the Board of Directors authorizes the issuance of shares of a series of Common Stock other than NTL Stock or NTL Tower Stock, the Board of Directors shall designate the assets and liabilities of NTL Group to which such series of Common Stock relates, which assets and liabilities shall be an additional "Group" for all purposes of this Article Fourth.

         "MARKET VALUE" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("NASDAQ NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if
         (a) the Corporation repur chases outstanding shares of any series of Common Stock other than NTL Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to the Group to which such series of Common Stock relates and (b) the Board of Directors determines to re-allocate to NTL Group cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in order to avoid a change in the Retained Interest Percent age, the "Market Value" of a share of any series of Common Stock other than NTL Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to NTL Group's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of Common Stock so repur chased; and provided further, if the Corporation redeems a portion of the outstanding shares of any of series of Common Stock other than NTL Stock (and the Board of Directors reallocates to NTL Group cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in the manner required by clause
         (ii) of the proviso to the definition of NTL Group above), the "Market Value" of a share of such series of Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to NTL Group's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of such series of Common Stock so redeemed.

         "NET PROCEEDS" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstand ing securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.

         "NTL GROUP" means (a) all of the businesses, assets and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of any Group other than NTL Group, (b) the rights and obligations of NTL Group under any inter-Group debt deemed to be owed to or by NTL Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors) and (c) a proportionate interest in any Group other than NTL Group (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to any Group other than NTL Group) equal to the Retained Interest Percentage; provided, however, that:

                           (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and

                           (ii) if the Corporation transfers cash, other assets or securities to holders of shares of a series of Common Stock other than NTL Stock as a dividend or other distribution on shares of such series of Common Stock (other than a dividend or distribution payable in shares of such series of Common Stock), or as payment in a redemption required by subsection (3)(a) of this Article Fourth, Section I, then the Board of Directors shall re-allocate from such Group to NTL Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

         "NUMBER OF SHARES ISSUABLE WITH RESPECT TO NTL GROUP'S RETAINED INTEREST" means, with respect to any Group, initially the number the Board of Directors designates prior to the time the Corporation first issues shares of the series of Common Stock applicable to such Group as the number of shares of such series of Common Stock that could be issued by the Corporation for the account of NTL Group in respect of the Corporation's retained interest in such Group, as authorized by subsection 1 of this Article Fourth, Section I; provided, however, that such number as in effect from time to time shall automatically be adjusted as required by subsection 6 of this Article Fourth, Section I.

         "OUTSTANDING INTEREST FRACTION" means (i) with respect to NTL Group, at any time of determination, and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group.

         "PUBLICLY TRADED" with respect to any security means (a) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the NASDAQ National Market System (or any successor market system).

         "RETAINED INTEREST" means with respect to any Group, other than NTL Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group and the denominator of which shall be the number of shares of the series of common stock relating to such Group outstanding on such date.

         "RETAINED INTEREST PERCENTAGE" means (i) with respect to NTL Group, at any time of determination, one (1) and (ii) with respect to any Group that is not NTL Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group.

         "TAX OPINION" means a favorable opinion of a nationally recognized law firm that states, in the opinion of such law firm and subject to the assumptions set forth therein, that the exchange pursuant to Subsection 3(C) of this Article Fourth, Section I is not taxable under the Internal Revenue Code of 1986, as amended, to either the Corporation or the holders of the NTL Tower Group being redeemed.

         "TRADING DAY" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the NASDAQ National Market System or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the NASDAQ National Market System, traded in the principal over-the-counter market in which it trades.

         8. Effectiveness of Subsections 2 through 7 of this Article Fourth, Section I.

                  The terms of subsections 2 through 7, inclusive, of this Article Fourth, Section I shall apply only when there are shares of multiple series of Common Stock outstanding.

         9.       Determinations by the Board of Directors.

                  Subject to applicable law, any determinations made by the Board of Directors in good faith under this Restated Certificate of Incorporation, as it may be amended from time to time, including without limitation any such determinations with respect to the businesses, assets and liabilities of either Group, transactions between the Groups or the rights of holders of any series of Common Stock or Preferred Stock made pursuant to or in the furtherance hereof, shall be final and binding on all stockholders of the Corporation. A record of all formal determinations of the Board of Directors made as contemplated hereby shall be filed with the records of the actions of the Board of Directors.



                                                                   ANNEX II



                              NTL INCORPORATED

                          NTL TOWER INCENTIVE PLAN

[to come]





---------------------------------------------------------------------------


PROXY                        NTL INCORPORATED
               110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING ON [ ], 2001

         The undersigned hereby appoints George S. Blumenthal, Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the special meeting of Stockholders of NTL Incorporated to be held at 10:00 a.m., local time, on [ ], 2001, at the Essex House Hotel, located at 160 Central Park South, New York, New York 10019, and at any adjournment or postpone ment thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NTL. Unless otherwise specified in the boxes provided below, this Proxy will be a vote FOR each of proposals 1, 2, 3 and 4, and in the discretion of the above named persons as to any other matter that may properly come before the special meeting.

         1. The approval of the proposal to amend article fourth of NTL's current restated certificate of incorporation to increase the total authorized shares of common stock of NTL from 800,000,000 to [ ] as described in the accompanying proxy statement.

            [  ]  FOR             [  ]  AGAINST              [  ] ABSTAIN

         2. The approval of the proposal to amend article fourth of NTL's current restated certificate of incorporation to designate two series of common stock of NTL, of which shares initially would be designated "NTL Incorporated--NTL Stock," and "NTL Incorporated--NTL Tower Stock" and to reclassify each outstanding share of the existing common stock of NTL as one share of NTL stock as described in the accompanying proxy statement.

            [  ]  FOR              [  ]  AGAINST              [  ] ABSTAIN

         3. The approval of the proposal to amend article fourth of NTL's current restated certificate of incorporation to authorize the board of directors to create additional series of common stock of NTL other than NTL stock and NTL Tower stock as described in the accompanying proxy statement.

            [  ]  FOR              [  ]  AGAINST              [  ] ABSTAIN

         4. The approval of the proposal to adopt the NTL Tower Incentive Plan as described in the accompanying proxy statement.

            [  ]  FOR              [  ]  AGAINST              [  ] ABSTAIN

         5. In the discretion of persons named above, to act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" PROPOSALS 1 AND 2 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                      ------------------------
                                              Signature

                                      ------------------------
                                              Signature


                                   Dated: __________________, 2001

                           In case of joint owners, each joint owner must sign. If signing for a corporation or partnership or an agent, attorney or fiduciary, indicate the capacity in which you are signing.

      PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                    AND RETURN IN THE ENCLOSED ENVELOPE